UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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LYRIS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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LYRIS, INC.
6401 Hollis Street, Suite 125
Emeryville, CA 94608
(800) 768-2929

Dear Stockholder:

We cordially invite you to attend a special meeting of stockholders of Lyris, Inc., which we refer to as Lyris, to be held at Lyris’ offices located at 6401 Hollis Street, Suite 125, Emeryville, CA 94608, at 10:00 a.m., local time, on June 22, 2015, which we refer to as the Special Meeting. Holders of record of Series A preferred stock of Lyris, $0.01 par value per share, which we refer to as Preferred Stock, and common stock of Lyris, $0.01 par value per share, which we refer to as Common Stock, at the close of business on May 18, 2015, will be entitled to vote at the Special Meeting or any adjournment of the Special Meeting.

At the Special Meeting, we will ask you to adopt the Agreement and Plan of Merger, dated as of May 4, 2015, which we refer to as the Merger Agreement, by and between Lyris and LY Acquisition Corp., which we refer to as Buyer, pursuant to which Buyer will merge with and into Lyris, with Lyris continuing as the surviving corporation. We refer to such transaction as the Merger. Upon the consummation of the Merger, Lyris will become a subsidiary of Aurea Software, Inc.

We are also asking you to approve, on an advisory basis, the Merger-related compensation for Lyris’ named executive officers and expressly grant us the authority to vote your shares to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement.

If the Merger is completed, each issued and outstanding share of Common Stock and Preferred Stock not owned by Buyer or Lyris as of the effective time of the Merger (other than shares held by Lyris stockholders who have validly exercised their appraisal rights under Delaware law) will be converted into the right to receive $0.89 and $2.50, respectively, in cash, without interest and subject to any required tax withholding, and will no longer have an ownership interest in the continuing business of Lyris. We cannot complete the Merger unless all of the conditions to closing are satisfied, including the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a single class on an as-converted basis as of May 18, 2015, which we refer to as the record date, and the holders of a majority of the outstanding shares of Preferred Stock as of the record date.

A Special Committee of our Board of Directors comprised of independent directors, which we refer to as the Special Committee, reviewed and considered the terms and conditions of the Merger and unanimously determined that the Merger is advisable and fair to and in the best interests of Lyris and its stockholders (including its Non-Principal Common Stockholders, as described below), unanimously approved and adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger, and unanimously recommended that our Board of Directors vote to approve and adopt the Merger Agreement. Our Board of Directors reviewed and considered the terms and conditions of the Merger and the recommendation of the Special Committee and unanimously determined that the Merger is advisable and fair to and in the best interests of Lyris and its stockholders, unanimously approved and adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger, and unanimously recommended that our stockholders vote to adopt the Merger Agreement at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT (AND, IF NECESSARY, TO ADJOURN THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES TO VOTE IN FAVOR OF ADOPTING THE MERGER AGREEMENT).
YOUR VOTE IS IMPORTANT.

As a condition and material inducement to Buyer’s willingness to enter into and perform its obligations under the Merger Agreement, William T. Comfort III, LDN Stuyvie Partnership, Lyr, Ltd., 65 BR Trust and Meudon Investments, who we refer to collectively as the Principal Lyris Stockholders, entered into a voting agreement with Buyer, dated as of May 4, 2015, which we refer to as the Voting Agreement, pursuant to which the Principal Lyris Stockholders agreed, among other things, to vote all shares of the Common Stock and Preferred Stock owned by them in favor of the Merger and the adoption of the Merger Agreement. As of May 4, 2015, approximately 70.6% of the outstanding shares of Common Stock and Preferred Stock (on an as-converted to Common Stock basis) are subject to the Voting Agreement. The stockholders of the Company other than the Principal Lyris Stockholders are referred to as the Non-Principal Common Stockholders.

In the materials accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a proxy statement relating to the actions to be taken by our stockholders at the Special Meeting and a proxy card. The proxy statement includes other important information about the Merger Agreement and the Merger. We encourage you to read the entire proxy statement and its annexes, including the Merger Agreement, carefully.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, sign, date and return your proxy card in the enclosed envelope as promptly as possible. It is important that your shares be represented and voted at the Special Meeting. If you attend the Special Meeting, you may vote in person as you wish, even though you have previously returned your proxy card.

If your shares of Common Stock or Preferred Stock are held in street name by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares without instructions from you. You should instruct your bank, brokerage firm or other nominee as to how to vote your shares, following the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock or Preferred Stock “FOR” the approval of the proposal to adopt the Merger Agreement will have the same effect as voting against the proposal to adopt the Merger Agreement.

If you have any questions or need assistance voting your shares, please call our Investor Relations department at (610) 688-3305 or Broadridge Corporate Issuer Solutions, toll-free at (877) 830-4936.

On behalf of our Board of Directors, I thank you for your support and urge you to vote “FOR” the adoption of the Merger Agreement.

Sincerely,

Deborah C. Eudaley
Secretary

May 29, 2015

THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE MERGER AGREEMENT OR THE TRANSACTION CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

LYRIS, INC.
6401 Hollis Street, Suite 125
Emeryville, CA 94608
(800) 768-2929

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 22, 2015

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Lyris, Inc., a Delaware corporation, which we refer to as Lyris, that will be held at our offices located at 6401 Hollis Street, Suite 125, Emeryville, CA 94608, at 10:00 a.m., local time, on June 22, 2015, which we refer to as the Special Meeting, for the following purposes:

1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 4, 2015, which we refer to as the Merger Agreement, by and between Lyris and LY Acquisition Corp., which we refer to as Buyer, pursuant to which Buyer will merge with and into Lyris, with Lyris continuing as the surviving corporation, which we refer to as the Merger. Upon the consummation of the Merger, Lyris will become a subsidiary of Aurea Software, Inc.;
2.	To approve, on an advisory basis, the Merger-related compensation for Lyris’ named executive officers; and
3.	To consider and vote upon a proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of the adoption of the Merger Agreement.

A Special Committee of our Board of Directors comprised of independent directors, which we refer to as the Special Committee, reviewed and considered the terms and conditions of the Merger and unanimously determined that the Merger is advisable and fair to and in the best interests of Lyris and its stockholders (including its Non-Principal Common Stockholders, as described below), unanimously approved and adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger, and unanimously recommended that our Board of Directors vote to approve and adopt the Merger Agreement. Our Board of Directors reviewed and considered the terms and conditions of the Merger and unanimously determined that the Merger is advisable and fair to and in the best interests of Lyris and its stockholders, unanimously approved and adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger, and unanimously recommended that our stockholders vote to adopt the Merger Agreement at the Special Meeting. This item of business to be submitted to a vote of the stockholders at the Special Meeting is more fully described in the attached proxy statement, which we urge you to read carefully. Our Board of Directors also recommends that you expressly grant us the authority to vote your shares to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Stockholders of record at the close of business on May 18, 2015, which we refer to as the Record Date, are entitled to notice of and to vote at the Special Meeting and any adjournment of the Special Meeting. The proxy statement is dated May 29, 2015, and is first being mailed to Lyris stockholders on or about May 29, 2015. Adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock as of May 18, 2015, and the holders of a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a single class on an as-converted basis as of the Record Date.

As a condition and material inducement to Buyer’s willingness to enter into and perform its obligations under the Merger Agreement, William T. Comfort III, LDN Stuyvie Partnership, Lyr, Ltd., 65 BR Trust and Meudon Investments, who we refer to collectively as the Principal Lyris Stockholders, entered into a voting agreement with Buyer, dated as of May 4, 2015, which we refer to as the Voting Agreement, pursuant to which the Principal Lyris Stockholders agreed, among other things, to vote all shares of the Common Stock and Preferred Stock owned by them in favor of the Merger and the adoption of the Merger Agreement. As of

May 4, 2015, approximately 70.6% of the outstanding shares of Common Stock and Preferred Stock (on an as-converted to Common Stock basis) are subject to the Voting Agreement. The stockholders of the Company other than the Principal Lyris Stockholders are referred to as the Non-Principal Common Stockholders. Even though the Principal Lyris Stockholders have entered into a Voting Agreement, your vote remains important.

Stockholders will have the right to demand appraisal of their shares of Common Stock or Preferred Stock, as applicable, and obtain payment in cash for the fair value of such shares, but only if they perfect their appraisal rights and comply with the applicable provisions of Delaware law. A copy of the Delaware statutory provisions relating to appraisal rights is attached as Annex F to the attached proxy statement, and a summary of these provisions can be found under “The Merger — Appraisal Rights” in the attached proxy statement.

You should not send any certificates representing shares of Common Stock or Preferred Stock with your proxy card. Upon the closing of the Merger, you will be sent instructions regarding the procedure to exchange your stock certificates for the applicable cash consideration.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE MERGER-RELATED COMPENSATION FOR LYRIS’ NAMED EXECUTIVE OFFICERS (AND, IF NECESSARY, TO ADJOURN THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES TO VOTE IN FAVOR OF ADOPTING THE MERGER AGREEMENT).
YOUR VOTE IS IMPORTANT.

Your vote is very important, regardless of the number of shares you own. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return your proxy card in the enclosed envelope, to ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the adoption of the Merger Agreement, the proposal to approve, on an advisory basis, the Merger-related compensation of Lyris’ named executive officers, and, if necessary, the adjournment of the Special Meeting for the purposes of soliciting additional proxies to vote in favor of adopting the Merger Agreement. If you fail to return your proxy card, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the adoption of the Merger Agreement, the proposal to approve, on an advisory basis, the Merger-related compensation of Lyris’ named executive officers and the adjournment of the Special Meeting for the purposes of obtaining additional proxies to vote in favor of the adoption of the Merger Agreement. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Special Meeting.

No person has been authorized to give any information or to make any representations other than those set forth in the proxy statement in connection with the solicitation of proxies made hereby, and, if given or made, such information must not be relied upon as having been authorized by Lyris or any other person.

By Order of the Board of Directors,

Deborah C. Eudaley
Secretary

May 29, 2015
Emeryville, CA

In addition to delivering the proxy materials for the Special Meeting to be held on June 22, 2015 to stockholders by mail, the proxy statement for such meeting is also is available at www.lyris.com.

Page
SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	9
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	15
THE PARTIES TO THE MERGER	16
THE MERGER	17
CERTAIN RELATIONSHIPS BETWEEN BUYER AND LYRIS	52
LITIGATION RELATED TO THE MERGER	53
THE SPECIAL MEETING	54
THE MERGER AGREEMENT	57
THE VOTING AGREEMENT	73
MARKET PRICE AND DIVIDEND DATA	75
RISK FACTORS	76
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	78
ADVISORY VOTE ON COMPENSATION	80
ADJOURNMENT OF THE SPECIAL MEETING	81
OTHER MATTERS
ANNEX A Agreement and Plan of Merger, dated as of May 4, 2015, by and between LY Acquisition Corp. and Lyris, Inc.	A-1
ANNEX B Equity Commitment Letter, dated as of May 4, 2015, by and between ESW Capital, LLC and LY Acquisition Corp.	B-1
ANNEX C Guarantee, dated as of May 4, 2015, by ESW Capital, LLC in favor of Lyris, Inc.	C-1
ANNEX D Form of Voting Agreement, dated as of May 4, 2015, by and among LY Acquisition Corp., William T. Comfort, LDN Stuyvie Partnership, 65 BR Trust, Ltd., Lyr, Ltd. and Meudon Investments	D-1
ANNEX E Opinion of Duff & Phelps, LLC, dated May 4, 2015	E-1
ANNEX F Section 262 of the Delaware General Corporation Law	F-1
ANNEX G Subscription Agreements, dated as of May 4, 2015, by and between LY Acquisition Corp. and each of LY Holdco I, LLC, LY Holdco II, LLC, LY Holdco III, LLC and Aurea Software, Inc.	G-1
ANNEX H Indemnification Rights Agreement, dated as of May 4, 2015, by and between William T. Comfort III and Lyris, Inc.	H-1
ANNEX I Press Release, dated May 4, 2015, announcing the execution of the Merger Agreement	I-1
ANNEX J Form of Amendment to Indemnification Agreement by and between Lyris, Inc. and certain of its officers and directors, as indemnitees	J-1

ANNEX K

Voting Agreement and Irrevocable Proxy, dated as of May 4, 2015, by and among
LY Acquisition Corp., Aurea Software, Inc., LY Holdco I, LLC, LY Holdco II, LLC and LY Holdco III, LLC, and William T. Comfort III, James A. Urry and Stuyvesant P. Comfort

K-1

i

SUMMARY TERM SHEET

This Summary Term Sheet, together with the “Questions and Answers about the Special Meeting and the Merger,” highlights selected information in the proxy statement and may not contain all the information that may be important to you. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers to for a more complete understanding of the matters being considered at the Special Meeting. In addition, you may obtain additional business and financial information about Lyris, Inc., which we refer to as Lyris, without charge by following the instructions in “Other Matters — Where You Can Find More Information” beginning on page 81. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. The Agreement and Plan of Merger, dated as of May 4, 2015, which we refer to as the Merger Agreement, by and between LY Acquisition Corp., which we refer to as Buyer, and Lyris is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, as it is the legal document that governs the merger of Buyer with Lyris, which we refer to as the Merger. In this proxy statement, unless the context otherwise requires, “we,” “us,” “our” and “Lyris” refer to Lyris, Inc. and its subsidiaries.

The Merger and the Merger Agreement

The Parties to the Merger (see page 16).  Lyris, a Delaware corporation, is a provider of digital marketing software solutions delivered on a flexible integration framework that help organizations engage with their customers across multiple interactive channels. Its solutions empower marketers to design, automate and optimize data-driven messaging campaigns that maximize revenue, accelerate time-to-market and reduce total cost of ownership.

Buyer was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities except in furtherance of the purpose of effecting the Merger. Aurea Software, Inc., which we refer to as Aurea, owns 50% of the outstanding common stock of Buyer and the Non-Aurea LY Stockholders collectively own the remaining 50% of the outstanding common stock of Buyer. We refer to LY Holdco I, LLC (an entity held by William T. Comfort III), LY Holdco II, LLC (an entity held by Stuyvesant P. Comfort) and LY Holdco III, LLC (an entity held by James A. Urry) collectively as the Non-Aurea LY Stockholders. William T. Comfort III, Stuyvesant P. Comfort, James A. Urry and the entities affiliated with them beneficially own 70.6% of our Common Stock (on an as-converted basis). Buyer required the Non-Aurea LY Stockholders to enter into the foregoing arrangement as a condition to the entering into the Merger Agreement in order for Buyer to be able to preserve certain tax attributes of Lyris.

The Merger (see page 17).  You are being asked to vote to adopt the Merger Agreement. Pursuant to the Merger Agreement, Buyer will merge with and into Lyris, with Lyris continuing as the surviving corporation. As a result of the Merger, Lyris will become a subsidiary of Aurea and cease to be an independent, publicly-traded company. You will no longer have any interest in Lyris’ future earnings or growth. Following consummation of the Merger, the registration of and our reporting obligations with respect to shares of our Common Stock under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, will be terminated upon application to the Securities and Exchange Commission, which we refer to as the SEC. In addition, upon completion of the Merger, our Common Stock will no longer be listed on any stock exchange, including the OTC Bulletin Board, which we refer to as the OTCBB.

Merger Consideration (see page 57).  If the Merger is completed, holders of common stock of Lyris, $0.01 par value per share, which we refer to as Common Stock, will be entitled to receive $0.89 in cash, without interest and less any applicable withholding taxes, for each such share of Common Stock (other than shares as to which appraisal rights have been properly exercised), which we refer to as the Merger Consideration.

Preferred Consideration (see page 57).  If the Merger is completed, holders of Series A preferred stock of Lyris, $0.01 par value per share, which we refer to as Preferred Stock, will be entitled to receive $2.50 in cash, without interest and less any applicable withholding taxes, for each such share of Preferred Stock (other than shares as to which appraisal rights have been properly exercised), which we refer to as the Preferred Consideration. The holders of our Preferred Stock are entitled to such amount as described in the Certificate of Designation for the Preferred Stock. In the event of a Merger, the holders of our Preferred Stock are entitled to receive such amount out of the funds and assets available for distribution to stockholders, before any payment or distribution of assets to the holders of our Common Stock.

Commitment Letter; Source of Funds (see page 39).  Completion of the Merger is not conditioned upon obtaining financing. Buyer plans to finance the transaction with debt financing committed from ESW Capital, LLC, which we refer to as the Fund, an affiliate of Buyer, pursuant to the terms of a commitment letter, dated as of May 4, 2015, executed in favor of Buyer, which we refer to as the Commitment Letter. The Commitment Letter provides that on the terms and subject to the conditions set forth therein, the Fund irrevocably commits to purchase, at or prior to the consummation of the Merger, debt securities of Buyer in an aggregate amount not less than $16.5 million, which we refer to as the Commitment Amount. The Commitment Amount will be used, as needed, solely to fund the amounts payable by Buyer pursuant to the Merger Agreement to cause Buyer to consummate the transactions contemplated thereby, including the Merger. The Fund’s obligation to fund the Commitment Amount is subject to the satisfaction or waiver of all the conditions in the Merger Agreement and the Merger Agreement not having been terminated. Lyris is an express third party beneficiary of the Commitment Letter. The Commitment Letter is attached as Annex B to this proxy statement.

Treatment of Stock Options (see page 43).  All Lyris stock options have a per share exercise price greater than the per share Merger Consideration. As a result, all Lyris stock options will be cancelled upon consummation of the Merger and the holders of such stock options will not have any right to receive any consideration in respect thereof. Prior to the effective time of the Merger, we will also terminate our 2005 Equity-Based Compensation Plan, as amended.

Conditions to the Merger (see page 63).  As more fully described in this proxy statement and the Merger Agreement, the obligations of the parties to effect the Merger depend on the satisfaction of a number of conditions. If these conditions are not satisfied, the Merger will not be completed. Completion of the Merger is not conditioned upon obtaining financing.

No Solicitation of Other Offers (see page 65).  From the date of the Merger Agreement through the effective date of the Merger or the termination of the Merger Agreement, Lyris shall not and shall cause each of its subsidiaries not to and shall not permit its representatives to (i) continue any solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to an acquisition proposal, (ii) directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of encouraging or facilitating, an acquisition proposal or (C) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal, and (iii) fail to enforce or grant any waiver or release under any standstill or similar agreement to which Lyris is a party (or on whose behalf such agreement has been entered into) unless Lyris’ Board of Directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be a breach of the fiduciary duties of Lyris’ Board of Directors to Lyris’ stockholders under applicable legal requirements.

Lyris shall promptly deliver a written notice to each person that entered into a confidentiality agreement in anticipation of potentially making an acquisition proposal, to the effect that Lyris is ending all discussions and negotiations with such person with respect to any acquisition proposal, effective on the date of the Merger Agreement, and the notice shall also request such person to promptly return or destroy all confidential information concerning Lyris and its subsidiaries.

If at any time prior to obtaining the requisite stockholder approval, (i) Lyris or any of its representatives receives a bona fide written acquisition proposal from any person, which acquisition proposal was made or renewed on or after the date of the Merger Agreement and did not result from any breach of the no solicitation provision contained in the Merger Agreement, and (ii) if Lyris’ Board of Directors determines in good faith, after consultation with independent financial advisors and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior offer and that failure to take such action would be a breach of the fiduciary duties of Lyris’ Board of Directors to Lyris’ stockholders under applicable legal requirements, then Lyris and its representatives may (x) furnish, pursuant to (but only pursuant to) a confidentiality agreement which contains provisions that are no less favorable in the aggregate to Lyris than those contained in the confidentiality agreement between Lyris and Buyer, information (including non-public information) with respect to Lyris or any of its subsidiaries to the person making such acquisition proposal; provided that Lyris shall concurrently provide to Buyer any information concerning Lyris or any of its subsidiaries that is provided to any person given such access which was not previously provided to Buyer or its representatives and (y) engage in or otherwise participate in discussions or negotiations with the person making such acquisition proposal.

The term “acquisition proposal” means any proposal or offer from any person (other than Buyer and its affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (i) acquisition of assets of Lyris and its subsidiaries equal to 20% or more of Lyris’ consolidated assets or to which 20% or more of Lyris’ revenues or earnings on a consolidated basis are attributable, (ii) issuance or acquisition of 20% or more of the outstanding Common Stock, (iii) recapitalization, tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the outstanding Common Stock or (iv) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Lyris that if consummated would result in any person beneficially owning 20% or more of the outstanding Common Stock, in each case other than the transactions contemplated by the Merger Agreement.

The term “superior offer” means a bona fide written acquisition proposal that our Board of Directors determines, in its good faith judgment, after consultation with its outside legal counsel and its financial advisor of nationally recognized reputation, (i) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the person making the proposal and other aspects of the acquisition proposal that our Board of Directors deems relevant, (ii) is not subject to a financing condition, and (iii) if consummated, would result in a transaction more favorable to Lyris’ stockholders (solely in their capacity as such) from a financial point of view than the transaction contemplated by the Merger Agreement; provided that for purposes of the definition of “superior offer”, the references to “20%” in the definition of acquisition proposal shall be deemed to be references to “100%.”

Termination of the Merger Agreement (see page 68).  The Merger Agreement may be terminated prior to the effective time of the Merger (whether before or after the adoption of the Merger Agreement by the requisite stockholder approval, except as otherwise expressly noted):

•	by mutual written consent of Buyer and Lyris;
•	by either Buyer or Lyris:
º	if the Special Meeting (including any adjournments and postponements thereof) shall have been held and completed and Lyris’ stockholders shall have taken a final vote on a proposal to approve the Merger Agreement and the Merger, and the Merger Agreement and the Merger shall not have been approved at the Special Meeting (and shall not have been approved at any adjournment or postponement thereof) by the requisite stockholder approval; provided this right shall not be available to Buyer if Buyer is in breach of its obligations under the Merger Agreement;
º	if a court of competent jurisdiction or other governmental body shall have issued a decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of shares of Common Stock pursuant to the Merger or making consummation of the Merger illegal, which order, decree, ruling or other action shall be final and nonappealable; provided, however, that this right is not available to any party if the issuance of such final and nonappealable order, decree, ruling or other action is primarily attributable to a failure on the part of such party to perform in any material respect any covenant or obligation in the Merger Agreement required to be performed by such party at or prior to the effective time of the Merger; or
º	if the effective time of the Merger shall not have occurred on or prior to the close of business on the date that is November 4, 2015, which we refer to as the End Date; provided, however, that this right is not available to any party if the failure of the effective time of the Merger Agreement to occur prior to the End Date was primarily due to the failure of such party to perform in all material respects any of its obligations under the Merger Agreement; or
•	by Buyer:
º	if prior to the receipt of the requisite stockholder approval (A) Lyris’ Board of Directors shall have failed to include the Board Recommendation in this proxy statement or shall have effected a Company Adverse Change Recommendation, (B) the Board of Directors of the Lyris shall have failed to publicly reaffirm its recommendation of the Merger Agreement in the absence of a publicly announced acquisition proposal within ten business days after Buyer so requests in writing, provided, that, unless an acquisition proposal shall have been publicly disclosed, Buyer may only make such request once every thirty days, or (C) Lyris or any of its subsidiaries shall have breached in any material respect the no solicitation provisions contained in the Merger Agreement or the provisions set forth under “The Merger Agreement — Change of Board Recommendation”; or
º	if at any time prior to the effective time of the Merger, a breach of any representation or warranty or failure to perform any covenant or obligation contained in the Merger Agreement on the part of Lyris shall have occurred that (i) except with respect to the covenants or obligations contained in the no solicitation provisions in the Merger Agreement, (A) would cause a failure of certain conditions set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Obligations of Buyer” to exist and (B) cannot be cured by the Lyris by the End Date, or if capable of being cured, shall not have commenced to have been cured within 15 days of the date Buyer gives Lyris notice of such breach or failure to perform or (ii) with respect to the covenants and agreements contained in the no solicitation provisions in the Merger Agreement, (A) would cause a failure of certain conditions set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Obligations of Buyer” to exist and (B) cannot be cured by Lyris by the End Date, or if capable of being cured, shall not have been cured (x) within 10 business days following receipt of written notice from Buyer of such breach or (y) any shorter period of time that remains between the date Buyer provides written notice of such breach and the End Date; provided, however, that, Buyer shall not have the right to terminate the Merger Agreement pursuant to this section if Buyer is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to closing set forth set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Each Party’s Obligations” or “The Merger Agreement — Conditions to the Merger — Conditions to Obligations of Lyris” not being satisfied; or
•	by Lyris:
º	if prior to the receipt of the requisite stockholder approval, in order to accept a superior offer and enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a superior offer, (i) Lyris has complied in all material respects with the requirements of the no solicitation provisions contained in the Merger Agreement and the provisions set forth under “The Merger Agreement — Change of Board Recommendation” and (ii) prior to or on the same business day as such termination (or if such binding written definitive acquisition agreement providing for the consummation of a transaction constituting a superior offer is executed on a day that is not a business day, the next business day), Lyris pays the termination fee due to Buyer under the Merger Agreement; or

º	if prior to the effective time of the Merger, a breach of any representation or warranty or failure to perform any covenant or obligation contained in the Merger Agreement on the part of Buyer shall have occurred that would cause a failure of the conditions set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Obligations of Lyris” to exist and cannot be cured by Buyer by the End Date, or if capable of being cured, shall not have commenced to have been cured within 15 days of the date Lyris gives Buyer notice of such breach or failure to perform; provided, however, that this right is not available to Lyris if Lyris is then in material breach of any representations, warranties, covenants or other agreements under the Merger Agreement that would result in the conditions to closing of the Merger set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Each Party’s Obligations” or “The Merger Agreement — Conditions to the Merger — Conditions to Obligations of Buyer” not being satisfied.

Termination Fee (see page 70).  If the Merger Agreement is terminated by Lyris in connection with a superior offer or by Buyer in connection with a withdrawal by the Board of Directors of Lyris of its recommendation in favor of the Merger or in certain other specified circumstances, the Merger Agreement provides that Lyris must pay Buyer a termination fee of $400,000. See “The Merger Agreement — Termination Fee” beginning on page 70.

Guarantee

In order to induce Lyris to enter into the Merger Agreement, on May 4, 2015, the Fund executed a guarantee in favor of Lyris, which we refer to as the Guarantee, in which the Fund agreed to guarantee the due and punctual performance and discharge by Buyer of its payment obligations to Lyris under the provisions of the Merger Agreement governing damages for fraud if, as and when those obligations become payable under and in accordance with the terms of the Merger Agreement, provided that in no event shall the Fund’s liability for any amount that becomes payable exceed $1.35 million.

The Guarantee is attached as Annex C to this proxy statement. For a more complete description of the Guarantee, see “The Merger — Guarantee” beginning on page 39 for additional information.

The Voting Agreement

As a condition and material inducement to Buyer’s willingness to enter into and perform its obligations under the Merger Agreement, William T. Comfort III, LDN Stuyvie Partnership, Lyr, Ltd., 65 BR Trust and Meudon Investments, which we refer to collectively as the Principal Lyris Stockholders, entered into a voting agreement with Buyer, pursuant to which the Principal Lyris Stockholders will, among other things, vote all shares of the Common Stock owned by them in favor of the Merger and the adoption of the Merger Agreement. As of May 4, 2015, approximately 70.6% of the outstanding shares of the Lyris’ Common Stock and Preferred Stock (on an as-converted to Common Stock basis) are subject to the Voting Agreement.

Under the terms of the Voting Agreement, each of the Principal Lyris Stockholders irrevocably appointed Buyer and any senior executive officer thereof, as its proxy to vote in the manner described above all shares of Lyris’ outstanding Common Stock and Preferred Stock held by each such stockholder. In addition, the Principal Lyris Stockholders agreed, subject to certain exceptions, not to transfer any of the shares owned by them, enter into any agreement, arrangement or understanding (other than with Buyer), or knowingly take any other action that violates or conflicts with the Lyris principal stockholder’s representations, warranties, covenants and obligations under the Voting Agreement, or take any action that could restrict or otherwise affect the Principal Lyris Stockholders’ legal power, authority and right to comply with and perform the covenants and obligations under the Voting Agreement.

The obligations of the Principal Lyris Stockholders under the Voting Agreement continue until the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the closing of the Merger, (c) the delivery of written notice of termination by any of the Principal Lyris Stockholders to Buyer following the date of any modification, waiver, change or amendment of the Merger Agreement executed after the date of the Voting Agreement, in each case, that results in (i) a decrease in the consideration payable to such stockholder with respect to the Merger or (ii) a change in the form of consideration payable to such stockholder with respect to the Merger effected without the prior written consent of such stockholder, and (d) the delivery of written notice by Buyer to such stockholder of termination of the Voting Agreement.

The Voting Agreement is attached as Annex D to this proxy statement. For a more complete description of the Voting Agreement, see “The Voting Agreement” beginning on page 73.

Interests of Our Directors and Executive Officers in the Merger

Some of our executive officers and the members of our Board of Directors have interests in the Merger that are different from, or in addition to, the interests of Lyris and our stockholders generally.

These interests include:

•	Aurea owns 50% of the outstanding common stock of Buyer and the Non-Aurea LY Stockholders collectively own the remaining 50% of the outstanding common stock of Buyer. We refer to LY Holdco I, LLC (an entity held by William T. Comfort III), LY Holdco II, LLC (an entity held by Stuyvesant P. Comfort) and LY Holdco III, LLC (an entity held by James A. Urry) collectively as the Non-Aurea LY Stockholders. William T. Comfort III, Stuyvesant P. Comfort, James A. Urry and entities affiliates with them beneficially own 70.6% of our Common Stock (on an as-converted basis). Buyer required the Non-Aurea LY Stockholders to enter into the foregoing arrangement as a condition to the entering into the Merger Agreement in order for Buyer to be able to preserve certain tax attributes of Lyris;
•	solely with respect to our executive officers, the right to receive certain severance payments in the event of a qualifying termination of employment following the Merger;
•	solely with respect to certain of our executive officers, the right to receive certain transaction bonuses in the event the Merger is consummated; and
•	the right to continued indemnification and directors’ and officers’ liability insurance for our directors and officers, by the surviving corporation for events occurring prior to the time of the Merger, except with respect to William T. Comfort III’s involvement in a certain litigation matter.

For a more detailed discussion of these interests, see “Interests of Our Directors and Executive Officers in the Merger” beginning on page 40.

The Special Meeting of Lyris Stockholders

See “Questions and Answers about the Special Meeting and the Merger” beginning on page 9 and “The Special Meeting” beginning on page 54.

Other Important Considerations

Board Recommendation.  Our Board of Directors recommends that Lyris stockholders vote “FOR” the adoption of the Merger Agreement, and “FOR” the adjournment of the Special Meeting, if necessary, to solicit additional proxies. See “The Merger — Reasons for the Special Committee’s Recommendation” beginning on page 28.

Reasons for the Merger.  For a discussion of the material factors considered by the Special Committee of our Board of Directors comprised of independent members, which we refer to as the Special Committee, and our Board of Directors in reaching their conclusions and the reasons why our Board of Directors determined that the Merger is advisable and fair to and in the best interests of Lyris and its stockholders, see “The Merger — Reasons for the Special Committee’s Recommendation” beginning on page 28.

Share Ownership of Directors and Executive Officers.  See “Security Ownership of Certain Beneficial Owners and Management” beginning on page 78.

Opinion of Duff & Phelps, LLC.

Pursuant to an engagement letter dated December 22, 2014, as amended pursuant to addenda dated January 4, 2015, February 17, 2015 and May 1, 2015, the Special Committee retained Duff & Phelps, LLC, which we refer to as Duff & Phelps, to serve as its independent financial advisor to provide an opinion in connection with the Merger. The Special Committee retained Duff & Phelps based on Duff & Phelps’ qualifications, reputation and experience in the valuation of businesses and their securities, and its experience in valuing companies in the internet software and services industry. Duff & Phelps is a premier global valuation and corporate finance advisor that is regularly engaged to provide financial advisory services, including fairness opinions and valuation advice in connection with mergers and acquisitions, leveraged buyouts, going-private and recapitalization transactions.

On May 1, 2015, Duff & Phelps delivered a written presentation and its oral opinion, which was subsequently confirmed in writing to the Special Committee on May 4, 2015, that, as of such date, and based upon and subject to the assumptions, limitations and qualifications contained in its opinion, the $0.89 per share to be received by Lyris stockholders pursuant to the Merger Agreement was fair from a financial point of view to all holders of Lyris’ Common Stock other than the Principal Lyris Stockholders, which we, and the Duff & Phelps’ opinion, refer to as the Non-Principal Common Stockholders (without giving effect to any impact of the Merger on any particular stockholder other than in its capacity as a stockholder). Duff & Phelps has provided its written consent to the reproduction of its opinion in this proxy statement.

The full text of Duff & Phelps’ written opinion, dated May 4, 2015, which sets forth, among other things, certain assumptions made, certain matters considered, and certain limitations on the review undertaken in connection with the opinion, is attached as Annex E and is incorporated herein by reference. The opinion expressed by Duff & Phelps was provided for the information and assistance of the Special Committee in connection with its consideration of the Merger, and such opinion does not constitute a recommendation as to any action that any Lyris stockholder should take in connection with the Merger and is not a recommendation as to how any stockholder should vote or otherwise act in connection with the Merger. We urge you to read that opinion carefully and in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review undertaken in arriving at that opinion.

See “Opinion of Duff & Phelps, LLC” beginning on page 32.

Tax Consequences (see page 49).  This proxy statement does not address the tax consequences to the Principal Lyris Stockholders. The Merger generally will be a taxable transaction to U.S. holders of our Common Stock. As a result, assuming you are a U.S. holder, any gain you recognize as a result of the Merger generally will be subject to U.S. federal income tax and also may be taxed under applicable state, local or other tax laws. For U.S. federal income tax purposes, our stockholders who are U.S. persons generally will recognize taxable gain or loss as a result of the Merger measured, on a block by block basis, by the difference, if any, between the amount of cash received in the Merger for such block of shares, and the aggregate adjusted tax basis in that block of shares. See “The Merger — Certain Material U.S. Federal Income Tax Considerations for U.S. Holders of our Common Stock” for a more detailed explanation of the tax consequences of the Merger. You should consult your tax advisor on how specific tax consequences of the Merger apply to you.

Appraisal Rights (see page 45).  Shares of Common Stock and Preferred Stock that are outstanding immediately prior to the Merger and held by any dissenting stockholder who properly perfects his, her or its appraisal rights will not be converted into the right to receive the Merger Consideration or the Preferred Consideration, as applicable. Instead, the dissenting stockholder will be entitled to an appraisal and payment for his, her or its dissenting shares in accordance with and subject to Section 262 of the Delaware General Corporation Law, which we refer to as the DGCL. In addition, a copy of Section 262 of the DGCL is attached as Annex F to this proxy statement.

Stockholder Litigation (see page 53).  As of the date of this proxy statement, we not aware of any lawsuits that have been filed relating to the Merger or the Merger Agreement.

Subscription for Shares in Buyer (see page 45).  In connection with the Merger, Aurea subscribed for an aggregate of 500 shares of common stock, par value $0.0001 per share, of Buyer at $10.00 per share, which is intended to reflect the fair market value of the shares at the effective time of the Merger. Such shares represent 50% of Buyer’s outstanding common stock. In addition, the Non-Aurea LY Stockholders collectively subscribed for an aggregate of 500 shares of common stock, par value $0.0001 per share, of Buyer at $10.00 per share, which is intended to reflect the fair market value of the shares at the effective time of the Merger. Such shares represent 50% of Buyer’s outstanding common stock. Upon the consummation of the Merger, Lyris will become a subsidiary of Aurea. Buyer required the Non-Aurea LY Stockholders to enter into the foregoing arrangement as a condition to the entering into the Merger Agreement in order for Buyer to be able to preserve certain tax attributes of Lyris.

The Subscription Agreements are attached as Annex G to this proxy statement. For a more complete description of the Subscription Agreements, see “Certain Relationships between Buyer and Lyris — Subscription for Shares in Buyer” beginning on page 52 for additional information. The Non-Aurea Stockholders entered into the foregoing agreements because they were a pre-condition of Aurea in order for Buyer to enter into an agreement with Lyris. See “The Merger — The Background of the Merger” beginning on page 17. See also “Opinion of Duff & Phelps, LLC — Valuation of Equity Interests Purchased by Non-Aurea LY Stockholders” beginning on page 38 for the analysis of Duff & Phelps that the fair market value of shares of Buyer purchased by the Non-Aurea LY Stockholders was nominal.

Indemnification Rights Agreement (see page 45).  Concurrently with the execution of the Merger Agreement, Lyris entered into a waiver of indemnification rights agreement with William T. Comfort III, who we refer to as Comfort, pursuant to which Comfort, on his own behalf, on behalf of any affiliate and on behalf of any person or entity having a claim directly or indirectly through Comfort against Lyris, among other things, waived his right to indemnification, contribution or reimbursement of expenses from Lyris, its affiliates or any of their respective former, current or future directors, officers, managers, equityholders, agents and other representatives in connection with that certain lawsuit filed on February 14, 2012 in the United States District Court for the District of Maryland by David R. Burt and Janet H. Burt against certain current and former directors, officers and Lyris stockholders, which we refer to as the Burt Litigation, and provided an indemnity and a financial backstop to Lyris in the event that Lyris is obligated to indemnify any director or officer defendants in connection with the Burt Litigation under any indemnification agreements with Lyris.

The Indemnification Rights Agreement is attached as Annex H to this proxy statement. For a more complete description of the Indemnification Rights Agreement, see “The Merger — Potential Payments upon Termination or Change in Control — Indemnification Rights Agreement” and “Certain Relationships between Buyer and Lyris — Indemnification Rights Agreement” beginning on page 45 and page 52, respectively, for additional information.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a Lyris stockholder. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 81.

Q:	What will happen to Lyris as a result of the Merger?
A:	Upon the consummation of the Merger, Lyris will become a subsidiary of Aurea and cease to be a publicly-traded company. You will no longer have any interest in Lyris’ future earnings or growth. Following consummation of the Merger, the registration of and our reporting obligations with respect to shares of our Common Stock under the Exchange Act will be terminated upon application to the SEC. In addition, upon completion of the Merger, shares of our Common Stock will no longer be listed on the OTCBB.
Q:	Who is Buyer?
A:	LY Acquisition Corp., a Delaware corporation, is the Buyer. Buyer was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities except in furtherance of the purpose of effecting the Merger. In connection with the Merger, Aurea purchased 50% of the outstanding common stock of Buyer and, in order to preserve certain tax attributes of Lyris, entities affiliated with certain Principal Lyris Stockholders, which we refer to as the Non-Aurea LY Stockholders, were required to purchase the remaining 50% of the outstanding common stock of Buyer. In addition, concurrently with the execution of the Merger Agreement, the Non-Aurea LY Stockholders were required to enter into a voting agreement and irrevocable proxy, which we refer to as the Voting Agreement and Irrevocable Proxy, with Buyer as a condition to Aurea entering into the proposed transactions. Under the terms of the Voting Agreement and Irrevocable Proxy, each Principal LY Stockholder irrevocably granted and appointed an individual designated by Aurea as its proxy and attorney-in-fact to vote all shares of such Principal LY Stockholder’s common stock owned by it at any meeting of the Lyris stockholders, at any adjournment thereof or in any other circumstances upon which a vote, agreement, consent (including unanimous written consents) or other approval is sought. The Non-Aurea LY Stockholders entered into the foregoing agreements because they were a pre-condition of Aurea in order for Buyer to enter into an agreement with Lyris. See “The Merger — The Background of the Merger” beginning on page 17.
Q:	What will happen to my shares of Common Stock or Preferred Stock after the Merger?
A:	Upon the consummation of the Merger, each outstanding share of Common Stock and Preferred Stock, other than shares held by Lyris or any of its wholly-owned subsidiaries, or by Buyer, and by stockholders who properly perfect their appraisal rights under Delaware law, will automatically be converted into the right to receive, for holders of Common Stock, $0.89 in cash, without interest and less any applicable withholding taxes, and for holders of Preferred Stock, $2.50 in cash, without interest and less any applicable withholding taxes.
Q:	How was the Merger Consideration determined?
A:	The Merger Consideration was determined based on the $16.5 million enterprise value of Lyris after taking into account the liquidation preference to be paid to the holders of Preferred Stock and the estimated expenses to be incurred and paid for by Lyris in connection with the Merger and the transactions contemplated by the Merger Agreement, including, but not limited to, filing, legal, accounting and appraisal fees, solicitation expenses and printing costs.

Q:	Will I own any shares of Common Stock, Preferred Stock or Buyer common stock after the Merger?
A:	No. You will be paid cash for your shares of Common Stock or Preferred Stock, as applicable. Our stockholders will not have the option to receive shares of Buyer common stock in exchange for their shares instead of cash.
Q:	What will happen to Lyris stock options in the Merger?
A:	All Lyris stock options have a per share exercise price greater than the per share Merger Consideration. As a result, all Lyris stock options will be cancelled upon consummation of the Merger and the holders of such stock options will not have any right to receive any consideration in respect thereof.
Q:	What happens if the Merger is not completed?
A:	If the Merger Agreement is not adopted by the Lyris stockholders or if the Merger is not completed for any other reason, the Lyris stockholders will not receive any payment for their shares of Common Stock or Preferred Stock in connection with the Merger. Instead, Lyris will remain an independent public company and our Common Stock will continue to be listed and traded on the OTCBB. Under specified circumstances, we may be required to pay a $400,000 termination fee with respect to the termination of the Merger Agreement, as described under “The Merger Agreement — Termination Fee” beginning on page 70.
Q:	Will the exchange of my Common Stock for cash in the Merger be taxable to me?
A:	Generally, yes. The Merger generally will be a taxable transaction to U.S. holders of our Common Stock. For U.S. federal income tax purposes, our stockholders who are U.S. persons generally will recognize taxable gain or loss as a result of the Merger measured, on a block by block basis, by the difference, if any, between the amount of cash received in the Merger for such block of shares, and the aggregate adjusted tax basis in that block of shares. That gain or loss will be a capital gain or loss if the shares are held as a capital asset in the hands of the stockholder, and will be long-term capital gain or loss if the shares have been held for more than one year at the time of the completion of the Merger. Stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the Merger. See “The Merger — Certain Material U.S. Federal Income Tax Considerations for U.S. Holders of our Common Stock” beginning on page 49. This proxy statement does not address the tax consequences to the Principal Lyris Stockholders.
Q:	Does our Board of Directors and the Special Committee of our Board of Directors recommend the adoption of the Merger Agreement?
A:	Yes. Because of the existence of the Principal Lyris Stockholders who hold a controlling interest in Lyris, our Board of Directors appointed a Special Committee comprised of independent directors. The Board of Directors delegated to the Special Committee, among other things, the authority to review, evaluate and negotiate the terms and conditions of the transaction, determine on behalf of the Board of Directors whether the potential strategic transaction is advisable and in the best interests of Lyris and its Non-Principal Common Stockholders and reject or approve the transaction. Further, the Board of Directors was not permitted to authorize the proposed transaction without a prior favorable recommendation by the Special Committee. The Special Committee unanimously determined and believes that the Merger is advisable and fair to and in the best interests of Lyris and our stockholders (including the Non-Principal Common Stockholders). Our Board of Directors considered the recommendation of a Special Committee comprised of independent directors and reviewed and considered the terms and conditions of the Merger and:
•	has unanimously determined and believes that the Merger is advisable and fair to and in the best interests of Lyris and our stockholders (including the Non-Principal Common Stockholders);

•	has unanimously approved and adopted the Merger Agreement and unanimously approved the transactions contemplated by the Merger Agreement, including the Merger, in accordance with the requirements of the DGCL; and
•	unanimously recommends that our stockholders vote to adopt the Merger Agreement.
Q:	What vote of the stockholders is required to approve the proposals?
A:	The voting requirements to approve the proposals are as follows:
•	To approve the adoption of the Merger Agreement, holders of a majority of the outstanding shares of Preferred Stock as of the Record Date, and the holders of a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a single class on an as-converted basis as of the Record Date must vote “FOR” the adoption of the Merger Agreement. There are 9,568,613 outstanding shares of Common Stock and 2,000,000 shares of Preferred Stock entitled to be voted at the Special Meeting.
•	The approval, on an advisory basis, of the Merger-related compensation of Lyris’ named executive officers requires the affirmative vote of a majority of the stockholders present, in person or by proxy, entitled to vote at the Special Meeting, provided a quorum is present.
•	The approval of the adjournment of the Special Meeting requires the affirmative vote of a majority of the stockholders present, in person or by proxy, entitled to vote at the Special Meeting, whether or not a quorum is present.

In connection with the Merger Agreement, the Principal Lyris Stockholders entered into the Voting Agreement with Buyer pursuant to which the Principal Lyris Stockholders agreed, among other things, to vote all shares of the Common Stock and Preferred Stock owned by them in favor of the Merger and the adoption of the Merger Agreement. As of May 4, 2015, approximately 70.6% of the outstanding shares of Common Stock and Preferred Stock (on an as-converted to Common Stock basis) are subject to the Voting Agreement. Therefore, unless the Voting Agreement is terminated, the Merger Agreement will be adopted at the Special Meeting.

Q:	Who is soliciting my vote?
A:	This proxy solicitation is being made and paid for by Lyris. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Common Stock and Preferred Stock that the brokers and other custodians, nominees and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses. Although no proxy solicitor has been engaged at this time, we may determine it is necessary to employ an outside firm to assist in the solicitation process. If so, we will pay the proxy solicitor reasonable and customary fees.
Q:	Am I entitled to appraisal rights?
A:	Yes. Stockholders are entitled to appraisal rights under Section 262 of the DGCL, provided they satisfy the special criteria and conditions set forth in Section 262 of the DGCL. For more information regarding appraisal rights, see “The Merger — Appraisal Rights” on page 45 of this proxy statement. In addition, a copy of Section 262 of the DGCL is attached as Annex F to this proxy statement.
Q:	What is the date, time and location of the Special Meeting?
A:	The Special Meeting will be held at Lyris’ offices located at 6401 Hollis Street, Suite 125, Emeryville, CA 94608, at 10:00 a.m., local time, on June 22, 2015.

Q:	What do I need to do now?
A:	We urge you to read this proxy statement carefully, including its annexes, and consider how the Merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope so that your shares can be voted at the Special Meeting.
Q:	What happens if I do not return a proxy card?
A:	The failure to return your proxy card (or to vote in person) will mean that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as voting against the adoption of the Merger Agreement.
Q:	How are votes counted?
A:	For the proposal relating to the adoption of the Merger Agreement, you may vote “for,” “against” or “abstain.” Abstentions will not count as votes cast on the proposal relating to the adoption of the Merger Agreement, but will count for the purpose of determining whether a quorum is present. As a result, if you abstain, it will have the same effect as if you vote against the adoption of the Merger Agreement. For the proposal relating to the approval, on an advisory basis, of the Merger-related compensation for Lyris’ named executive officers, you may vote “for,” “against” or “abstain.” Abstentions will not count as votes cast on the proposal relating to the Merger-related compensation for Lyris’ named executive officers, but will count for the purpose of determining whether a quorum is present. As a result, if you abstain, it will have the same effect as if you vote against the proposal relating to the approval, on an advisory basis, of the Merger-related compensation for Lyris’ named executive officers. For a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, you may vote “for,” “against” or “abstain.” Abstentions will not count as votes cast on the proposal relating to a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies, but will count for the purpose of determining whether a quorum is present. As a result, if you “abstain,” it will have the same effect as if you vote “against” an adjournment of the Special Meeting. If you sign and return your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the proposal to adopt the Merger Agreement, and “FOR” a proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies. If you hold your shares in “street name,” follow the instructions from your bank, broker or other nominee on how to vote your shares. Please note, however, that failing to provide your bank, broker or other nominee with instructions on how to vote you shares will have the same effect as a vote against the proposal to adopt the Merger Agreement and a vote against the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies. Please do NOT send in your share certificates with your proxy card.
Q:	May I vote in person?
A:	Yes. You may vote in person at the Special Meeting, rather than signing and returning your proxy card, if you own shares in your own name. However, we encourage you to return your signed proxy card to ensure that your shares are voted. You may also vote in person at the Special Meeting if your shares are held in “street name” through a bank, broker or other nominee provided that you bring a legal proxy from your bank, broker or other nominee and present it at the Special Meeting. You may also be asked to present photo identification for admittance.
Q:	May I change my vote after I have mailed my signed proxy card?
A:	Yes. You may change your vote at any time before the shares reflected on your proxy card are voted at the Special Meeting. You can do this in one of three ways:
•	First, you can send a written, dated notice to our corporate secretary stating that you would like to revoke your proxy.
•	Second, you can complete, sign, date and submit a new proxy card.
•	Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy.

Written notices of revocation and other communications with respect to revocation of any proxies should be addressed to: Corporate Secretary, Lyris, Inc., 6401 Hollis Street, Suite 125, Emeryville, CA 94608. If you have instructed a bank, broker or other nominee to vote your shares, you must follow directions received from your bank, broker or other nominee to change those instructions. You cannot vote shares held in “street name” by returning a proxy card directly to us or by voting in person at the Special Meeting, unless you obtain a legal proxy card from your bank, broker or other nominee.

Q:	What is the difference between being a “stockholder of record” and a “beneficial owner”?
A:	If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuers Solutions, you are considered, with respect to those shares, the “stockholder of record.” In that case, this proxy statement and your proxy card have been sent directly to you by Lyris.

If your shares are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of our shares held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee which may be, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your shares by following their instructions for voting.

If you are a current or former employee of Lyris or any of its subsidiaries, please note that the number of shares set forth on your proxy card represents all of the shares that you hold of record and all of the shares that are allocated to your account pursuant to Lyris’ 2005 Equity-Based Compensation Plan, as amended. When you return the proxy card, you are voting all of such shares as a group.

Q:	If my shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?
A:	Your bank, broker or other nominee may NOT and will NOT vote your shares without instructions from you. You should instruct your bank, broker or other nominee to vote your shares, following the procedure provided by your bank, broker or other nominee. Without instructions, your shares will not be voted, which will have the same effect as voting against the adoption of the Merger Agreement and against the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies.
Q:	What is a proxy?
A:	A proxy is your legal designation of another person, who is also referred to as a proxy, to vote your shares of Common Stock or Preferred Stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a proxy statement. The document used to designate a proxy to vote your shares of stock is called a proxy card.
Q:	Should I send in my stock certificates now?
A:	No. After the Merger is completed, you will receive written instructions for exchanging your shares of, as applicable, Common Stock for the Merger Consideration of $0.89 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock, or Preferred Stock for the Preferred Consideration of $2.50 in cash, without interest and less applicable withholding taxes, for each share of Preferred Stock.
Q:	When do you expect the Merger to be completed?
A:	We are working toward completing the Merger as quickly as possible, but we cannot predict the exact timing. We currently expect the Merger to be completed in the second half of 2015. In addition to obtaining stockholder approval, all other closing conditions must be satisfied or waived. However, we cannot assure you that all conditions to the Merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Q:	When will I receive the consideration for my shares of Common Stock or Preferred Stock?
A:	After the Merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for, as applicable, the Merger Consideration of $0.89 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock, or the Preferred Consideration of $2.50 in cash, without interest and less any applicable withholding taxes, for each share of Preferred Stock. When you properly return and complete the required documentation described in the written instructions, you will promptly receive from the paying agent a payment of the applicable consideration for your shares.
Q:	What happens if I sell my shares of Common Stock or Preferred Stock before the Special Meeting?
A:	The Record Date of May 18, 2015 for stockholders entitled to vote at the Special Meeting is earlier than the date of the Special Meeting and the expected closing date of the Merger. If you transfer your shares of Common Stock or Preferred Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting but will transfer the right to receive the Merger Consideration or the Preferred Consideration, as applicable, to the person to whom you transfer your shares. In addition, if you sell your shares prior to the Special Meeting or prior to the effective time of the Merger, you will not be eligible to exercise your appraisal rights in respect of the Merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, See “The Merger — Appraisal Rights” beginning on page 45.
Q:	Who can help answer my questions?
A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the Merger, including the procedures for voting your shares, you should contact our Investor Relations department or Broadridge Corporate Issuer Solutions.

Lyris, Inc. Investor Relations 6401 Hollis Street, Suite 125 Emeryville, CA 94608 Telephone: (800) 768-2929	Broadridge Corporate Issuer Solutions Telephone: (877) 830-4936

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, include forward-looking statements. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Summary Term Sheet,” “The Merger,” “The Special Meeting,” “Certain Financial Projections,” “Opinion of Duff & Phelps, LLC”. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time Lyris makes the statements, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “anticipates,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “likely,” “may,” “predict,” “potential,” “projects,” “should,” “will,” “intends,” “plan” or “would” or the negative of these terms or other similar words or phrases. Forward-looking statements involve inherent risks and uncertainties, including, among others:

•	the effect of the announcement of the Merger on our business relationships, operating results and business generally;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the payment of any termination fee;
•	the outcome of any legal proceedings that may be instituted against us, Buyer or others related to the Merger Agreement;
•	failure to obtain the required stockholder approval or to satisfy other conditions to the completion of the Merger;
•	the amount of the costs, fees, expenses and charges related to the Merger; and
•	our and Buyer’s ability to meet expectations regarding the timing and completion of the Merger.

In addition, we are subject to risks and uncertainties and other factors detailed in our filings with the SEC, including our Annual Report on Form 10-K for the year ended June 30, 2014 and in subsequent filings with the SEC, which should be read in conjunction with this proxy statement. See “Other Matters — Where You Can Find More Information” on page 81. Readers are cautioned not to place undue reliance on the forward-looking statements included in this proxy statement, which speak only as of the date hereof. Except as may be required by applicable law, we do not undertake to update any of these statements in light of new information or future events.

THE PARTIES TO THE MERGER

Lyris, Inc.

Lyris is a Delaware corporation with headquarters in Emeryville, CA. We are a provider of digital marketing software solutions delivered on a flexible integration framework that help organizations engage with their customers across multiple interactive channels. Our solutions empower marketers to design, automate and optimize data-driven messaging campaigns that maximize revenue, accelerate time-to-market and reduce total cost of ownership. Our principal executive offices are located at 6401 Hollis Street, Suite 125, Emeryville, CA 94608, and our telephone number is (800) 768-2929. For more information about us, please visit our website at www.lyris.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference. Our common stock is publicly traded on the OTCBB.

LY Acquisition Corp.

LY Acquisition Corp. is a Delaware corporation that was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities except in furtherance of the purpose of effecting the Merger.

In connection with the Merger, Aurea purchased 50% of the outstanding common stock of Buyer and, in order to preserve certain tax attributes of Lyris, the Lyris stockholders who held a controlling interest in Lyris, which we refer to as the Non-Aurea LY Stockholders, were required to purchase the remaining 50% of the outstanding common stock of Buyer. In addition, concurrently with the execution of the Merger Agreement, the Non-Aurea LY Stockholders were required to enter into the Voting Agreement and Irrevocable Proxy with Buyer as a condition to Aurea entering into the proposed transactions. Under the terms of the Voting Agreement and Irrevocable Proxy, each Principal LY Stockholder irrevocably granted and appointed an individual designated by Aurea as its proxy and attorney-in-fact to vote all shares of such Principal LY Stockholder’s common stock owned by it at any meeting of the Lyris stockholders, at any adjournment thereof or in any other circumstances upon which a vote, agreement, consent (including unanimous written consents) or other approval is sought. The Non-Aurea Stockholders entered into the foregoing agreements because they were a pre-condition of Aurea in order for Buyer to enter into an agreement with Lyris. See “The Merger — The Background of the Merger” beginning on page 17.

THE MERGER

The discussion of the Merger and the Merger Agreement contained in this section summarizes certain material terms of the Merger and the Merger Agreement. Although we believe that the description covers the material terms of the Merger and the Merger Agreement, this summary may not contain all of the information that is important to you. We urge you to read this proxy statement, the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and the other documents referred to herein (including the annexes) carefully for a more complete understanding of the Merger and the Merger Agreement.

The Background of the Merger

Lyris is a provider of digital marketing software solutions delivered on a flexible integration framework that help organizations engage with their customers across multiple interactive channels. Its solutions empower marketers to design, automate and optimize data-driven messaging campaigns that maximize revenue, accelerate time-to-market and reduce total cost of ownership.

On May 6, 2013, Lyris entered into a revolving line of credit of up to $5.0 million with Silicon Valley Bank. The Silicon Valley Bank revolving line was initially set to mature on May 6, 2015.

Lyris reached peak total revenues of $43.4 million in 2009. Lyris revenues have declined steadily every year since then to $29.4 million for the twelve months ended December 31, 2014. Lyris implemented reductions in force in 2010 and 2011. Despite significant headcount reductions, the continued decline in revenue resulted in cash operating losses (after adjusting for capitalized software costs) and Lyris experienced significant customer turnover. Without the ability to make significant investments in product development, increase its sales force or make more meaningful cost reductions, Lyris expects revenue to continue declining and losses to grow larger. Continued financial losses have constrained Lyris’ ability to make the investments necessary to turn the business around without a substantial capital infusion and limited Lyris’ borrowing capacity. At March 31, 2015, Lyris had $1.3 million in cash. On May 15, 2015, Lyris announced that its fiscal third quarter revenues were $6.8 million, as compared to $7.2 million in the prior quarter and $7.6 million in the same period last year, fiscal third quarter loss from operations was $831,000, compared to loss from operations of $45,000 in the same period last year and fiscal third quarter adjusted EBITDA was $273,000, compared to adjusted EBITDA of $882,000 in the same period a year ago.

On September 19, 2014, Lyris’ Board of Directors, which we refer to as the Board of Directors had a telephonic meeting to discuss alternative strategic options regarding the future of Lyris in light of, among other things, its financial condition. During the meeting, a representative of Cooley LLP, which we refer to as Cooley, reviewed the Board of Directors’ fiduciary duties in the context of considering the sale of Lyris. At the meeting, the Board of Directors resolved to appoint a Special Committee of the Board of Directors, which we refer to as the Special Committee, comprised of independent directors Mr. David Wang and Mr. Paul Hoffman, to review alternative strategic options, including a sale of Lyris, and to address any actual or potential conflicts of interest that might arise from the existence of the Principal Lyris Stockholders and their controlling equity interest in Lyris. The Board of Directors delegated to the Special Committee, among other things, the authority to review, evaluate and negotiate the terms and conditions of potential strategic transactions, determine on behalf of the Board of Directors whether the potential strategic transaction is advisable and in the best interests of Lyris and its stockholders and reject or approve the proposed strategic transaction. Further, the Board of Directors would not be permitted to authorize the proposed strategic transaction without a prior favorable recommendation by the Special Committee.

On October 6, 2014, Lyris engaged Armory Securities, or Armory, to assist Lyris in exploring alternative strategic options, including the potential sale of Lyris. Armory, together with Lyris’ management, identified a target list of potential financial and strategic buyers.

Beginning in September 2014, Armory and/or Lyris’ management contacted 37 potential financial and strategic buyers. Of the 37, six executed non-disclosure agreements and four, including, Versata Enterprises, Inc., who we refer to as Versata, a private investment fund and an affiliate of Aurea, Company A and Company B expressed a desire to conduct due diligence. After conducting limited diligence, the fourth potential buyer decided not to pursue the opportunity further.

On September 27, 2014, representatives of Lyris had an electronic communication with representatives of Company B to set up a due diligence meeting. Company B expressed an interest in only a stock-for-stock acquisition.

On September 29, 2014, a financial sponsor backing Company A entered into a confidentiality agreement with Lyris. On October 21, 2014, Company A signed a joinder to the confidentiality agreement.

On September 30, 2014, representatives of Lyris had a due diligence meeting with representatives of Company B.

On October 16, 2014, representatives of Lyris participated in a technical due diligence session with representatives of Company B.

On October 20, 2014, the Board of Directors of Lyris held a telephonic meeting. At the meeting, representatives of management provided an update of the process. During the meeting, a representative of Cooley again reviewed the Board of Directors’ fiduciary duties in the context of considering the potential sale of Lyris, advised the Board of Directors to disclose any relation to potential acquirers and reviewed the independence of the Special Committee. The Special Committee members confirmed that they did not have any relationship with the Lyris Principal Stockholders and confirmed their independence.

Between October 20, 2014 and October 30, 2014, representatives of Lyris and representatives of Versata had discussions regarding exploring a potential transaction and negotiated a confidentiality agreement.

On October 30, 2014, Versata entered into a confidentiality agreement with Lyris.

On October 30, 2014, the Board of Directors held a telephonic meeting with representatives of management present. At the meeting representatives of management and the Special Committee provided an update of the process. Representatives of management also discussed Lyris’ financial condition and forecasts that indicated liquidity constraints beginning in February and March 2015.

On November 5, 2014, Lyris provided Versata access to information regarding certain of Lyris’ tax attributes.

On November 6, 2014, Lyris provided Versata access to an electronic data room.

On November 11, 2014, representatives of Armory had a telephonic meeting with representatives of Versata in which Versata indicated continued interest in a strategic transaction with Lyris at an enterprise value ranging from $20 to $25 million.

On November 21, 2014, the Special Committee held a telephonic meeting with representatives of management and Armory present. A representative of Armory provided an update of the process. The Special Committee discussed the engagement of Duff & Phelps, LLC, which we refer to as Duff & Phelps, to provide a fairness opinion on the acquisition consideration and the engagement of Special Committee counsel.

On November 24, 2014, the Special Committee engaged Duane Morris LLP, which we refer to as Duane Morris, as counsel to the Special Committee.

Between November 6, 2014 and November 26, 2014, representatives of Lyris’ management and representatives of Versata engaged in diligence calls and made additional diligence requests, including with respect to Lyris’ customer turnover.

On November 26, 2014, representatives of Armory had a telephonic meeting with a representative of Versata in which the representative of Versata indicated that Versata’s diligence of Lyris, including with respect to the customer turnover, did not support the earlier valuation, and that Versata was willing to proceed with discussions at an enterprise value of $16.5 million.

On December 1, 2014, representatives of Armory had a telephonic meeting with a representative of Versata to discuss Versata proceeding to a letter of intent in connection with its interest in a strategic transaction.

On December 5, 2014, the Special Committee held a telephonic meeting with representatives of Armory present. A representative of Armory provided an update of the process. Representatives of Lyris management also confirmed that, as projected in October 2014, Lyris’ financial condition and forecasts indicated liquidity constraints beginning in February and March 2015. The Special Committee directed Armory to request interested bidders to provide bids expeditiously in light of Lyris’ financial condition and liquidity constraints.

Following the meeting, a representative of Armory contacted Versata, Company A and Company B regarding the submission of bids.

On December 6, 2014, Lyris received a draft letter of intent from Versata which contemplated a cash acquisition of Lyris by a newly formed company, for an enterprise value of $16.5 million on a cash-free and debt-free basis. In order to preserve certain tax attributes of Lyris, the proposed transaction required that the stockholders of Lyris who held a controlling interest in Lyris purchase a significant percentage of the equity interests in the acquiring entity. The letter of intent also required that the Lyris controlling stockholders commit, other than in connection with a superior bid, to vote for the proposed transaction. The draft also indicated that Versata was seeking exclusivity in connection with the proposed transaction.

On December 11, 2014, a representative of Armory had a telephonic meeting with a representative of Versata to discuss transaction valuation and the letter of intent. The representative of Armory communicated that Lyris was running a process and that it would not agree to an exclusivity provision. The representative of Armory also indicated that the principal stockholders did not desire any preferential treatment in connection with the transaction and that the structure, as contemplated, gave the appearance of preferential treatment. The representative of Versata indicated that Versata was unwilling to improve the deal price and that the transaction structure was a prerequisite for continuing discussions regarding a transaction.

On December 15, 2014, Lyris received a revised letter of intent from Versata. The letter of intent included the same enterprise value set forth in the draft letter of intent circulated on December 6, 2014. The letter of intent proposed that the definitive agreement would include a break-up fee of $500,000 that would be payable to Versata under certain circumstances. The letter of intent continued to require that, in order to preserve certain tax attributes of Lyris, the stockholders of Lyris who held a controlling interest in Lyris purchase a significant percentage of the equity interests in the acquiring entity and that, as a condition to executing the definitive agreement, stockholders representing 65% of the outstanding capital stock of Lyris irrevocably commit to a voting agreement in favor of the proposed transaction. Versata’s revised letter of intent did not contain an exclusivity provision.

On December 16, 2014, the Special Committee held a telephonic meeting with representatives of management, Duane Morris, Cooley and Armory participating. Armory updated the Special Committee on the process, the draft letter of intent received from Versata and discussions with Versata relating to the letter of intent. The Special Committee and Duane Morris also discussed the implications of the Lyris Principal Stockholders being required to receive potentially disparate treatment in the transaction. The Special Committee, Duane Morris and Cooley also discussed the feasibility of a establishing the voting requirement for a strategic transaction as a vote of the “majority of the minority.” Representatives of Lyris’ management indicated that based upon the Lyris stockholder base and the volume of trading, obtaining a majority of the minority vote was not realistically achievable. After a deliberation on Lyris’ financial condition and fact that Lyris had only received one letter of intent, despite having reached out to numerous potential bidders, in light of the financial condition of Lyris, the Special Committee authorized management to continue negotiations with Versata.

On December 16, 2014, a representative of Armory had a telephonic meeting with a representative of Company B. The representative of Company B indicated that Company B was interested in a potential strategic transaction that would be structured as a stock-for-stock deal. The representative of Armory responded that in light of the ongoing process, it was imperative that Company B move quickly if it was interested in making an offer for Lyris.

On December 16, 2014, representatives of Cooley and representatives of Goodwin Procter LLP, which we refer to as Goodwin, outside counsel to Versata and Buyer, had a telephonic meeting to discuss the transaction structure that was required by Versata in order to proceed with the process.

On December 16, 2014, Lyris provided Versata with a revised draft of the letter of intent. The revised draft proposed that the definitive agreement would include a break-up fee of $400,000 that would be payable to Versata under certain circumstances and that the voting agreement in favor of Versata only be applicable if the Board of Directors recommend the transaction.

On December 18, 2014, a representative of Armory had a telephonic meeting with a representative of Versata to further discuss the proposed structure and express concerns relating to the value of the equity that the Lyris Principal Stockholders would receive in the acquiring entity. The representative of Armory communicated that a formal valuation of this interest would be necessary to determine if this interest represented significant value because the Special Committee and Lyris’ controlling stockholder had concerns regarding a structure that treated Lyris’ controlling stockholder disparately. Because Versata was requiring the proposed structure, it was requested that Versata provide reimbursement with respect to the fees and expenses associated with such valuation.

On December 18, 2014, Lyris received a letter of intent from Company A. The letter of intent contemplated a cash acquisition for an enterprise value of $20 million, on a cash free and debt free basis, to be funded by a financial sponsor. The letter of intent indicated that a transaction could be executed within 30 to 45 days. The letter of intent requested exclusivity through January 30, 2015 and indicated that the offer would remain open until December 22, 2018.

On December 19, 2014, the Special Committee held a telephonic meeting with representatives of management, Cooley and Armory present. The Special Committee received an update on discussions with Versata on the letter of intent and considered the fiduciary duty issues to be considered in connection with the proposal. The Special Committee also received an update on the letter of intent received from Company A, including the fact that the proposed transaction required involvement by a financial sponsor, which might delay the transaction because of the need to satisfy the diligence obligations of both Company A and the financial sponsor. The Special Committee also considered the fact that Company A and the financial sponsor were in early stages of diligence and had only provided preliminary interest in Lyris. The Special Committee received an update on the status of discussions with Company B and another potential acquirer. In light of the financial condition of Lyris, the Special Committee directed management to continue negotiations with Versata to get to a negotiated definitive agreement as soon as possible while continuing discussions with Company A and the financial sponsor and any other interested party.

On December 22, 2014, the Special Committee engaged Duff & Phelps to render a fairness opinion in connection with a proposed strategic transaction.

On December 22, 2014, Lyris received a final letter of intent from Versata. The letter of intent included an enterprise value of $16.5 million, a break-up fee of $400,000 that would be payable to Versata under certain circumstances and continued to require that in order to preserve certain tax attributes of Lyris, the stockholders of Lyris who held a controlling interest in Lyris purchase a significant percentage of the equity interests in the acquiring entity and that, as a condition to executing the definitive agreement, subject to certain exceptions, stockholders representing 65% of the outstanding capital stock of Lyris irrevocably commit to a voting agreement in favor of the proposed transaction. The letter of intent did not require exclusivity. Lyris agreed to proceed to work towards a definitive agreement based upon the terms of the letter of intent and, on December 27, 2014, Versata delivered to Lyris an executed copy of the letter of intent.

On December 23, 2014, a representative of Armory had a telephonic meeting with a representative of Company B. The representative of Company B indicated that Company B was interested in pursuing a strategic transaction with Lyris but needed additional time to make an offer.

On December 23, 2014, a representative of Armory contacted a representative of Company A and communicated that Lyris was interested in pursuing discussions but was unable to grant the exclusivity requested because Lyris was running a process.

On December 28, 2014, a representative of Armory introduced a representative of Duff & Phelps to a representative of Versata so that Duff & Phelps could commence its valuation of the acquiring entity.

Commencing on December 30, 2014, representatives of Versata conducted extensive diligence on Lyris.

On December 30, 2014, a representative of Armory had discussions with a representative of Company A to discuss alternatives to exclusivity and the representative of Company A indicated that Company A would consider exploring a transaction if Lyris reimbursed it for certain fees and expenses if Company A did not enter into a definitive agreement with Company A.

On December 31, 2014, Cooley circulated an initial draft of a merger agreement to counsel to Versata and Buyer. The draft contemplated a one-step merger and permitted Lyris’ Board of Directors, under certain circumstances, to change its recommendation in connection with a superior offer and a change in circumstances as a result of certain intervening events and did not require Lyris to submit the agreement to the stockholders for adoption in the event of a change in the Board of Directors’ recommendation.

On January 6, 2015 and January 7, 2015, Goodwin circulated revised drafts of the merger agreement to Cooley. The draft limited the circumstances under which Lyris’ Board of Directors could change its recommendation in connection with the termination of the definitive agreement to accept a superior offer. In addition, Lyris was obligated to submit the agreement to the stockholders for adoption unless the agreement was terminated. The agreement did not contemplate an equity commitment and provided that the guarantee of the financial sponsor would be limited to ten percent of the purchase price.

On January 6, 2015, Goodwin also circulated to a representative of Armory, for further distribution to the Lyris Principal Stockholders, a draft subscription agreement and voting and proxy agreement, documents that Versata required in connection with the principal stockholder’s purchase of equity in the acquiring entity. The draft documents also included a grant of proxy by the principal stockholders with respect to all voting matters related to the acquiring company to a representative of the financial sponsor.

On January 7, 2015, Goodwin circulated to Cooley a draft of the voting agreement that Versata was requiring from the principal stockholders and the guarantee from the financial sponsor. The draft voting agreement was further distributed to the Lyris Principal Stockholders.

Between January 6, 2015 and January 27, 2015, representatives of Lyris, Cooley and Armory, on the one hand, and representatives of Versata and Goodwin, on the other hand, exchanged drafts of the merger agreement, the guarantee and a commitment letter from the financial sponsor and negotiated these agreements. During this time, Versata also conducted extensive diligence on Lyris. During the course of its diligence, Versata stipulated to Lyris that entering a definitive agreement would be contingent upon certain principal stockholders mitigating risks related to an ongoing litigation involving them and certain other current and former officers and directors of Lyris that might trigger company indemnity obligations, by waiving indemnity rights and providing a financial backstop in connection with such matter.

On January 6, 2015, the Special Committee held a telephonic meeting with representatives of Armory and Cooley present. A representative of Armory provided an update on the status of discussions with Versata, Company A and Company B. The Special Committee directed management to continue diligence efforts with all three parties. The Special Committee also discussed potential alternatives to the transaction structure presented by Versata in response to concerns that the principal stockholders might be potentially viewed as getting disparate treatment and the fact that William T. Comfort III had significant concerns about the contractual obligations and indemnity waivers being required. The Special Committee was informed by representatives of management, Armory and Cooley that Versata did not indicate flexibility with respect to its proposed structure. The Special Committee also discussed Company A’s request to be reimbursed for legal fees under certain circumstances if Lyris did not enter into a definitive agreement with Company A. The Special Committee directed management to continue negotiations with Versata on the definitive agreement. The Special Committee also directed management to continue negotiations with Company A on the letter of intent even if it included a reimbursement obligation because the bid from Company A was a higher value all cash bid than the one presented by Versata, offered the same consideration to all common stockholders and could be effected through a cash tender offer which would result in a shorter time to consummate of the transaction.

Between January 1, 2015 and January 8, 2015, Lyris and representatives of Armory, on the one hand, and Company A, on the other hand, had discussions regarding reimbursement for certain fees and expenses of Company A if Lyris did not enter into a definitive agreement with Company A. On January 8, 2014, Company

A delivered a letter of intent which reflected an agreed upon reimbursement of up to $200,000 for fees and expenses if, under certain circumstances, Lyris did not enter into a definitive agreement with Company A.

On January 10, 2015, Company A commenced diligence on Lyris.

On January 16, 2015, in a telephonic meeting, a representative of Company B communicated to a representative of Armory that Company B would submit a letter of intent.

On January 16, 2015, the Special Committee held a telephonic meeting with representatives of Armory, Duane Morris and Cooley present. A representative of Armory provided an update that Versata was proceeding with negotiations, Company A was actively continuing diligence and the Company B was still interested but was not moving quickly. The representative of Armory also indicated interest from a fourth party but indicated this party would not be able to progress quickly.

On January 18, 2015, Cooley circulated an initial draft of a merger agreement to Company A. The draft contemplated a two-step merger and permitted Lyris’ Board of Directors, under certain circumstances, to change its recommendation in connection with a superior offer and a change in circumstances as a result of intervening events.

On January 22, 2015, Lyris received a letter of intent from Company B. The letter of intent contemplated an acquisition for a fixed number of shares, with an adjustment for cash and indebtedness, of Company B but did not provide for a fixed enterprise value. The structure contemplated a registration of Company B’s securities on a Form S-4 registration statement and required that the Lyris controlling stockholder enter into a voting agreement committing to vote in favor of the transaction. The letter of intent also required that Lyris agree to a 45-day exclusivity period. On January 22, 2015, based upon Company B’s stock price on that day, the offer represented an enterprise value of $18.1 million.

On January 26, 2015, Company A delivered a revised letter of intent to Lyris which contemplated an acquisition for an enterprise value of $17.2 million and reimbursement of up to $200,000 for fees and expenses if, under certain circumstances, Company A did not enter into a definitive agreement with Company A. A representative of Company A communicated to a representative of Armory that the reduction in valuation was a result of diligence, including diligence on the customer tunrover and ongoing litigation involving certain Principal Lyris Stockholders and certain other current and former officers and directors of Lyris that might trigger company indemnity obligations. Company A further indicated that it might be in a position to sign a definitive agreement within a couple of weeks.

On January 27, 2015, the Special Committee held a telephonic meeting with representatives of management, Armory, Cooley and Duane Morris present. A representative of Armory provided an update on the process. The Special Committee was informed that while discussions with Versata were proceeding, the disparate treatment of the Lyris Principal Stockholders and other contractual requirements being made of the principal stockholders was problematic to the principal stockholders. The Special Committee was notified that Company B was moving forward with its offer but that a decline in the value of Company B’s stock resulted in a transaction enterprise value of $16.2 million. The Special Committee determined that the lack of liquidity in Company B’s stock was a real concern and that the all stock offer from Company B would have to be an appropriate premium to the other cash offers to be considered. The Special Committee was also notified that Company A had reduced its initial offer of a $20 million enterprise value to a $17.2 enterprise value as a result of diligence findings. Despite the price reduction, the all cash structure, higher enterprise value and lack of disparate treatment of the Lyris Principal Stockholders, resulted in the Special Committee determining that the proposal from Company A was the superior alternative.

On January 28, 2015, Cooley received a markup of the merger agreement from counsel to Company A.

Between January 28 and February 1, 2015, Lyris and its representatives, including Cooley and Armory, on the one hand, and Company A and its representatives, on the other hand, had discussions regarding the merger agreement markup and the transaction structure. Among other things, Company A proposed a new structure which contemplated a merger agreement which would be approved by the Lyris controlling stockholders via an action by written consent to be executed within 24 hours of signing the merger agreement.

On January 29, 2015, at the direction of the Special Committee, a representative of Armory had a telephonic meeting with a representative of Company B and communicated that the offer was inadequate and that Company B needed to increase the stock consideration in connection with the transaction.

On January 30, 2015, representatives of Lyris held a business due diligence session with representatives of Company B.

On February 2, 2015, the Special Committee held a telephonic meeting with representatives of management, Armory, Cooley and Duane Morris present. A representative of Cooley provided an update on the new structure proposed by Company A which contemplated a merger agreement which would be approved by certain Principal Lyris Stockholders via an action by written consent to be executed within 24 hours of signing the merger agreement. Duane Morris discussed the fiduciary duty issues related to this structure that would prevent Lyris from accepting a superior bid after the Lyris controlling stockholders approve the transaction. Duane Morris also reviewed the process to date and the Board of Directors’ and Special Committee’s actions towards running a process. The Special Committee directed management and Armory to continue to negotiate the price. The Special Committee directed Cooley and management to communicate to Company A and its counsel that the Special Committee was willing to consider the proposed structure but that Lyris would need at least three business days following execution of the definitive agreement and receipt of the stockholder consent to allow a superior bid to be made.

On February 3, 2015, Lyris received a revised letter of intent from Company B. The letter of intent provided for an increase in the fixed number of shares to be issued in connection with the proposed transaction, but was otherwise substantially similar to the January 22, 2015 offer. On February 3, 2015, based upon Company B’s stock price on that day, the offer represented an enterprise value of $18.6 million.

On February 4, 2015, at the direction of the Special Committee, a representative of Armory provided a markup of the letter of intent to Company B. Among other things, the markup rejected the exclusivity period.

Between February 2, 2015 and February 5, 2015, a representative of Armory and a representative of Lyris had discussions regarding the transaction structure and the deal valuation. On February 5, 2015, Company A delivered a revised letter of intent to Lyris. The letter of intent contemplated an enterprise value of $17.75 million and required exclusivity through February 20, 2015 as a condition to continuing discussions with Lyris and reimbursement of up to $200,000 for fees and expenses if, under certain circumstances, Lyris did not enter into a definitive agreement with Company A.

On February 5, 2015, the Special Committee held a telephonic meeting with representatives of management, Armory, Duane Morris and Cooley present. The representative of Armory provided an update on the discussions with Company A and the terms of the revised letter of intent, including the increase in valuation to an enterprise value of $17.75 million, the request for a two-week exclusivity period and the request for reimbursement of up to $200,000, under certain circumstances, in the event a definitive agreement was not executed. The Special Committee determined that in light of the proposed enterprise value and the financial condition of Lyris, Lyris should agree to the proposed exclusivity period and the expense reimbursement requirement. The Special Committee also discussed the letter of intent from Company B. Since the consideration from Company B was stock-based and Company B did not have sufficient trading volume, the Special Committee did not view this offer as favorably as the offer from Company A.

On February 6, 2015, Lyris and Armory ceased discussions with Versata and Company B.

On February 6, 2015, Lyris entered into an exclusivity agreement through February 20, 2015 with Company A.

From February 6 to February 20, 2015, Company A and its financial sponsor and their representatives conducted diligence on Lyris, including with respect to the ongoing litigation involving certain principal stockholder and certain current and former officers and directors of Lyris that might trigger Company indemnity obligations. During this period, Company A and its financial sponsor and their representatives, on the one hand, and Lyris and its representatives, on the other hand, negotiated the merger agreement and ancillary documents.

On February 12, 2015, the Special Committee held a telephonic meeting with representatives of management, Duane Morris and Cooley present. Representatives of Cooley and management provided an update on Company A’s and its financial sponsor’s diligence efforts. A representative of Cooley then provided a summary of Company A’s response draft merger agreement. The Special Committee directed Cooley to continue to negotiate to finalize the merger agreement.

On February 17, 2015, the Special Committee held a telephone meeting with representatives of management, a representative of Armory, Duane Morris and Cooley present. A representative of Armory provided an update on the process with Company A and management provided an update on certain diligence matters. The Special Committee was informed of timing issues in executing a definitive agreement in light of the expiration of the exclusivity agreement with Company A.

On February 20, 2015, the exclusivity agreement with Company A expired without a definitive agreement being executed.

On February 20, 2015, Company A and its financial sponsor indicated that, in order to proceed with the transaction, they would require certain principal stockholders to provide an indemnity in connection with the ongoing litigation involving certain principal stockholders and certain current and former officers and directors of Lyris.

On February 20, 2015, a representative of Armory had a telephonic discussion with Mr. Comfort in which Mr. Comfort agreed, subject to reaching satisfactory agreement, to waive certain indemnity rights and provide certain indemnities in connection with an ongoing litigation involving certain principal stockholders and certain current and former officers and directors of Lyris. Subsequently, counsel to Mr. Comfort commenced the process of negotiating a waiver of indemnity rights.

On February 20, 2015, the Special Committee held a telephonic meeting with representatives of management, Duane Morris and Cooley present. A representative of Armory provided an update on the discussions with Company A and proposed resolution of diligence open points. The Special Committee directed management and Cooley to proceed with solutions to resolve diligence concerns.

On February 21, 2015, Company A delivered an extension to the exclusivity agreement, extending the exclusivity period through February 27, 2015. Lyris did not execute the requested extension but expressed urgency in reaching a definitive agreement as soon as possible and continued to engage in discussions with Company A and its financial sponsor to address open issues.

On February 24, 2015, Company A delivered an extension to the exclusivity agreement, extending the exclusivity period through February 27, 2015. Lyris did not execute the requested extension but continue to express urgency in reaching a definitive agreement as soon as possible and continued to engage in discussions with Company A and its financial sponsor to address open issues.

On February 27, 2015, the Special Committee held a telephonic meeting with representatives of management, Duane Morris and Cooley present. A representative of Armory provided an update on the discussions with Company A and the proposed resolution of open issues. The Special Committee directed management and Cooley to proceed with solutions to resolve diligence concerns.

Between February 27, 2015 and March 5, 2015, Lyris and its representatives, on the one hand, and Company A and its financial sponsor, on the other hand, worked on the resolution of open issues.

On March 5, 2015, the Special Committee held a telephonic meeting with representatives of management, Duane Morris and Cooley present. A representative of Armory provided an update on the discussions with Company A and the proposed resolution of open issues. The Special Committee expressed concern with the delayed timing of the execution of a definitive agreement in light of the financial condition of Lyris and discussed potentially reengaging with other bidders. The representatives of Lyris indicated to the Special Committee that Company A and its financial sponsor appeared to be in the final stages of the process.

On March 9, 2015, Company A delivered a revised letter of intent which contemplated an enterprise value of $18.05 million. The letter of intent targeted a signing date of March 17, 2015 and requested exclusivity through such date. Lyris did not execute the requested extension but required that Company A provide a timeline to get to the target close date.

From March 9, 2015 through March 13, 2015, Lyris and its representatives worked towards finalizing a transaction with Company A, including responding to open diligence issues, negotiating a commitment letter from the financial sponsor and negotiating the merger agreement open issues.

On March 10, 2015, the Special Committee held a telephonic meeting with representatives of management, Duane Morris and Cooley present. A representative of Armory provided an update on the latest letter of intent delivered by Company A and the target execution date of March 17, 2015 and indicated that the delay in timing was due to certain funding delays on the part of the financing sponsor. It was communicated that although the enterprise value had improved slightly it would not improve the price per share because of changes in Lyris’ debt position. The Special Committee directed the representatives to reject the request for exclusivity. Representatives of Lyris’ management indicated that they believed that Company A and its financial sponsor remained committed to the transaction.

On March 13, 2015, a representative of Company A’s financial sponsor contacted a representative of Armory and communicated that the financial sponsor was no longer backing the transaction and that the financial sponsor was no longer going to participate in the sale process.

From March 13, 2015 through April 3, 2015, representatives of the management of Lyris and representatives of Armory had discussions with representatives of Company A to assess whether Company A could engage in a transaction without a financial sponsor. Company A indicated that it was interested in exploring alternatives.

On March 13, 2015, the Special Committee held a telephonic meeting with representatives of management, Duane Morris and Cooley present. A representative of Armory provided the update that Company A’s financial sponsor had backed out of the process and that Company A remained interested in exploring alternatives. The Special Committee directed the representatives of Lyris to re-open discussions with Versata and other potentially interested parties and to notify the Lyris controlling stockholder of the developments to enable the Lyris controlling stockholder to re-engage in a transaction with Versata.

Between March 13, 2015 and March 17, 2015, representatives of Armory and Company A had discussions regarding potential alternative structure in connection with a potential transaction and representatives of Armory contacted Versata and a strategic third-party to determine their interest in the process.

On March 17, 2015, the Special Committee held a telephonic meeting with representatives of management, Duane Morris and Cooley present. A representative of Armory updated the Special Committee on the status of discussions with Company A including alternative financing proposals but noted that the proposals would not deliver immediate value to the stockholders of Lyris. A representative of Lyris’ management provided an update on discussions with Company B and indicated that based upon the pressure on its stock price Company B was unable to pursue a transaction. The representative of Armory indicated that Versata remained interested in a transaction but continued to require the transaction structure previously proposed. The representative of Armory indicated that the transaction structure remained a concern for the principal stockholders who did not want to be afforded any disparate treatment in the transaction. The Armory representative further indicated that Versata was firm that the engagement of the Lyris controlling stockholder and negotiation of the required documents was a pre-condition to executing a deal with Versata. A representative of Lyris then provided an update on the liquidity constraints of Lyris and the need to urgently commence discussions with Silicon Valley Bank to provide an extension to the credit facility to enable sufficient time to pursue and potentially complete a strategic transaction. The representative also noted the impact that cash conservation would continue to have on retention effects. Counsel to the Special Committee discussed the assessment of the proposed Versata structure in the context of the serious liquidity issues Lyris would face if a strategic transaction was not consummated. Representatives of Lyris also discussed that a new strategic third party was potentially interested but noted that this party did not have financing for a deal and would not be able to move quickly enough given Lyris’ liquidity constraints. In light of the lack of alternatives and the fact that Company A was unable to deliver immediate value to the stockholders, the Special Committee directed the representatives of Lyris and Armory to continue to pursue all alternatives, including discussions with Versata.

On April 3, 2015, Company A communicated to Mr. Philpin, Chief Executive Officer of Lyris, that the stockholders of Company A were not supportive of a transaction with Lyris and that the Company A was no longer going to participate in the process.

On April 3, 2015, a representative of Armory contacted a representative of Versata to assess if Versata was still interested in a transaction with Lyris. The representative of Versata indicated that it was interested if a transaction was consummated based upon the previously proposed terms.

On April 6, 2015, a representative of Versata circulated to Lyris and its representatives, drafts of the merger agreement and related transaction documents as they stood at the time discussions and negotiations regarding the proposed transaction ceased in February. These included documents that the Lyris controlling stockholder was required to enter into in connection with the transaction, including Versata’s requirement that certain principal stockholders purchase equity in the acquiring entity as a condition to Versata entering into the acquisition agreement, Versata’s requirement that such principal stockholders provide an affiliate of the acquiring entity proxy to vote all their equity in the acquiring entity on a go-forward basis and Versata’s requirement that the Lyris controlling stockholder waive certain indemnity rights in connection with an ongoing litigation and provide a financial backstop to Lyris in the event Lyris is obligated to indemnify any other officer or director defendant in connection with such litigation. These documents also included the voting agreement that certain principal stockholders were being required to execute in support of the adoption of the merger agreement. A representative of Lyris distributed the applicable documents to Mr. Comfort.

On April 9, 2015, at the request of a representative of Armory, a representative of Versata provided a representative of Armory additional details regarding the structure of the acquiring entity with regard to equity ownership between the principal stockholders and Aurea and the proxy granted by the principal stockholders to an affiliate of Aurea.

On April 10, 2015, the Special Committee held a telephonic meeting with representatives of management, Duane Morris and Cooley present. Prior to the Special Committee meeting, the Special Committee had instructed counsel to the Special Committee to review the details regarding the requirements being imposed on the Lyris controlling stockholder, in light of the concerns that the Lyris controlling stockholder had with regards to the transaction. Counsel to the Special Committee reviewed the Special Committee’s fiduciary duties in the context of the financial condition of Lyris. The Special Committee discussed the fact that the principal stockholders had not sought out the disparate treatment required by the transaction and the fact that transaction with an affiliate of Versata was the only remaining viable option following a long process to explore alternative strategic options, including a sale. The Special Committee directed the counsel to the Special Committee to contact the principal stockholders and communicate that the transaction with an affiliate of Versata was the only available alternative to Lyris in the sale process and that the financial condition of Lyris necessitated quick action.

On April 10, 2015, a representative of Duane Morris, counsel to the Special Committee, contacted Mr. Comfort and communicated the concerns of the Special Committee. Mr. Comfort noted his concerns with respect to the disparate treatment accorded by the structure but agreed to engage with respect to the proposed transaction.

On April 17, 2015, Cooley and Goodwin had a telephonic meeting to negotiate open issues in the merger agreement, including the definition of material adverse effect, and exceptions thereto, and conditions to closing.

On April 17, 2015, the Special Committee held a telephonic meeting with representatives of management, Duane Morris and Cooley present. Representatives of management and Cooley provided an update on the transactions and indicated that the principal stockholders were continuing to evaluate the transaction. The Special Committee directed the counsel to the Special Committee to follow up with Mr. Comfort.

Between April 17, 2015 and April 23, 2015, representatives of Versata and representatives of Lyris had discussions regarding open issues. During this time, representatives of the principal stockholders and representatives of Versata held discussions regarding the transaction structure and agreements impacting the Lyris controlling stockholder.

On April 23, 2015, a representative of Versata had a telephonic meeting with a representative of Armory and indicated that if Versata and the principal stockholders were not able to reach agreement, Versata would not be able to proceed with the transaction, because the participation of the Lyris Principal Stockholders in the acquiring entity structure was a prerequisite of Versata moving forward.

Between April 23, 2015 and April 30, 2015, representatives of Versata and representatives of Lyris finalized the merger agreement and resolved open issues. During this time, representatives of the Lyris Principal Stockholders and representatives of Versata resolved the transaction structure and finalized the agreements involving the Lyris Principal Stockholders.

On April 30, 2015, the Special Committee held a telephonic meeting with representatives of management, Duane Morris and Cooley present. Representatives of management and Cooley provided an update on the transactions and the path to finalizing the transaction.

On April 30, 2015, the Board of Directors of Lyris held a telephonic meeting with representatives of management, Armory and Cooley present. Representatives of management, Armory and Cooley provided an update on the transactions and the path to finalizing the transaction.

On May 1, 2015, the Special Committee held a telephonic meeting with representatives of management, Duane Morris, Cooley and Duff & Phelps present to consider the proposed transaction. At the meeting, representatives of Cooley reviewed the obligations of the Special Committee and the fact that the Board of Directors of Lyris was not authorized to approve a strategic transaction without a prior favorable recommendation of the transaction by the Special Committee or determine the advisability of the transactions without a prior favorable recommendation by the Special Committee. A representative of Armory provided an overview of the process conducted by Lyris and the Special Committee. Counsel to the Special Committee then reviewed the fiduciary obligations of the Special Committee in the context of considering the sale of Lyris. A representative of Lyris reviewed the financial condition of Lyris and the need for Lyris to take drastic steps if a transaction was not approved. Representatives of Cooley then reviewed the key provisions of the Merger Agreement, including the structure of the acquiring entity and the requirements of the Principal Lyris Stockholders with respect to the acquiring entity, the non-solicitation clause and fiduciary exceptions that would permit Lyris to negotiate and accept a superior unsolicited offer, subject to compliance with the Merger Agreement and Buyer’s matching rights, the change in board recommendation section and termination provisions. Cooley reviewed with the Special Committee the fact that the transaction structure was a result of a requirement imposed by Buyer to move forward with the transaction. Cooley also reviewed the indemnification obligations of certain principal stockholders and the terms of the Voting Agreement and circumstances under which the Voting Agreement would terminate. Duff & Phelps delivered to the Special Committee its oral opinion, to the effect that, as of the date of such opinion and subject to various qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of Lyris Common Stock, other than the Principal Lyris Stockholders, in the Merger, is fair to such stockholders from a financial point of view (without giving effect to any impact of the Merger on any particular stockholder other than in its capacity as a stockholder). Duff & Phelps also presented its analysis that the fair market value of shares of Buyer purchased by the Non-Aurea LY Stockholders was nominal. Following this discussion, the Special Committee unanimously determined that the Merger is advisable and fair to and in the best interests of Lyris and its stockholders (including the Non-Principal Common Stockholders), unanimously approved the Merger Agreement and declared its advisability and approved the transactions contemplated thereby, including the Merger, and unanimously recommended that full Board of Directors of Lyris approve and adopt the Merger Agreement.

On May 1, 2015, following the Special Committee meeting, the Board of Directors of Lyris held a telephonic meeting with representatives of management, Cooley and Duff & Phelps present to consider the proposed transaction. At the meeting, a representative of Armory provided an overview of the process conducted by Lyris and the Special Committee. Cooley then reviewed the fiduciary obligations of the Board of Directors in the context of considering the sale of Lyris. Cooley then reviewed the key provisions of the Merger Agreement, including the structure of the acquiring entity and the requirements of the Lyris controlling stockholder with respect to the acquiring entity, the non-solicitation clause and fiduciary exceptions that would permit Lyris to negotiate and accept a superior unsolicited offer, subject to compliance with the Merger Agreement and the acquirer’s matching rights, the change in board recommendation section, termination provisions. Cooley also reviewed the Lyris controlling stockholder’s indemnification obligations and the terms of the Voting Agreement and circumstances under which the Voting Agreement would terminate. Mr. Comfort then indicated that he was still soliciting final approval from the related parties that were executing agreement in connection with the proposed structure and was unable to proceed to execution at the time. The Board of Directors determined to adjourn the board meeting until that approval was approved, which will expected to occur within a few days. After Duff & Phelps provided an overview of its valuation analysis that formed the basis of the fairness opinion rendered to the Special Committee, the Board of Directors adjourned the meeting. Following the meeting of the Board of Directors of Lyris, the Special Committee met telephonically and qualified its earlier recommendation and determined to adjourn the Special Committee meeting until the approval of the Principal Lyris Stockholders was obtained.

On May 4, 2015, following notification from Mr. Comfort that the Principal Lyris Stockholders had obtained requisite approvals, the Special Committee re-convened and unanimously determined that the Merger is advisable and fair to and in the best interests of Lyris and its stockholders (including the Non-Principal Common Stockholders), unanimously approved the Merger Agreement and declared its advisability and approved the transactions contemplated thereby, including the Merger, and unanimously recommended that full Board of Directors of Lyris approve and adopt the Merger Agreement.

On May 4, 2015, following the Special Committee meeting, the Board of Directors of Lyris re-convened and unanimously determined that the Merger is advisable and fair to and in the best interests of Lyris and its stockholders (including the Non-Principal Common Stockholders), unanimously approved the Merger Agreement and declared its advisability and approved the transactions contemplated thereby, including the Merger, and unanimously recommended that the Lyris stockholders (including the Non-Principal Common Stockholders) approve and adopt the Merger Agreement.

Later in the day on May 4, 2015, the Merger Agreement, the Voting Agreement and the agreements relating to the acquiring entity were signed. Lyris issued a press release announcing the execution of the Merger Agreement following the close of markets on May 4, 2015. A copy of the press release has been filed as Annex I and is incorporated herein by reference.

Reasons for the Special Committee’s Recommendation

In reaching its approval of the Merger, the Merger Agreement and the transactions contemplated thereby and making the recommendation that our Board of Directors and our stockholders authorize, approve and adopt the Merger, the Merger Agreement and the transactions contemplated thereby, the Special Committee considered numerous factors, including the following material factors and benefits of the Merger, each of which the Special Committee believed supported its unanimous determination and recommendation:

Merger Consideration.  The Special Committee considered:

•	the $0.89 per share price to be paid for each share of Lyris Common Stock represents a 78% premium to the closing price of $0.50 per share on May 1, 2015, the last full trading day before the transactions were approved by the Special Committee and publicly announced, a 74.5% premium to the one-week average trading stock price of $0.51 per share, and 78% premium to the one-month average trading stock price of $0.50 per share;
•	the Special Committee’s belief that it had obtained Aurea’s best and final offer, and that, as of the date of the Merger Agreement, the Merger Consideration represented the highest per-share Common Stock consideration reasonably obtainable.

The Company’s Operating and Financial Condition; Prospects of the Company.  The Special Committee considered the current and historical financial condition, results of operations, business and prospects of the Company as well as the Company’s financial plan and prospects and risks if the Company were to remain an independent company. The Special Committee considered (i) that the Company reached peak total revenues of

$43.4 million in 2009 and that revenues have declined steadily every year since then to $29.4 million for the twelve months ended December 31, 2014; (ii) the fact that the continued decline in revenue has resulted in cash operating losses (after adjusting for capitalized software costs); (iii) the fact that the Company has experienced significant customer turnover and (iv) the fact that the Company had only $1.3 million in cash as of March 31, 2015 and would need to raise capital in the near term in order to continue to fund its ongoing operations. The Special Committee considered that Lyris’ Silicon Valley Bank revolving line was initially set to mature on May 6, 2015 and had been extended until August 31, 2015 to enable a transaction to be consummated and that the Company would have to assume the risk associated with paying off the line or negotiating a new credit arrangement. The Special Committee considered that without the ability to make significant investments in product development, increase its sales force or make more meaningful cost reductions, Lyris expects revenue to continue declining and losses to grow larger. The Special Committee also considered that the continued financial losses had constrained Lyris’ ability to make the investments necessary to turn the business around without a substantial capital infusion and limited Lyris’ borrowing capacity.

Strategic Alternatives.  The Special Committee considered its belief that (i) the Company, with the assistance of the Company’s management and financial advisor, had conducted a thorough and competitive process to identify viable acquisition partners to obtain the best available value to the stockholders and created an opportunity for any other potential interested party to approach the Company if such parties are interested in a strategic transaction; (ii) the value offered to holders of shares of Common Stock in the Merger was more favorable to holders of shares of Common Stock than the potential value of remaining an independent public company and (iii) after a thorough review of strategic alternatives and discussions with Lyris’ management and financial advisor, that the value offered to stockholders pursuant to the transactions was more favorable to the stockholders of the Company than the potential value that might have resulted from other strategic opportunities potentially available to Lyris, including remaining as a stand-alone company. The Special Committee believed that this view was supported in part by the absence of viable competing offer in the acquisition of the Company from other potential buyers solicited the lengthy process leading to the execution of the Merger Agreement (as more fully described above in “— Background of the Merger”).

Negotiations with Versata/Aurea.  The Special Committee considered the course of negotiations between the Company and Versata (on behalf of Aurea). The Special Committee believed based on these negotiations, that the Merger Consideration was the highest price per share of Common Stock that Buyer was willing to pay and that the Merger Agreement contained the most favorable terms to the Company to which Buyer was willing to agree.

Cash Consideration; Certainty of Value.  The Special Committee considered the form of consideration to be paid to the stockholders in the Merger and the immediate liquidity and certainty of the value of such cash consideration compared to stock or other forms of consideration.

No Financing Condition.  The Special Committee considered the Commitment Letter from ESW Capital, LLC, which we refer to as the Fund, and the fact that Buyer would have access to sufficient cash resources to pay the amounts required to be paid under the Merger Agreement and that the Merger is not subject to a financing condition. The Special Committee considered the guarantee executed by the Fund in favor of Lyris, which we refer to as the Guarantee, in which the Fund agreed to guarantee the due and punctual performance and discharge by Buyer of its payment obligations to Lyris under the provisions of the Merger Agreement governing damages for fraud if, as and when those obligations become payable under and in accordance with the terms of the Merger Agreement, provided that in no event shall the Fund’s liability for any amount that becomes payable exceed $1.35 million.

Opinion of the Special Committee’s Financial Advisor.  The Special Committee considered Duff & Phelp’s financial analyses and Duff & Phelps’s oral opinion to the Special Committee, which opinion was confirmed in writing, that, as of May 4, 2015, the date such opinion was issued, the per share consideration to be received by the Non-Principal Common Stockholders is fair to such stockholders from a financial point of view (without giving effect to any impact of the Merger on any particular stockholder other than in its capacity as a stockholder). The full text of Duff & Phelps’ written opinion, dated May 4, 2015, which sets forth, among other things, certain assumptions made, certain matters considered, and certain limitations on the review undertaken in connection with the opinion, is attached as Annex E and is incorporated herein by reference. The opinion expressed by Duff & Phelps was provided for the information and assistance of the Special Committee in connection with its consideration of the Merger, and such opinion does not constitute a recommendation as to any action that any Lyris stockholder should take in connection with the Merger and is not a recommendation as to how any stockholder should vote or otherwise act in connection with the Merger. We urge you to read that opinion carefully and in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review undertaken in arriving at that opinion.

The Merger Agreement.  The Special Committee considered the provisions of the Merger Agreement, including the ability of the Company’s to terminate the Merger Agreement in order to accept a superior offer and enter into a definitive agreement with respect to a superior offer, in subject to payment of a termination fee.

Conditions to the Consummation of the Merger.  The Special Committee considered the fact that consummation of the Merger was conditioned on the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a single class on an as-converted basis, and the holders of a majority of the outstanding shares of Preferred Stock, and that the Principal Lyris Stockholders, who controlled approximately 70.6% of the aggregate voting power of shares of Common Stock and Preferred Stock (on an as-converted to Common Stock basis), had committed to vote to adopt the Merger Agreement unless the Merger Agreement was terminated.

Appraisal Rights.  The availability of appraisal rights to the stockholders of the Company who are entitled to such rights and who comply with all of the requirements set forth in Section 262 of the DGCL for exercising such rights, which allow such holders to seek appraisal of the “fair value” of their shares of Common Stock as determined by the Court of Chancery of the State of Delaware in lieu of receiving the Merger Consideration.

Procedural Safeguards.  The Special Committee considered the following factors relating to the procedural safeguards that the Special Committee believes were and are present to ensure the fairness of the merger and to permit the Special Committee to represent the interests of the Company’s stockholders other than principal stockholders:

•	the fact that the Special Committee is comprised solely of independent directors who are not employees of the Principal Lyris Stockholders or any of its affiliates and have no financial interest in the merger that is different from that of the stockholders unaffiliated with the principal stockholders.
•	the fact that the members of the Special Committee were adequately compensated for their services and such compensation was in no way contingent on their approving the Merger Agreement or taking other actions described in this proxy statement.
•	the fact that the Special Committee retained and was advised by Duff & Phelps, its independent financial advisor, and by Duane Morris, its independent legal counsel.

In the course of its deliberations, the Special Committee also considered a variety of material risks and other countervailing factors related to entering into the Merger Agreement that had previously been identified and discussed by management of the Company and the Special Committee, which included:

•	the unique transaction structure which required the principal stockholders to purchase shares of Buyer prior to the execution of the Merger Agreement;
•	the potential limitations on the Company’s pursuit of business opportunities due to pre-closing covenants in the Merger Agreement whereby the Company agreed that it will carry on its business in the ordinary course of business consistent with past practice and, subject to specified exceptions, will not take a number of actions related to certain assets or the conduct of its business without the prior written consent of Buyer;
•	the fact that the Company’s stockholders will not participate in any potential future earnings or growth of the Company and will not benefit from any appreciation in the value of the combined company;

•	the possibility that the transactions contemplated by the Merger Agreement, including the Merger, might not be consummated, and the fact that if the Merger is not consummated, the Company’s directors and management will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction and the Company will have incurred significant transaction costs, that the trading price of the Common Stock will be negatively affected and the Company may have lost potential business partners and employees after announcement of the Merger;
•	the effect of the public announcement of the Merger Agreement, including effects on the Company’s operating results, customers and employees;
•	the termination fee payable to Buyer upon the occurrence of certain events, including the potential effect of such termination fee to deter other potential acquirors from making a competing offer for the Company that might be more advantageous to the Company’s stockholders, and the impact of the termination fee on the Company’s ability to engage in another transaction for 12 months if the Merger Agreement is terminated in certain circumstances;
•	the pendency of litigation and the likelihood of additional litigation; and
•	the treatment of the consideration to be received by the Non-Principal Common Stockholders in exchange for their Common Stock in the Merger as taxable to them for federal income tax purposes.

The foregoing discussion of the information and factors considered by the Special Committee is intended to be illustrative and not exhaustive, but includes the material reasons and factors considered. In view of the wide variety of reasons and factors considered, the Special Committee did not find it practical to, and did not, quantify or otherwise assign relative weights to the specified factors considered in reaching its determinations or the reasons for such determinations. Individual directors may have given differing weights to different factors or may have had different reasons for their ultimate determination. In addition, the Special Committee did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the Special Committee conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of the Merger.

Reasons for the Board’s Recommendation

In evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, our Board of Directors considered both the short-term and long-term interests of the Company, as well as the fairness to and best interests of Lyris’ stockholders other than the principal stockholders. In the course of reaching its determination that the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, including the Merger, are advisable to, and in the best interest of, Lyris and its stockholders, approval of the execution, delivery and performance by Lyris of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger and resolution to recommend the approval of the Merger Agreement and the Merger by the Lyris stockholders, our Board of Directors considered numerous factors, including the following material factors and benefits of the Merger, each of which our Board of Directors believed supported its unanimous determination and recommendation:

•	the unanimous determination and recommendation of the Special Committee; and
•	the factors considered by the Special Committee, including the positive factors and the risks and potentially negative factors relating to the Merger, and the factors relating to procedural safeguards of the Special Committee process.

The foregoing discussion of the information and factors considered by the Board of Directors is intended to be illustrative and not exhaustive, but includes the material reasons and factors considered. In view of the wide variety of reasons and factors considered, the Board of Directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specified factors considered in reaching its determinations or the reasons for such determinations. Individual directors may have given differing weights to different factors or may have had different reasons for their ultimate determination. In addition, the Board of Directors did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, the

Board of Directors conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of the Merger.

Our Board of Directors unanimously recommends that you vote “FOR” the adoption of the Merger Agreement.

Opinion of Duff & Phelps, LLC

Pursuant to an engagement letter dated December 22, 2014, as amended pursuant to addenda dated January 4, 2015, February 17, 2015 and May 1, 2015, the Special Committee retained Duff & Phelps to serve as its independent financial advisor to provide an opinion in connection with the Merger. The Special Committee retained Duff & Phelps based on Duff & Phelps’ qualifications, reputation and experience in the valuation of businesses and their securities, and its experience in valuing companies in the internet software and services industry. Duff & Phelps is a premier global valuation and corporate finance advisor that is regularly engaged to provide financial advisory services, including fairness opinions and valuation advice in connection with mergers and acquisitions, leveraged buyouts, going-private and recapitalization transactions.

On May 1, 2015, Duff & Phelps delivered a written presentation and its oral opinion, which was subsequently confirmed in writing, to the Special Committee that, as of that date, and based upon and subject to the assumptions, limitations and qualifications contained in its opinion, the $0.89 per share to be received by Lyris stockholders pursuant to the Merger Agreement was fair from a financial point of view to the Non-Principal Common Stockholders (as such term is defined in Duff & Phelps’ opinion) (without giving effect to any impact of the Merger on any particular stockholder other than in its capacity as a stockholder). Duff & Phelps has provided its written consent to the reproduction of its opinion in this proxy statement.

The full text of Duff & Phelps’ written opinion, dated May 4, 2015, which sets forth, among other things, certain assumptions made, certain matters considered, and certain limitations on the review undertaken in connection with the opinion, is attached as Annex E and is incorporated herein by reference. The opinion expressed by Duff & Phelps was provided for the information and assistance of the Special Committee in connection with its consideration of the Merger, and such opinion does not constitute a recommendation as to any action that any Lyris stockholder should take in connection with the Merger and is not a recommendation as to how any stockholder should vote or otherwise act in connection with the Merger. We urge you to read that opinion carefully and in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review undertaken in arriving at that opinion.

Duff & Phelps’ opinion (i) does not address the merits of the underlying business decision to enter into the Merger versus any alternative strategy or transaction; (ii) does not address the process through which Lyris has chosen to consider the Merger versus any alternative transaction; (iii) does not address any transaction related to the Merger; (iv) is not a recommendation as to how the Special Committee, the Board of Directors or any stockholder should vote or act with respect to any matters relating to the Merger, or whether to proceed with the Merger or any related transaction, and (v) does not indicate that the Per Share Consideration to be received by the Non-Principal Common Stockholders is the best possibly attainable under any circumstances; instead, it merely states whether such consideration is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which Duff & Phelps’ opinion is based.

Duff & Phelps’ opinion was only one of many factors taken into consideration by the Special Committee in making its determination with respect to the Merger. Duff & Phelps’ opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party. Duff & Phelps has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw the opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion.

While this summary describes the analysis and factors that Duff & Phelps deemed material in its presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a financial opinion involves various subjective determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to particular circumstances. In arriving at its opinion, Duff & Phelps considered a number of analytical methodologies. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the strengths, weaknesses and applicability of any particular technique. While the conclusions reached in connection with each analysis were considered carefully by Duff & Phelps in arriving at its opinion, Duff & Phelps did not consider it practicable to, nor did it attempt to, assign relative weights to the individual analyses and specific factors considered in reaching its opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken, as a whole, and also on application of Duff & Phelps’ own experience and judgment. This conclusion may involve significant elements of subjective judgment and qualitative analysis. No one method of analysis should be regarded as critical to the overall conclusion. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole, and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion.

In connection with its opinion, Duff & Phelps has made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analyses with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

•	Reviewed the following documents:
•	Lyris’ annual reports and audited financial statements on Form 10-K filed with the SEC for the year fiscal ended June 30, 2014, Lyris’ unaudited interim financial statements for the six months ended December 31, 2014 included in Lyris’ Form 10-Q filed with the SEC;
•	Unaudited financial information of Lyris for the fiscal years ended June 30, 2011 through 2014 and the nine months ended March 31, 2015, which Lyris’ management identified as being the most current financial statements available;
•	Detailed financial projections prepared by Lyris’ management for the fiscal year ending June 30, 2015 and the eleven-month period ended May 31, 2016;
•	Other internal documents relating to the history, current operations, and probable future outlook of Lyris, including financial projections, provided by Lyris’ management; and
•	Documents related to the Merger, including the Merger Agreement.
•	Discussed the information referred to above and the background and other elements of the Merger with Lyris’ management;
•	Reviewed the historical trading price and trading volume of Lyris’ Common Stock, and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;
•	Considered and (to the extent Duff & Phelps deemed appropriate) performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis (based on publically available information) of selected public companies that Duff & Phelps deemed relevant, and an analysis (based on publically available information) of selected transactions that Duff & Phelps deemed relevant; and
•	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

No limits were placed on Duff & Phelps by Lyris in terms of the information to which it had access or the matters it could consider.

In performing its analyses and rendering its opinion with respect to the Merger, Duff & Phelps, with the consent of the Special Committee:

•	Relied upon the accuracy, completeness and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Lyris’ management, and did not independently verify such information;
•	Relied upon the fact that the Special Committee and Lyris have been advised by counsel as to all legal matters with respect to the Merger, including whether all procedures required by law to be taken in connection with the Merger have been duly, validly and timely taken;
•	Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such projections or the underlying assumptions;
•	Assumed that information supplied and representations made Lyris’ management are substantially accurate regarding Lyris and the Merger;
•	Assumed that the representations and warranties made in the Merger Agreement are true and correct as of the date of its opinion;
•	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;
•	Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;
•	Assumed that all of the conditions required to implement the Merger will be satisfied and that the Merger will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and
•	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on Lyris.

In Duff & Phelps’ analysis and in connection with the preparation of its opinion, Duff & Phelps also made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Merger. To the extent that any of the foregoing assumptions or any of the facts on which Duff & Phelps’ opinion is based prove to be untrue in any material respect, its opinion cannot and should not be relied upon.

Duff & Phelps prepared its opinion effective as of May 4, 2015. Duff & Phelps’ opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of that date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of Duff & Phelps after the date of its opinion. In the event of any such change prior to the completion of the Merger, Duff & Phelps reserves the right to change, modify or withdraw its opinion.

In rendering its opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of Lyris’ officers, directors or employees, or any class of such persons, relative to the per share consideration to be received by the public Non-Principal Common Stockholders of Lyris in the Merger, or with respect to the fairness of any such compensation.

Although these paragraphs include some information in tabular format, those tables are not intended to stand alone and must be read together with the full text of each summary and the limitations and qualifications in the Duff & Phelps’ opinion.

Valuation Analysis

Duff & Phelps considered the use of commonly accepted valuation methodologies in its analysis, including a discounted cash flow analysis, liquidation analysis, reference to valuation multiples exhibited by selected public companies and selected M&A transactions.

Discounted Cash Flow Analysis.  With respect to the use of a discounted cash flow analysis, Duff & Phelps considered Lyris’ historical and projected financial performance. In particular, Duff & Phelps noted that in the absence of a significant capital investment, management’s best estimates as to future performance pointed to further deterioration of Lyris’ financial performance, a failure to achieve sustained positive cash flow and continued financial distress. Without positive cash flow in the foreseeable future, and without a set of financial projections demonstrating the ability to reach positive cash flow in the longer term, Duff & Phelps determined that a discounted cash flow analysis would not yield any meaningful indication of value and consequently did not apply such methodology.

Liquidation Analysis.  With respect to a liquidation analysis, Duff & Phelps noted that Lyris’ tangible book value of equity was ($3.1) million as of March 31, 2015, before accounting for the costs that would be incurred to wind down the Company, including substantial severance and lease liabilities. Therefore, Duff & Phelps determined that a liquidation analysis would not yield any meaningful indication of value and consequently did not apply such methodology. In light of the foregoing, although Duff & Phelps considered all commonly accepted valuation methodologies, they ultimately relied on the application of relevant valuation multiples to derive the enterprise value, total equity value and per share value of Lyris.

Market Approach.  Duff & Phelps used a market approach, which consisted of applying a range of selected valuation multiples to the Company’s latest twelve months, which we refer to as LTM, revenue (twelve months ended March 31, 2015) and projected next twelve months revenue (twelve months ended March 31, 2015).

•	Selected Public Companies Analysis. Duff & Phelps selected thirteen publicly traded companies that have relevant similarities to Lyris based on their product and service offerings and their markets served. No company considered in this analysis is identical to Lyris and, accordingly, a public company analysis involves complex and subjective considerations and judgments concerning differences in financial and operating characteristics of businesses and other factors that affect trading prices and overall valuation of the various companies being compared. Mathematical analysis alone, such as determining the mean or median, is not in itself a meaningful method of using selected public company data. The selected public companies, along with summary financial metrics, are shown below.

Company Name	Stock Price 4/29/2015	EV ($ in m)	LTM Revenue Growth	NTM Revenue Growth	LTM EBITDA Margin	NTM EBITDA Margin	EV/LTM Revenue	EV/NTM Revenue
Constant Contact	$35.76	$1,057	16.2%	17.0%	11.2%	19.6%	3.19x	2.72x
eGain	3.29	97	14.6%	7.2%	-5.8%	0.0%	1.27x	1.19x
Five9	5.56	254	22.5%	16.3%	-28.2%	-16.0%	2.46x	2.12x
Harte-Hanks	7.55	499	-1.1%	2.0%	10.1%	12.0%	0.90x	0.88x
HubSpot	39.51	1,297	49.3%	39.3%	-40.4%	-18.8%	11.19x	8.03x
Inuvo	2.28	57	7.5%	7.8%	7.1%	9.3%	1.08x	1.00x
Marketo	28.24	1,182	50.9%	37.0%	-31.9%	-11.7%	7.22x	5.27x
Marin Software	6.33	167	28.5%	15.7%	-27.0%	-10.0%	1.69x	1.46x
PFSweb	12.70	223	2.8%	24.7%	5.1%	6.5%	1.07x	0.85x
QuinStreet	5.67	206	-7.6%	3.3%	-0.6%	5.6%	0.75x	0.72x
Rocket Fuel	8.44	336	69.8%	31.2%	-9.2%	-0.2%	0.82x	0.63x
Sizmek	7.37	127	6.0%	5.8%	9.8%	14.2%	0.74x	0.70x
SMTP	5.62	28	30.3%	86.7%	2.0%	2.4%	3.73x	2.00x
Mean		$425	22.3%	22.6%	-7.5%	1.0%	2.78x	2.12x
Median		$223	16.2%	16.3%	-0.6%	2.4%	1.27x	1.19x
Lyris(1)	$0.50	$12	-12.9%	-4.2%	0.2%	-1.2%	0.41x	0.43x

EV = enterprise value

LTM = latest twelve months

NTM = next twelve months

EBITDA = earnings before interest, taxes, depreciation and amortization

(1)	EBITDA margins for Lyris reflect adjustments to: (i) deduct capitalized software costs, and (2) add back amortization of capitalized software costs and estimated public company costs.

Source: Bloomberg, Capital IQ, SEC filings

•	Application of Selected Multiples. In selecting multiples, Duff & Phelps reviewed the selected public companies taken as a group. When selecting appropriate multiples to apply to the financial performance of Lyris, Duff & Phelps used a qualitative and quantitative assessment of Lyris relative to the selected public companies based on historical financial performance, expected future performance, financial strength, size, the competitive nature of the industry, and markets served, among other factors. Duff & Phelps noted that Lyris has a smaller enterprise value than the selected public companies, has a lower revenue base than all but one of the selected public companies, and has exhibited sustained revenue declines, lack of profitability and a deteriorating financial position. In addition, Duff & Phelps considered certain qualitative factors pointed out by the senior management of Lyris, including the need for significant investments in both product enhancement/development and rebuilding Lyris’ sales force.

Based on the risk analysis described above and all other factors that it deemed relevant, Duff & Phelps selected multiples slightly below those exhibited by the selected public companies. Duff & Phelps applied revenue multiples in a range of 0.50x to 0.60x to Lyris’ trailing twelve month and next twelve months revenue of $28.4 million and $27.2 million, respectively. As shown in the table below, based on this analysis, Duff & Phelps concluded upon an enterprise value range from $13.9 million to $16.7 million. In its analysis, Duff & Phelps also noted that when it excluded revenue from Lyris’ end-of-life products, its concluded range of enterprise values resulted in an implied range of revenue multiples between 0.6x and 0.7x which is in line with the low end of multiples exhibited by selected public companies.

Lyris Metrics		Range of Selected Multiples	Range of Indicated Enterprise Value
LTM Revenue (March 31, 2015)	$28,423	0.50x – 0.60x	$14,211 – $17,054
NTM Revenue (March 31, 2016)	$27,218	0.50x – 0.60x	$13,609 – $16,331
Indicated Enterprise Value Range			$13,900 – $16,700

Selected Transactions Analysis.  Duff & Phelps also identified certain precedent M&A transactions involving target companies that had businesses somewhat similar to that of Lyris. Due to limited available information on certain of these target companies and the limited comparability of the target companies, Duff & Phelps did not select valuation multiples for Lyris based on the selected transactions.

Historical Stock Trading and Premium Analysis

Duff & Phelps reviewed the historical trading prices and volume of Lyris’ Common Stock for the one-year period preceding the date of its opinion. During that period, the stock has trended from a high of $2.30 per share to a low of $0.40 per share. Duff & Phelps also observed that Lyris’ Common Stock has limited liquidity, with sporadic trading activity. Based on the limited public float and liquidity of Lyris’ Common Stock, the absence of analyst coverage, and the lack of institutional investor support, Duff & Phelps observed that Lyris’ market price may not necessarily reflect the underlying intrinsic value of Lyris. Notwithstanding such conclusion, Duff & Phelps observed that the Per Share Consideration reflects a premium of 78.0%, 48.3% and 78% over Lyris’ closing price one day, one week and one month preceding the date of its opinion.

Net Operating Loss Carryforwards

Lyris has significant net operating losses, which we refer to as NOLs, that could be used to offset future taxable income. Duff & Phelps analyzed what the existing NOLs would be worth in a change of control transaction. Under such a transaction, substantial limitations would be placed on the annual income that could be shielded through application of the NOLs. Utilizing a discounted cash flow analysis on the estimated tax savings from the use of the NOLs following a change in control transaction resulted in an estimated total value ranging from approximately $0 to $750,000.

Valuation Analysis Conclusions

Duff & Phelps’ valuation analysis, as summarized in the table below, resulted in indications of Lyris’ total enterprise value ranging from approximately $13.9 million to $17.5 million. After adjusting for the March 31, 2015 balances of debt and capital leases, cash and equivalents, expected transaction fees and expenses payable, and Series A Preferred Stock liquidation preference, Duff & Phelps analysis resulted in a range of common equity value for Lyris of approximately $5.6 million to $9.2 million. Based on approximately 9.57 million shares of common stock outstanding, Duff & Phelps’ analysis implied a range of values from $0.59 per share to $0.96 per share. Duff & Phelps observed that its analysis supported a determination of fairness from a financial point of view.

Valuation Conclusion
(in thousands, except per share values)

		Current Market Value(1)	D&P Estimate			Proposed Transaction
			Low	Mid	High
Enterprise Value
Selected Public Companies/M&A Transactions Analysis			$13,900	$15,300	$16,700
Value of NOL Tax Benefits(2)			0	375	750
Enterprise Value Conclusion (rounded)		$11,750	$13,900	$15,675	$17,450
Plus: Cash and Equivalents(3)		$1,334	$1,334	$1,334	$1,334
Less: Transaction Fees & Expenses Payable		0	(1,349)	(1,349)	(1,349)
Less: Debt and Capital Lease Obligations(4)		(3,276)	(3,276)	(3,276)	(3,276)
Less: Preferred Stock		(5,000)	(5,000)	(5,000)	(5,000)
Aggregate Common Equity Value		$4,784	$5,609	$7,384	$9,159
Fully Diluted Shares Outstanding(4)		9,569	9,569	9,569	9,569
Indicated Value per Share		$0.50	$0.59	$0.77	$0.96	$0.89
Premium to Current Market Price						78.0%
Implied Multiples
LTM Revenue	$28,423	0.41x	0.49x	0.55x	0.61x
NTM Revenue	27,218	0.43x	0.51x	0.58x	0.64x
LTM Revenue Excl. End-of-Life Revenue	23,980	0.49x	0.58x	0.65x	0.73x
NTM Revenue Excl. End-of-Life Revenue	23,660	0.50x	0.59x	0.66x	0.74x

(1)	Share price as of April 29, 2015.
(2)	High-end represents the present value of the tax benefits assuming the NOLs are subject to a change of control limitation.
(3)	Balance as of March 31, 2015.
(4)	Balance as of March 31, 2015 includes Capital Lease Obligations as of February 28, 2015.

Valuation of Equity Interests Purchased by Non-Aurea LY Stockholders

At the request of the Special Committee, Duff & Phelps prepared a valuation analysis with respect to the common stock of Buyer that will be purchased by the Non-Aurea LY Stockholders. Duff & Phelps concluded that the Non-Aurea LY Stockholders’ 50% equity interest in the Buyer had nominal value. The valuation analysis regarding such equity interest was not considered or relied upon by Duff & Phelps in connection with issuing its fairness opinion.

Neither Lyris nor Aurea provided Duff & Phelps with a business plan or financial projections on a post-Merger basis. Duff & Phelps relied on its observations with respect to Buyer’s capital structure immediately following the consummation of the Merger as well as certain hypothetical assumptions with respect to future performance and sensitivity analyses surrounding those assumptions. Duff & Phelps also considered the facts that the shares to be purchased by the Non-Aurea LY Stockholders were tied to a voting agreement and irrevocable proxy that: (1) ceded all voting power to Aurea, and (2) placed severe limitations on the ability to sell or otherwise transfer such shares.

In its analysis, Duff & Phelps compared the total enterprise value of Buyer with the total net debt that would be outstanding immediately following the consummation of the Merger and noted that net debt would exceed total enterprise value by $825,000 (based on the mid-point of Duff & Phelps’ valuation conclusion prepared as part of its fairness analysis), leaving no value to accrue to equity holders. Duff & Phelps further noted that: (1) Buyer will be required to make debt service payments (interest and principal) of $3.3 million per year under the terms of the loan from the Fund in spite of the fact that Lyris has been unable to generate such levels of free cash flow historically, and (2) Buyer could incur up to $4.0 million in additional debt under the note payable to the Fund, which could further impair the economic position of the Non-Aurea LY Stockholders.

Duff & Phelps also analyzed the potential for value to accrue to equity holders of Buyer over a five-year holding period based on various hypothetical scenarios with respect to: (1) stabilized revenue levels, (2) achievement of normalized profit margins and (3) valuation exit multiples. Duff & Phelps further assumed that Buyer would draw that additional $4.0 million in available funding and that in the absence of sufficient cash flow, the Fund would allow interest to accrue on Buyer’s debt rather than declare a default. In almost every scenario tested, at the end of the five-year holding period, total debt of Buyer would exceed its total enterprise value, leaving no value to accrue to equity holders. In addition, the scenarios in which any equity value would accrue were considered by both Lyris and Versata management to be highly optimistic and unlikely to be achieved without substantial additional investment in Lyris’ business.

Other

Disclosure of Prior Relationships.  Duff & Phelps has acted as financial advisor to the Special Committee and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in its opinion or whether or not the Merger is successfully consummated. Pursuant to the terms of the engagement letter with Duff & Phelps, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ stating to the Special Committee that it is prepared to deliver its opinion. In addition to providing its fairness opinion, Duff & Phelps provided the Special Committee with additional advisory services as described above with respect to the equity interests purchased by the Non-Aurea LY Stockholders. Other than the engagement and as set forth above, during the two years preceding the date of Duff & Phelps’ opinion, Duff & Phelps has not had any material relationship with any party to the Merger for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Fees and Expenses.  Pursuant to its engagement letter with Lyris (as amended), Duff & Phelps is entitled to receive total professional fees in the amount of $300,000, due and payable as follows: a $70,000 retainer due upon execution of the initial engagement letter, $25,000 payable upon execution of the engagement letter addendum related to the additional valuation services described above, $50,000 payable upon delivery of such valuation analysis, and $155,000 payable upon Duff & Phelps informing Lyris that it is prepared to deliver its opinion. Lyris has also agreed to reimburse Duff & Phelps for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Duff & Phelps, its affiliates, and each of their respective directors, officers, attorneys and other agents, stockholders, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of Duff & Phelps’ engagement.

Delisting and Deregistration of Common Stock

If the Merger is completed, our Common Stock will be delisted from the OTCBB and deregistered under the Exchange Act. Therefore, the provisions of the Exchange Act will no longer apply to Lyris, including the requirement that we furnish a proxy or information statement to our stockholders in connection with meetings of our stockholders. We will also no longer be required to file periodic reports with the SEC.

Effects on Lyris if the Merger is Not Completed

If Lyris’ stockholders do not adopt the Merger Agreement, or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, Lyris will remain an independent public company and our Common Stock will continue to be listed and traded on the OTCBB. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that Lyris’ stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic, regulatory and market conditions. Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Lyris shares. From time to time, our Board of Directors will evaluate and review, among other things, our business operations, properties, dividend policy and capitalization and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If Lyris’ stockholders do not adopt the Merger Agreement, or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Lyris will be offered, or that the business, prospects or results of operations of Lyris will not be adversely impacted. We may also be required to pay a termination fee to Buyer as described in “The Merger Agreement — Termination Fee.”

Commitment Letter; Source of Funds

Completion of the Merger is not conditioned upon obtaining financing. Buyer plans to finance the transaction with debt financing committed from ESW Capital, LLC, which we refer to as the Fund, an affiliate of Buyer, pursuant to the terms of a commitment letter, dated as of May 4, 2015, executed in favor of Buyer, which we refer to as the Commitment Letter. The Commitment Letter provides that on the terms and subject to the conditions set forth therein, the Fund irrevocably commits to purchase, at or prior to the consummation of the Merger, debt securities of Buyer in an aggregate amount not less than $16.5 million, which we refer to as the Commitment Amount, the proceeds of which will be used, as needed, solely to fund the amounts payable by Buyer pursuant to the Merger Agreement to cause Buyer to consummate the transactions contemplated thereby, including the Merger. The Fund’s obligation to fund the Commitment Amount is subject to the satisfaction or waiver of all the conditions in the Merger Agreement and the Merger Agreement not having been terminated. Lyris is an express third party beneficiary of the Commitment Letter.

Guarantee

In order to induce Lyris to enter into the Merger Agreement, on May 4, 2015, the Fund executed a guarantee in favor of Lyris, which we refer to as the Guarantee, in which the Fund agreed to guarantee the due and punctual performance and discharge by Buyer of its payment obligations to Lyris under the provisions of the Merger Agreement governing damages for fraud if, as and when those obligations become payable under and in accordance with the terms of the Merger Agreement, provided that in no event shall the Fund’s liability for any amount that becomes payable exceed $1.35 million, which we refer to as the Total Cap.

The Guarantee will terminate and the Fund will have no further obligations under or in connection with the Guarantee as of the earliest of: (a) the consummation of the closing of the Merger (b) upon payment in full of the guaranteed obligations (subject to the Total Cap), (c) any time when Lyris or any of its affiliates acting on its behalf asserts a claim in any litigation or other proceeding (1) that the provisions of the Guarantee limiting the Fund’s liability to the Total Cap or provisions of the Guarantee relating to termination and recourse are illegal, invalid or unenforceable in whole or in part, (2) that the Fund is liable in excess of or to a greater extent than the Total Cap or (3) on any theory of liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) against the Fund or any non-party affiliates of the Fund under or in connection with the Merger Agreement or the Merger, subject to certain exceptions, and (d) the termination of the Merger Agreement in accordance with its terms, in which case, the Guarantee will terminate and the Fund shall have no further obligations under or in connection with the Guarantee, unless Lyris has presented a claim for payment of the guaranteed obligations prior to the sixtieth (60th) day following a termination of the Merger Agreement by Lyris in connection with a superior offer, in which case the Guarantee will terminate and the Fund will have no further obligations under or in connection with the Guarantee as of the date such claim is finally satisfied or otherwise resolved.

Interests of Our Directors and Executive Officers in the Merger

You should be aware that some of our directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. Our Board of Directors and the Principal Lyris Stockholders were aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger.

The following tables and the related footnotes present information about the compensation payable to the named executive officers of Lyris in connection with the Merger. The compensation shown in the tables below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each named executive officer that is based on or otherwise relates to the Merger. One table discloses all golden parachute compensation, and includes the arrangements and amounts previously disclosed and subject to a stockholder advisory vote under section 14A(a)(1) of the Exchange Act and the new arrangements that were entered into following the last stockholder advisory vote. The second table discloses only the new arrangements that were entered into following the last stockholder advisory vote.

The cash severance and perquisites/benefits disclosure provided by the table entitled “Golden Parachute Compensation (New and Previously Disclosed Arrangements)” is quantified assuming that the Merger closed, and that each executive officer’s service was terminated without cause or such executive officer resigned with good reason, on March 31, 2015, the latest practicable date prior to the filing of this proxy statement. The severance amounts and benefits listed in the table would be payable in connection with the Merger only if such a termination of employment actually occurs. The cash transaction bonus disclosure provided by the table entitled “Golden Parachute Compensation (New and Previously Disclosed Arrangements)” and the table entitled “Golden Parachute Compensation (New Arrangements)” is quantified assuming that the Merger closed and the Merger Consideration for each share of Lyris Common Stock is $0.89 per share. The transaction bonus amounts listed in both tables would be payable in connection with the Merger only if the Merger is consummated. The equity disclosure provided in the table entitled “Golden Parachute Compensation (New and Previously Disclosed Arrangements)” is quantified assuming that the Merger closed on March 31, 2015 and that the exercise price of each named executive officer’s options is equal to or exceeds $0.89 per share. None of our executive officers are entitled to any pension or non-qualified deferred compensation benefits enhancements, or any other form of compensation that is based on or otherwise related to the Merger.

Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur (including assumptions described in this proxy statement) or may occur at times different than the time assumed. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. Regardless of the manner in which a named executive officer’s employment terminates, the officer is entitled to receive amounts already earned and vested during his or her term of employment.

Golden Parachute Compensation (New and Previously Disclosed Arrangements)

Name	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Total
John Philpin	$366,667	$0	$0	$366,667
Deborah Eudaley	$410,000	$0	$18,804	$428,804
Alex Lustberg	$125,000	$0	$7,326	$132,326

(1)	The amount listed in the column represents (i) 10 months of additional salary based on the salary in effect as of March 31, 2015 for Mr. Philpin, 12 months of additional salary based on the salary in effect as of March 31, 2015 for Ms. Eudaley, and 6 months of additional salary based on the salary in effect as of March 31, 2015 for Mr. Lustberg, (ii) in the case of Ms. Eudaley, 100% of her target bonus amount, and (iii) in the case of Mr. Philpin and Ms. Eudaley, a transaction bonus in the amount of $75,000 and $50,000, respectively. Mr. Philpin’s severance payments are not considered double trigger because the severance is payable upon a qualifying termination of employment regardless of whether a change in control occurs, and are not considered single trigger because they are not payable solely upon the closing of the Merger. Ms. Eudaley and Mr. Lustberg’s severance payments are considered double trigger because the severance is payable upon a qualifying termination of employment that occurs in the case of Ms. Eudaley, three months prior to or two years following the consummation of the Merger, and in the case of Mr. Lustberg, two years following the consummation of the Merger. Mr. Philpin and Ms. Eudaley’s transaction bonus is considered single trigger because such bonus is payable solely upon the closing of the Merger.
(2)	The amount listed in the column represents, as of March 31, 2015, (i) the value of cash amounts payable in respect of each named executive officer’s unvested and vested stock options pursuant to the Merger Agreement on a single-trigger basis, on March 31, 2015, calculated on a pre-tax basis by multiplying (a) the excess of the Merger Consideration over the respective per share exercise prices of the stock options by (b) the number of unvested shares subject to such stock options. Each executive officer’s stock options have an exercise price in excess of the Merger Consideration.
(3)	The amount listed in the column represents the estimated amount of premiums for continued coverage under Lyris' group health plans for 12 months for Ms. Eudaley and 6 months for Mr. Lustberg. Ms. Eudaley and Mr. Lustberg’s benefits are considered double trigger because such benefits are payable upon a qualifying termination of employment that occurs in the case of Ms. Eudaley, three months prior to or two years following the consummation of the Merger, and in the case of Mr. Lustberg, two years following the consummation of the Merger.

Golden Parachute Compensation (New Arrangements)

Name	Cash(1)
John Philpin	$75,000
Deborah Eudaley	$50,000

(1)	The amount listed in the column represents a transaction bonus in the amount of $75,000 and $50,000, respectively.

Potential Payments upon Termination or Change in Control

John Philpin’s Employment Agreement

We entered into an employment agreement with John Philpin, effective as of July 1, 2013 to serve as our Senior Vice President, Engineering. His employment agreement was amended as of October 7, 2013 when he was appointed our President and Chief Executive Officer, pursuant to which Mr. Philpin receives an annual salary of $350,000. Pursuant to his employment agreement, as amended, in the event Mr. Philpin’s employment is terminated without cause, we will pay severance to Mr. Philpin according to the following schedule in months after his promotion date:

•	to 6 months — at will, no termination payment
•	6 to 7 months — 1 month of salary
•	7 to 8 months — 2 months of salary

•	8 to 9 months — 3 months of salary
•	9 to 10 months — 4 months of salary
•	10 to 11 months — 5 months of salary
•	11 to 12 months — 6 months of salary
•	12 to 14 months — 7 months of salary
•	14 to 16 months — 8 months of salary
•	16 to 18 months — 9 months of salary
•	18 to 20 months — 10 months of salary
•	22 months — 11 months of salary
•	22 to 24 months — 12 months of salary
•	After 2 years — 12 months of salary

If Mr. Philpin is terminated without cause within two years following the consummation of the Merger he will be entitled to severance payments in accordance with the above schedule and any unvested options will immediately vest.

Deborah Eudaley’s Employment Agreement

We entered into an employment agreement with Deborah Eudaley, effective as of November 4, 2011, and as amended as of April 19, 2012, to serve as our Chief Financial Officer, pursuant to which Ms. Eudaley receives an annual salary of $260,000 and is eligible for an annual target bonus of $100,000. Pursuant to her employment agreement, as amended, in the event Ms. Eudaley’s employment is terminated without cause or she resigns for good reason (as defined in the agreement), we will pay to Ms. Eudaley an amount equal to six months of her current annual base salary at the time of termination, 50% of her target bonus, payment of her COBRA health insurance premiums for a period of twelve months following termination plus any other amounts accrued but not yet paid. This provision would entitle Ms. Eudaley to $180,000. If Ms. Eudaley is terminated without cause within three months prior to or two years following the consummation of the Merger she will be entitled to severance payments of twelve months of her then base salary, 100% of her target bonus and payment of her COBRA health insurance premiums for a period of twelve months following termination. Ms. Eudaley’s agreement also provides that if we are acquired or undergo a change of control and her employment is terminated without cause, any unvested options will immediately vest.

Alex Lustberg’s Employment Agreement

We entered into an employment agreement with Alex Lustberg, effective as of February 28, 2012 to serve as our Vice President, Marketing. Pursuant to his agreement, Mr. Lustberg receives an annual salary of $250,000. Pursuant to his employment agreement, in the event Mr. Lustberg’s employment is terminated without cause within two years following the consummation of the Merger, we will pay to Mr. Lustberg an amount equal to six months of his current annual base salary at the time of termination, payment of his COBRA health insurance premiums for a period of six months following termination plus any other amounts accrued but not yet paid. Additionally, any unvested options will immediately vest.

“Cause” is defined in Mr. Philpin’s, Ms. Eudaley’s and Mr. Lustberg’s employment agreements to mean (a) the failure of the employee to perform his obligations and duties to the satisfaction of us, which failure is not remedied within fifteen days after receipt of written notice from us, (b) commission by the employee of an act of fraud upon, or willful misconduct towards, us or any of our affiliates, (c) a material breach by the employee of our which is not remedied within 15 days written notice from us (d) the failure of the employee to carry out, or comply with, in any material respect, any directive of our Board, which in the case of each situation above is not remedied within 15 days after receipt of written notice from us or our Board, or (e) the conviction of the employee of (or a plea of nolo contendere to) any felony or any crime involving moral turpitude.

“Good reason” is defined in Ms. Eudaley’s employment agreement to mean any of the following: (i) a material reduction in her job responsibilities (provided that a mere change in title alone or reassignment following a change of control to a position that is substantially similar to the position held prior to the change of control will not constitute a material reduction in job responsibilities), (ii) a reduction in Ms. Eudaley’s level of base compensation or total compensation including target bonus, or (iii) a relocation of her principal place of employment by more than 25 miles. In addition, in order to terminate employment for good reason Ms. Eudaley must notify us in writing of the circumstances constituting good reason and we will have thirty days in which to cure. In the event Lyris fails to cure within such 30 day period Ms. Eudaley’s termination for good reason will become effective on the 31st day following Ms. Eudaley’s notice to Lyris of the events constituting good reason. This Merger would constitute a change in control under the terms of Ms. Eudaley’s employment agreement.

Transaction Bonus Agreements

We entered into a Transaction Bonus Agreement with each of Mr. Philpin and Ms. Eudaley effective as of December 8, 2014. Under the terms of each executive officer’s Transaction Bonus Agreement, to the extent that the consideration payable for each share of common stock at the closing of the Merger is less than $0.97, such executive officer is entitled to a cash bonus equal 50% of his or her target bonus amount. To the extent that the consideration payable for each share of common stock at the closing of the Merger is at least $0.97 but less than $1.05, the total amount of the executive officer’s bonus will equal 75% of his or her target bonus amount. To the extent that the consideration payable for each share of common stock at the closing of the Merger is $1.05 or more, the total amount of the executive officer’s bonus will equal 100% of his or her target bonus amount. In no event will the amount of the executive officer’s bonus exceed 100% of his or her target bonus amount. Mr. Philpin’s target bonus amount is $150,000 and Ms. Eudaley’s target bonus amount is $100,000. Each executive officer is expected to receive 50% of his or her target bonus, with such amount being paid in the form of a lump sum cash payment on the 30th day following the closing of the Merger.

Post-Closing Employment of Executive Officers

Lyris has been advised by Buyer that, except for certain agreements described in this proxy statement (or in the documents incorporated by reference herein) between Lyris and its executive officers and directors, no employment, equity contribution or other agreement, arrangement or understanding between any executive officer or director of Lyris, on the one hand, and Buyer or any of its affiliates or Lyris, on the other hand, existed as of the date of this proxy statement, and the Merger is not conditioned upon any executive officer or director of Lyris entering into any such agreement, arrangement or understanding. Although such arrangements have not, to Lyris’ knowledge, been discussed as of the date of this proxy statement, it is possible that additional members of Lyris’ current management team will enter into new employment or consulting arrangements with Lyris relating to periods following the closing of the Merger. Such arrangements may include the right to purchase or participate in the equity of Lyris or its affiliates. Any such arrangements with the existing management team are currently expected to be entered into after the completion of the Merger and will not become effective until after the Merger is completed, if at all. There can be no assurance that the applicable parties will reach an agreement on any terms, or at all.

Treatment of Stock Options

As with our other employees generally, prior to the effective time of the Merger, we will accelerate the vesting and exercisability of each unexpired and unexercised stock option then outstanding as of immediately prior to the effective time of the Merger so that each such stock option will be fully vested and exercisable prior to the effective time of the Merger. Each stock option that is outstanding and unexercised at the effective time of the Merger, whether or not vested, will be cancelled and converted into the right to receive, with respect to each share of common stock subject to such stock option, a cash payment equal to the excess, if any, of $0.89 over the exercise price per share of such stock option, without interest and less any applicable withholding taxes. If the exercise price of the option is equal to or exceeds $0.89, the holder of such option will not be entitled to any Merger Consideration.

Executive Officers

As of March 31, 2015, there were 0 shares of our common stock subject to outstanding stock options with exercise prices below $0.89 per share granted under our equity incentive plans to our current executive officers. Our executive officers will receive, in the aggregate, $0 pursuant to the Merger Agreement in connection with the cancellation of their options.

Non-Employee Directors

As of March 31, 2015, there were 0 shares of our common stock subject to outstanding stock options with exercise prices below $0 per share granted under our equity incentive plans to our non-employee directors. Our non-employee directors will receive, in the aggregate, $0 pursuant to the Merger Agreement in connection with the cancellation of their options.

Lyris Director Compensation Arrangements and Other Interests

The non-employee members of our Board of Directors are independent of and have no economic interest or expectancy of an economic interest in Buyer or its affiliates, and will not retain an economic interest in the surviving corporation or Buyer following the Merger.

Indemnification of Directors and Officers; Insurance

The Merger Agreement provides that all existing rights to indemnification that the present directors and officers of Lyris and our subsidiaries are entitled to that are contained in the certificate of incorporation and bylaws of Lyris as in effect as of the date of the Merger Agreement, or as provided in any indemnification agreements between Lyris and any such person as in effect as of the date of the Merger Agreement, will survive the Merger and will be observed by the surviving corporation to the fullest extent permitted by Delaware law for a period of six years from the effective time of the Merger.

The Merger Agreement also provides that for a period of six years following the effective time of the Merger, the surviving corporation will, to the fullest extent permitted under applicable legal requirements, indemnify and hold harmless each of our directors and officers in his or her capacity as a director or officer against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such person in connection with any pending or threatened legal proceeding based on or arising out of the fact that person is or was a director or officer of Lyris or one of its subsidiaries at or prior to the effective time and pertaining to any and all matters pending, existing or occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time of the Merger, including any such matter arising under any claim with respect to the transactions contemplated by the Merger Agreement, and that Buyer and the surviving corporation will also, to the fullest extent provided in the applicable indemnification agreements, advance reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by such indemnified persons in connection with matters for which such persons are eligible to be indemnified under the Merger Agreement.

In addition, the Merger Agreement provides that, from the effective time of the Merger until the sixth anniversary of the effective time of the Merger, the surviving corporation will maintain in effect Lyris’ current insurance coverage with respect to Lyris’ directors and officers. Alternatively, Lyris may, prior to the effective time of the Merger, purchase a tail policy to Lyris’ current policy of directors’ and officers’ liability insurance for a period of six years from the effective time of the Merger. If the tail policy is not purchased, the cost of such insurance coverage to be maintained by the surviving corporation will not exceed 250% of the annual premium currently paid by Lyris for such insurance and, if the premium for such insurance coverage would exceed such amount, Buyer will be obligated to cause the surviving corporation to obtain a policy or policies with the greatest coverage available for a cost equal to such amount.

The foregoing indemnification rights are qualified by the Amendments to Indemnification Agreements and the Indemnification Rights Agreement with Mr. Comfort. See “— Amendments to Indemnification Agreements” and “— Indemnification Rights Agreement” below.

Amendments to Indemnification Agreements

Concurrently with the execution of the Merger Agreement, Lyris entered into indemnification agreement amendments with certain of its directors and officers. Under such amendments, the parties agreed to delete, in its entirety, a certain provision contained in the original indemnification agreements relating to Lyris’ obligation to set aside indemnification funds in a trust in the event of a potential change in control or a change in control. The Form of Amendment to the Indemnification Agreement is attached as Annex J to this proxy statement.

Indemnification Rights Agreement

Concurrently with the execution of the Merger Agreement, Lyris entered into an indemnification rights agreement with William T. Comfort III, who we refer to as Comfort, pursuant to which Comfort, on his own behalf, on behalf of any affiliate and on behalf of any person or entity having a claim directly or indirectly through Comfort against Lyris, among other things, waived his right to indemnification, contribution or reimbursement of expenses from Lyris, its affiliates or any of their respective former, current or future directors, officers, managers, equityholders, agents and other representatives in connection with that certain lawsuit filed on February 14, 2012 in the United States District Court for the District of Maryland by David R. Burt and Janet H. Burt against certain current and former directors, officers and Lyris stockholders, which we refer to as the Burt Litigation, and provided an indemnity and a financial backstop to Lyris in the event that Lyris is obligated to indemnify any director or officer defendants in connection with the Burt Litigation under any indemnification agreements with Lyris, Lyris’ governing documents or applicable law, or to the extent Lyris, Buyer or any of its affiliates incurs any cost, expense or liability in connection with the Burt Litigation. The maximum amount of the financial backstop, which we refer to as Backstop Cap, that Comfort will be required to pay is approximately $8.3 million in the aggregate, and the Backstop Cap will be in addition to, and will not to be reduced by, any insurance benefits provided to cover or protect Lyris or any person or entity in connection with the Burt Litigation under specified insurance policies. The indemnification rights agreement will become effective upon the occurrence of the effective time of the Merger and will be null and void and have no force or effect if the Merger is not consummated or if the Merger Agreement is terminated pursuant to its terms.

Subscription for Shares in Buyer

In connection with the Merger, Aurea subscribed for an aggregate of 500 shares of common stock, par value $0.0001 per share, of Buyer at $10.00 per share which is intended to reflect the fair market value of the shares at the effective time of the Merger. Such shares represent 50% of Buyer’s outstanding common stock. In addition, in order to preserve certain tax attributes of Lyris, the Non-Aurea LY Stockholders collectively subscribed for an aggregate of 500 shares of common stock, par value $0.0001 per share, of Buyer at $10.00 per share, which is intended to reflect the fair market value of the shares at the effective time of the Merger. Such shares represent 50% of Buyer’s outstanding common stock. Upon the consummation of the Merger, Lyris will become a subsidiary of Aurea. The Subscription Agreements are attached as Annex G to this proxy statement. See also “Opinion of Duff & Phelps, LLC — Valuation of Equity Interests Purchased by Non-Aurea LY Stockholders” for the analysis of Duff & Phelps that the fair market value of shares of Buyer purchased by the Non-Aurea LY Stockholders was nominal.

Appraisal Rights

Under Delaware law, you have the right to dissent from the Merger and to receive payment in cash for the fair value of your shares of Common Stock or Preferred Stock, as applicable, as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to receive pursuant to the Merger Agreement. These rights are known as appraisal rights. Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. We will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the Merger and perfect appraisal rights. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex F to this proxy statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights. All references in this summary to a “stockholder” are to the record holder of shares of Common Stock or Preferred Stock unless otherwise indicated.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the Merger that appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex F to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•	You must deliver to us a written demand for appraisal of your shares before the vote with respect to the Merger is taken, which must reasonably inform us of the identity of the holder of record who intends to demand appraisal of his, her or its shares of common stock. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement and approval of the Merger. Voting against or failing to vote for the adoption of the Merger Agreement and approval of the Merger by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.
•	You must not vote in favor of, or consent in writing to, the adoption of the Merger Agreement and approval of the Merger. A vote in favor of the adoption of the Merger Agreement and approval of the Merger, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement and approval of the Merger. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Agreement and the Merger or abstain from voting on the Merger Agreement and the Merger.
•	You must continue to hold of record your shares of Common Stock or Preferred Stock through the effective date of the Merger. Therefore, a stockholder who is the record holder of shares of Common Stock or Preferred Stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective date of the Merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the Preferred Consideration or Merger Consideration, as applicable, but you will have no appraisal rights with respect to your shares. All demands for appraisal should be addressed to Lyris, Inc., 6401 Hollis Street, Suite 125, Emeryville, CA 94608, Attn: Corporate Secretary, Telephone: (800) 768-2929, and must be delivered before the vote on the Merger Agreement is taken at the Special Meeting and should be executed by, or on behalf of, the record holder of the shares of Common Stock or Preferred Stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of shares of Common Stock or Preferred Stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his, her or its stock certificate(s).

Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us. The beneficial holder must, in such cases, have the registered owner, such as a broker, bank or other nominee, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your brokerage firm, bank, trust or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective date of the Merger, the surviving corporation must give written notice that the Merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement and the Merger. At any time within 60 days after the effective time of the Merger, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for his, her or its shares of Common Stock or Preferred Stock; after this period, the stockholder may withdraw such demand for appraisal only with the written consent of the surviving corporation. Within 120 days after the effective date of the Merger, any stockholder who has complied with Section 262 of the DGCL will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and the Merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Common Stock or Preferred Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the surviving corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Common Stock or Preferred Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon Lyris, as the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. We have currently have no intention to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition or that we will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of Common Stock or Preferred Stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

Upon application by Lyris, as the surviving corporation of the Merger or any stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal before the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the verified list filed by Lyris (as explained above), as the surviving or resulting corporation of the Merger, and who has submitted such stockholder’s certificates of stock to the Register in Chancery, (if required), may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262.

In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Although we believe the Preferred Consideration and the Merger Consideration are fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and you should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement. You should also be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Moreover, the surviving corporation does not anticipate offering more than the value that you are entitled to receive under the terms of the Merger Agreement to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of our common stock is less than the Merger Consideration.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time of the Merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a Record Date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the Merger, or if the stockholder delivers a written withdrawal of his, her or its demand for appraisal and an acceptance of the terms of the Merger within 60 days after the effective time of the Merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of our common stock pursuant to the Merger Agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the Merger Agreement within 60 days after the effective date of the Merger.

Failure to comply with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262, stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

Certain Material U.S. Federal Income Tax Considerations for U.S. Holders of our Common Stock

This discussion does not address tax consequences for the Principal Lyris Stockholders, holders of Preferred Stock or stock options, nor does it address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions occur in connection with the Merger), including, without limitation, any exercise of a stock option or the acquisition or disposition of Shares other than pursuant to the Merger.

The following summary is a general discussion of certain material U.S. federal income tax consequences of the Merger to holders of our Common Stock who are U.S. persons (as defined below). This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, applicable Treasury Regulations, judicial authority and administrative rulings, all of which are subject to change, possibly with retroactive effect or different interpretations. Any such change could alter the tax consequences to our stockholders as described herein. As a result, we cannot assure you that the tax consequences described herein will not be challenged by the Internal Revenue Service, which we refer to as the IRS, or will be sustained by a court if challenged by the IRS. No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described herein.

This summary provides general information only and does not purport to be a complete analysis of all potential tax effects of the Merger. For example, it does not consider the effect of any applicable state, local, or non-U.S. tax laws, or any non-income tax laws (such as estate and gift tax laws). In addition, it does not address all aspects of U.S. federal income taxation that may affect particular stockholders in light of their particular circumstances, including, without limitation, stockholders:

•	that are insurance companies;
•	that are tax-exempt organizations;
•	that are financial institutions, regulated investment companies, or brokers or dealers in securities;
•	that are partnerships or any other entity classified as a partnership or disregarded entity for U.S. federal income tax purposes, S corporations or other pass-through entities;
•	who hold their Common Stock as part of a hedge, straddle or conversion transaction or as part of another risk-reduction strategy;
•	who hold Common Stock that constitutes qualified small business stock for purposes of Section 1202 of the Code or “section 1244 stock” for purposes of Section 1244 of the Code;
•	who acquired their Common Stock pursuant to the exercise of a stock option or otherwise as compensation;
•	whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;
•	who do not hold their Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment);
•	who are Principal Lyris Stockholders or who own 5% or more of our Common Stock;

•	who actually or constructively will hold any interest in Buyer for U.S. federal income tax purposes; or
•	who are not U.S. persons as defined below.

This summary also does not consider any alternative minimum or Medicare contribution tax considerations that may be applicable to stockholders.

For purposes of this discussion, a U.S. person is a beneficial owner of our Common Stock that is:

•	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust, if its administration is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. person” is a beneficial owner of our Common Stock that is not a U.S. person.

Stockholders who are not covered by this summary, including partners of partnerships or owners of other pass-through entities holding our capital stock, are encouraged to consult their own tax advisors.

Treatment of Holders of Common Stock who are U.S. Persons

The conversion of our Common Stock into the right to receive cash in the Merger will generally be a taxable transaction to U.S. persons. This generally means that a holder of our Common Stock that is a U.S. person will recognize gain or loss equal to the difference between (1) the amount of cash the stockholder receives in the Merger in exchange for its Common Stock and (2) the stockholder’s adjusted tax basis in the Common Stock surrendered therefor. Gain or loss recognized will generally be capital gain or loss, and will be a long-term capital gain or loss if the holder has held the Shares for more than one year as of the date of the Merger. Long-term capital gains of non-corporate taxpayers are currently taxed at preferential U.S. federal income tax rates. The deductibility of capital losses is generally subject to limitation. Gain or loss must be calculated separately for each block of our stock (i.e., shares of our stock acquired at the same time in a single transaction).

Appraisal Rights

Under specified circumstances, a Lyris stockholder may be entitled to appraisal rights in connection with the Merger. If a Lyris stockholder that is a U.S. person receives cash pursuant to the exercise of appraisal rights, such stockholder generally will recognize gain or loss, measured by the difference between the cash received and such stockholder’s tax basis in the Common Stock surrendered therefor. Interest, if any, awarded in an appraisal proceeding by a court would be included in such stockholder’s income as ordinary income for U.S. federal income tax purposes. Stockholders who may exercise appraisal rights are urged to consult their own tax advisors.

Backup Withholding and Information Reporting

A Lyris stockholder may be subject to “backup withholding” with respect to certain “reportable payments” including taxable proceeds received in exchange for the stockholder’s Common Stock in the Merger. The current backup withholding rate is 28% but this rate could change at any time. Backup withholding will generally not apply, however, to a Lyris stockholder who is a U.S. person and who furnishes the paying agent with a correct taxpayer identification number on IRS Form W-9 (and who does not subsequently become subject to backup withholding) or who is otherwise exempt from backup withholding, such as a corporation. Lyris stockholders who fail to provide their correct taxpayer identification numbers may be subject to penalties imposed by the IRS. In addition, certain non-U.S. persons such as certain nonresident aliens may establish an exemption from backup withholding by delivering the proper version of

IRS Form W-8 certifying their non-U.S. status. Each Lyris stockholder and, if applicable, each other payee, should complete and sign the IRS Form W-9 included with the letter of transmittal (or other applicable form such as an IRS Form W-8 in the case of non-U.S. persons) in order to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. In the event any amount is withheld as a result of the backup withholding requirements, the affected stockholder should consult with such stockholder’s own tax advisor regarding whether and how any refund, credit or other tax benefit might be recognized with respect to the amounts so withheld. In addition, the amount so withheld will be deemed received by the stockholder for the purposes of computing any gain or loss recognized by the stockholder.

LYRIS STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES, AND AS TO ANY TAX REPORTING REQUIREMENTS OF THE MERGER AND RELATED TRANSACTIONS IN LIGHT OF THEIR OWN RESPECTIVE TAX SITUATIONS.

CERTAIN RELATIONSHIPS BETWEEN BUYER AND LYRIS

There are no material relationships between Buyer or any of its respective affiliates, on the one hand, and Lyris or any of its affiliates, on the other hand, other than in respect of the Merger Agreement, the arrangements described below and those arrangements described above under “The Merger — Interests of our Directors and Executive Officers in the Merger.”

Subscription for Shares in Buyer

In connection with the Merger, Aurea subscribed for an aggregate of 500 shares of common stock, par value $0.0001 per share, of Buyer at $10.00 per share which is intended to reflect the fair market value of the shares at the effective time of the Merger. Such shares represent 50% of Buyer’s outstanding common stock. In addition, in order to preserve certain tax attributes of Lyris, the Lyris stockholders who held a controlling interest in Lyris, which we refer to as the Non-Aurea LY Stockholder, the Non-Aurea LY Stockholders collectively subscribed for an aggregate of 500 shares of common stock, par value $0.0001 per share, of Buyer at $10.00 per share, which is intended to reflect the fair market value of the shares at the effective time of the Merger. Such shares represent 50% of Buyer’s outstanding common stock. Upon the consummation of the Merger, Lyris will become a subsidiary of Aurea. The Subscription Agreements are attached as Annex G to this proxy statement. See also “Opinion of Duff & Phelps, LLC — Valuation of Equity Interests Purchased by Non-Aurea LY Stockholders” for the analysis of Duff & Phelps that the fair market value of shares of Buyer purchased by the Non-Aurea LY Stockholders was nominal.

Indemnification Rights Agreement

Concurrently with the execution of the Merger Agreement, Lyris entered into an indemnification rights agreement with William T. Comfort III, who we refer to as Comfort, pursuant to which Comfort, on his own behalf, on behalf of any affiliate and on behalf of any person or entity having a claim directly or indirectly through Comfort against Lyris, among other things, waived his right to indemnification, contribution or reimbursement of expenses from Lyris, its affiliates or any of their respective former, current or future directors, officers, managers, equityholders, agents and other representatives in connection with that certain lawsuit filed on February 14, 2012 in the United States District Court for the District of Maryland by David R. Burt and Janet H. Burt against certain current and former directors, officers and Lyris stockholders, which we refer to as the Burt Litigation, and provided an indemnity and a financial backstop to Lyris in the event that Lyris is obligated to indemnify any director or officer defendants in connection with the Burt Litigation under any indemnification agreements with Lyris, Lyris’ governing documents or applicable law, or to the extent Lyris, Buyer or any of its affiliates incurs any cost, expense or liability in connection with the Burt Litigation. The maximum amount of the financial backstop, which we refer to as Backstop Cap, that Comfort will be required to pay is approximately $8.3 million in the aggregate, and the Backstop Cap will be in addition to, and will not to be reduced by, any insurance benefits provided to cover or protect Lyris or any person or entity in connection with the Burt Litigation under specified insurance policies. The indemnification rights agreement will become effective upon the occurrence of the effective time of the Merger and will be null and void and have no force or effect if the Merger is not consummated or if the Merger Agreement is terminated pursuant to its terms. The Indemnification Rights Agreement is attached as Annex H to this proxy statement.

Voting Agreement and Irrevocable Proxy

Concurrently with the execution of the Merger Agreement, Buyer entered into a voting agreement and irrevocable proxy, which we refer to as the Voting Agreement and Irrevocable Proxy, with Aurea; the Non-Aurea LY Stockholder; and William T. Comfort III, Stuyvesant P. Comfort and James A. Urry, who we refer to collectively as the Principal LY Stockholder Owners as a condition to Aurea entering into the proposed transactions. Under the terms of the Voting Agreement and Irrevocable Proxy, the Non-Aurea LY Stockholders agreed to vote all shares of Buyer’s common stock owned by them in such manner as may be directed by Aurea, including, without limitation, to elect individuals to Buyer’s Board of Directors and the Principal LY Stockholder Owners agreed to cause the respective Non-Aurea LY Stockholders to comply with such covenant.

In addition, each Principal LY Stockholder agreed to irrevocably grant and appoint Andrew Price, or such other person as Aurea may designate from time to time, as such Principal LY Stockholder’s proxy and attorney-in-fact to vote all shares of Buyer’s common stock owned by such Non-Aurea LY Stockholder at any meeting of the Lyris stockholders, or at any adjournment thereof or in any other circumstances upon which a vote, agreement, consent (including unanimous written consents) or other approval is sought. Such irrevocable proxy was given in connection with, and in consideration of, the issuance of the shares of Buyer’s common stock by Buyer to each Principal LY Stockholder and was given to secure the performance of the duties of the Non-Aurea LY Stockholder under the Voting Agreement and Irrevocable Proxy. The Non-Aurea LY Stockholder agreed that the grant of the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Voting Agreement and Irrevocable Proxy is attached as Annex K to this proxy statement.

LITIGATION RELATED TO THE MERGER

As of the date of this proxy statement, we not aware of any lawsuits that have been filed relating to the Merger or the Merger Agreement.

THE SPECIAL MEETING

We are furnishing this proxy statement to you as part of the solicitation of proxies by our Board of Directors for use at the Special Meeting.

Date, Time and Place

The Special Meeting will be held at our offices located at 6401 Hollis Street, Suite 125, Emeryville, CA 94608 at 10:00 a.m., local time, on June 22, 2015.

Purpose of the Special Meeting

You will be asked at the Special Meeting to adopt the Merger Agreement. The Board of Directors has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, Lyris and our stockholders and recommends that our stockholders vote to adopt the Merger Agreement. If necessary, you will also be asked to vote on a proposal to adjourn the Special Meeting for the purpose of soliciting proxies to vote in favor of the adoption of the Merger Agreement.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of Common Stock and Preferred Stock at the close of business on May 18, 2015, which we refer to as the Record Date, are entitled to notice of and to vote at the Special Meeting. Each stockholder of record is entitled to one vote for each share of stock on each proposal presented at the Special Meeting. On the Record Date, 9,568,613 shares of Common Stock were issued and outstanding and held by 460 holders of record, and 2,000,000 shares of Preferred Stock were issued and outstanding and held by one holder of record. A quorum will be present at the Special Meeting if a majority of the outstanding shares of Lyris capital stock entitled to vote on the Record Date are represented in person or by proxy. In the event that a quorum is not present at the Special Meeting, or there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement, it is expected that the meeting will be adjourned to solicit additional proxies if the chairman of the meeting or holders of a majority of the stockholders present, in person or by proxy, and entitled to vote at the Special Meeting approve an adjournment. Holders of record of Lyris capital stock on the Record Date are entitled to one vote per share at the Special Meeting on each proposal presented.

Vote Required

The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock as of the Record Date, and the holders of a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a single class on an as-converted basis as of the Record Date. If you abstain from voting or do not vote, either in person or by proxy, it will have the same effect as a vote “against” the adoption of the Merger Agreement. The approval, on an advisory basis, of the Merger-related compensation for Lyris’ named executive officers requires the affirmative vote of a majority of the stockholders present, in person or by proxy, entitled to vote at the Special Meeting. If you abstain from voting or do not vote, either in person or by proxy, it will have the same effect as a vote “against” the approval, on an advisory basis, of the Merger-related compensation for Lyris’ named executive officers. The approval of the adjournment of the Special Meeting requires the affirmative vote of a majority of the stockholders present, in person or by proxy, entitled to vote at the Special Meeting. If you abstain from voting or do not vote, either in person or by proxy, it will have the same effect as a vote “against” the approval of an adjournment of the Special Meeting.

Voting of Proxies

All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the Merger Agreement, “FOR” the proposal to approve, on an advisory basis, the Merger-related compensation for Lyris’ named executive officers and “FOR” approval of the proposal to adjourn the Special Meeting, if necessary.

To vote, please complete, sign, date and return the enclosed proxy card. If you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

Shares of Common Stock and Preferred Stock represented at the Special Meeting but not voted, including shares of Common Stock and Preferred Stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Only shares affirmatively voted for the adoption of the Merger Agreement, including properly executed proxies that do not contain specific voting instructions, will be counted “FOR” that proposal. Only shares affirmatively voted for on an advisory basis, of the Merger-related compensation for Lyris’ named executive officers, including properly executed proxies that do not contain specific voting instructions, will be counted “FOR” that proposal. If you abstain from voting, it will have the same effect as a vote “against” the adoption of the Merger Agreement, “against” the proposal to approve, on an advisory basis the Merger-related compensation for Lyris’ named executive officers, and “against” the proposal to adjourn the Special Meeting. If you do not execute a proxy card, it will have the same effect as a vote “against” the adoption of the Merger Agreement, “against” the proposal to approve, on an advisory basis the Merger-related compensation for Lyris’ named executive officers, and “against” the proposal to grant authority to adjourn the Special Meeting. Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the adoption of the Merger Agreement and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Broker non-votes will be treated as shares that are present at the Special Meeting for purposes of determining whether a quorum exists and will have the same effect as votes “against” the adoption of the Merger Agreement, on an advisory basis, of the Merger-related compensation for Lyris’ named executive officers and on the proposal to adjourn the Special Meeting, if necessary.

No business may be transacted at the Special Meeting other than the proposal to adopt the Merger Agreement and, if necessary, the proposal to adjourn the Special Meeting.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for authorizing votes by their banks, brokers or other agents, rather than from our proxy card.

A number of brokers and banks are participating in a program that offers the means to authorize votes over the Internet and by telephone. If your shares are held in an account with a broker or bank participating in such a program, you may authorize a proxy to vote those shares over the Internet at the Internet URL specified on the instruction form received from your broker of bank, or by telephone by calling the telephone number shown on the instruction form received from your broker or bank.

Revocability of Proxies

The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person at the Special Meeting. You may revoke your proxy at any time before the shares reflected on your proxy card are voted at the Special Meeting by:

•	filing with our corporate secretary a properly executed and dated revocation of proxy;
•	submitting a properly completed, executed and dated proxy card to our corporate secretary bearing a later date; or
•	appearing at the Special Meeting and voting in person.

Your attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change these instructions.

Solicitation of Proxies

This proxy solicitation is being made and paid for by Lyris. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone or facsimile. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Common Stock that the brokers and other custodians, nominees and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

You should not send your stock certificates with your proxy. A letter of transmittal with instructions for the surrender of common stock certificates will be mailed to our stockholders as soon as practicable after completion of the Merger.

Delivery of this Proxy Statement to Multiple Stockholders with the Same Address

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address if we believe the stockholders are members of the same family by delivering a single proxy statement addressed to those stockholders. Each stockholder will continue to receive a separate proxy card or voting instruction card. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies by reducing the volume of duplicate information.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If your household received a single proxy statement, but you would prefer to receive your own copy, please notify your broker and direct your written request to Lyris, Inc., Attention: Investor Relations, 6401 Hollis Street, Suite 125, Emeryville, CA 94608, or contact our Investor Relations Department at (610) 688-3305. If you would like to receive your own set of our proxy materials in the future, or are one of multiple stockholders sharing an address and would like to request “householding” in the future, please contact your broker and Lyris, Inc., Investor Relations and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

THE MERGER AGREEMENT

The following description sets forth the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The full text of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement in its entirety because it is the legal document that governs the Merger. The Merger Agreement should be read in conjunction with the disclosures in our filings with the SEC available at the SEC’s website, www.sec.gov. The provisions contained in the Merger Agreement are intended to govern the contractual rights and relationships, and to allocate risks, between us and Buyer with respect to the Merger.

The Merger

Subject to the terms and conditions of the Merger Agreement, Buyer will merge with and into Lyris, with Lyris continuing as the surviving corporation. As a result of the Merger, Lyris will cease to be an independent, publicly-traded company. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the parties and specified in the certificate of merger.

Merger Consideration

At the effective time of the Merger, each share of our Common Stock then outstanding (other than shares (i) where the holder has property exercised appraisal rights under Section 262 of the DGCL (and has not withdrawn such exercise or lost such rights) or (ii) owned by Lyris, any of our wholly-owned subsidiaries or Buyer) will be automatically converted into the right to receive $0.89 in cash, without interest and subject to any required withholding taxes.

Preferred Consideration

At the effective time of the Merger, each share of our Preferred Stock then outstanding (other than shares (i) where the holder has property exercised appraisal rights under Section 262 of the DGCL (and has not withdrawn such exercise or lost such rights) or (ii) owned by Lyris, any of our wholly-owned subsidiaries or Buyer) will be automatically converted into the right to receive $2.50 in cash, without interest and subject to any required withholding taxes.

Certificate of Incorporation and Bylaws; Directors and Officers

The certificate of incorporation of the surviving corporation will be amended and restated as of the effective time of the Merger to be in the form of the certificate of incorporation attached as an exhibit to the Merger Agreement, until changed or amended in accordance with its terms and as provided by applicable law. The bylaws of the surviving corporation shall be amended and restated as of the effective time of the Merger to conform to the bylaws of Buyer as in effect immediately prior to the effective time of the Merger.

The board of directors of the surviving corporation will, immediately after the effective time of the Merger, consist of the directors of Buyer. The officers of the surviving corporation will, immediately after the effective time of the Merger, consist of the officers of Buyer.

Treatment of Stock Options

All Lyris stock options have a per share exercise price greater than the per share Merger Consideration. As a result, all Lyris stock options will be cancelled upon consummation of the Merger and the holders of such stock options will not have any right to receive any consideration in respect thereof.

Prior to the effective time of the Merger, we will also terminate our 2005 Equity-Based Compensation Plan, as amended.

Stockholders Seeking Appraisal

The Merger Agreement provides that those stockholders who are entitled to demand and properly demand appraisal will not have the right to receive the Merger Consideration or Preferred Consideration, as applicable, but will receive payment in cash for the fair value of their shares of our Common Stock and Preferred Stock as determined in accordance with Delaware law. If a holder fails to perfect, withdraws or loses such holder’s right to appraisal of our Common Stock and Preferred Stock, such holder’s shares will be treated as if they had been converted into the right to receive the Merger Consideration or Preferred Consideration as of the effective time of the Merger without interest and the stockholder’s right to appraisal will be extinguished. The Principal Lyris Stockholders are the holders of all outstanding Preferred Stock. Therefore, no holders of Preferred Stock will be entitled to appraisal rights.

The fair value of shares of our Common Stock and Preferred Stock as determined in accordance with Delaware law may be more or less than (or same as) the Merger Consideration and Preferred Consideration to be paid to stockholders who choose not to exercise their appraisal rights. Stockholders who wish to exercise appraisal rights must precisely follow specific procedures. Additional details on appraisal rights are described above in “The Merger — Appraisal Rights.”

We will give Buyer prompt notice of any written demands received by us for appraisal of any shares of our Common Stock or Preferred Stock and any withdrawals of such demands, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. We shall not, without the prior written consent of Buyer or as required by applicable legal requirements, make any payment with respect to, or settle or offer to settle, any such demands.

Payment for the Shares

Buyer will designate a paying agent reasonably acceptable to us to make payment of the Merger Consideration and Preferred Consideration as contemplated by the Merger Agreement. At or prior to the effective time of the Merger, Buyer will deposit with the paying agent sufficient funds to pay the Merger Consideration and Preferred Consideration to our stockholders.

Promptly after the effective time of the Merger, the paying agent will send you a letter of transmittal and instructions advising you on how to surrender your shares of Common Stock and Preferred Stock in exchange for the Merger Consideration or Preferred Consideration, as applicable. The paying agent will pay you your Merger Consideration and/or Preferred Consideration after you have (1) surrendered your shares of Common Stock and Preferred Stock and (2) provided to the paying agent a properly completed letter of transmittal and any other documents reasonable required by the paying agent. Interest will not be paid or accrue in respect of cash payments. The amount of any cash payments paid to you will be reduced by any applicable withholding taxes. YOU SHOULD NOT SURRENDER YOUR SHARES OF COMMON STOCK OR PREFERRED STOCK WITHOUT A LETTER OF TRANSMITTAL.

If any stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such stock certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting by such person of a bond, in such reasonable amount as Buyer may direct, as indemnity against any claim that may be made against it with respect to such stock certificate, the paying agent will pay the applicable Merger Consideration or Preferred Consideration to be paid in respect of the shares of Common Stock or Preferred Stock formerly represented by such stock certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Lyris to Buyer, including representations and warranties relating to:

•	our organization, standing and power, and other corporate matters of Lyris and our subsidiaries; the capitalization of Lyris and our subsidiaries;
•	reports, schedules, forms, statements and other documents filed with the SEC and the accuracy of the information in those documents;
•	the absence of certain changes or events since September 30, 2014;
•	our material assets;
•	our real property;
•	our intellectual property;
•	our material contracts;

•	the absence of certain liabilities;
•	our compliance with applicable legal requirements;
•	tax matters;
•	our employee benefit plans and labor relations;
•	our compliance with environmental laws and other environmental matters;
•	our insurance policies;
•	the absence of legal proceedings, orders and investigations;
•	the authorization, execution, delivery and enforceability of the Merger Agreement and the related transaction agreements;
•	the inapplicability of state takeover statutes;
•	the vote required to approve the Merger Agreement and the Merger;
•	the absence of conflicts or violations under our organizational documents, contracts or law, and required consents and approvals;
•	our receipt of a fairness opinion;
•	the brokers’ and finders’ fees and other expenses payable by us with respect to the Merger;
•	the absence of certain interested party transactions; and
•	no reliance on express or implied representations or warranties, except as provided in the Merger Agreement and the commitment letter delivered by Buyer to Lyris in connection with the Merger Agreement, and acknowledgement of risk associated with forward-looking information.

The Merger Agreement also contains representations and warranties made by Buyer to Lyris, including representations and warranties relating to:

•	organization, standing and power, and other corporate matters;
•	the operations of Buyer;
•	authorization, execution, delivery and enforceability of the Merger Agreement and related transaction agreements;
•	the absence of conflicts or violations under organizational documents, contracts or law, and required consents and approvals;
•	information supplied for inclusion or incorporation by reference in this proxy statement;
•	the absence of legal proceedings;
•	Buyer’s and Buyer’s affiliates lack of ownership of our Common Stock;
•	no reliance on express or implied representations or warranties, except as provided in the Merger Agreement, and acknowledgement of risk associated with forward-looking information;
•	the availability of funds sufficient to consummate the transactions contemplated by the Merger Agreement;
•	delivery to Lyris of a commitment letter; and
•	the brokers’ lack of and finders’ fees payable by Buyer with respect to the Merger.

The representations and warranties of each of the parties to the Merger Agreement will expire upon completion of the Merger.

Conduct of Business Pending the Merger

During the period from the date of the Merger Agreement until the earlier of the effective time of the Merger and the termination of the Merger Agreement, except with the written consent of Buyer, Lyris has agreed (and has agreed to cause its subsidiaries) to conduct in all material respects its respective businesses in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (A) preserve intact the business organization and material assets of Lyris and its subsidiaries, and (B) maintain in effect all of the governmental authorizations of Lyris and its subsidiaries and Lyris will notify Buyer in writing of (i) any notice from any person alleging that the such person’s consent is or may be required in connection with any of the transactions contemplated by the Merger Agreement, (ii) any legal proceeding commenced, or, to our knowledge threatened, relating to or involving us that relates to the consummation of the transactions contemplated by the Merger Agreement, (iii) any knowledge of any inaccuracy or breach of any representation or warranty or breach of covenant or agreement contained in the Merger Agreement that could reasonably be expected to cause, in the case of Buyer, any of the conditions set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Buyer’s Obligations” or “The Merger Agreement — Conditions to the Merger — Conditions to Each Party’s Obligations” not to be satisfied, and, in the case of Lyris, any of the conditions set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Lyris’ Obligations” or “The Merger Agreement — Conditions to the Merger — Conditions to Each Party’s Obligations” not to be satisfied, and (D) any notification (written or verbal) from any material customer that there would be an adverse change in the relations between Lyris and such material customer, including that any such material customer would cease to order products or services from Lyris or its subsidiaries, would reduce the quantity of products or services it orders, or would seek a reduction in the prices of the products sold or services rendered.

In addition, during the same period, Lyris has also agreed that, subject to certain exceptions, without the prior written consent of Buyer, it will not, and will not permit its subsidiaries to:

•	establish a record date for, declare, accrue, set aside or pay any dividend or may any other distribution in respect of any shares of our capital stock or repurchase, redeem or otherwise reacquire any of its shares of capital stock (including any Common Stock or Preferred Stock), or any rights, warrants or options to acquire any shares of its capital stock, other than: (A) dividends or distributions between or among Lyris and its subsidiaries to the extent consistent with past practices (but not from Lyris to its stockholders); or (B) in connection with withholding to satisfy the tax obligations with respect to options to acquire shares of our capital stock;
•	split, combine, subdivide or reclassify any shares of our capital stock;
•	subject to certain exceptions, sell, issue, grant or authorize the issuance or grant of (i) any capital stock or other security, (ii) any option, call, warrant, restricted securities or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that we may issue shares of Common Stock as required to be issued upon the valid exercise of options or upon the vesting and settlement of other equity awards or conversion of Preferred Stock, as the case may be, outstanding as of the date of the Merger Agreement);
•	except as contemplated under the Merger Agreement, establish, adopt, terminate or amend any Lyris employee plan, or amend or waive any of our rights under, or accelerate the vesting under, any provision of any of our employee plans or grant any employee or director any material increase in compensation, bonuses or other benefits (except that Lyris and its subsidiaries (i) may provide increases in salary, wages or benefits to non-executive officer employees in the ordinary course of business and consistent with past practices, provided that such increases shall not exceed $20,000 individually or $100,000 in the aggregate, (ii) may amend any employee plan to the extent required by applicable legal requirements, and (iii) may make usual and customary annual or quarterly bonus payments, commission payments and profit sharing payments in the ordinary course of business in accordance with the bonus, commission and profit sharing plans existing on the date of the Merger Agreement and disclosed on the disclosure schedule that Lyris delivered to Buyer in connection with the execution of the Merger Agreement);

•	enter into (i) any change-in-control agreement with any executive officer, employee, director or independent contractor, (ii) any retention agreement with any executive officer or director, (iii) any employment, severance or other agreement with any executive officer or director or (iv) any employment or severance agreement with any non-executive officer employee, or any consulting agreement with any independent contractor with annual compensation greater than $100,000 or independent contracts with annual compensation greater than $250,000 in the aggregate;
•	hire any employee with an annual compensation in excess of $150,000 or employees with annual compensation in excess of $500,000 in the aggregate;
•	enter into any agreement with respect to the voting of our capital stock;
•	amend or permit the adoption of any amendment to our Certificate of Incorporation or bylaws or other charter or organizational documents;
•	form any subsidiary, acquire any equity interest or other interest in any other entity or enter into any joint venture, partnership, limited liability corporation or similar arrangement;
•	make or authorize any capital expenditure, including in the form of leased property or equipment, except for any capital expenditure that when added to all other capital expenditures made on behalf of Lyris and its subsidiaries since the date of the Merger Agreement does not exceed $30,000 individually and $150,000 in the aggregate during any fiscal quarter;
•	acquire, lease or license any material right or other material asset from any other person or sell or otherwise dispose of, or lease or license, any material right or other material asset to any other person (other in the ordinary course of business), or sell or otherwise dispose of, divest or spin-off, or lease, license or sublicense, any material right or other material asset to any other person (other than sales or subscriptions to products in the ordinary course of business or pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of Lyris), or waive or relinquish any material right (except, in the case of any of the foregoing (A) as provided for in Lyris’ capital expense budget delivered or made available to Buyer or Buyer’s representatives prior to the date of the Merger Agreement and (B) Lyris and its subsidiaries may enter into license agreements for commercially available software on standard terms);
•	lend money to any person or entity, or incur or guarantee any indebtedness (except for short-term borrowings incurred in the ordinary course of business consistent with past practice, advances to employees for travel and other business related expenses in the ordinary course of business and intercompany loans, advances, capital contributions or investments between or among Lyris and any direct or indirect subsidiary of Lyris);
•	except as required by any applicable legal requirement, (i) make any material change to any accounting method or accounting period used for tax purposes (or request such a change); (ii) make any material tax election (other a tax election that is consistent with a tax election made in a previous period); (iii) rescind or change any material tax election; (iv) file an amended tax return that could materially increase the taxes payable by Lyris or its subsidiaries; (v) enter into a closing agreement with any governmental body regarding any material tax; or (vi) waive or extend the statute of limitations with respect to any material tax other than (A) pursuant to extensions of time to file a tax return obtained in the ordinary course of business or (B) pursuant to an extension granted in the ordinary course of business in connection with an audit of federal, state or local taxes to prevent the assessment or collection of a tax;
•	commence any legal proceeding, except with respect to: (i) routine matters in the ordinary course of business; (ii) in such cases where Lyris reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that Lyris consults with Buyer and considers the views and comments of Buyer); or (iii) in connection with a breach of the Merger Agreement or any other agreements contemplated thereby;

•	settle any legal proceeding, other than any legal proceeding relating to a breach of the Merger Agreement or any other agreements contemplated thereby or pursuant to a settlement: (i) that results solely in a monetary obligation involving only the payment of monies by Lyris or its subsidiaries of not more than $50,000 in the aggregate (ii) that results solely in a monetary obligation that is funded by an indemnity obligation to or, an insurance policy of, Lyris or its subsidiaries and the payment of monies by Lyris or its subsidiaries that together with any settlement made under subsection “(i)” of this bullet are not more than $100,000 in the aggregate;
•	enter into any collective bargaining agreement or agreement to form a work council or other union or similar agreement or commit to enter into any such agreements (except to the extent required by any applicable legal requirement, provided that Lyris shall promptly give Buyer notice of such entry);
•	adopt or implement any stockholder rights plan or similar arrangement;
•	agree to any exclusivity, non-competition or similar provision or covenant restricting Lyris, any of its subsidiaries, or any of their respective affiliates from competing in any line of business or with any person or entity or in any area or engaging in any activity or business (including with respect to the marketing or distribution of their respective products or services, or pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging), or which would have any such effect on Lyris, any of its subsidiaries, or any of Lyris’ affiliates after the effective time of the Merger;
•	make any material change to any of the accounting methods used by Lyris, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act;
•	enter into any contract that would reasonably be expected to involve annual payments by Lyris (or any of its subsidiaries) in excess of $100,000, or that contains a change of control or similar provision that would be triggered in connection with the transactions contemplated by the Merger Agreement;
•	except for amendments, terminations, non-renewals in the ordinary course of business consistent with past practice that would not be material to Lyris (or any of its subsidiaries), or contracts entered into in the ordinary course of business on Lyris’ standard form contract containing Lyris’ standard terms and conditions that are terminable without liability or penalty within 90 days, modify, amend, waive, fail to enforce (in each case, in any material respect), assign or terminate any material contract or enter into a contract that would be a material contract if entered into prior to the date of the Merger Agreement;
•	fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or
•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Lyris (or any of its subsidiaries).

Efforts to Complete the Merger

Subject to the terms and conditions set forth in the Merger Agreement, Lyris and Buyer have agreed to use commercially reasonable efforts to take, or cause to be taken, all actions that are necessary to consummate the Merger and make effective the other transactions contemplated by the Merger Agreement. Lyris and Buyer have further agreed to (i) make all filings (if any) and give all notices (if any) required to be made and given in connection with the Merger and the other transactions contemplated by the Merger Agreement which, with respect to contracts, shall be limited to the material contracts set forth on the disclosure schedule that Lyris delivered to Buyer in connection with the execution of the Merger Agreement, (ii) use commercially reasonable efforts to obtain each consent (if any) required to be obtained pursuant to applicable legal requirements or material contracts in connection with the transactions contemplated by the Merger Agreement which, with respect to material contracts, shall be limited to the material contracts set forth on the disclosure schedule that Lyris delivered to Buyer in connection with the execution of the Merger Agreement and (iii) use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger brought by any third party, provided, that, in the case of clauses (ii) and (iii) above, (x) neither Lyris or any of its subsidiaries may pay or cause to be paid to any third person any amounts in excess of $10,000 in the aggregate in exchange for obtaining any such consent or lifting any such restraint, injunction or other legal bar, and (y) Buyer shall not be required to pay or cause to be paid to any person any amounts in exchange for obtaining any such Consent or lifting any such restraint, injunction or other legal bar. Lyris shall promptly deliver to Buyer a copy of each such filing made, each such notice given and each such consent obtained by the Company during the period from the date of the Merger Agreement until the earlier of the effective time of the Merger and the termination of the Merger Agreement.

Conditions to the Merger

The consummation of the Merger is subject to certain customary closing conditions, as described further below.

Condition to Each Party’s Obligations.  Each party’s obligations to effect the Merger are subject to the satisfaction, at or prior to the closing of the Merger, of the condition that the Merger Agreement shall have been duly adopted by the affirmative vote of the holders of (i) a majority of the shares of Preferred Stock and (ii) a majority of Common Stock and Preferred Stock voting together as a single class on an as-converted basis, in each case outstanding on the Record Date for the Special Meeting.

Conditions to Obligations of Buyer.  The obligation of Buyer to effect the Merger are further subject to the satisfaction, at or prior to the closing of the Merger, of each of the following conditions:

•	certain representations and warranties of Lyris in the Merger Agreement related to organization of Lyris, Lyris’ certificate of incorporation and bylaws, the capital stock of Lyris, the authorization, execution, delivery and enforceability of the Merger Agreement and the related transaction agreements, the requisite stockholder vote to approve the Merger Agreement and the Merger, and our receipt of a fairness opinion and the brokers’ and finders’ fees and other expenses payable by us with respect to the Merger shall have been accurate in all respects as of the date of the Merger Agreement, and shall be accurate in all respects at and as of the closing date of the Merger Agreement as if made on and as of such closing date, except where the failure to be so accurate in all respects would not result in additional cost, expense or liability to Lyris, Buyer and their affiliates, individually or in the aggregate, that is more than $67,531 (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all “material adverse effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, (ii) any update of or modification to the disclosure schedule that Lyris delivered to Buyer in connection with the execution of the Merger Agreement made or purported to have been made after the date of the Merger Agreement shall be disregarded and (iii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured only as of such date);
•	the representations and warranties of Lyris in the Merger Agreement (other than those covered in the previous bullet point) shall have been accurate in all respects as of the date of the Merger Agreement, and shall be accurate in all respects at and as of the closing date of the Merger as if made on and as of such closing date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a material adverse effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all “material adverse effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, (ii) any update of or modification to the disclosure schedule that Lyris delivered to Buyer in connection with the execution of the Merger Agreement made or purported to have been made after the date of the Merger Agreement shall be disregarded and (iii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured only as of such date);

•	Lyris shall have performed or complied in all material respects with any covenant or obligation that Lyris is required to comply with or to perform under the Merger Agreement prior to the closing date of the Merger, or, if not complied with or performed in all material respects, such noncompliance or failure to perform shall have been cured;
•	since the date of the Merger Agreement, there shall not have occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a “material adverse effect”;
•	Buyer shall have received certificates executed on behalf of Lyris by the chief executive officer or chief financial officer of Lyris, certifying that each of the above conditions s have been satisfied; and
•	there shall not have been issued by any court of competent jurisdiction or remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger nor shall any action have been taken, or any legal requirement or order promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any governmental body which directly or indirectly prohibits, or makes illegal, the acceptance for payment of or payment for shares of Common Stock or Preferred Stock or the consummation of the Merger; provided, however, that Buyer shall not be permitted to invoke this right unless it shall have taken all actions required under the Merger Agreement to have any such order lifted.

For purposes of the Merger Agreement, an event, occurrence, change, effect, violation, inaccuracy, circumstance or other matter will be deemed to have a “material adverse effect” on Lyris and each of its subsidiaries if such event, occurrence, change, effect, violation, inaccuracy, circumstance or other matter (whether or not any such matter, considered together with all other matters, would constitute a breach to the representations, warranties, covenants or agreements of Lyris set forth in the Merger Agreement) had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise) or results of operations of Lyris and each of its subsidiaries taken as a whole or (b) the ability of Lyris to consummate the transactions contemplated by the Merger Agreement; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably likely to be, a material adverse effect on Lyris and each of its subsidiaries: (i) any change in the market price or trading volume of Lyris’ stock; (ii) any event, violation, inaccuracy, circumstance or other matter resulting from the announcement of the transactions contemplated by the Merger Agreement (other than for purposes of any representation or warranty contained in the non-contravention and consents section contained in the Merger Agreement but subject to certain disclosures in the disclosure schedule that Lyris delivered to Buyer in connection with the execution of the Merger Agreement), (x) including to the extent so resulting in, any disruption in (or loss of) supplier, distributor, partner, reseller or similar relationships, or any loss of employees or any litigation arising from the allegations of breach of fiduciary duty or violation of Legal Requirements relating to the Merger Agreement or the transactions contemplated by the Merger Agreement, but (y) excluding to the extent so resulting from any loss of one or more customers or any reduction in billings or revenue resulting therefrom; (iii) any event, circumstance, change or effect in the industries in which Lyris and each of its subsidiaries operate or in the economy generally or other general business, financial or market conditions, except to the extent that Lyris and each of its subsidiaries are adversely affected disproportionately relative to the other participants in the industries in which Lyris and each of its subsidiaries operate; (iv) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency; (v) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to any act of terrorism, war, national or international calamity, except to the extent that such event, circumstance, change or effect disproportionately affects Lyris and each of its subsidiaries relative to other participants in the industries in which Lyris and each of its subsidiaries operate; (vi) the failure of Lyris and each of its subsidiaries to meet internal or analysts’ expectations or projections; (vii) any adverse effect arising directly from or otherwise directly relating to any action taken by Lyris and each of its subsidiaries at the written direction of Buyer or any action specifically required to be taken by Lyris and each of its subsidiaries under the Merger Agreement; (viii) any change resulting or arising from the identity of Buyer or any of its affiliates; (ix) any event, circumstance, change or effect relating to any change occurring after the date of the Merger Agreement in, any legal requirement or GAAP (or interpretations of any legal requirement or GAAP) after the date hereof or; (x) any change or prospective change in Lyris’ credit ratings occurring after the date of the merger Agreement; it being understood that the exceptions in clauses “(i)”, “(vi)” and “(x)” shall not prevent or otherwise affect a determination that the underlying cause of any such decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clauses “(ii)” through “(v)” or “(vii)” through “(ix)” hereof) is a material adverse effect.

Conditions to Obligations of Lyris.  Lyris’ obligation to effect the Merger is further subject to the satisfaction or waiver by Lyris of the following conditions:

•	certain representations and warranties of Buyer related to the operations of Buyer and the authorization, execution, delivery and enforceability of the Merger Agreement shall have been accurate in all material respects as of the date of the Merger Agreement, and shall be accurate in all material respects at and as of the closing date of the Merger as if made on and as of such date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded and (ii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured only as of such date);
•	the representations and warranties of Buyer set forth in the Merger Agreement (other than those covered in the previous bullet point) shall have been accurate in all respects as of the date of the Merger Agreement, and shall be accurate in all respects at and as of the closing date of the Merger as if made on and as of such date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Buyer material adverse effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded and (ii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured only as of such date);
•	Buyer shall have performed or complied in all material respects with any covenant or obligation that Buyer is required to comply with or to perform under the Merger Agreement prior to the closing date of the Merger, or, if not complied with or performed in all material respects, such noncompliance or failure to perform shall have been cured;
•	since the date of the Merger Agreement, there shall not have occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Buyer material adverse effect;
•	Lyris shall have received certificates executed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer, certifying that the conditions covered in the preceding four bullets points have been satisfied; and
•	there shall not have been issued by any court of competent jurisdiction or remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger, nor shall any action have been taken, or any legal requirement or order promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any governmental body which directly or indirectly prohibits, or makes illegal, the acceptance for payment of or payment for shares of Common Stock or the consummation of the Merger; provided, however, that Lyris shall not be permitted to invoke this Section 6.3(f) unless it shall have taken all actions required under this Agreement to have any such order lifted.

No Solicitation of Other Offers

From the date of the Merger Agreement through the effective date of the Merger or the termination of the Merger Agreement, Lyris shall not and shall cause each of its subsidiaries not to and shall not permit its representatives to (i) continue any solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to an acquisition proposal, (ii) directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with or for the purpose of encouraging or facilitating, an acquisition proposal or (C) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal, and (iii) fail to enforce or grant any waiver or release under any standstill or similar agreement to which Lyris is a party (or on whose behalf such agreement has been entered into) unless Lyris’ Board of Directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be a breach of the fiduciary duties of Lyris’ Board of Directors to Lyris’ stockholders under applicable legal requirements.

Lyris shall promptly deliver a written notice to each person that entered into a confidentiality agreement in anticipation of potentially making an acquisition proposal, to the effect that Lyris is ending all discussions and negotiations with such person with respect to any acquisition proposal, effective on the date of the Merger Agreement, and the notice shall also request such person to promptly return or destroy all confidential information concerning Lyris and its subsidiaries.

If at any time prior to obtaining the requisite stockholder approval, (i) Lyris or any of its representatives receives a bona fide written acquisition proposal from any person, which acquisition proposal was made or renewed on or after the date of the Merger Agreement and did not result from any breach of the no solicitation provision contained in the Merger Agreement, and (ii) if Lyris’ Board of Directors determines in good faith, after consultation with independent financial advisors and outside legal counsel, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior offer and that failure to take such action would be a breach of the fiduciary duties of Lyris’ Board of Directors to Lyris’ stockholders under applicable legal requirements, then Lyris and its representatives may (x) furnish, pursuant to (but only pursuant to) a confidentiality agreement which contains provisions that are no less favorable in the aggregate to Lyris than those contained in the confidentiality agreement between Lyris and Buyer, information (including non-public information) with respect to Lyris or any of its subsidiaries to the person making such acquisition proposal; provided that Lyris shall concurrently provide to Buyer any information concerning Lyris or any of its subsidiaries that is provided to any person given such access which was not previously provided to Buyer or its representatives and (y) engage in or otherwise participate in discussions or negotiations with the person making such Acquisition Proposal.

The term “acquisition proposal” means any proposal or offer from any person (other than Buyer and its affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (i) acquisition of assets of Lyris and its subsidiaries equal to 20% or more of the Lyris’ consolidated assets or to which 20% or more of Lyris’ revenues or earnings on a consolidated basis are attributable, (ii) issuance or acquisition of 20% or more of the outstanding Common Stock, (iii) recapitalization, tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the outstanding Common Stock or (iv) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Lyris that if consummated would result in any person beneficially owning 20% or more of the outstanding Common Stock, in each case other than the transactions contemplated by the Merger Agreement.

The term “superior offer” means a bona fide written acquisition proposal that our Board of Directors determines, in its good faith judgment, after consultation with its outside legal counsel and its financial advisor of nationally recognized reputation, (i) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the person making the proposal and other aspects of the acquisition proposal that our Board of Directors deems relevant, (ii) is not subject to a financing condition, and (iii) if consummated, would result in a transaction more favorable to Lyris’ stockholders (solely in their capacity as such) from a financial point of view than the transaction contemplated by the Merger Agreement; provided that for purposes of the definition of “superior offer”, the references to “20%” in the definition of acquisition proposal shall be deemed to be references to “100%.”

Change of Board Recommendation

The determination that the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, including the Merger, are advisable to, and in the best interest of, Lyris and its stockholders, approval of the execution, delivery and performance by Lyris of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, including the Merger and resolution to recommend the approval of the Merger Agreement and the Merger by the Lyris stockholders are collectively referred to as the “Board Recommendation.”

The Merger Agreement provides that during the period from the date of the Merger Agreement until the earlier of the effective time of the Merger and the termination of the Merger Agreement, neither Lyris’ Board of Directors nor any committee thereof shall (x)(A) withdraw (or modify in a manner adverse to Buyer), or publicly propose to withdraw (or modify in a manner adverse to Buyer), the Board Recommendation or (B) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any acquisition proposal or (y) adopt, approve, recommend, submit to stockholders or declare advisable, or resolve or determine to adopt, approve, recommend, submit to stockholders or declare advisable, or allow Lyris or its subsidiaries to execute or enter into any company contract constituting any acquisition proposal, or requiring, or reasonably likely to cause, Lyris to abandon, terminate, delay or fail to consummate the transactions contemplated by the Merger Agreement (other than a confidentiality agreement which contains provisions that are no less favorable in the aggregate to Lyris than those contained in the confidentiality agreement between Lyris and Buyer) (any action described in this clause “(y)” being referred to as a “Company Adverse Change Recommendation”).

However, at any time prior to the receipt of the requisite stockholder approval, Lyris’ Board of Directors may make a Company Adverse Change Recommendation and terminate the Merger Agreement to enter into a binding written definitive acquisition agreement with respect to a superior offer if and only if:

•	Lyris is not in breach of the no solicitation provisions contained in the Merger Agreement, (B) Lyris has received a bona fide written acquisition proposal (which acquisition proposal did not arise out of a breach of the no solicitation provisions contained in the Merger Agreement) from any person that has not been withdrawn, (C) Lyris’ Board of Directors shall have determined, in good faith, that such acquisition proposal is a superior offer, (D) Lyris’ Board of Directors determines in good faith after consultation with Lyris’ outside legal counsel, that the failure to do so would be a breach of the fiduciary duties of the Board of Directors of Lyris to Lyris’ stockholders under applicable legal requirements; (E) Lyris shall have given Buyer prior written notice of its intention to consider making a Company Adverse Change Recommendation and terminate the Merger Agreement written definitive acquisition agreement with respect to a superior offer least five business days prior to making any such Company Adverse Change Recommendation or termination (which notice shall not constitute a Company Adverse Change Recommendation); (F)(1) Lyris shall have provided to Buyer the terms and conditions of the acquisition proposal and other information relating to such acquisition proposal in accordance with the no solicitation provisions contained in the Merger Agreement, (2) Lyris shall have given Buyer the opportunity during the five business day period to propose revisions to the terms of the Merger Agreement or make other proposals and shall have negotiated in good faith with Buyer (and caused its representatives to negotiate with Buyer) with respect to such proposed revisions or other proposals (if Buyer so desires to negotiate and propose revised terms or other proposals) so that such acquisition proposal would cease to constitute a superior offer, and (3) after considering the results of such negotiations and giving effect to the proposed revisions or other proposals made by Buyer, if any, and after consultation with outside legal counsel, Lyris’ Board of Directors shall have determined, in good faith, that such acquisition proposal is a superior offer and that the failure to make the Company Adverse Change Recommendation and terminate the Merger Agreement to enter into a binding written definitive acquisition agreement with respect to a superior offer would be a breach of the fiduciary duties of the Board of Directors of Lyris to Lyris’ stockholders under applicable legal requirements; and (G) Lyris shall have terminated the Merger Agreement pursuant to and in accordance with certain termination provisions contained in the Merger Agreement and paid to Buyer the applicable termination fee pursuant to and in accordance with the Merger Agreement. For the avoidance of doubt, the provisions of this section in the Merger Agreement shall also apply to any material amendment to any acquisition proposal or any successive acquisition proposals and require a new Lyris to give Buyer a new notice, except that, in the case of material amendments to any acquisition proposal, at least three business days prior to making any such Company Adverse Change Recommendation or termination.

Stockholder Approval; Proxy Statement

Pursuant to the Merger Agreement, Lyris has agreed to, as soon as practicable following the date the SEC confirms that it has no further comments with respect to this proxy statement, take all action necessary under all applicable legal requirements, Lyris’ certificate of incorporation and bylaws to establish a record date for, call, give notice of and hold a meeting of the holders of the shares of Common Stock to vote on the adoption of the Merger Agreement and approval of the Merger, which including any adjournment or postponement thereof, we refer to as the Special Meeting. Lyris shall ensure that all proxies solicited by Lyris in connection with the Special Meeting are solicited in compliance with all applicable legal requirements. Lyris shall use its reasonable best efforts to obtain the requisite stockholder approval.

Lyris may adjourn or postpone the Special Meeting (i) to the extent necessary to ensure that any necessary supplement or amendment to this proxy statement is provided to its stockholders in advance of a vote on the approval and adoption of the Merger Agreement, (ii) if, as of the time for which such meeting is originally scheduled (as set forth in this proxy statement), there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, and (iii) to the extent required by applicable legal requirements; provided, however, that in no event shall Lyris be permitted to postpone or adjourn the Special Meeting for more than twenty (20) days (with respect to each such postponement or adjournment) without Buyer’s prior written consent.

Subject to certain limitations set forth under “The Merger Agreement — Change of Board Recommendation,” the Board of Directors of Lyris shall include the Board Recommendation in this proxy statement. If the Board of Directors of Lyris makes a Company Adverse Change Recommendation, it will not alter the obligation of Lyris to submit the Merger Agreement to its stockholders at the Special Meeting to consider and vote upon the approval of the Merger Agreement, unless the Merger Agreement shall have been terminated in accordance with its terms prior to the Special Meeting.

Lyris agreed to, as soon as practicable following the date of the Merger Agreement, prepare this proxy statement and file it with the SEC and Lyris and Buyer agreed to timely cooperate with and assist Lyris in connection with the preparation of this proxy statement. Lyris agreed to use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or its staff concerning this proxy statement and cause this proxy statement to be mailed to the Lyris’ stockholders as promptly as practicable after the resolution of any such comments. Lyris and Buyer agreed to promptly correct any information provided by it for use in this proxy statement if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by applicable legal requirements, and Lyris further agreed to cause this proxy statement, as so corrected, to be filed with the SEC and, if any such correction is made following the mailing of this proxy statement, mailed to holders of Common Stock, in each case as and to the extent required by the Exchange Act or the SEC (or its staff).

Termination of the Merger Agreement

The Merger Agreement may be terminated prior to the effective time of the Merger (whether before or after the adoption of the Merger Agreement by the requisite stockholder approval, except as otherwise expressly noted):

•	by mutual written consent of Buyer and Lyris;
•	by either Buyer or Lyris:
º	if the Special Meeting (including any adjournments and postponements thereof) shall have been held and completed and Lyris’ stockholders shall have taken a final vote on a proposal to approve the Merger Agreement and the Merger, and the Merger Agreement and the Merger shall not have been approved at the Special Meeting (and shall not have been approved at any adjournment or postponement thereof) by the requisite stockholder approval; provided this right shall not be available to Buyer if Buyer is in breach of its obligations under the Merger Agreement;
º	if a court of competent jurisdiction or other governmental body shall have issued a decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of shares of Common Stock pursuant to the Merger or making consummation of the Merger illegal, which order, decree, ruling or other action shall be final and nonappealable; provided, however, that this right is not available to any party if the issuance of such final and nonappealable order, decree, ruling or other action is primarily attributable to a failure on the part of such party to perform in any material respect any covenant or obligation in the Merger Agreement required to be performed by such party at or prior to the effective time of the Merger; or
º	if the effective time of the Merger shall not have occurred on or prior to the close of business on the date that is November 4, 2015, which we refer to as the End Date; provided, however, that this right is not available to any party if the failure of the effective time of the Merger Agreement to occur prior to the End Date was primarily due to the failure of such party to perform in all material respects any of its obligations under the Merger Agreement; or
•	by Buyer:
º	if prior to the receipt of the requisite stockholder approval (A) Lyris’ Board of Directors shall have failed to include the Board Recommendation in this proxy statement or shall have effected a Company Adverse Change Recommendation; (B) the Board of Directors of the Lyris shall have failed to publicly reaffirm its recommendation of the Merger Agreement in the absence of a publicly announced acquisition proposal within ten business days after Buyer so requests in writing, provided, that, unless an acquisition proposal shall have been publicly disclosed, Buyer may only make such request once every thirty days; or (C) Lyris or any of its subsidiaries shall have breached in any material respect the no solicitation provisions contained in the Merger Agreement or the provisions set forth under “The Merger Agreement — Change of Board Recommendation”; or
º	if at any time prior to the effective time of the Merger, a breach of any representation or warranty or failure to perform any covenant or obligation contained in the Merger Agreement on the part of Lyris shall have occurred that (i) except with respect to the covenants or obligations contained in the no solicitation provisions in the Merger Agreement, (A) would cause a failure of certain conditions set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Obligations of Buyer” to exist and (B) cannot be cured by the Lyris by the End Date, or if capable of being cured, shall not have commenced to have been cured within 15 days of the date Buyer gives Lyris notice of such breach or failure to perform or (ii) with respect to the covenants and agreements contained in the no solicitation provisions in the Merger Agreement, (A) would cause a failure of certain conditions set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Obligations of Buyer” to exist and (B) cannot be cured by Lyris by the End Date, or if capable of being cured, shall not have been cured (x) within 10 business days following receipt of written notice from Buyer of such breach or (y) any shorter period of time that remains between the date Buyer provides written notice of such breach and the End Date; provided, however, that, Buyer shall not have the right to terminate the Merger Agreement pursuant to this section if Buyer is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to closing set forth set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Each Party’s Obligations” or “The Merger Agreement — Conditions to the Merger — Conditions to Obligations of Lyris” not being satisfied; or

•	by Lyris:
º	if prior to the receipt of the requisite stockholder approval, in order to accept a superior offer and enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a superior offer, (i) Lyris has complied in all material respects with the requirements of the no solicitation provisions contained in the Merger Agreement and the provisions set forth under “The Merger Agreement — Change of Board Recommendation” and (ii) prior to or on the same business day as such termination (or if such binding written definitive acquisition agreement providing for the consummation of a transaction constituting a superior offer is executed on a day that is not a business day, the next business day), Lyris pays the termination fee due to Buyer under the Merger Agreement; or
º	if prior to the effective time of the Merger, a breach of any representation or warranty or failure to perform any covenant or obligation contained in the Merger Agreement on the part of Buyer shall have occurred that would cause a failure of the conditions set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Obligations of Lyris” to exist and cannot be cured by Buyer by the End Date, or if capable of being cured, shall not have commenced to have been cured within 15 days of the date Lyris gives Buyer notice of such breach or failure to perform; provided, however, that this right is not available to Lyris if Lyris is then in material breach of any representations, warranties, covenants or other agreements under the Merger Agreement that would result in the conditions to closing of the Merger set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Each Party’s Obligations” or “The Merger Agreement — Conditions to the Merger — Conditions to Obligations of Buyer” not being satisfied.

Termination Fee

We must pay to Buyer a termination fee of $400,000 if:

•	Lyris terminates the Merger Agreement prior to the receipt of the requisite stockholder approval, in order to accept a superior offer and enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a superior offer, (i) Lyris has complied in all material respects with the requirements of the no solicitation provisions contained in the Merger Agreement and the provisions set forth under “The Merger Agreement — Change of Board Recommendation” and (ii) prior to or on the same business day as such termination (or if such binding written definitive acquisition agreement providing for the consummation of a transaction constituting a superior offer is executed on a day that is not a business day, the next business day);
•	Buyer terminates the Merger Agreement prior to the receipt of the requisite stockholder approval, if (A) Lyris’ Board of Directors shall have failed to include the Board Recommendation in this proxy statement or shall have effected a Company Adverse Change Recommendation; (B) the Board of Directors of the Lyris shall have failed to publicly reaffirm its recommendation of the Merger Agreement in the absence of a publicly announced acquisition proposal within ten business days after Buyer so requests in writing, provided, that, unless an acquisition proposal shall have been publicly disclosed, Buyer may only make such request once every thirty days; or (C) Lyris or any of its subsidiaries shall have breached in any material respect the no solicitation provisions contained in the Merger Agreement or the provisions set forth under “The Merger Agreement — Change of Board Recommendation”; or
•	(A) The Merger Agreement is terminated by Buyer or Lyris, as applicable, if:
º	the Special Meeting (including any adjournments and postponements thereof) shall have been held and completed and Lyris’ stockholders shall have taken a final vote on a proposal to approve the Merger Agreement and the Merger, and the Merger Agreement and the Merger shall not have been approved at the Special Meeting (and shall not have been approved at any adjournment or postponement thereof) by the requisite stockholder approval; provided, however, that this right shall not be available to Buyer if Buyer is in breach of its obligations under the Merger Agreement;

º	if the effective time of the Merger shall not have occurred on or prior to the close of business on the End Date; provided, however, that this right is not available to any party if the failure of the effective time of the Merger Agreement to occur prior to the End Date was primarily due to the failure of such party to perform in all material respects any of its obligations under the Merger Agreement; or
º	if at any time prior to the effective time of the Merger, a breach of any representation or warranty or failure to perform any covenant or obligation contained in the Merger Agreement on the part of Lyris shall have occurred that (i) except with respect to the covenants or obligations contained in the no solicitation provisions in the Merger Agreement, (A) would cause a failure of certain conditions set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Obligations of Buyer” to exist and (B) cannot be cured by the Lyris by the End Date, or if capable of being cured, shall not have commenced to have been cured within 15 days of the date Buyer gives Lyris notice of such breach or failure to perform or (ii) with respect to the covenants and agreements contained in the no solicitation provisions in the Merger Agreement, (A) would cause a failure of certain conditions set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Obligations of Buyer” to exist and (B) cannot be cured by Lyris by the End Date, or if capable of being cured, shall not have been cured (x) within 10 business days following receipt of written notice from Buyer of such breach or (y) any shorter period of time that remains between the date Buyer provides written notice of such breach and the End Date; provided, however, that, that this right shall not be available to Buyer if Buyer is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to closing set forth set forth under “The Merger Agreement — Conditions to the Merger — Conditions to Each Party’s Obligations” or “The Merger Agreement — Conditions to the Merger — Conditions to Obligations of Lyris” not being satisfied; and
•	(B) after the date of the Merger Agreement and at or prior to the time of the termination of the Merger Agreement a bona-fide acquisition proposal shall have made, commenced, submitted or announced, whether publicly or to Lyris or Lyris’ Board of Directors, and (C) Lyris consummates any acquisition proposal within 12 months after such termination or Lyris enters into a definitive agreement within 12 months after such termination to effect any acquisition proposal (provided that, for purposes of this section under the Merger Agreement, all percentages in the definition of acquisition proposal shall be replaced with 50%).

Employee Matters

The Merger Agreement provides that, for a period of one year following the effective date of the Merger, the employees of Lyris that remain employed by the surviving corporation will receive base salary and base wages, short-term cash incentive compensation opportunities and benefits (but excluding equity-based compensation) that are substantially comparable in the aggregate to such base salary and base wages, short-term cash incentive compensation opportunities and benefits (excluding equity based compensation) provided to such employees immediately prior to the execution of the Merger Agreement.

Buyer will cause the surviving corporation to assume any accrued but unused personal, sick or vacation time to which any continuing employee of Lyris is entitled pursuant to policies applicable to such continuing employee immediately prior to the effective time of the Merger and allow such continuing employee to use such accrued personal, sick or vacation time in accordance with such policies.

Buyer has agreed that the surviving corporation will be solely responsible for all termination and severance benefits (which benefits, for the avoidance of doubt, will either be provided under the plans of Buyer or its subsidiaries, or Lyris’ plans), costs, charges and liabilities of any nature incurred with respect to the termination of any continuing employees of Lyris after the closing date of the Merger, including any claims arising out of or relating to any mass layoff or similar event under applicable law occurring on or after the closing date of the Merger.

Buyer has agreed that continuing employees will be eligible to continue to participate in the surviving corporation’s health and welfare benefit plans to the same extent such continuing employees were eligible to participate under Lyris’ health and welfare benefit plans immediately prior to the effective time of the Merger. If Buyer or the surviving corporation terminates any such health or welfare benefit plan, each continuing employee will be eligible to participate in the surviving corporation’s health and welfare benefit plans to the extent that coverage under such plans is replacing comparable coverage under corresponding Lyris plans in which such continuing employee participated immediately prior to the effective time of the Merger. In addition, to the extent that service is relevant for eligibility, vesting or allowances (including paid time off) under any health or welfare benefit plan of Buyer and/or the surviving corporation, then Buyer will use its commercially reasonable efforts to ensure that such health or welfare benefit plan will, for purposes of eligibility, vesting and allowances (including paid time off) credit continuing employees for service prior to the effective time of the Merger with Lyris to the same extent that such service was recognized prior to the effective time of the Merger under the corresponding health or welfare benefit plan of Lyris. Additionally, Buyer will in no event apply a pre-existing condition or actively at work or similar limitation, eligibility waiting period, evidence of insurability requirement or other condition under any group health or welfare plan with respect to the continuing Employees and the eligible dependents of the continuing employees of Lyris, other than limitations or waiting periods that are already in effect with respect to such individuals to the extent not satisfied as of the closing date of the Merger under the corresponding Lyris plan. To the extent that any continuing employee of Lyris or any eligible dependent of a continuing employee is transferred during a plan year from coverage under one or more of Lyris’ plans to coverage under a successor group health and welfare plan, Buyer will, or will cause Lyris to, provide the affected continuing employee, or eligible dependent with credit for any co-payments, deductibles and offsets (or similar payments) made during the plan year in which the transfer occurs for the purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such successor benefit plan, program or arrangement.

The employee benefits provisions contained in the Merger Agreement are solely for the benefit of the parties to the Merger Agreement. Employees of Lyris are not third party beneficiaries of this provision.

In addition to the foregoing, the Merger Agreement provides that Lyris will adopt adopt written resolutions to terminate its 401(k) plan, to be effective no later than one business day preceding the closing date of the Merger. Lyris will also use its reasonable best efforts to take such other actions in furtherance of terminating its 401(k) plan as Buyer may reasonably request.

Guarantee

As a condition and inducement to Lyris’ willingness to enter into the Merger Agreement, the Fund agreed to guarantee the due and punctual performance and discharge by Buyer of its payment obligations to Lyris under the provisions of the Merger Agreement governing damages for fraud. The Guarantee survives the termination of the Merger Agreement and remains in full force and effect in accordance with its terms. For a more complete description of the Guarantee, see “The Merger — Guarantee” beginning on page 39 for additional information.

Commitment Letter

As a condition and inducement to Lyris’ willingness to enter into the Merger Agreement, the Fund agreed to irrevocably commit to purchase, at or prior to the consummation of the Merger, debt securities of Buyer in an aggregate amount not less than $16.5 million, which will be used, as needed, solely to fund the amounts payable by Buyer pursuant to the Merger Agreement to cause Buyer to consummate the transactions contemplated thereby, including the Merge. Completion of the Merger is not conditioned upon obtaining financing.

Amendment and Waiver

Prior to the effective time of the Merger, the Merger Agreement may be amended with the approval of the respective boards of directors of Lyris and Buyer at any time. After the adoption of the Merger Agreement by Lyris’ stockholders, no amendment to the Merger Agreement shall be made which by applicable legal requirements requires further approval of the Lyris stockholders without the further approval of such stockholders.

THE VOTING AGREEMENT

The following description sets forth the material provisions of the Voting Agreement, but does not purport to describe all of the terms of the Voting Agreement. The full text of the Voting Agreement is attached to this proxy statement as Annex D. You are urged to read the Voting Agreement in its entirety.

As a condition and material inducement to Buyer’s willingness to enter into and perform its obligations under the Merger Agreement, William T. Comfort III, LDN Stuyvie Partnership, Lyr, Ltd., 65 BR Trust and Meudon Investments, which we refer to collectively as the Principal Lyris Stockholders, entered into the Voting Agreement with Buyer, dated as of May 4, 2014, pursuant to which the Principal Lyris Stockholders agreed, among other things, to vote all shares of the Common Stock and Preferred Stock owned by them in favor of the Merger and the adoption of the Merger Agreement.

Each of the Principal Lyris Stockholders agreed that during the term of the Voting Agreement, at any meeting of the Lyris stockholders, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the Lyris stockholders, in each case, with respect to the shares owned beneficially or of record by such stockholder, together with any shares issued or otherwise acquired or owned and controlled by any such stockholder after the date of the Voting Agreement, which we refer to as the Covered Shares, to vote:

•	in favor of the adoption of the Merger Agreement and any related proposal in furtherance thereof, as reasonably requested by Buyer, submitted for the vote or written consent of stockholders, including in favor of any proposal to adjourn or postpone to a later date any meeting of the Lyris stockholders at which any of the foregoing matters are submitted for consideration and vote of the Lyris stockholders if there are not sufficient votes for approval of such matters on the date on which the meeting is held;
•	against any action or agreement submitted for the vote or written consent of stockholders that such Lyris principal stockholder knows or reasonably suspects would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Lyris contained in the Merger Agreement, or of the Principal Lyris Stockholders contained in the Voting Agreement; and
•	against any alternative acquisition proposal and against any other action, agreement or transaction submitted for the vote or written consent of stockholders that Lyris principal stockholder knows or reasonably suspects is in opposition to the Merger or would impede, interfere with, delay, postpone, discourage, frustrate the purposes of, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or the voting agreement or the performance by Lyris of its obligations under the Merger Agreement or by Principal Lyris Stockholders of their obligations under the Voting Agreement.

Under the terms of the Voting Agreement, each of the Principal Lyris Stockholders irrevocably appointed Buyer and any senior executive officer thereof, as its proxy to vote in the manner described above all shares of outstanding Common Stock and Preferred Stock held by each such stockholder.

In addition, during the term of the Voting Agreement, each of the Principal Lyris Stockholders also agreed not to:

•	subject to certain limitations, transfer any of the Covered Shares, beneficial ownership thereof or any other interest therein;
•	enter into any agreement, arrangement or understanding with any person (other than Buyer), or knowingly take any other action, that violates or conflicts with such stockholder’s representations, warranties, covenants and obligations under the Voting Agreement; or
•	take any action that could restrict or otherwise affect such stockholder’s legal power, authority and right to comply with and perform his, her or its covenants and obligations under the Voting Agreement.

Each of the Principal Lyris Stockholders also agreed that, during the term of the Voting Agreement, it will not, and will not authorize any of its representatives to, directly or indirectly:

•	solicit, initiate, endorse, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiry, proposal or offer with respect to, or the making or completion of, any alternative acquisition proposal, or any inquiry, proposal or offer that would lead to any alternative acquisition proposal;
•	enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information or data with respect to, or otherwise cooperate in any way with, any alternative acquisition proposal;
•	other than with Buyer or its representatives, enter into, continue, have or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any alternative acquisition proposal or any inquiry with respect thereto;
•	approve, accept, endorse or recommend any alternative acquisition proposal or knowingly facilitate any effort or attempt to make or implement an alternative acquisition proposal or inquiry with respect thereto;
•	enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to an alternative acquisition proposal or any proposal or offer that is intended to lead to an alternative acquisition proposal or that requires Lyris to abandon the Merger Agreement or the transactions contemplated thereby;
•	make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or knowingly influence any person with respect to the voting of, any shares in connection with any vote or other action on any of matters, other than to recommend that Lyris stockholders vote in favor of the adoption of the Merger Agreement and as otherwise expressly provided in the voting agreement or to otherwise vote or consent with respect to Covered Shares in a manner that would not violate the terms of the voting agreement; or
•	agree to do any of the foregoing.

Under the terms of the Voting Agreement, each of the Principal Lyris Stockholders waives and agrees not to exercise any rights of appraisal or other similar rights that such stockholder may have in connection with the Merger.

The obligations of the Principal Lyris Stockholders under the Voting Agreement continue until the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the closing of the Merger, (c) the delivery of written notice of termination by any of the Principal Lyris Stockholders to Buyer following the date of any modification, waiver, change or amendment of the Merger Agreement executed after the date of the Voting Agreement, in each case, that results in (i) a decrease in the consideration payable to such stockholder with respect to the Merger or (ii) a change in the form of consideration payable to such stockholder with respect to the Merger effected without the prior written consent of such stockholder, and (d) the delivery of written notice by Buyer to such stockholder of termination of the Voting Agreement.

MARKET PRICE AND DIVIDEND DATA

Our Common Stock is listed on the OTCBB under the trading symbol “LYRI”. The following table sets forth, for the period indicated, the range of high and low sale prices of our common stock, as reported by the OTCBB.

	Lyris Common Stock
	High	Low
Year ended June 30, 2013
Fourth Quarter	$2.24	$1.55
Third Quarter	$2.50	$1.76
Second Quarter	$3.00	$1.65
First Quarter	$3.16	$1.75
Year ended June 30, 2014
Fourth Quarter	$2.50	$1.18
Third Quarter	$2.00	$1.08
Second Quarter	$1.60	$1.06
First Quarter	$1.97	$1.15
Year ended June 30, 2015
Fourth Quarter (through May 28, 2015)	$0.87	$0.87
Third Quarter	$0.75	$0.25
Second Quarter	$1.24	$0.60
First Quarter	$1.50	$1.15

The high and low sales prices per share for our Common Stock as reported by the OTCBB on May 28, 2015, the latest practicable trading day before the filing of this proxy statement, were $0.87 and $0.87.

There were 460 stockholders of record of our Common Stock as of May 18, 2015. In addition, we believe that a significant number of beneficial owners of our Common Stock hold their shares in street name.

We did not pay cash dividends in 2014, and we currently do not anticipate that we will pay any cash dividends on shares of our Common Stock for the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board of Directors and will depend upon results of operations, financial condition, contractual restrictions, including our senior secured credit facility and other indebtedness we may incur, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. In addition, under the Merger Agreement, we are prohibited from declaring any dividend without Buyer’s prior written consent.

Following the Merger, our Common Stock will no longer be listed on any stock exchange, including the OTCBB.

RISK FACTORS

In addition to the other information included in this proxy statement, including the matters addressed in “Special Note Regarding Forward-Looking Information,” you should carefully consider the following risks before deciding whether to vote for approval and adoption of the Merger Agreement.

We will incur substantial expenses related to the Merger, and the Merger might not be completed if we are unable to fulfill all of the closing conditions.

We expect to incur substantial expenses in connection with the Merger whether or not the transaction is consummated. Further, the consummation of the Merger is conditioned upon the fulfillment of certain conditions. If any closing condition is not met, it is possible that Lyris might not consummate the Merger. If Lyris stockholders do not adopt the Merger Agreement, or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered, or that the business, prospects or results of operations of Lyris will not be adversely impacted.

Failure to complete the Merger could negatively impact the stock price and the future business and financial results of Lyris.

Completion of the Merger is subject to a number of closing conditions, including the adoption of the Merger Agreement by our stockholders, and those closing conditions may not be satisfied on a timely basis or at all. If the Merger is not completed, the price of Common Stock may decline. In addition, if the Merger is not completed, Lyris may be subject to a number of material risks, including the following: Lyris may be subject to litigation related to the completion of the Merger or the failure to complete the Merger, which could require substantial time and resources to resolve; the market price of Common Stock may be adversely affected to the extent the market price reflects an assumption that the Merger will be completed; we may not be able to find another buyer willing to pay an equivalent or higher price in an alternative transaction than the price to be paid in the proposed Merger; we will be required to pay certain costs relating to the Merger, such as legal, accounting and printing fees whether or not the Merger is completed; and matters relating to the Merger (including integration planning) require substantial commitments of time and resources by our management, which could otherwise have been devoted to other opportunities that may have been beneficial to us.

Certain directors, executive officers and principal stockholders of Lyris may have interests in the Merger that differ from the interests of our stockholders that may influence these directors and executive officers to support the Merger.

Certain of Lyris’ directors, executive officers and principal stockholders may have financial interests in the Merger that are different from, or in addition to, the interests of our stockholders. The members of the Board of Directors were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, establishing the Special Committee for the approval of the transaction and in recommending to our stockholders that the Merger Agreement be adopted.

The Merger Agreement limits our ability to pursue alternative transactions to the Merger.

The Merger Agreement contains “no shop” provisions that, subject to limited exceptions, limit our ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of Lyris. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of Lyris, from considering or proposing that transaction even if it were prepared to pay consideration with a higher per share market price than that proposed in the Merger, or might result in a potential competing acquirer’s proposing to pay a lower per share price to acquire Lyris than it might otherwise have proposed to pay.

We will no longer exist as an independent public company following the Merger and its stockholders will forego any increase in its value.

If the Merger is successful, we will no longer exist as an independent public company and Lyris stockholders will forego any increase in our value that might have otherwise resulted from its possible growth.

Upon termination of the Merger Agreement under specified circumstances, we may be required to pay a termination fee to Buyer.

If the Merger Agreement is terminated under certain circumstances involving competing transactions, a change in our Board of Directors’ recommendation that our stockholders vote to adopt the Merger Agreement or certain other “triggering events,” we may be required to pay to Buyer a termination fee of $400,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock (as of March 31, 2015, unless otherwise indicated) for the following:

•	each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of the outstanding shares of our Common Stock;
•	each of our non-employee directors;
•	each of our named executive officers; and
•	all directors, director nominees and current executive officers of Lyris as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2015 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person. For additional information regarding the beneficial ownership of the persons and entities named in the table below, please refer to their public filings on Forms 3, 4 and 5 or Schedules 13D and 13G, as applicable.

As of March 31, 2015, there were 9,568,613 shares of our Common Stock outstanding, not including 2,000,000 shares issuable upon conversion of our Series A Preferred Stock into shares of our Common Stock.

Beneficial Owner(a)	Number of Shares	Percent of Total
5% Stockholders
LDN Stuyvie Partnership(b)	2,830,208	24.5%
Lyr, Ltd.(c)	2,000,000	17.3%
65 BR Trust(d)	1,497,435	12.9%
James A. Urry(e)	670,707	5.8%
William T. Comfort III(f)	7,498,849	64.8%
Directors and Named Executive Officers
William T. Comfort III(f)	7,498,849	64.8%
Deborah Eudaley(g)	257,632	2.2%
John Philpin(h)	170,687	1.5%
Andrew Richard Blair(i)	66,817	*
Alex Lustberg(j)	82,761	*
Paul Hoffman(k)	18,750	*
Nicolas De Santis Cuadra(l)	8,064	*
David Wang	—	—
Roy Camblin(m)	—	—
All current executive officers and directors as a group (8 persons)(n)	8,103,560	64.8%

*	Represents beneficial ownership of less than 1%.
(a)	Inclusion of information concerning shares held by or for their spouses or children or by entities in which a person has an interest does not constitute an admission of beneficial ownership by such person. Unless otherwise indicated, the address of each director and officer is 6401 Hollis St., Suite 125, Emeryville, CA 94608.

(b)	Consists of 2,830,208 shares of Common Stock. LDN Stuyvie Partnership is a limited partnership, the sole general partner of which is William T. Comfort III, the Chairman of our Board of Directors. The address of LDN Stuyvie Partnership is 127-131 Sloane St., 4th Floor, Liscartan House, SWIX 9AS, London, UK.
(c)	Consists of 2,000,000 shares of Common Stock issuable upon conversion of Preferred Stock held by Lyr, Ltd., a Bermuda corporation of which Mr. Comfort is Chairman with voting and dispositive power over the shares held by Lyr, Ltd. Mr. Comfort disclaims beneficial ownership of all shares held by Lyr, Ltd.
(d)	Consists of 1,497,435 shares of Common Stock. 65 BR Trust is a US trust of which Mr. Comfort is an investment advisor with voting and dispositive power over the shares held by the trust. The address of 65 BR Trust is P.O. Box 242, Locust Valley, NY 11560. Mr. Comfort disclaims beneficial ownership of all 1,497,435 shares held by the trust.
(e)	Consists of 670,707 shares of Common Stock. The shares reported do not include the 2,830,208 shares of Common Stock beneficially owned by LDN Stuyvie Partnership, of which Mr. Urry’s spouse is a partner. Mr. Urry’s spouse has no voting or dispositive power over the shares beneficially owned by LDN Stuyvie Partnership, and Mr. Urry disclaims beneficial ownership of such shares.
(f)	Includes (i) shares of Common Stock held by LDN Stuyvie Partnership, of which Mr. Comfort is sole general partner, (ii) shares of Common Stock held by 65 BR Trust, of which Mr. Comfort is an investment advisor and (iii) shares of Common Stock held by Lyr, Ltd. of which Mr. Comfort is Chairman. Mr. Comfort disclaims beneficial ownership of all shares held by 65 BR Trust and Lyr, Ltd.
(g)	Includes (i) 192,228 shares of Common Stock subject to options exercisable within 60 days of March 31, 2015 and (ii) 43,467 shares of Common Stock held by Ms. Eudaley’s spouse. Ms. Eudaley disclaims beneficial ownership of all shares held by her spouse.
(h)	Consists of 170,687 shares of Common Stock subject to options exercisable within 60 days of March 31, 2015.
(i)	Includes (i) 55,004 shares of Common Stock owned by Mr. Blair and his wife, (ii) 4,000 shares of Common Stock owned by the Freimark, Blair & Co. pension fund and (iii) 7,813 shares of Common Stock owned by the Blair Family Trust. Mr. Blair disclaims beneficial ownership of 1,840 of the shares owned by the Freimark, Blair & Co. pension fund and all shares owned by the Blair Family Trust.
(j)	Consists of 82,761 shares of Common Stock subject to options exercisable within 60 days of March 31, 2015.
(k)	Consists of 18,750 shares of Common Stock subject to options exercisable within 60 days of March 31, 2015.
(l)	Consists of 8,064 shares of Common Stock.
(m)	Mr. Camblin resigned from Lyris on October 7, 2013 and his options were cancelled.
(n)	Includes 464,426 shares issuable upon exercise of stock options and 2,000,000 shares issuable upon conversion of Preferred Stock into Common Stock.

ADVISORY VOTE ON COMPENSATION

Background; Stockholder Resolution

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, when a company seeks stockholder approval in connection with its merger or acquisition, it is required to conduct a separate stockholder advisory vote on certain compensation arrangements between Lyris and its named executive officers. As a result, Lyris’ stockholders are entitled to vote to approve or disapprove, on an advisory basis, the compensation of the named executive officers of Lyris that is based on or otherwise relates to the Merger as disclosed in this proxy statement, which compensation is referred to in this proxy statement as the “Merger-related compensation.” The terms of the Merger-related compensation are described in this proxy statement under “The Merger — Interests of Our Directors and Executive Officers in the Merger.”

In accordance with the above requirements, Lyris is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Lyris in connection with the Merger, as disclosed in the Golden Parachute Compensation tables and narrative discussion as set forth in this proxy statement under “The Merger — Interests of Our Directors and Executive Officers in the Merger” beginning on page 40, is hereby APPROVED.”

Required Vote; Board Recommendation

The affirmative vote of the holders of a majority of the shares of Lyris common stock represented and voting either in person or by proxy at the Special Meeting and entitled to vote is required for approval of the proposal to approve, on an advisory basis, the Merger-related compensation. Because the vote on this proposal is advisory, it will not be binding on Lyris’ Board of Directors. Thus, regardless of the outcome of this advisory vote, such compensation will be payable if the Merger is approved, subject only to other applicable conditions.

The advisory vote on the Merger-related compensation is a vote separate and apart from the vote to adopt and approve the Merger Agreement. Accordingly, you may vote to approve, on an advisory basis, the Merger-related compensation and vote against the proposal to approve the Merger Agreement and the principal terms of the Merger; or you may vote against this proposal to approve, on an advisory basis, the Merger-related compensation and vote to approve the Merger Agreement and the principal terms of the Merger. Approval of this proposal to approve, on an advisory basis, the Merger-related compensation is not a condition to the completion of the Merger, and the approval or failure of this proposal will have no impact on the completion of the Merger.

Abstentions and broker non-votes, if any, will be counted as present for the purpose of determining the presence of a quorum and abstentions will have the same effect as a vote against the proposal. Broker non-votes, if any, will have no effect in determining whether or not the proposal is approved.

Our Board of Directors recommends that you vote “FOR” the proposal to approve, on an advisory basis, the Merger-related compensation as described in this proxy statement.

ADJOURNMENT OF THE SPECIAL MEETING

The Special Meeting may be adjourned without notice, other than by the announcement made at the Special Meeting, by approval of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Special Meeting. We are soliciting proxies to grant the authority to vote in favor of adjournment of the Special Meeting. In particular, authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes in favor of adopting the Merger Agreement.

Our Board of Directors recommends that you vote “FOR” the proposal to grant the authority to vote your shares to adjourn the meeting, if necessary, to provide additional time to solicit additional proxies.

OTHER MATTERS

Other Matters for Action at the Special Meeting

No business may be transacted at the Special Meeting other than the matters set forth in this proxy statement.

Stockholder Proposals

We will hold an Annual Meeting of Stockholders in 2015, which we refer to as the 2015 Annual Meeting, only if the Merger is not completed. Proposals of stockholders that are intended to be presented at the 2015 Annual Meeting, if held, must have been received at our executive offices in Emeryville, CA no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the 2015 Annual Meeting was mailed or public disclosure was made, to be included in the proxy statement and proxy card related to such meeting. Stockholders are advised to review our bylaws, which sets forth the required information to be included in any such proposal of stockholders to be properly brought before the meeting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	Our Annual Report on Form 10-K for our fiscal year ended June 30, 2014 (filed on September 18, 2014);
•	Our Quarterly Reports on Form 10-Q filed on November 6, 2014, February 17, 2015 and May 15, 2015; and
•	Our Current Reports on Form 8-K filed on May 4, 2015 and May 6, 2015 (two filings).

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at 6401 Hollis St., Suite 125, Emeryville, CA 94608, Attn: Corporate Secretary, or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. Upon written or telephonic request as provided above, we will, within one business day of receiving such request, mail copies of any or all items incorporated by reference herein, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, to the requesting party by first class mail or other equally prompt means.

LY Acquisition Corp. has supplied all information contained in this proxy statement relating to itself, Aurea Software, Inc., ESW Capital, LLC and Versata Enterprises, Inc. and we have supplied all information relating to Lyris.

* * *

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED            , 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ISSUANCE OF CASH IN THE MERGER CREATES ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

among:

Lyris, Inc.,
a Delaware corporation;

LY Acquisition Corp.,
a Delaware corporation

Dated as of May 4, 2015

A-i

A-ii

A-iii

Exhibits

Exhibit A — Certain Definitions

Exhibit B — Surviving Corporation Certificate of Incorporation

Exhibit C — Buyer Common Stockholders

A-iv

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (“Agreement”) is made and entered into as of May 4, 2015, by and between: LY Acquisition Corp., a Delaware Corporation (“Buyer”) and Lyris, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

Recitals

A. The Parties intend that Buyer be merged (the “Merger”) with and into the Company, with the Company surviving the Merger (the “Surviving Corporation”) on the terms and subject to the conditions set forth in this Agreement, whereby (a) each issued and outstanding share of Company Preferred Stock not owned by Buyer or the Company as of the Effective Time shall be converted into the right to receive the Preferred Consideration and (b) each issued and outstanding share of Company Common Stock not owned by Buyer or the Company as of the Effective Time shall be converted into the right to receive the Merger Consideration.

B. The Board of Directors of the Company has (i) determined that this Agreement and the Transactions, including the Merger, are advisable to, and in the best interest of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger and (iii) resolved to recommend the approval of this Agreement and the Merger by the stockholders of the Company (the “Company Board Recommendation”).

C. The Board of Directors of Buyer has approved this Agreement and declared it advisable for Buyer, to enter into this Agreement.

D. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, ESW Capital, LLC (“Guarantor”) is entering into a limited guaranty in favor of the Company (the “Guaranty”) with respect to certain obligations of Buyer under this Agreement, and an equity commitment letter with Buyer (the “Equity Commitment Letter”).

E. In order to induce Buyer to enter into this Agreement and cause the Merger to be consummated, certain stockholders of the Company are executing voting and support agreements (the “Voting Agreements”) in favor of Buyer concurrently with the execution and delivery of this Agreement.

Agreement

The Parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. Merger Transaction

1.1 Merger of Buyer into the Company.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, the Company and Buyer shall consummate the Merger, whereby Buyer shall be merged with and into the Company, and the separate existence of Buyer shall cease. The Company will continue as the Surviving Corporation.

1.2 Effect of the Merger.  The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.3 Closing; Effective Time.  Unless this Agreement shall have been terminated pursuant to Section 7, and unless otherwise mutually agreed in writing between the Company and Buyer, the consummation of the Merger (the “Closing”) shall take place at the offices of Cooley LLP, 1333 2nd Street, Suite 400, Santa Monica, CA 90401, at 10:00 a.m. local time on a date specified by the Company and Buyer (the “Closing Date”), which shall be no later than the second (2nd) business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company and Buyer shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the parties hereto and specified in the certificate of merger (such date and time, the “Effective Time”).

1.4 Certificate of Incorporation and Bylaws; Directors and Officers.  Unless otherwise determined by Buyer prior to the Effective Time:

(a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

(b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Buyer as in effect immediately prior to the Effective Time; and

(c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are the directors and officers, respectively, of Buyer immediately prior to the Effective Time.

1.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Buyer, the Company or any stockholder of the Company:

(i) any shares of Company Common Stock then held by the Company or any wholly owned Subsidiary of the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) any shares of Company Preferred Stock then held by the Company or any wholly owned Subsidiary of the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii) any shares of Company Common Stock then held by Buyer shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iv) any shares of Company Preferred Stock then held by the Company or any wholly owned Subsidiary of the Company (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(v) except as provided in clauses “(i)” through “(iv)” above and subject to Section 1.5(b), each share of Company Common Stock then outstanding (other than any Dissenting Shares, as defined below) shall be converted into the right to receive $0.89 in cash (the “Merger Consideration”), without interest, subject to any withholding of Taxes required by applicable Legal Requirements in accordance with Section 1.6(e);

(vi) except as provided in clauses “(i)” through “(iv)” above and subject to Section 1.5(b), each share of Company Preferred Stock (other than any Dissenting Shares, as defined below) then outstanding shall be converted into the right to receive $2.50 in cash (the “Preferred Consideration”), without interest, subject to any withholding of Taxes required by applicable Legal Requirements in accordance with Section 1.6(e); and

(vii) each share of the common stock, $0.0001 par value per share, of Buyer then outstanding shall be converted into one share of common stock of the Surviving Corporation.

(b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Company Preferred Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration and Preferred Consideration, as applicable, shall be appropriately adjusted.

1.6 Surrender of Certificates; Stock Transfer Books.

(a) Prior to the Effective Time, Buyer shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of shares of Company Common Stock and Company Preferred Stock to receive the funds to which holders of such shares shall become entitled pursuant to Section 1.5. At or prior to the Effective Time (subject to Section 1.8(d)), Buyer shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to make payment of the cash consideration payable pursuant to Section 1.5 (the “Payment Fund ”). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation.

(b) Promptly after the Effective Time (but in no event later than five (5) business days thereafter), the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of the shares of Company Common Stock or Company Preferred Stock entitled to receive the Merger Consideration or Preferred Consideration pursuant to Section 1.5 a form of letter of transmittal (which shall be in reasonable and customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such shares (the “Certificates”) shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent) and instructions for use in effecting the surrender of the Certificates or Book-Entry Shares pursuant to such letter of transmittal. Upon surrender to the Paying Agent of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock and the Preferred Consideration for each share of Company Preferred Stock formerly evidenced by such Certificates or Book-Entry Shares, and such Certificates and Book-Entry Shares shall then be canceled. No interest shall accrue or be paid on the Merger Consideration or Preferred Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If any portion of the Merger Consideration or the Preferred Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(c) At any time following twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Certificates or Book-Entry Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to any Merger Consideration or Preferred Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of Certificates or Book-Entry Shares for any Merger Consideration or Preferred Consideration delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(d) At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the shares of Company Common Stock and Company Preferred Stock shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock on the records of the Company. From and after the Effective Time, the holders of the shares of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable Legal Requirements. All Merger Consideration and Preferred Consideration paid upon the surrender of Certificates or Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock or Company Preferred Stock (as applicable) formerly represented by such Certificate or Book-Entry Shares (as applicable).

(e) Each of the Surviving Corporation and Buyer shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from the Merger Consideration or Preferred Consideration payable to any holder of the shares of Company Common Stock or Company Preferred Stock or any other consideration otherwise payable pursuant to this Agreement such amounts as it is required by any Legal Requirement to deduct and withhold with respect to Taxes. To the extent that amounts are so withheld and timely paid to the appropriate Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Preferred Stock or other recipient of consideration hereunder in respect of which such deduction and withholding was made.

(f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Buyer may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which shall not exceed the Merger Consideration or Preferred Consideration payable with respect to such Certificate), the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration or Preferred Consideration to be paid in respect of the shares of Company Common Stock or Company Preferred Stock formerly represented by such Certificate, as contemplated by this Section 1.6.

1.7 Dissenters’ Rights.  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time, and held by holders who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive Merger Consideration or Preferred Consideration, but shall, by virtue of the Merger, be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to appraisal and payment under the DGCL, such holder’s shares of Company Common Stock or Company Preferred Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration or Preferred Consideration, as applicable, (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(e)), and such shares shall not be deemed to be Dissenting Shares. The Company shall give Buyer prompt notice of any written demands received by the Company for appraisal of any shares of Company Common Stock or Company Preferred Stock and any withdrawals of such demands, and Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Buyer or as required by applicable Legal Requirements, make any payment with respect to, or settle or offer to settle, any such demands.

1.8 Treatment of Company Options.

(a) As of the Effective Time, each Company Option that is then outstanding and unexercised, whether or not vested, shall be cancelled and converted into the right to receive cash in an amount equal to (i) the total number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time (without regard to vesting) multiplied by (ii) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per share of Company Common Stock under such Company Option, which amount shall be paid in accordance with Section 1.8(b). No holder of a Company Option that has an exercise price per share of Company Common Stock that is equal to or greater than the Merger Consideration shall be entitled to any payment with respect to such cancelled Company Option before or after the Effective Time.

(b) As soon as reasonably practicable after the Effective Time (but no later than the second payroll date after the Effective Time), the Surviving Corporation shall pay the aggregate Merger Consideration, net of any applicable withholding Taxes, payable with respect to Company Options through, to the extent applicable, the Surviving Corporation’s payroll (subject to any required tax withholdings) to the holders of Company Options.

1.9 Further Action.  If, at any time after the Effective Time, any further action is reasonably determined by Buyer to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Buyer and the Company, the officers and directors of the Surviving Corporation and Buyer shall be fully authorized (in the name of Buyer, in the name of the Company and otherwise) to take such action.

SECTION 2. Representations and Warranties of the Company

The Company hereby represents and warrants to Buyer as follows (it being understood that each representation and warranty contained in Section 2 is subject to (a) exceptions and disclosures set forth in the part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection in this Section 2; (b) any exception or disclosure set forth in any other part or subpart of the Company Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure is applicable to qualify such representation and warranty; and (c) disclosure in the Company SEC Documents filed prior to the date of this Agreement other than any information in the “Risk Factors” or “Forward-Looking Statements” sections of such Company SEC Documents or in any other sections of such Company SEC Documents to the extent such disclosures are forward-looking statements or cautionary, predictive or forward-looking in nature) (it being further acknowledged that, notwithstanding anything to the contrary provided in this Agreement, nothing disclosed in the Company SEC Documents shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 2.3):

2.1 Due Organization; Subsidiaries Etc.

(a) The Company is an Entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. The Company is qualified or licensed to do business as a foreign Entity, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing does not have, and would not reasonably be expected to have, a Material Adverse Effect.

(b) Part 2.1(b) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of organization. Neither the Company nor any of its Subsidiaries owns any capital stock of, or any equity interest of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(b) of the Company Disclosure Schedule. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

(c) Each Subsidiary of the Company is an Entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing does not have, and would not reasonably be expected to have, a Material Adverse Effect.

2.2 Certificate of Incorporation and Bylaws.  The Company has delivered or made available to Buyer or Buyer’s Representatives accurate and complete copies of the Certificate of Incorporation, bylaws and other charter and organizational documents of (a) the Company; and (b) each of the other Acquired Corporations, in each case including all amendments thereto, as in effect on the date hereof.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 40,000,000 shares of Company Common Stock, of which 9,568,613 shares have been issued and are outstanding as of the close of business on the day immediately preceding the date of this Agreement; and (ii) 4,000,000 shares of Company Preferred Stock, of which 2,000,000 shares have been issued and are outstanding as of the close of business on the day immediately preceding the date of this Agreement. All of the outstanding shares of Company Common Stock and Company Preferred Stock have been, and all shares of Company Common Stock that may be issued pursuant to any Company Equity Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, and are (or, in the case of shares that have not yet been issued, will be) fully paid and nonassessable. All of the outstanding equity securities of the Company have been offered and issued in compliance with all applicable securities laws, including the Securities Act of 1933, as amended, and applicable “blue sky” laws.

(b) Except as set forth in Part 2.3(b) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock or Company Preferred Stock are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock or Company Preferred Stock are subject to any right of first refusal in favor of the Company; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of the Acquired Corporations having a right to vote on any matters on which the stockholders of the Company have a right to vote; (iv) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock or Company Preferred Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock, Company Preferred Stock or other securities. The Company Common Stock constitutes the only outstanding class of securities of the Company or its Subsidiaries registered under the Securities Act.

(c) As of the close of business on the day immediately preceding the date of this Agreement: (i) 1,949,626 shares of Company Common Stock are subject to issuance pursuant to Company Options granted and outstanding under the 2005 Plan. As of May 4, 2015, the weighted average exercise price of the Company Options outstanding as of that date was $1.75. The Company has delivered or otherwise made available to Buyer or Buyer’s Representatives copies of all Company Equity Plans covering the Company Options outstanding as of the date of this Agreement and the forms of all stock option agreements evidencing such Company Options. Other than as set forth in this Section 2.3(c), there are no outstanding or authorized stock option, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to any of the Acquired Corporations.

(d) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company is owned by the Company, directly or indirectly, beneficially and of record, by the Company free and clear of all Encumbrances and transfer restrictions, except for such Encumbrances and transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities laws. Except as set forth in this Section 2.3 or in Part 2.3(d) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock, restricted stock unit, stock-based performance unit or any other right that is linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument, bond, debenture, note or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

(e) Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary. None of the Acquired Corporations has any outstanding equity compensation plans or policies relating to the capital stock of, or other equity or voting interests in, any Subsidiary of the Company.

2.4 SEC Filings; Financial Statements.

(a) Since January 1, 2013, the Company has filed on a timely basis all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by the Company with the SEC (the “Company SEC Documents”). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and, except to the extent that information contained in any Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Except as set forth on Part 2.4(b) of the Company Disclosure Schedule, the consolidated financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that are not material). Except as set forth in Part 2.4(b) of the Company Disclosure Schedule, no financial statements of any Person other than the Acquired Corporations are required by GAAP to be included in the consolidated financial statements of the Company.

(c) Except as set forth on Part 2.4(c) of the Company Disclosure Schedule, the Company maintains, and at all times since January 1, 2013 has maintained, a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Acquired Corporations; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Acquired Corporations that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended June 30, 2013, and, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, such assessment concluded that such controls were effective and the Company’s independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of June 30, 2013. To the knowledge of the Company, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since January 1, 2013, none of the Acquired Corporations nor the Company’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Acquired Corporations; (B) any illegal act or fraud, whether or not material, that involves the management or other employees of any Acquired Corporation; or (C) any claim or allegation regarding any of the foregoing.

(d) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are sufficient to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(e) None of the Acquired Corporations is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Acquired Corporations, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any Acquired Corporation in any Acquired Corporation’s published financial statements or other Company SEC Documents.

(f) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. Since January 1, 2012, the Company has not received any comment letters from the SEC. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Acquired Corporations.

(g) The Proxy Statement to be sent to the stockholders of the Company in connection with the Company Stockholders’ Meeting (including any amendment or supplement thereto or document incorporated by reference therein) shall not, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Company Stockholders’ Meeting, comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Buyer for inclusion or incorporation by reference in the Proxy Statement.

2.5 Absence of Changes.  Except as expressly contemplated by this Agreement, since September 30, 2014 through the date of this Agreement, (a) except for discussions, negotiations and transactions related to this Agreement, the Acquired Corporations have operated in all material respects in the ordinary course of business and (b) there has not occurred any event, change, action, failure to act or transaction that, individually or in the aggregate, has had or would be reasonably expected to have, a Material Adverse Effect. Except as expressly contemplated by this Agreement since September 30, 2014 through the date of this

Agreement, none of the Acquired Corporations has taken any actions which, had such actions been taken after the date of this Agreement, would have required the written consent of Buyer pursuant to Section 4.2.

2.6 Title to Assets.  The Acquired Corporations have good and valid title to all material assets owned by them as of the date of this Agreement, including all material assets (other than capitalized or operating leases) reflected on the unaudited balance sheet in the last Quarterly Report on Form 10-Q (the “Balance Sheet”) filed by the Company with the SEC (except for assets sold or otherwise disposed of in the ordinary course of business since the date of such Balance Sheet). All of said material assets are owned by the Acquired Corporations free and clear of any Encumbrances (other than Permitted Encumbrances).

2.7 Real Property.

(a) The Acquired Corporations do not own and have not owned any real property. None of the Acquired Corporations is a party to any agreement to purchase or sell any real property.

(b) The Company or one of its Subsidiaries, as applicable, holds a valid and existing leasehold interest in the material real property that is leased or subleased by any of the Acquired Corporations from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances. Part 2.7 of the Company Disclosure Schedule sets forth a true and complete list of all Leased Real Property, including a true and complete list of all material leases, subleases, licenses, concessions and other agreements pursuant to which any Acquired Corporation holds any Leased Real Property (each, a “Lease Agreement”) (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such Leased Real Property (including the date and name of the parties to such Lease Agreement). Except as set forth in Part 2.7 of the Company Disclosure Schedule: (i) each of the Lease Agreements with respect to the Leased Real Property are valid and binding obligations of the Acquired Corporation party thereto and in full force and effect; (ii) no Lease Agreement is subject to any Encumbrance other than Permitted Encumbrances, including any leasehold mortgage, pledge, lien, encumbrance, sublease, assignment, license or other agreement granting to any third party any interest in the Acquired Corporations’ leasehold interests or any right to the use or occupancy of any Leased Real Property; (iii) neither the Company nor any of its Subsidiaries nor any other party to each Lease Agreement is in material breach or default under such Lease Agreements, and to the knowledge of the Company no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a breach or default, or permit the termination, modification or acceleration of rent under such Lease Agreements; (iv) with respect to each Leased Real Property, neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person a right to use or occupy such Leased Real Property or any portion thereof; (v) to the knowledge of the Company, there are no disputes with respect to each Lease Agreement; (vi) no security deposit or portion thereof deposited with respect to each Lease Agreement has been applied in respect of a breach or default under such Lease Agreements which has not been redeposited; (vii) neither the Company nor any of its Subsidiaries owes any brokerage commissions or finder’s fees with respect to each Lease Agreement; and (viii) the other party to each Lease Agreement is not an Affiliate of the Company or any of its Subsidiaries. No Acquired Corporation has received any written notice regarding any violation or breach or default under any Company Lease that has not since been cured, except for violations or breaches that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

2.8 Intellectual Property.

(a) Part 2.8(a) of the Company Disclosure Schedule identifies (i) the name of applicant/registrant and current owner, (ii) the jurisdiction of application/registration and (iii) the application or registration number for each item of Registered IP owned by or exclusively licensed to any of the Acquired Corporations. Title to all Company IP owned or purported to be owned by Company, whether beneficially or otherwise, is held by and in the name of the Company. To the knowledge of the Company, the Company has, and has had, all rights in Company IP necessary to carry out the Company’s former activities, current activities, including in each case rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, sublicense, rent, lease, assign and sell Company IP in all geographic locations and fields of use. The Acquired Corporations have taken all actions reasonably necessary to maintain and protect all Registered IP that is owned by any Acquired Corporation (other than trademarks or domain names that are immaterial to the Company business as currently conducted) (“Company Registered IP”), including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions and disclosure of any required information, and recording all assignments (and licenses where required) of the Company Registered IP with the appropriate Governmental Bodies. Part 2.8(a) of the Company Disclosure Schedule includes a true and complete list as of the date of this Agreement of all material actions that, to the Company’s knowledge, must be taken within one hundred eighty (180) days of the date hereof with respect to any of the Company Registered IP. The Acquired Corporations have complied in all material respects with all applicable notice and marking requirements for the Company Registered IP.

(b) As of the date of this Agreement, no interference, opposition, reissue, reexamination or other proceeding of any nature (other than initial examination proceedings) is pending or, to the knowledge of Company, threatened, in which the scope, validity or enforceability of any Registered IP listed on Part 2.8(a) of the Company Disclosure Schedule is being or has been contested or challenged. No Company Associate (or former consultant or subcontractor) has any claim, right (whether or not currently exercisable) or interest to or in any Company IP owned or purported to be owned by Company and each Company Associate (and former consultant and subcontractor) who is or was involved in the creation or development, or any portion thereof, of any Company IP owned or purported to be owned by Company has signed a valid, enforceable agreement containing an assignment of Intellectual Property Rights to the Acquired Corporations and confidentiality provisions protecting such Company IP.

(c) Each Acquired Corporation has taken commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all material proprietary information held by any of the Acquired Corporations, or purported to be held by any of the Acquired Corporations, as a trade secret.

(d) Except as set forth on Part 2.8(d) of the Company Disclosure Schedule, to the knowledge of the Company: (i) the operation of the business of the Acquired Corporations as currently conducted does not infringe or misappropriate any Intellectual Property Rights owned by any other Person; and (ii) no other Person is infringing or misappropriating any Company IP owned by the Acquired Corporations. Except as set forth on Part 2.8(d) of the Company Disclosure Schedule, as of the date of this Agreement, no Legal Proceeding is pending and served (or, to the knowledge of the Company, is being threatened in writing or is pending in writing and has not been served) against the Acquired Corporations or by the Acquired Corporations relating to any actual, alleged or suspected infringement or misappropriation of (in the former case) any Intellectual Property Rights of another Person or (in the latter case) the Acquired Corporations’ Registered IP or any of the Acquired Corporations’ Intellectual Property Rights. Except as set forth in Part 2.8(d) of the Company Disclosure Schedule, since January 1, 2012, none of the Acquired Corporations has received any written notice or other written communication relating to any actual, alleged or suspected infringement or misappropriation of any Intellectual Property Right of another Person by any of the Acquired Corporations.

(e) None of the Acquired Corporations is now or has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that, as a result of such membership or promotion, would reasonably be expected to require or obligate any of the Acquired Corporations to grant or offer to any other Person any license or right to any Company IP. None of the Acquired Corporations’ agreements (including any agreement for the performance of professional services by or on the behalf of the Acquired Corporations) confers upon any Person other than the Acquired Corporations any ownership right, exclusive license or other exclusive right with respect to any Intellectual Property owned by any Acquired Corporation (other than such ownership or exclusive rights that relate solely to the Intellectual Property Rights that were contributed by or through such other Person under such agreement, and not to any Company IP). To the knowledge of the Company, no Acquired Corporation Product is distributed with any software that is licensed pursuant to an “open source” or other third party license agreement that requires the disclosure or licensing of any source code for any Acquired Corporation Product.

(f) Each Acquired Corporation maintains policies and procedures regarding data security, privacy, data transfer and the use of data that are commercially reasonable and that are designed to ensure that the Acquired Corporations are in compliance with all applicable Legal Requirements. The Acquired Corporations are in material compliance with all such policies and other Legal Requirements pertaining to data privacy and data security. To the knowledge of the Company, since January 1, 2012, there have been (i) no material losses or thefts of data or security breaches relating to data used in the businesses of the Acquired Corporations; (ii) material violations of any security policy regarding any such data; (iii) no unauthorized access or unauthorized use of any data; and (iv) no material unintended or improper disclosure of any personally identifiable information in the possession, custody or control of any Acquired Corporation or a contractor or agent acting on behalf of the Acquired Corporation other than immaterial disclosures that would not reasonably be expected to have a material adverse effect.

(g) The Company is in compliance with and has not breached, violated or defaulted under (to the extent such breach, violation or default has not been cured), or received written notice that they have breached, violated or defaulted under, any of the terms or conditions of any license, sublicense or other agreement to which Company is a party or is otherwise bound relating to any Company IP that is licensed to the Company, nor to Company’s knowledge has there been or is there any event or occurrence that would reasonably be expected to constitute such a breach, violation or default (with or without the lapse of time, giving of notice or both). Each such agreement is in full force and effect, and the Company is not in default thereunder, nor to the Company’s knowledge is any party obligated to the Company pursuant to any such agreement in default thereunder. Other than as described in those agreements listed in Part 2.8(g) of the Disclosure Schedule, the Company is not obligated to provide any consideration (whether financial or otherwise) to any third Person, nor is any third Person otherwise entitled to any consideration with respect to any exercise of rights by the Company in Company IP that is licensed to the Company.

(h) The Transactions will not alter, impair or otherwise affect any rights the Company has in any Company IP immediately prior to the Closing Date.

(i) To the Company’s knowledge, the Company’s material information technology assets are adequate for, and operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with, the operation of the business of the Company as currently conducted. To the Company’s knowledge, such Company information technology assets do not contain any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware. To the Company’s knowledge, none of such Company information technology assets contain any unauthorized feature (including any worm, bomb, backdoor, clock, timer or other disabling device, code, design or routine) that causes the software or any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any Person. The Company has implemented reasonable backup, security and disaster recovery technology consistent with industry practices for companies of similar size and resources, and to the Company’s knowledge, no Person has gained unauthorized access to any Company information technology assets.

(j) No funding, facilities or personnel of any educational institution or Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Company IP owned or purported to be owned by the Acquired Corporations.

(k) Export licenses. All Company IP that has been exported by the Company has been exported in material compliance with applicable Legal Requirements.

2.9 Contracts.

(a) Part 2.9(a) of the Company Disclosure Schedule identifies each Company Contract that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following Company Contracts shall be deemed to constitute a “Material Contract”:

(i) any Company Contract constituting a Company Employee Agreement pursuant to which any of the Acquired Corporations is or may become obligated to (A) make any severance, termination,

tax gross-up or similar payment to any Company Associate or any spouse or heir of any Company Associate, (B) make any bonus, deferred compensation or similar payment to any Company Associate (other than payments constituting base salary or commissions paid in the ordinary course of business not to exceed $50,000 in the aggregate) or (C) grant or accelerate the vesting of, or otherwise modify, any Company Equity Award other than accelerated vesting provided in Company Equity Plans;

(ii) any Company Contract (A) limiting the freedom or right of any Acquired Corporation to engage in any line of business, to make use of any material Company IP or to compete with any other Person in any location or line of business, or (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by any of the Acquired Corporations or exclusivity obligations or restrictions or otherwise limiting the freedom or right of any Acquired Corporation to sell, distribute or manufacture any products or service or any technology or other assets to or for any other Person;

(iii) (A) any Company Contract that requires by its terms the payment or delivery of cash or other consideration to the Acquired Corporations in an amount having an expected value in excess of $100,000 in the fiscal year ending June 30, 2014 or in any fiscal year thereafter; and (B) any Company Contract that requires by its terms the payment or delivery of cash or other consideration by the Acquired Corporations in an amount having an expected value in excess of $55,000 in the fiscal year ending June 30, 2014 or in any fiscal year thereafter;

(iv) any Company Contract relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of the Company or an Acquired Corporation entered into outside the ordinary course of business, other than any Indebtedness between or among the Company and any of its Subsidiaries;

(v) any Company Contract or arrangement with any Person constituting a joint venture, partnership, collaboration or limited liability corporation;

(vi) any Company Contract that requires or permits an Acquired Corporation, or any successor, to, or acquirer of an Acquired Corporation, to make any payment to another person as a result of a change of control of such Acquired Corporation (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment;

(vii) any Company Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock or other equity interests of the Company or any of its Subsidiaries or prohibits the issuance of any guaranty by the Company or any of its Subsidiaries;

(viii) any license agreements that are material to the business of the Company and its Subsidiaries, taken as a whole, pursuant to which the Company or any of its Subsidiaries licenses in any Intellectual Property Right or licenses out any Intellectual Property Right owned by the Company or its Subsidiaries (other than license agreements for commercially available software on standard terms and non-exclusive distribution, reseller and end-user customer and other non-exclusive agreements entered into in the ordinary course of business);

(ix) any Company Contract containing any “non-solicitation”, “no-hire” or similar provision which materially restricts any of the Acquired Corporations from soliciting, hiring, engaging, retaining or employing any Person’s current or former employees in any material respect;

(x) any Company Contract that relates to the acquisition or disposition of any businesses, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) that was entered into on or after January 1, 2012 and (y) pursuant to which any earn-out or deferred or contingent payment obligations remain outstanding or (z) pursuant to which a claim for indemnification may still be made against any of the Acquired Corporations (excluding claims based on willful misconduct, intentional misrepresentation or fraud); and

(xi) any other Company Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

(b) As of the date of this Agreement, the Company has either delivered or otherwise made available to Buyer or Buyer’s Representatives an accurate and complete copy of each Material Contract or has publicly made available such Material Contract in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. Except as set forth on Part 2.9(b) of the Company Disclosure Schedule, neither the Acquired Corporations nor, to the knowledge of the Company, the other party is in material breach of or material default under any Material Contract and, neither the Acquired Corporations, or to the knowledge of the Company, the other party has taken or failed to take any action that with or without notice, lapse of time or both, and to the knowledge of the Company, no event or condition exists that, would constitute a material breach of or material default under any Material Contract. Each Material Contract is, with respect to the Acquired Corporations and, to the knowledge of the Company, the other party, a valid agreement, binding, and in full force and effect. Each Material Contract is enforceable against the other party or parties thereto by the applicable Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth on Part 2.9(b) of the Company Disclosure Schedule, no Acquired Corporation has received any written notice regarding any violation or breach or default under any Material Contract that has not since been cured, except for violations or breaches that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. The Acquired Corporations have not waived in writing any rights under any Material Contract, the waiver of which would have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, between September 30, 2014 and the date of this Agreement, the Company has not received any notice in writing from any Person that such Person intends to terminate, or not renew, any Material Contract. Since September 30, 2014 through the date of this Agreement, there has not been any material adverse change in the business relationships of the Company or any of its Subsidiaries with any with any customer that accounted for greater than $100,000 in consolidated revenue for the Company’s fiscal year ended June 30, 2014 (a “Material Customer ”), supplier or distributor, and neither the Company nor any of its Subsidiaries has received any notice that there would be an adverse change in its relations with any Material Customer, supplier or distributor, including (i) that any such Material Customer would cease to order products or services from the Company or any of its Subsidiaries, would reduce the quantity of products or services it orders, or would seek a reduction in the prices of the products sold or services rendered, (ii) any change in the terms and conditions on which any material supplier or any distributor would supply or distribute products, merchandise, licenses, raw materials or other goods or services to the Company or any of its Subsidiaries.

2.10 Liabilities.  None of the Acquired Corporations has any liabilities of any nature (whether accrued, absolute, contingent or otherwise), except for: (i) liabilities disclosed on the Balance Sheet contained in the Company SEC Documents filed prior to the date of this Agreement; (ii) liabilities or obligations incurred pursuant to the terms of this Agreement; (iii) liabilities for performance of obligations of the Acquired Corporations under Contracts binding upon the Acquired Corporations (other than resulting from any breach or acceleration thereof) either provided or made available to Buyer prior to the date of this Agreement or entered into in the ordinary course of business, including non-exclusive distribution, reseller and end-user customer and other non-exclusive agreements entered into in the ordinary course of business consistent with past practice;(iv) liabilities incurred in the ordinary course of business since September 30, 2014; and (v) liabilities that individually or in the aggregate have not and would not reasonably be expected to have a Material Adverse Effect.

2.11 Compliance with Legal Requirements.  Each of the Acquired Corporations is, and since January 1, 2012 has been, in compliance in all material respects with all applicable Legal Requirements. None of the Acquired Corporations has received any written notice since January 1, 2012 (i) of any administrative, civil or criminal investigation or audit by any Governmental Body relating to any of the Acquired

Corporations or (ii) from any Governmental Body alleging that any of the Acquired Corporations is not in compliance with any applicable Legal Requirements in any material respect.

2.12 Certain Business Practices.  None of the Acquired Corporations or, to the knowledge of the Company, any of their respective employees or representatives (in each case, acting in the capacity of an employee or representative of an Acquired Corporation) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended and any rules or regulations promulgated thereunder or any applicable Legal Requirement of similar effect.

2.13 Governmental Authorizations.  As of the date of this Agreement, the Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their businesses in the manner in which their businesses are currently being conducted. The material Governmental Authorizations held by the Acquired Corporations are valid and in full force and effect, and no such material Governmental Authorization will cease to be effective as a result of the consummation of the transactions contemplated by this Agreement. The Acquired Corporations are in compliance with the terms and requirements of such material Governmental Authorizations.

2.14 Tax Matters.

(a) Except as would not, individually or in the aggregate, have a Material Adverse Effect or except as disclosed on Part 2.14(a) of the Company Disclosure Schedule, (i) each of the material Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body on or before the Closing Date (the “Acquired Corporation Returns”) have been or will be filed on or before the applicable due date (including any extensions of such due date), and have been, or will be when filed, prepared in compliance with all applicable Legal Requirements and are true and correct in all material respects, and (ii) all amounts shown on the Acquired Corporation Returns to be due or required to be withheld on or before the Closing Date have been or will be paid or withheld on or before the Closing Date.

(b) The Company’s Balance Sheet has accrued all actual and estimated liabilities for unpaid Taxes with respect to all periods through the date thereof in accordance with GAAP, other than any Taxes the non-payment of which would not have a Material Adverse Effect. The Company shall establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all material unpaid Taxes by the Acquired Corporations for the period from the date of the Balance Sheet through the Closing Date.

(c) Except as set forth in Part 2.14(c) of the Company Disclosure Schedule, to the Company’s knowledge, as of the date of this Agreement, (i) there are no current examinations or audits of any Acquired Corporation Return in progress involving material Taxes and (ii) since January 1, 2012, no written claim has been received by any of the Acquired Corporations from any Governmental Body in any jurisdiction where the Acquired Corporations do not file Tax Returns that the Acquired Corporations are or may be subject to Taxes in that jurisdiction. The Company has delivered or made available to Buyer or Buyer’s Representatives accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to Acquired Corporation Returns which have been requested by Buyer. As of the date of this Agreement, no extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted and is currently in effect.

(d) As of the date of this Agreement, except as set forth in Part 2.14(d) of the Company Disclosure Schedule, to the knowledge of the Company, no Legal Proceeding involving the IRS or any other Governmental Body is pending or threatened against or with respect to the Acquired Corporations in respect of any material Tax. Except as set forth in Part 2.14(d) of the Company Disclosure Schedule, no deficiency of material Taxes has been asserted in writing as a result of any audit or examination by any Governmental Body that has not been paid, accrued for or been contested in good faith and in accordance with applicable Legal Requirements.

(e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will give rise to the payment of any amount in connection with the Merger that would not be deductible pursuant to Section 280G of the Code. The Acquired Corporations are not a party to any Contract that would require, nor do the Acquired Corporations have any obligation (current or contingent), to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

(f) None of the Acquired Corporations (i) have ever been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), or (ii) have incurred, or have the potential to incur, any material liability for the Taxes of any Person (other than the Company or any of the other Acquired Corporations) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, pursuant to a Contract, or otherwise (other than pursuant to customary provisions included in credit agreements, leases, and agreements entered with employees and non-exclusive distribution, reseller and end-user customer and other non-exclusive agreements entered into in the ordinary course of business).

(g) None of the Acquired Corporations have been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(h) None of the Acquired Corporations has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(i) None of the Acquired Corporations will be required to include any item of income in, or exclude any item of deduction from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date, except as would not, individually or in the aggregate, have a Material Adverse Effect, as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

(j) The Acquired Corporations are not, and have not at any time since January 1, 2009 been, United States real property holding corporations within the meaning of Section 897(c)(2) of the Code.

(k) To the knowledge of the Company, there is currently no limitation on the utilization by the Company of its net operating losses, built-in losses, Tax credits or similar items under Sections 382, 383 or 384 of the Code.

2.15 Employee Matters; Benefit Plans.

(a) Except as required by applicable Legal Requirements, the employment of each of the Acquired Corporation’s employees is terminable by the applicable Acquired Corporation at will.

(b) Except as set forth in Part 2.15(b) of the Company Disclosure Schedule, none of the Acquired Corporations is a party to, or has a duty to bargain for or is currently negotiating in connection with entering into, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations. Since January 1, 2012, there has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning representation, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees. There is not now pending, and, to the knowledge of the Company, no Person has threatened to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding representation or union organizing activity or any similar activity or dispute. Except as set forth in Part 2.15(b) of the Company

Disclosure Schedule, there is no material claim or grievance pending or, to the knowledge of the Company, threatened relating to any Company Employee Agreement, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any Company Associate, including charges of unfair labor practices or harassment complaints. Since January 1, 2012, the Company has complied in all material respects with all applicable Legal Requirements related to employment, employment practices, wages, hours and other terms and conditions of employment (including the classification and compensation of employees for purposes of the Fair Labor Standards Act and cognate state laws) and other reductions in force (including notice, information and consultation requirements), except for any instances of noncompliance that would not reasonably be expected to result in a material liability to the Acquired Corporations.

(c) Part 2.15(c) of the Company Disclosure Schedule sets forth a true and complete list of the Employee Plans (other than any employment, termination or severance agreement for non-officer employees of the Company and its Subsidiaries and equity grant notices, and related documentation, with respect to employees of the Company and its Subsidiaries). The Company has made available to Buyer or Buyer’s Representatives prior to the execution of this Agreement with respect to each Employee Plan true, correct and complete copies of: (i) all plan documents and all material amendments thereto, and all related trust or other funding documents, and in the case of unwritten material Employee Plans, written descriptions thereof, (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS or the United States Department of Labor (“DOL”), (iii) the most recent annual actuarial valuation, if any, and the most recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), (iv) the most recent summary plan descriptions and any material modifications thereto, (v) the most recent nondiscrimination tests required to be performed under the Code (including 401(k) and 401(m) tests) for each Employee Plan that is subject to any discrimination testing requirements under the Code, and (vi) all correspondence to or from the IRS, the DOL, or any other Governmental Body since January 1, 2012.

(d) None of the Acquired Corporations nor any other Person that would be or, at any relevant time, would have been considered a single employer with an Acquired Corporation under the Code or ERISA has ever maintained, contributed to, or been required to contribute to a plan subject to Title IV of ERISA or Code Section 412, including any “single employer” defined benefit plan or any “multiemployer plan” each as defined in Section 4001 of ERISA.

(e) Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion or advisory letter, if applicable) as to its qualified status under the Code, each such Employee Plan has timely adopted all currently effective amendments to the Code to the extent any such amendments are required under the Code, and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to affect adversely the qualified status of any such Employee Plan. Each of the Employee Plans is now and has been operated in compliance in all material respects with its terms and all applicable Legal Requirements, including but not limited to ERISA and the Code. None of the Acquired Corporations is or reasonably could be subject to either a material liability pursuant to Section 502 of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code. For the last six (6) years, the Acquired Corporations have performed in all material respects all obligations required to be performed by them under, are not in any material respect in default under or in violation of, and, to the knowledge of the Company, there is no material default or violation by any other party to, any Employee Plan.

(f) Except to the extent required under Section 601 et seq. of ERISA or 4480 B of the Code (or any other similar state or local Legal Requirement), neither the Acquired Corporations nor any Employee Plan has any present or future obligation to make any payment to, or with respect to, any present or former employee, officer or director of the Acquired Corporations pursuant to any retiree medical benefit plan or other retiree welfare plan.

(g) Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement (including in combination with other events or circumstances) will not (i) entitle any current or former employee, director, officer, independent contractor or other service provider of the Acquired Corporations to severance pay or any payment other than unemployment compensation or any accrued compensation or benefits such as wages, vacation, or expense reimbursements, (ii) accelerate the time of payment or vesting, or increase the amount of, compensation or benefits due to any such employee, director, officer, independent contractor (other than the accelerated vesting provided in any Employee Plan that is intended to be qualified under Section 401(a) of the Code), (iii) directly or indirectly cause the Acquired Corporations to transfer or set aside any material assets to fund any benefits under any Employee Plan, (iv) otherwise give rise to any material liability under any Employee Plan or (v) limit or restrict the right to amend, terminate or transfer any material assets of any Employee Plan on or following the Effective Time.

(h) Except as set forth in Part 2.15(h) of the Company Disclosure Schedule, no Employee Plan is maintained primarily for the benefit of employees or other service providers who are primarily located outside of the United States (other than any employment, termination or severance agreement for non-officer employees of the Company or the Acquired Corporations, government mandated benefits, including consultation rights or notices, and equity grant notices, and related documentation, with respect to employees of the Company and the Acquired Corporations).

(i) Each Employee Plan that is subject to Section 409A of the Code has been administered in material compliance with its terms and the operational and documentary requirements of Section 409A of the Code and the regulations thereunder, except for any instances of noncompliance that would not reasonably be expected to result in a material liability to the Acquired Corporations. The Acquired Corporations do not have an obligation to gross-up, indemnify or otherwise reimburse any current or former service provider to the Acquired Corporations for any tax incurred by such service provider pursuant to Section 409A of the Code.

2.16 Environmental Matters.  Except for those matters that would not reasonably be expected to have a Material Adverse Effect, (a) each Acquired Corporation is, and since January 1, 2012 has been, in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Governmental Authorizations required under Environmental Laws for the operation of their respective businesses, (b) as of the date hereof there is no investigation, suit, claim, action or proceeding relating to or arising under any Environmental Law that is pending or, to the knowledge of the Company, threatened against any of the Acquired Corporations or Leased Real Property, (c) as of the date hereof neither the Company nor any of its Subsidiaries has received any written notice of or entered into any legally-binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements on the part of the Company or its Subsidiaries relating to or arising under Environmental Laws, and (d) there are and have been no Hazardous Materials present on any Leased Real Property in a manner and concentration that would reasonably be expected to result in any claim against any of the Acquired Corporations under any Environmental Law.

2.17 Insurance.  The Company has delivered or otherwise made available to Buyer or Buyer’s Representatives a copy of all material insurance policies, fidelity bonds and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations (collectively, the “Insurance Policies”). Part 2.17 of the Company Disclosure Schedule lists all such Insurance Policies. Since January 1, 2013, all such Insurance Policies are in full force and effect, no notice of cancellation or modification has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder. Since January 1, 2013, all premiums due and payable under the Insurance Policies have been paid when due. None of the Acquired Corporations has received any written notice that coverage has been denied or disputed by the underwriters of any such Insurance Policies.

2.18 Legal Proceedings; Orders.

(a) Except as set forth in Part 2.18(a) of the Company Disclosure Schedule, there is no Legal Proceeding pending and served (or, to the knowledge of the Company, pending and not served or threatened) against the Acquired Corporations or, to the knowledge of the Company, any present or former officer, director or employee of any Acquired Corporation in their capacity as an officer, director or employee of an Acquired Corporation;

(b) there is no order, writ, injunction or judgment to which the Acquired Corporations are subject; and

(c) to the Company’s knowledge, no investigation or review by any Governmental Body with respect to the Acquired Corporations is pending or is being overtly threatened.

2.19 Authority; Binding Nature of Agreement.  The Company has the corporate power and authority to enter into and deliver and, subject to obtaining the Required Company Stockholder Vote, to perform its obligations under this Agreement and to consummate the Transactions, and the consummation by the Company of the Transactions has been duly authorized by all necessary corporate action on the part of the Company, except for obtaining the Required Company Stockholder Vote. The Board of Directors of the Company (at a meeting duly called and held) has (a) determined that this Agreement and the Transactions, including the Merger, are advisable to, and in the best interest of, the Company and its stockholders, (b) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger, and (c) resolved to recommend that stockholders of the Company approve this Agreement and the Merger. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Buyer, this Agreement constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.20 Anti-Takeover Statute.  As of the date hereof and at all times on or prior to the Effective Time, the Board of Directors of the Company has taken and will take all actions necessary so that the restrictions applicable to business combinations and voting requirements contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement, the Voting Agreements and to the consummation of the Merger and the other transactions contemplated hereby or thereby. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover Legal Requirement applies to the Merger, this Agreement, the Voting Agreements or any of the other transactions contemplated hereby or thereby.

2.21 Vote Required.  The Required Company Stockholder Vote is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve this Agreement and the Merger.

2.22 Non-Contravention; Consents.  Except as set forth in Part 2.22 of the Company Disclosure Schedule and assuming compliance with the applicable provisions of the DGCL, any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, and the receipt of the Required Company Stockholder Vote, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not: (a) cause a violation of any of the provisions of the Certificate of Incorporation or bylaws (or similar organizational documents) of any Acquired Corporation; or (b) cause a violation by any Acquired Corporation of any Legal Requirement or order applicable to any Acquired Corporation, or to which any Acquired Corporation is subject; or (c) conflict with, result in breach of or loss of any material benefit under, result in any material increase in any obligation of any Acquired Corporation, result in termination or give to others any right of termination, vesting, amendment, acceleration or cancelation of any material benefit, constitute a default under, or require any consent or approval under, any Material Contract. Except as set forth in Part 2.22 of the Company Disclosure Schedule and as may be required by the Exchange Act (including without limitation the requirement under the Exchange Act for the Company’s stockholders to approve or disapprove, on an advisory basis, the Merger-related compensation of the Company’s named executive officers), the DGCL, any filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, none of the Acquired Corporations is required to give notice to, make any filing with, or obtain any Consent from any Person at any time prior to the Closing in connection with the execution and delivery of this Agreement, or the consummation by the Company of the Merger, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

2.23 Fairness Opinion.  The Special Committee of the Company’s Board of Directors has received the written opinion of Duff & Phelps as financial advisor to the Company, dated on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, and subject to the assumptions, qualifications and limitations set forth therein, the Merger Consideration to be received by the Minority Stockholders (as defined in the opinion of Duff & Phelps) is fair to such stockholders, from a financial point of view. The Company will make available to Buyer solely for informational purposes a signed copy of the fairness opinion as soon as possible following the date of this Agreement.

2.24 Financial Advisor.  Except for The Cosine Group, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any other Acquired Corporation.

2.25 Interested Party Transactions.  Since September 30, 2014 through the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.

2.26 Acknowledgement by Company.

(a) Except as set forth in the Equity Commitment Letter, Company is not relying nor has it relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Section 3. Except as set forth in the Equity Commitment Letter, the representations and warranties by Buyer in Section 3 constitute the sole and exclusive representations and warranties of Buyer in connection with the Transactions and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Buyer.

(b) In connection with the due diligence investigation of Buyer by the Company and its Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, the Company and its Affiliates, stockholders, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from Buyer and its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding Buyer and its businesses and operations. The Company hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that the Company will have no claim against Buyer or any of its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, or any other person with respect thereto. Accordingly, the Company hereby acknowledges and agrees that Buyer, nor any of its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, nor any other person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans.

SECTION 3. Representations and Warranties of Buyer

Buyer represents and warrants to the Company as follows:

3.1 Due Organization.  Buyer is an Entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound, except where any such failure would not reasonably be expected to have a Buyer

Material Adverse Effect. Buyer has delivered or made available to Company or Company’s Representatives accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of Buyer, including all amendments thereto.

3.2 Buyer.  Buyer was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and those incident to its formation. Aurea Software, Inc. owns beneficially and of record 500 shares of common stock of Buyer, and the individuals and entities set forth on Exhibit C hereto (the “Buyer Stockholders”) collectively own of record 500 shares of the outstanding common stock of Buyer, which collectively represents all of the outstanding capital stock of Buyer.

3.3 Authority; Binding Nature of Agreement.  Buyer has the corporate power and authority to execute and deliver and perform its obligations under this Agreement; and the execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary action on the part of Buyer and its board of directors. This Agreement constitutes the legal, valid and binding obligation of Buyer, and assuming due authorization, execution and delivery by the Company, is enforceable against it in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.4 Non-Contravention; Consents.  Assuming compliance with the applicable provisions of any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, the execution and delivery of this Agreement by Buyer, and the consummation of the transactions contemplated by this Agreement, will not: (a) cause a violation of any of the provisions of the certificate of incorporation or bylaws or other organizational documents of Buyer; (b) cause a violation by Buyer of any Legal Requirement or order applicable to Buyer, or to which they are subject; or (c) conflict with, result in a breach of, or constitute a default on the part of Buyer under any Contract, except, in the case of clauses “(b)” and “(c)”, for such conflicts, violations, breaches or defaults as would not reasonably be expected to have a Buyer Material Adverse Effect. Except as may be required by the Exchange Act, state takeover laws, the DGCL and any filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, neither Buyer, nor any of Buyer’s other Affiliates, is required to make any filing with or give any notice to, or to obtain any Consent from, any Person at or prior to the Closing in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the Merger and the transactions contemplated hereby, other than such filings, notifications, approvals, notices or Consents that, if not obtained, made or given, would not reasonably be expected to have a Buyer Material Adverse Effect. No vote of Buyer’s equityholders is necessary to approve this Agreement or any of the transactions contemplated by this Agreement, other than those which have been previously obtained.

3.5 Disclosure.  None of the information with respect to Buyer to be supplied by or on behalf of Buyer specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3.6 Absence of Litigation.  There is no Legal Proceeding pending and served or, to the knowledge of Buyer, pending and not served or overtly threatened against Buyer, except as would not and would not reasonably be expected to materially and adversely affect Buyer’s ability to consummate the Transactions contemplated hereby. To the knowledge of Buyer, as of the date of this Agreement, Buyer is not subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not and would not reasonably be expected to materially and adversely affect Buyer’s ability to consummate the Transactions contemplated hereby.

3.7 Ownership of Company Common Stock.  Neither Buyer nor any of Buyer’s Affiliates (other than one or more of the Buyer Non-Voting Stockholders) directly or indirectly owns, and at all times for the past three years, neither Buyer nor any of Buyer’s Affiliates (other than one or more of the Buyer Non-Voting Stockholders) has owned, beneficially or otherwise, any shares of the Company’s capital stock or any securities, contracts or obligations convertible into or exercisable or exchangeable for shares of the Company’s capital stock. Buyer has not enacted and will not enact a plan that complies with Rule 10b5-1 under the Exchange Act covering the purchase of any of the shares of the Company’s capital stock.

3.8 Acknowledgement by Buyer.

(a) Buyer is not relying nor has it relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Section 2, including the Company Disclosure Schedule. Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company in connection with the Transactions and Buyer understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company.

(b) In connection with the due diligence investigation of the Acquired Corporations by Buyer and its Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, Buyer and its Affiliates, stockholders, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Company and its Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Acquired Corporations and their businesses and operations. Buyer hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Buyer will have no claim against any of the Acquired Corporations, or any of their respective Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, or any other person with respect thereto. Accordingly, Buyer hereby acknowledges and agrees that none of the Acquired Corporations, nor any of their respective Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, nor any other person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans.

3.9 Funds.  Buyer will have available to it, as of the Effective Time, all funds necessary to permit Buyer to pay all amounts payable to the stockholders of the Company upon consummation of the Transactions and to otherwise satisfy all of its obligations under this Agreement.

3.10 Equity Commitment Letter.  Buyer has delivered to the Company a true and complete copy of the executed Equity Commitment Letter. The Equity Commitment Letter has not been amended, modified or waived in any manner prior to the date of this Agreement. There are no, and are not contemplated to be any, conditions precedent, side agreements, contingencies or other arrangements or understandings relating to the funding of the full amount of the Commitment Amount (as defined in the Equity Commitment Letter), other than as expressly set forth in the Equity Commitment Letter delivered in connection herewith. As of the date hereof, the commitment contained in the Equity Commitment Letter has not been withdrawn or rescinded in any respect. The Equity Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of Buyer, and, to Buyer’s knowledge, each other party thereto, in accordance with its terms. The Company is a third party beneficiary of the Equity Commitment Letter that may rely on and enforce the terms of the Equity Commitment Letter, subject to the terms and conditions of the Equity Commitment Letter.

3.11 Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Buyer or any of its Subsidiaries except for Persons, if any, whose fees and expenses will be paid by Buyer.

SECTION 4. Certain Covenants of the Company

4.1 Access and Investigation.  During the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.1 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company shall, and shall cause the respective

Representatives of the Acquired Corporations to: (a) provide Buyer and Buyer’s Representatives with reasonable access during normal business hours of the Company to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) promptly provide Buyer and Buyer’s Representatives with all reasonably requested information regarding the business of the Acquired Corporations, including copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Buyer may reasonably request; provided, however, that any such access shall be conducted at Buyer’s expense, at a reasonable time, under the supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company. Nothing herein shall require the Company to disclose any information to Buyer if such disclosure would, in its good faith judgment based on the advice of counsel (i) jeopardize any attorney-client or other legal privilege, (ii) contravene any applicable Legal Requirement or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company or its Affiliates is a party) or (iii) result in the disclosure of any trade secrets of third parties, provided that in each case the Company shall give notice to Buyer that it is withholding such information and thereafter the Company and Buyer shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such restriction or waive the privilege or protection (as applicable). With respect to the information disclosed pursuant to this Section 4.1, Buyer shall comply with, and shall cause Buyer’s Representatives to comply with, all of its obligations under the Confidentiality Agreement dated October 30, 2014, between Lyris Technologies, Inc. and Versata Enterprises, Inc. (the “Confidentiality Agreement”).

4.2 Operation of the Company’s Business.

(a) During the Pre-Closing Period: (i) except (x) as required by this Agreement or as required by applicable Legal Requirements, (y) with the written consent of Buyer, or (z) as set forth in Part 4.2 of the Company Disclosure Schedule, the Company shall ensure that each of the Acquired Corporations conducts in all material respects its business and operations in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (A) preserve intact the business organization and material assets of the Acquired Corporations, and (B) maintain in effect all of the Governmental Authorizations of the Acquired Corporations; and (ii) the Company shall promptly notify Buyer of (A) any knowledge of any notice from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, (B) any Legal Proceeding commenced, or, to its knowledge threatened, relating to or involving any of the Acquired Corporations that relates to the consummation of the transactions contemplated by this Agreement, (C) any knowledge of any inaccuracy or breach of any representation or warranty or breach of covenant or agreement contained in this Agreement that could reasonably be expected to cause, in the case of Buyer, any of the conditions set forth in Section 6.1 or Section 6.2 not to be satisfied, and, in the case of the Company, any of the conditions set forth in Section 6.1 or Section 6.3 not to be satisfied, and (D) any notification (written or verbal) from any Material Customer that there would be an adverse change in the relations between the Company and such Material Customer, including that any such Material Customer would cease to order products or services from the Acquired Corporation, would reduce the quantity of products or services it orders, or would seek a reduction in the prices of the products sold or services rendered.

(b) During the Pre-Closing Period, except (x) as required by this Agreement or as required by applicable Legal Requirements, (y) with the written consent of Buyer, or (z) as set forth in Part 4.2 of the Company Disclosure Schedule, the Company shall not, and shall not permit any of the other Acquired Corporations to:

(i) (1) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Company Common Stock or Company Preferred Stock), or (2) repurchase, redeem or otherwise reacquire any of its shares of capital stock (including any Company Common Stock or Company Preferred Stock), or any rights, warrants or options to acquire any shares of its capital stock, other than: (A) dividends or distributions between or among any of the Acquired Corporations to the extent consistent with past practices (but not from the Company to its stockholders); or (B) in connection with withholding to satisfy the Tax obligations with respect to Company Options.

(ii) split, combine, subdivide or reclassify any shares of its capital stock (including the Company Common Stock);

(iii) unless promised under an existing agreement disclosed on Part 4.2 of the Company Disclosure Schedule with the Acquired Corporations, sell, issue, grant or authorize the issuance or grant of, pledge, transfer, subject to any Encumbrance or otherwise encumber or dispose of (A) any capital stock or other security, (B) any option, call, warrant, restricted securities or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares of the Company Common Stock as required to be issued upon the valid exercise of Company Options, upon the vesting and settlement of other Company Equity Awards or conversion of the Company Preferred Stock, as the case may be, outstanding as of the date of this Agreement);

(iv) except as contemplated by Section 5.3, establish, adopt, terminate or amend any Employee Plan (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date hereof), or amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Employee Plans (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date hereof) or grant any employee or director any material increase in compensation, bonuses or other benefits (except that the Acquired Corporations: (A) may provide increases in salary, wages or benefits to non-executive officer employees if such increases were agreed upon prior to the date hereof or are consistent with past practices, provided that such increases shall not exceed $20,000 individually or $100,000 in the aggregate; (B) may amend any Employee Plans to the extent required by applicable Legal Requirements; and (C) may make usual and customary annual or quarterly bonus payments, commission payments and profit sharing payments in the ordinary course of business in accordance with the bonus, commission and profit sharing plans existing on the date of this Agreement and disclosed on the Company Disclosure Schedule);

(v) (A) enter into (x) any change-in-control agreement with any executive officer, employee, director or independent contractor or (y) any retention agreement with any executive officer or director, (B) enter into (aa) any employment, severance or other agreement with any executive officer or director or (bb) any employment or severance agreement with any non-executive officer employee, or any consulting agreement with any independent contractor with annual compensation greater than $100,000 or independent contracts with annual compensation greater than $250,000 in the aggregate, (C) hire any employee with an annual compensation in excess of $150,000 or employees with annual compensation in excess of $500,000 in the aggregate or (D) enter into any agreement with respect to the voting of its capital stock;

(vi) amend or permit the adoption of any amendment to its Certificate of Incorporation or bylaws or other charter or organizational documents;

(vii) form any Subsidiary, acquire any equity interest or other interest in any other Entity or enter into any joint venture, partnership, limited liability corporation or similar arrangement;

(viii) make or authorize any capital expenditure, including in the form of leased property or equipment (except that the Acquired Corporations may make any capital expenditure that when added to all other capital expenditures made on behalf of all of the Acquired Corporations since the date of this Agreement, does not exceed $30,000 individually and $150,000 in the aggregate during any fiscal quarter);

(ix) acquire, lease or license any material right or other material asset from any other Person or sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person (other in the ordinary course of business), or sell or otherwise dispose of, divest or spin-off, or lease, license or sublicense, any material right or other material asset to any other Person

(other than sales or subscriptions to products in the ordinary course of business or pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company), or waive or relinquish any material right (except, in the case of any of the foregoing (A) as provided for in the Company’s capital expense budget delivered or made available to Buyer or Buyer’s Representatives prior to the date of this Agreement and (B) the Acquired Corporations may enter into license agreements for commercially available software on standard terms);

(x) lend money to any Person, or incur or guarantee any Indebtedness (except for short-term borrowings incurred in the ordinary course of business consistent with past practice, advances to employees for travel and other business related expenses in the ordinary course of business and intercompany loans, advances, capital contributions or investments between or among the Company and any direct or indirect Subsidiary of the Company);

(xi) except as required by applicable Legal Requirement, (a) make any material change to any accounting method or accounting period used for Tax purposes (or request such a change); (b) make any material Tax election (other a Tax election that is consistent with a Tax election made in a previous period); (c) rescind or change any material Tax election; (d) file an amended Tax Return that could materially increase the Taxes payable by the Acquired Corporations; (e) enter into a closing agreement with any Governmental Body regarding any material Tax; or (f) waive or extend the statute of limitations with respect to any material Tax other than (1) pursuant to extensions of time to file a Tax Return obtained in the ordinary course of business or (2) pursuant to an extension granted in the ordinary course of business in connection with an audit of federal, state or local Taxes to prevent the assessment or collection of a Tax;

(xii) commence any Legal Proceeding, except with respect to: (A) routine matters in the ordinary course of business; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that the Company consults with Buyer and considers the views and comments of Buyer with respect to such Legal Proceedings prior to commencement thereof); or (C) in connection with a breach of this Agreement or any other agreements contemplated hereby;

(xiii) settle any Legal Proceeding, other than any Legal Proceeding relating to a breach of this Agreement or any other agreements contemplated hereby or pursuant to a settlement: (A) that results solely in a monetary obligation involving only the payment of monies by the Acquired Corporations of not more than $50,000 in the aggregate (B) that results solely in a monetary obligation that is funded by an indemnity obligation to or, an insurance policy of, the Acquired Corporations and the payment of monies by the Acquired Corporations that together with any settlement made under subsection “(A)” are not more than $100,000 in the aggregate;

(xiv) enter into any collective bargaining agreement or agreement to form a work council or other union or similar agreement or commit to enter into any such agreements (except to the extent required by applicable Legal Requirements, provided that the Company shall promptly give Buyer notice of such entry);

(xv) adopt or implement any stockholder rights plan or similar arrangement;

(xvi) agree to any exclusivity, non-competition or similar provision or covenant restricting any Acquired Corporation or any of their respective affiliates from competing in any line of business or with any Person or in any area or engaging in any activity or business (including with respect to the marketing or distribution of their respective products or services, or pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging), or which would have any such effect on any Acquired Corporation or any of its Affiliates after the Effective Time;

(xvii) make any material change to any of the accounting methods used by the Company, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act;

(xviii) enter into any Contract that would reasonably be expected to involve annual payments by any Acquired Corporation in excess of $100,000, or that contains a change of control or similar provision that would be triggered in connection with the Transactions;

(xix) except for amendments, terminations, non-renewals in the ordinary course of business consistent with past practice that would not be material to any Acquired Corporation, or Contracts entered into in the ordinary course of business on the Company’s standard form contract containing the Company’s standard terms and conditions that are terminable without liability or penalty within 90 days, modify, amend, waive, fail to enforce (in each case, in any material respect), assign or terminate any Material Contract or enter into a Contract that would be a Material Contract if entered into prior to the date hereof;

(xx) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

(xxi) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the other Acquired Corporations; or

(xxii) authorize any of, or agree or commit to take, any of the actions described in clauses “(i)” through “(xxi)” of this Section 4.2(b).

4.3 No Solicitation.

(a) For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

(b) Except as permitted by this Section 4.3, during the Pre-Closing Period the Company shall not and shall cause each of its Subsidiaries not to and shall not permit its Representatives to (i) continue any solicitation, knowing encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal, (ii) directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information in connection with or for the purpose of encouraging or facilitating, an Acquisition Proposal or (C) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal, and (iii) fail to enforce or grant any waiver or release under any standstill or similar agreement to which the Company is a party (or on whose behalf such agreement has been entered into) unless the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be a breach of the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Legal Requirements. The Company shall promptly deliver a written notice to each Person that entered into a confidentiality agreement in anticipation of potentially making an Acquisition Proposal, to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal, effective on the date hereof, and the notice shall also request such Person to promptly return or destroy all confidential information concerning the Acquired Corporations.

(c) If at any time on or after the date of this Agreement and prior to obtaining the Required Company Stockholder Vote, (i) the Company or any of its Representatives receives a bona fide written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made or renewed on or after the date of this Agreement and did not result from any breach of this Section 4.3, and (ii) if the Company’s Board of Directors determines in good faith, after consultation with independent financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Offer and that failure to take such action would be a breach of the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Legal Requirements, then the Company and its Representatives may (x) furnish, pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries to the Person or group of Persons who has made such Acquisition Proposal; provided that the Company shall concurrently provide to Buyer any information concerning the Company or any of its Subsidiaries that is provided to any Person given such access which was not previously provided to Buyer or its Representatives and (y) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal.

(d) From and after the date of this Agreement, the Company shall as promptly as practicable (and in any event within twenty-four (24) hours) orally and in writing notify Buyer of any inquiries, proposals, offers, requests for information or requests to initiate discussions that are received by the Company or any of its Representatives, in each case, in connection with, or which could reasonably be expected to result in, an Acquisition Proposal (any such inquiry, proposal, offer or request, an “Acquisition Inquiry”), which notification shall identify the name of the Person making such Acquisition Inquiry and the material terms and conditions of any such Acquisition Inquiry and include copies of all written materials provided to the Company or any of its Representatives that describe any terms and conditions of any Acquisition Inquiry. The Company shall thereafter keep Buyer reasonably informed of any material developments, discussions or negotiations regarding any such Acquisition Inquiry or Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration) on a prompt basis (and in any event within twenty-four (24) hours of such material development, discussion or negotiation), including by providing a copy of any documentation relating thereto that is exchanged between the Person (or its Representatives) making such Acquisition Inquiry or Acquisition Proposal and the Company (or its Representatives) within twenty-four (24) hours after the receipt thereof. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing any information to Buyer in accordance with this Section 4.3.

(e) Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside legal counsel, such disclosure is required under Legal Requirements; provided, however, that any such disclosure (other than issuance by the Company of a “stop, look and listen communication” or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Board of Directors of the Company with respect to this Agreement or an Acquisition Proposal shall be deemed to be a Company Adverse Change Recommendation unless such communication specifically reaffirms the Company Board Recommendation and rejects such Acquisition Proposal.

SECTION 5. Additional Covenants of the Parties

5.1 Company Board Recommendation; Stockholder Approval; Proxy Statement.

(a) Subject to Section 5.1(b), (i) the Company hereby consents to the inclusion of a description of the Company Board Recommendation in the Proxy Statement and (ii) during the Pre-Closing Period, neither the Board of Directors of the Company nor any committee thereof shall (x)(A) withdraw (or modify in a manner adverse to Buyer), or publicly propose to withdraw (or modify in a manner adverse to Buyer), the Company Board Recommendation or (B) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Acquisition Proposal or (y) adopt, approve, recommend, submit to stockholders or declare advisable, or resolve or determine to adopt, approve, recommend, submit to stockholders or declare advisable, or allow any Acquired Corporation to execute or enter into any Company Contract constituting any Acquisition Proposal, or requiring, or reasonably likely to cause, the Company to abandon, terminate, delay or fail to consummate the Transactions (other than an Acceptable Confidentiality Agreement) (any action described in this clause “(ii)” being referred to as an “Company Adverse Change Recommendation”).

(b) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Required Company Stockholder Vote, the Company’s Board of Directors may make a Company Adverse Change Recommendation and terminate this Agreement to enter into a Specified Agreement if and only if the decision to make a Company Adverse Change Recommendation or terminate this Agreement to enter into a Specified Agreement is in connection with an Acquisition Proposal, (A) the Company is not in breach of Section 4.3, (B) the Company has received a bona fide written Acquisition Proposal (which Acquisition Proposal did not arise out of a breach of Section 4.3) from any Person that has not been withdrawn; (C) the Board of Directors of the Company shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer; (D) the Board of Directors of the Company determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be a breach of the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Legal Requirements; (E) the Company shall have given Buyer prior written notice of its intention to consider making a Company Adverse Change Recommendation and terminate this Agreement to enter into a Specified Agreement at least five (5) business days prior to making any such Company Adverse Change Recommendation or termination (a “Determination Notice”) (which notice shall not constitute a Company Adverse Change Recommendation); (F) (1) the Company shall have provided to Buyer the terms and conditions of the Acquisition Proposal and other information relating to such Acquisition Proposal in accordance with Section 4.3, (2) the Company shall have given Buyer the five (5) business days after the Determination Notice to propose revisions to the terms of this Agreement or make other proposals and shall have negotiated in good faith with Buyer (and caused its Representatives to negotiate with Buyer) with respect to such proposed revisions or other proposals (if Buyer so desires to negotiate and propose revised terms or other proposals) so that such Acquisition Proposal would cease to constitute a Superior Offer, and (3) after considering the results of such negotiations and giving effect to the proposed revisions or other proposals made by Buyer, if any, and after consultation with outside legal counsel, the Company’s Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Company Adverse Change Recommendation and terminate this Agreement to enter into a Specified Agreement would be a breach of the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Legal Requirements; and (G) the Company shall have terminated this Agreement pursuant to and in accordance with Section 7.1(f) and paid to Buyer the Termination Fee pursuant to and in accordance with Section 7.3(b). For the avoidance of doubt, the provisions of this Section 5.1(b)(i) shall also apply to any material amendment to any Acquisition Proposal or any successive Acquisition Proposals and require a new Determination Notice, except that, in the case of material amendments to any Acquisition Proposal, the references to five (5) business days shall be deemed to be three (3) business days.

(c) The Company shall, as soon as practicable following the date the SEC confirms that it has no further comments on the Proxy Statement, take all action necessary under all applicable Legal Requirements, the Company’s Certificate of Incorporation and bylaws to establish a record date for, call, give notice of and hold a meeting of the holders of the shares of Company Common Stock to vote on the adoption of this Agreement and approval of the Merger (including any adjournment or postponement thereof, the “Company Stockholders’ Meeting”). The Company shall ensure that all proxies solicited by the Company in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements. The Company shall use its reasonable best efforts to obtain the Required Company Stockholder Vote. Notwithstanding the foregoing, the Company may adjourn or postpone the Company Stockholders’ Meeting (i) to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to its stockholders in advance of a vote on the approval and adoption of this Agreement, (ii) if, as of the time for which such meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, and (iii) to the extent required by applicable Legal Requirements; provided, however, that in no event shall the Company be permitted to postpone or adjourn the Company Stockholders’ Meeting for more than twenty (20) days (with respect to each such postponement or adjournment) without Buyer’s prior written consent. Subject to Section 5.1(b), the Board of Directors of the Company shall include the Company Board

Recommendation in the Proxy Statement. If the Board of Directors of the Company makes a Company Adverse Change Recommendation, it will not alter the obligation of the Company to submit this Agreement to its stockholders at the Company Stockholders’ Meeting to consider and vote upon the approval of this Agreement, unless this Agreement shall have been terminated in accordance with its terms prior to the Company Stockholders’ Meeting.

(d) As soon as practicable following the date hereof, the Company shall prepare the Proxy Statement and file it with the SEC and the Company and Buyer shall timely cooperate with and assist the Company in connection with the preparation of the foregoing. The Company shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or its staff concerning the Proxy Statement and shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the resolution of any such comments. Buyer will provide to the Company upon request any information with respect to Buyer and its officers, directors, Affiliates and agents required to be provided in the Proxy Statement under applicable Legal Requirements or as reasonably requested by the Company. The Company shall notify Buyer promptly of the receipt of any comments from the SEC or its staff or any other governmental officials and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or for additional information and will supply Buyer with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing any other required filings with respect to the Transactions (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall give Buyer a reasonable opportunity to review and comment on such document or response and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Buyer. The Company, on the one hand, and Buyer, on the other hand, agree to promptly correct any information provided by it for use in the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by applicable Legal Requirements, and the Company further agrees to cause the Proxy Statement, as so corrected, to be filed with the SEC and, if any such correction is made following the mailing of the Proxy Statement, mailed to holders of shares of Company Common Stock, in each case as and to the extent required by the Exchange Act or the SEC (or its staff). Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Buyer for inclusion or incorporation by reference in the Proxy Statement.

(e) Buyer agrees to cause all shares of Company Common Stock owned by Buyer or any subsidiary of Buyer, if any, to be voted in favor of the adoption of the Agreement at the Company Stockholders’ Meeting.

5.2 Reserved.

5.3 Company Options.

(a) Prior to the Effective Time, the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Board of Directors of the Company or a committee thereof) that may be necessary (under the Company Equity Plans and award agreements pursuant to which Company Options are outstanding or otherwise) to (i) accelerate the vesting and exercisability of each unexpired and unexercised Company Option then outstanding as of immediately prior to the Effective Time so that each such Company Option shall be fully vested and exercisable prior to the Effective Time, (ii) terminate each Company Equity Plan (except as otherwise agreed by Buyer and a holder thereof) and (iii) cause, as of the Effective Time, each unexpired and unexercised Company Option then outstanding as of immediately prior to the Effective Time, whether vested or unvested (and each plan, if any, under which any Company Option may be granted except, with respect to any such plan, as otherwise agreed by Buyer and a holder thereof) to be cancelled, terminated and extinguished, subject, if applicable, to payment pursuant to Section 1.8.

5.4 Employee Benefits.

(a) For a period of one year following the Effective Time, Buyer shall provide, or cause to be provided, to those employees of the Acquired Corporations who are employed by the Acquired Corporations as of immediately prior to the Effective Time and who continue to be actively employed by the Surviving Corporation (or any Subsidiary thereof) during such one year period (the “Continuing Employees”) (i) base salary and base wages that are substantially comparable in the aggregate to such base salary and base wages provided to such Continuing Employees immediately prior to the execution of this Agreement and, (ii) short-term cash incentive compensation opportunities that are substantially comparable in the aggregate, and benefits (excluding equity based compensation) that are substantially comparable in the aggregate, to such short-term cash incentive compensation opportunities, and benefits (excluding equity based compensation) provided to employees of one or more companies affiliated with ESW Capital, LLC. Without limiting the foregoing:

(b) With respect to any accrued but unused personal, sick or vacation time to which any Continuing Employee is entitled pursuant to the personal, sick or vacation policies applicable to such Continuing Employee immediately prior to the Effective Time, Buyer shall, or shall cause the Surviving Corporation to and instruct its Subsidiaries to, as applicable (and without duplication of benefits), assume the liability for such accrued personal, sick or vacation time and allow such Continuing Employee to use such accrued personal, sick or vacation time in accordance with the practice and policies of the applicable Acquired Corporation.

(c) The Surviving Corporation shall be solely responsible for all termination and severance benefits (which benefits, for the avoidance of doubt, shall either be provided under the plans of Buyer or its Subsidiaries, or the Employee Plans), costs, charges and liabilities of any nature incurred with respect to the termination of any Continuing Employees after the Closing Date, including any claims arising out of or relating to any mass layoff or similar event under applicable Law occurring on or after the Closing Date.

(d) Buyer agrees that all Continuing Employees shall be eligible to participate in the Surviving Corporation’s health and welfare benefit plans; provided, however, that (i) nothing in this Section 5.4 or elsewhere in this Agreement shall limit the right of Buyer or the Surviving Corporation to amend or terminate any such health or welfare benefit plan at any time, and (ii) if Buyer or the Surviving Corporation terminates any such health or welfare benefit plan, then, the Continuing Employees shall be eligible to participate in the Surviving Corporation’s health and welfare benefit plans to the extent that coverage under such plans is replacing comparable coverage under an Employee Plan in which such Continuing Employee participated immediately before the Effective Time. To the extent that service is relevant for eligibility, vesting or allowances (including paid time off) under any health or welfare benefit plan of Buyer and/or the Surviving Corporation, then Buyer shall use its commercially reasonable efforts to ensure that such health or welfare benefit plan shall, for purposes of eligibility, vesting and allowances (including paid time off), credit Continuing Employees for service prior to the Effective Time with the Acquired Corporations to the same extent that such service was recognized prior to the Effective Time under the corresponding health benefit plan of the Company. In addition, Buyer shall in no event apply a pre-existing condition or actively at work or similar limitation, eligibility waiting period, evidence of insurability requirement or other condition under any group health or welfare plan with respect to the Continuing Employees and the eligible dependents of the Continuing Employees, other than limitations or waiting periods that are already in effect with respect to such individuals to the extent not satisfied as of the Closing Date under the corresponding Employee Plan. To the extent that any Continuing Employee or any eligible dependent of a Continuing Employee is transferred during a plan year from coverage under one or more of the Employee Plans to coverage under a successor group health and welfare plan, Buyer shall, or shall cause the Company to, provide the affected Continuing Employee, or eligible dependent with credit for any co-payments, deductibles and offsets (or similar payments) made during the plan year in which the transfer occurs for the purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such successor benefit plan, program or arrangement.

(e) Nothing in this Section 5.4 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Buyer, the Surviving Corporation or any other Subsidiary of the Surviving Corporation and the employment of each Continuing Employee shall be “at will” employment. The provisions of this Section 5.4 are solely for the benefit of the Parties to this Agreement, and no provision of this Section 5.4 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of the Agreement or have the right to enforce the provisions hereof.

(f) The Company shall adopt written resolutions to terminate the Company’s 401(k) plan, to be effective no later than one business day preceding the Closing Date. The form and substance of such written resolutions must be preapproved by Buyer, such approval not to be unreasonably withheld. The Company shall use its reasonable best efforts to take such other actions in furtherance of terminating any such 401(k) plan as Buyer may reasonably request.

5.5 Indemnification of Officers and Directors.

(a) All rights to indemnification by the Acquired Corporations existing in favor of those Persons who are directors and officers of any Acquired Corporation as of the date of this Agreement (the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in the Certificate of Incorporation and bylaws (or applicable organizational documents) of the Acquired Corporations (as amended and in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Acquired Corporations and said Indemnified Persons (as amended and in effect as of the date of this Agreement) in the form set forth on Part 5.5(a) of the Company Disclosure Schedule, shall survive the Merger and shall be observed by the Surviving Corporation and its Subsidiaries to the fullest extent available under applicable Legal Requirements for a period of six (6) years from the Effective Time, and any claim made requesting indemnification pursuant to such indemnification rights within such six-year period shall continue to be subject to this Section 5.5(a) and the indemnification rights provided under this Section 5.5(a) until disposition of such claim; provided, however, notwithstanding anything herein to the contrary, no indemnification shall be provided with respect to any matter that is covered by or addressed in that certain Indemnification Rights Agreement, dated as of May [1], 2015, by and between William T. Comfort III and the Company (the “Indemnification Rights Agreement”).

(b) From the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, the Surviving Corporation (together with its successors and assigns, the “Indemnifying Parties”) shall, to the fullest extent permitted under applicable Legal Requirements, indemnify and hold harmless each Indemnified Person in his or her capacity as an officer or director of an Acquired Corporation against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such Indemnified Person as an officer or director of an Acquired Corporation in connection with any pending or threatened Legal Proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Person is or was a director or officer of an Acquired Corporation at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated herein; provided, however, notwithstanding anything herein to the contrary, no indemnification shall be provided with respect to any matter that is covered by or addressed in the Indemnification Rights Agreement. Without limiting the foregoing, from the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, the Indemnifying Parties shall also, to the fullest extent permitted under applicable Legal Requirements, advance reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to this Section 5.5(b) promptly after receipt by the Indemnifying Parties of a written request for such advance, subject to the execution by such Indemnified Persons of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under this Section 5.5(b); provided, however, notwithstanding anything herein to the contrary, no advancement of such costs and expenses shall be provided with respect to any matter that is covered by or addressed in the Indemnification Rights Agreement.

(c) Prior to the Closing, the Company shall purchase prepaid “tail” or “runoff” policies, which policies will provide the Indemnified Persons with directors’ and officers’ liability insurance coverage for an aggregate period of six (6) years with respect to claims arising from acts or omissions that occurred on or before the Effective Time in their capacities as directors and officers of the Acquired Corporations (as applicable), including, in respect of the transactions contemplated by this Agreement; provided, however, that the amount paid for such prepaid policies shall not exceed an aggregate of $145,000. The Company has provided or made available to Buyer a true and correct copy of the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement.

(d) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Corporation shall ensure that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.5.

(e) The provisions of this Section 5.5 shall survive the consummation of the Merger and are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Persons and their heirs and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. Unless required by applicable Legal Requirement, this Section 5.5 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their heirs without the prior written consent of the affected Indemnified Person.

5.6 Securityholder Litigation.  The Company shall give Buyer the right to review and comment on all material filings or responses to be made by the Company in connection with any securityholder litigation against the Company and/or its directors relating to the Transactions, and the right to consult on the settlement with respect to such securityholder litigation, and the Company will in good faith take such comments into account, and, no such settlement shall be agreed to without Buyer’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

5.7 Additional Agreements.  Subject to the terms and conditions of this Agreement, Buyer and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such Party in connection with the Merger and the other Transactions contemplated by this Agreement which, with respect to Contracts, shall be limited to the Material Contracts set forth on Schedule 5.7, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained pursuant to any applicable Legal Requirement or Material Contract by such Party in connection with the Transactions which, with respect to Material Contracts, shall be limited to the Material Contracts set forth on Schedule 5.7, and (iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger brought by any third Person against such Party, provided, that, in the case of clauses (ii) and (iii), (x) none of the Acquired Corporations may pay or cause to be paid to any third Person any amounts in excess of $10,000 in the aggregate in exchange for obtaining such any such Consent or lifting any such restraint, injunction or other legal bar, and (y) Buyer shall not be required to pay or cause to be paid to any Person any amounts in exchange for obtaining such any such Consent or lifting any such restraint, injunction or other legal bar. The Company shall promptly deliver to Buyer a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

5.8 Disclosure.  The initial press release relating to this Agreement shall be a joint press release issued by the Company and Buyer and thereafter Buyer and the Company shall consult with each other before issuing any further press release or otherwise making any public statement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other

Transactions and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Company SEC Documents, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other Party), (b) a Party may, without the prior consent of the other Party hereto, issue any such press release or make any such public announcement or statement as may be required by Legal Requirement; and (c) the Company need not consult with Buyer in connection with any press release, public statement or filing to be issued or made pursuant to Section 4.3(e) or with respect to any Company Adverse Change Recommendation, Acquisition Proposal or Superior Offer.

5.9 Resignation of Directors and/or Officers.  Other than with respect to any officers identified by Buyer in writing to the Company not less than two (2) business days prior to the Closing Date, the Company shall use all reasonable efforts to obtain and deliver to Buyer on or prior to the Effective Time the resignation of the Company’s directors and/or officers as required by Section 1.4.

5.10 Takeover Laws; Advice of Changes.

(a) If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Buyer and the Company shall use their respective reasonable best efforts to take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

(b) The Company will give prompt notice to Buyer (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that is reasonably likely to result in any of the conditions set forth in Sections 6.1 and/or 6.2 not being able to be satisfied prior to the End Date. Buyer will give prompt notice to the Company (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that is reasonably likely to result in any of the conditions set forth in Sections 6.1 and/or 6.3 not being able to be satisfied prior to the End Date.

5.11 Section 16 Matters.  The Company, and the Company’s Board of Directors, shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the deemed disposition and cancellation of shares of Company Common Stock and Company Options in the Transactions contemplated hereby by applicable individuals and to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.12 Payoff of Credit Facility.  The Company shall obtain prior to the Closing a payoff letter (the “Payoff Letter”) for the Loan and Security Agreement effective May 6, 2013 by and among Silicon Valley Bank, the Company, Lyris Technologies, Inc. and Commodore Resources (Nevada), Inc., as amended, and together with all other agreements and arrangements thereunder (the “Credit Facility”), which will provide the dollar amount of all Indebtedness required to be paid under the Credit Facility in order to fully pay off the Credit Facility as of the Closing and to release all Encumbrances thereunder upon such payment. Buyer shall pay in full at Closing such amount set forth in the Payoff Letter.

SECTION 6. Conditions Precedent to the Merger

6.1 Condition to Each Party’s Obligation to Effect the Merger.  The obligations of the parties to effect the Merger are subject to the satisfaction, at or prior to the Closing, of the condition that this Agreement shall have been duly adopted by the Required Company Stockholder Vote.

6.2 Conditions to Obligations of Buyer.  The obligations of Buyer to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) the representations and warranties of the Company set forth in Sections 2.1(a) (first sentence only), 2.2(a) (Certificate of Incorporation and Bylaws) 2.3 (other than the second and third sentences of Section 2.3(c))(Capitalization, Etc.), 2.19 (Authority; Binding Nature of Agreement), 2.20 (Vote Required) and 2.24 (Financial Advisor) of the Agreement shall have been accurate in all respects as of the date of the Agreement, and shall be accurate in all respects at and as of the Closing Date as if made on and as of such Closing Date, except where the failure to be so accurate in all respects would not result in additional cost, expense or liability to the Company, Buyer and their Affiliates, individually or in the aggregate, that is more than $67,531 (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Agreement shall be disregarded and (iii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured only as of such date).

(b) the representations and warranties of the Company set forth in the Agreement (other than those referred to in Section 6.2(a)) shall have been accurate in all respects as of the date of the Agreement, and shall be accurate in all respects at and as of the Closing Date as if made on and as of such date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Agreement shall be disregarded and (iii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured only as of such date).

(c) the Company shall have performed or complied in all material respects with any covenant or obligation that the Company is required to comply with or to perform under the Agreement prior to the Closing Date, or, if not complied with or performed in all material respects, such noncompliance or failure to perform shall have been cured.

(d) Since the date of this Agreement, there shall not have occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(e) Buyer shall have received certificates executed on behalf of the Company by the chief executive officer or chief financial officer of the Company, certifying that the conditions set forth in Sections 6.2(a), (b), (c) and (d) have been satisfied.

(f) There shall not have been issued by any court of competent jurisdiction or remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger nor shall any action have been taken, or any Legal Requirement or order promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Governmental Body which directly or indirectly prohibits, or makes illegal, the acceptance for payment of or payment for shares of Company Common Stock or Preferred Stock or the consummation of the Merger; provided, however, that Buyer shall not be permitted to invoke this Section 6.2(f) unless it shall have taken all actions required under this Agreement to have any such order lifted.

6.3 Conditions to Obligation of the Company.  The obligations of the Company to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Buyer set forth in Section 3.1 (Due Organization) and 3.3 (Authority; Binding Nature of Agreement) of the Agreement shall have been accurate in all material respects as of the date of the Agreement, and shall be accurate in all material respects at and as of the Closing Date as if made on and as of such date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded and (ii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured only as of such date).

(b) The representations and warranties of Buyer set forth in the Agreement (other than those referred to in Section 6.3(a) above) shall have been accurate in all respects as of the date of the Agreement, and shall be accurate in all respects at and as of the Closing Date as if made on and as of such date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Buyer Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded and (ii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured only as of such date).

(c) Buyer shall have performed or complied in all material respects with any covenant or obligation that Buyer is required to comply with or to perform under the Agreement prior to the Closing Date, or, if not complied with or performed in all material respects, such noncompliance or failure to perform shall have been cured.

(d) Since the date of this Agreement, there shall not have occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Buyer Material Adverse Effect.

(e) The Company shall have received certificates executed on behalf of Buyer by the chief executive officer or chief financial officer of Buyer, certifying that the conditions set forth in Sections 6.3(a), (b), (c) and (d) have been satisfied.

(f) There shall not have been issued by any court of competent jurisdiction or remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger, nor shall any action have been taken, or any Legal Requirement or order promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Governmental Body which directly or indirectly prohibits, or makes illegal, the acceptance for payment of or payment for shares of Company Common Stock or the consummation of the Merger; provided, however, that the Company shall not be permitted to invoke this Section 6.3(f) unless it shall have taken all actions required under this Agreement to have any such order lifted.

SECTION 7. Termination

7.1 Termination.  This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Required Company Stockholder Vote, except as otherwise expressly noted):

(a) by mutual written consent of Buyer and the Company;

(b) by either the Company or Buyer, if the Company Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have taken a final vote on a proposal to approve this Agreement and the Merger, and this Agreement and the Merger shall not have been approved at the Company Stockholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company

Stockholder Vote; provided that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to Buyer if Buyer is in breach of its obligations under Section 5.1(e);

(c) by either Buyer or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of shares of Company Common Stock pursuant to the Merger or making consummation of the Merger illegal, which order, decree, ruling or other action shall be final and nonappealable; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c) if the issuance of such final and nonappealable order, decree, ruling or other action is primarily attributable to a failure on the part of such Party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Effective Time;

(d) by Buyer at any time prior to the receipt of the Required Company Stockholder Vote, if, whether or not permitted to do so: (A) the Company’s Board of Directors shall have failed to include the Company Board Recommendation in the Proxy Statement or shall have effected a Company Adverse Change Recommendation; (B) the Board of Directors of the Company shall have failed to publicly reaffirm its recommendation of this Agreement in the absence of a publicly announced Acquisition Proposal within ten (10) business days after Buyer so requests in writing, provided, that, unless an Acquisition Proposal shall have been publicly disclosed, Buyer may only make such request once every thirty (30) days; or (C) the Company or any of its Subsidiaries shall have breached in any material respect Section 4.3, Section 5.1(a) or Section 5.1(b);

(e) by either Buyer or the Company if the Effective Time shall not have occurred on or prior to the close of business on the date that is the End Date; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) if the failure of the Effective Time to occur prior to the End Date was primarily due to the failure of such Party to perform in all material respects any of its obligations under this Agreement;

(f) by the Company at any time prior to the receipt of the Required Company Stockholder Vote, in order to accept a Superior Offer and enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Offer (a “Specified Agreement”), if (i) the Company has complied in all material respects with the requirements of Sections 4.3, 5.1(a) and 5.1(b) and (ii) prior to or on the same business day as such termination (or if the Specified Agreement is executed on a day that is not a business day, the next business day), the Company pays the Termination Fee due to Buyer under Section 7.3(b);

(g) by Buyer at any time prior to the Effective Time, if a breach of any representation or warranty or failure to perform any covenant or obligation contained in this Agreement on the part of the Company shall have occurred that (i) except with respect to the covenants or obligations contained in Section 4.3, (A) would cause a failure of the conditions in Section 6.2(a), (b) or (c) to exist and (B) cannot be cured by the Company by the End Date, or if capable of being cured, shall not have commenced to have been cured within 15 days of the date Buyer gives the Company notice of such breach or failure to perform or (ii) with respect to the covenants and agreements contained in Section 4.3, (A) would cause a failure of the conditions in Section 6.2(a), (b) or (c) to exist and (B) cannot be cured by the Company by the End Date, or if capable of being cured, shall not have been cured (x) within 10 business days following receipt of written notice from the Buyer of such breach or (y) any shorter period of time that remains between the date the Buyer provides written notice of such breach and the End Date; provided, however, that, Buyer shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if Buyer is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to Closing set forth in Section 6.1 or Section 6.3 not being satisfied; or

(h) by the Company at any time prior to the Effective Time, if a breach of any representation or warranty or failure to perform any covenant or obligation contained in this Agreement on the part of Buyer shall have occurred that would cause a failure of the conditions in Section 6.3(a), (b) or (c) to exist and cannot be cured by Buyer by the End Date, or if capable of being cured, shall not have commenced to have been cured within 15 days of the date the Company gives Buyer notice of such breach or failure to perform; provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(h) if it is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to Closing set forth in Section 6.1 or Section 6.2 not being satisfied.

7.2 Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other Party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be of no further force or effect and there shall be no liability on the part of Buyer or the Company or their respective directors, officers and Affiliates or any of the other Buyer Related Parties following any such termination; provided, however, that (a) this Section 7.2, Section 7.3 and Section 8 shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; (c) the Guaranty shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; and (d) the termination of this Agreement shall not relieve any Party from any liability for fraud prior to the date of termination. Nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 8.5(b) in lieu of terminating this Agreement pursuant to Section 7.1.

7.3 Expenses; Termination Fee.

(a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

(b) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 7.1(f);

(ii) this Agreement is terminated by Buyer pursuant to Section 7.1(d); or

(iii) (A) this Agreement is terminated by Buyer or the Company, as applicable, pursuant to Section 7.1(b), Section 7.1(e) or Section 7.1(g), (B) after the date of this Agreement and at or prior to the time of the termination of this Agreement a bona-fide Acquisition Proposal shall have made, commenced, submitted or announced, whether publicly or to the Company or the Company’s Board of Directors, and (C) the Company consummates any Acquisition Proposal within twelve (12) months after such termination or the Company enters into a definitive agreement within twelve (12) months after such termination to effect any Acquisition Proposal (provided that, for purposes of this Section 7.3(b)(iii), all percentages in the definition of Acquisition Proposal shall be replaced with 50%), then the Company shall pay Buyer a fee in an amount equal to the Termination Fee by wire transfer of same-day funds (w) in the case of Section 7.3(b)(i) or 7.3(b)(ii) (if this Agreement is terminated by the Company), prior to or concurrently with the termination of this Agreement (or if the Specified Agreement is executed on a day that is not a business day, the next business day), (x) in the case of Section 7.3(b)(ii) (if this Agreement is terminated by Buyer), within two (2) business days after such termination and (y) in the case of Section 7.3(b)(iii), within two (2) business days after the earlier of the entry into the definitive agreement to consummate or the consummation of the Acquisition Proposal; it being understood that in no event shall the Company be required to pay the applicable Termination Fee on more than one occasion. As used herein, “Termination Fee” shall mean a cash amount equal to $400,000. In the event that Buyer or its designee shall receive full payment pursuant to this Section 7.3(b), the receipt of the applicable Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Buyer, any of its Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Buyer, any of its Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with this

Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination; provided, however, that nothing in this Section 7.3(b) shall limit the rights of Buyer under Section 8.5(b).

(c) The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 7.3, and, in order to obtain the payment, Buyer commences a Legal Proceeding which results in a judgment against the Company, for the payment set forth in this Section 7.3, the Company shall pay the Buyer its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received. Except as provided in Section 7.2 and Section 8.5(b), payment of the fees and expenses described in this Section 7.3 shall constitute the sole and exclusive remedy of Buyer in connection with any termination of this Agreement.

SECTION 8. Miscellaneous Provisions

8.1 Amendment.  Prior to the Effective Time, subject to 5.5(e), this Agreement may be amended with the approval of the respective Boards of Directors of the Company and Buyer at any time (whether before or after the adoption of this Agreement by the Company’s stockholders); provided, however, that after any such adoption of this Agreement by the Company’s stockholders, no amendment shall be made which by applicable Legal Requirements requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.2 Waiver.  No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.3 No Survival of Representations and Warranties.  None of the representations and warranties contained in this Agreement, the Company Disclosure Schedule or in any certificate or schedule or other document delivered pursuant to this Agreement shall survive the Merger.

8.4 Entire Agreement; Counterparts.  This Agreement and the other agreements and schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect; provided, further, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties to the terms and conditions of this Agreement.

8.5 Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 8.5(c), in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this Section 8.5(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties hereto); (ii) if any such action is commenced in a state court, then, subject to applicable Legal Requirements, any Party may petition for the removal of such action to any federal court located in Delaware; and (iii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 8.9. The Parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the Parties acknowledge and agree that (a) the Parties shall be entitled to seek and obtain an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement or the Equity Commitment Letter and to enforce specifically the terms and provisions hereof or the Equity Commitment Letter in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the provisions set forth in Section 7.3 (i) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (ii) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Buyer would have entered into this Agreement. The Parties hereto acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement or the Equity Commitment Letter in accordance with this Section 8.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

(c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) Notwithstanding anything to the contrary contained in this Agreement, while the Company may pursue both a grant of specific performance as permitted by Section 8.5(b) and seek money damages for fraud by Buyer (only to the extent expressly permitted by Section 7.2 and Section 8.5(e)), under no circumstances shall the Company be permitted or entitled to receive both such grant of specific performance to require Buyer to effect the Closing and a judicial award of money damages against Buyer for fraud.

(e) Notwithstanding anything in this Agreement to the contrary, the maximum aggregate liability of Buyer for monetary damages in connection with this Agreement, the Guaranty and the transactions contemplated hereby and thereby shall be limited to $1,350,631 (the “Buyer Liability Cap”). In addition, notwithstanding anything to the contrary provided in this Agreement, in no event shall the Company or any other Person seek or permit to be sought on behalf of the Company, its stockholders or any of their Affiliates or any other Person any damages or any other recovery, judgment or damages of any kind, in law or in equity, including consequential, indirect, or punitive damages, from Buyer, Guarantor, any direct or indirect holder of any equity interests or securities of Buyer, Guarantor or any direct or indirect current, former or future director, officer, employee, partner, stockholder, manager, Affiliate, member, controlling person or representative of any of the foregoing (collectively, the “Buyer Related Parties”), in connection with this Agreement or the transactions contemplated hereby (other than (i) Buyer under this Agreement, as expressly provided by and subject to the terms of Section 7.2 and this Section 8.5, and (ii) Guarantor, as expressly provided by and subject to the terms of the Equity Commitment Letter and the Guaranty). The Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to any person (other than (i) Buyer under this Agreement, as expressly provided by and subject to the terms of Section 7.2 and this Section 8.5, and (ii) Guarantor, as expressly provided by and subject to the terms of the Equity Commitment Letter and the Guaranty), whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by the Company or on behalf of its stockholders against Buyer or any other Buyer Related Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Legal Requirement in connection with this Agreement and the transactions contemplated hereby. The Company acknowledges that Buyer is a newly-formed company and does not have any material assets except in connection with this Agreement. The provisions of this Section 8.5(e) are intended to be for the benefit of Buyer, Sponsor and the other Buyer Related Parties, and all such Buyer Related Parties shall be third party beneficiaries hereof.

8.6 Reserved.

8.7 Assignability.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned without the prior written consent of the other Parties hereto, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect.

8.8 No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (i) if the Effective Time occurs (A) the right of the Company’s stockholders to receive the Merger Consideration or the Preferred Consideration (as applicable) at the Effective Time and (B) the right of the holders of Company Equity Awards to receive the consideration set forth in Section 5.3 at the Effective Time; and (ii) the provisions set forth in Section 5.5 of this Agreement.

8.9 Notices.  Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two business days after sent by registered mail or by courier or express delivery service, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed, or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and receipt is confirmed, the business day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties hereto):

if to Buyer (or following the Effective Time, the Company):

LY Acquisition Corp.
401 Congress Ave., Suite 2650
Austin, Texas 78701
Attention: Andrew S. Price
Email: andy.price@trilogy.com

with a copy to (which shall not constitute notice):

Goodwin Procter LLP
53 State Street
Boston, MA 02109
Attention: H. David Henken and James A. Matarese
Email: dhenken@goodwinprocter.com

if to the Company (prior to the Effective Time):

Lyris, Inc.
6401 Hollis Street, Suite 125
Emeryville, CA 94608
Attention: John Philpin
Email: jphilpin@lyris.com

with a copy to (which shall not constitute notice):

Cooley llp
1333 2nd Street, Suite 400
Santa Monica, CA 90401
Attention: C. Thomas Hopkins
Email: thopkins@cooley.com

8.10 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

8.11 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes or Schedules to this Agreement.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Signature page follows]

In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Lyris, Inc.

By:	/s/ John Philpin Name: John Philpin Title: President and CEO

LY Acquisition Corp.

By:	/s/ Andrew S. Price Name: Andrew S. Price Title: CFO

[Signature Page to Merger Agreement]

Exhibit A

Certain Definitions

For purposes of the Agreement (including this Exhibit A):

2005 Plan.  “2005 Plan” means the Company’s 2005 Equity-Based Compensation Plan, as amended.

Acceptable Confidentiality Agreement.  “Acceptable Confidentiality Agreement” is defined in Section 4.3(a) of the Agreement.

Acquired Corporation Product.  “Acquired Corporation Product” shall mean any product or service licensed or sold by any of the Acquired Corporations as of the date hereof.

Acquired Corporation Returns.  “Acquired Corporation Returns” is defined in Section 2.14(a) of the Agreement.

Acquired Corporations.  “Acquired Corporations” shall mean the Company and each of its Subsidiaries, collectively.

Acquisition Inquiry.  “Acquisition Inquiry” is defined in Section 4.3(d) of the Agreement.

Acquisition Proposal.  “Acquisition Proposal” shall mean any proposal or offer from any Person (other than Buyer and its Affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (A) acquisition of assets of the Company and its Subsidiaries equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) issuance or acquisition of 20% or more of the outstanding Company Common Stock, (C) recapitalization, tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the outstanding Company Common Stock or (D) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person beneficially owning 20% or more of the outstanding Company Common Stock, in each case other than the Transactions.

Affiliate.  “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

Agreement.  “Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

Antitrust Laws.  “Antitrust Laws” shall mean all applicable foreign anti-trust laws and all other applicable Legal Requirements issued by a Governmental Body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

Balance Sheet.  “Balance Sheet” is defined in Section 2.6 of the Agreement.

Book-Entry Shares.  “Book-Entry Shares” shall mean non-certificated shares of Company Common Stock represented by book-entry.

business day.  “business day” shall mean means a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by Legal Requirements to be closed.

Buyer. “Buyer” is defined in the preamble to the Agreement.

Buyer Material Adverse Effect.  “Buyer Material Adverse Effect” shall mean any effect, change, event or occurrence that would individually or in the aggregate, prevent, materially delay or materially impair the ability of Buyer to consummate the Transactions contemplated by this Agreement.

Exhibit A-1

Certificates.  “Certificates” is defined in Section 1.6(b) of the Agreement.

Change of Control Payment.  “Change of Control Payment” is defined in Section 2.9(a)(vi) of the Agreement.

Closing.  “Closing” is defined in Section 1.3 of the Agreement.

Closing Date.  “Closing Date” is defined in Section 1.3 of the Agreement.

Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

Company.  “Company” is defined in the preamble to the Agreement.

Company Adverse Change Recommendation.  “Company Adverse Change Recommendation” is defined in Section 5.1(a) of the Agreement.

Company Associate.  “Company Associate” shall mean each officer or other employee, or individual who is an independent contractor, consultant or director, of or to any of the Acquired Corporations.

Company Board Recommendation.  “Company Board Recommendation” is defined in Recital B of the Agreement.

Company Common Stock.  “Company Common Stock” shall mean the common stock, $0.01 par value per share, of the Company.

Company Contract.  “Company Contract” shall mean any Contract to which any of the Acquired Corporations is a party.

Company Disclosure Schedule.  “Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of the Agreement and that has been delivered by the Company to Buyer on the date of the Agreement.

Company Employee Agreement.  “Company Employee Agreement” shall mean each management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) any of the Acquired Corporations; and (b) any Company Associate (other than any Company Associate that is part time or paid on an hourly basis), other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Legal Requirements) without any obligation on the part of any Acquired Corporation to make any severance, termination, change in control or similar payment or to provide any benefit.

Company Equity Award.  “Company Equity Award” shall mean any award of compensation (including deferred compensation) that is required under the terms of such existing award to be or may be paid or settled in Company Common Stock.

Company Equity Plan.  “Company Equity Plan” shall mean the 2005 Plan.

Company IP.  “Company IP” shall mean (a) all Intellectual Property Rights that are owned or purported to be owned by the Acquired Corporations and (b) all material Intellectual Property Rights licensed by the Acquired Corporations.

Company Lease.  “Company Lease” shall mean any Company Contract pursuant to which the Acquired Corporations lease or sublease Leased Real Property from another Person.

Company Options.  “Company Options” shall mean all options to purchase shares of Company Common Stock (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

Company Preferred Stock.  “Company Preferred Stock” shall mean the Series A Preferred Stock, $0.01 par value per share, of the Company.

Company Registered IP.  “Company Registered IP” is defined in Section 2.8 of the Agreement.

Exhibit A-2

Company SEC Documents.  “Company SEC Documents” is defined in Section 2.4(a) of the Agreement.

Company Stockholders’ Meeting.  “Company Stockholders’ Meeting” is defined in Section 5.1(c) of the Agreement.

Confidentiality Agreement.  “Confidentiality Agreement” is defined in Section 4.1 of the Agreement.

Consent.  “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Continuing Employees.  “Continuing Employees” is defined in Section 5.4 of the Agreement.

Contract.  “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, debenture, note, option, warrant, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature (except, in each case, purchase orders).

Determination Notice.  “Determination Notice” is defined in Section 4.4(d)(i) of the Agreement.

DGCL.  “DGCL” shall mean the Delaware General Corporation Law, as amended.

Dissenting Shares.  “Dissenting Shares” is defined in Section 1.7 of the Agreement.

DOJ.  “DOJ” shall mean the U.S. Department of Justice.

DOL.  “DOL” is defined in Section 2.15(c) of the Agreement.

Effective Time.  “Effective Time” is defined in Section 1.3 of the Agreement.

Employee Plan.  “Employee Plan” shall mean any salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, policy, program, agreement or arrangement and each other employee benefit plan, or arrangement sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations (but excluding in each case any such plan, policy, program, agreement or arrangement providing statutory benefits or obligations pursuant to applicable law in a jurisdiction outside of the United States).

Encumbrance.  “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

End Date.  “End Date” shall mean the day that is November [1], 2015.

Entity.  “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

Environmental Law.  “Environmental Law” shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

ERISA.  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

Exhibit A-3

Exchange Act.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

GAAP.  “GAAP” is defined in Section 2.4(b) of the Agreement.

Governmental Authorization.  “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body.  “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

Guaranty.  “Guaranty” is defined in Recital D to the Agreement.

Guarantor.  “Guarantor” is defined in Recital D to the Agreement.

Hazardous Materials.  “Hazardous Materials” shall mean any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, mold, radioactive material, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste.

Indebtedness.  “Indebtedness” shall mean (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person other than the Company or any of its Subsidiaries, (ii) any obligations evidenced by notes, bonds, debentures or similar Contracts to any Person other than the Company or any of its Subsidiaries, (iii) any obligations in respect of letters of credit and bankers’ acceptances (other than letters of credit used as security for leases), or (iv) any guaranty of any such obligations described in clauses “(i)” through “(iii)” of any Person other than the Company or any of its Subsidiaries (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business).

Indemnified Persons.  “Indemnified Persons” is defined in Section 5.5(a) of the Agreement.

Indemnifying Parties.  “Indemnifying Parties” is defined in Section 5.5(b) of the Agreement.

Intellectual Property Rights.  “Intellectual Property Rights” shall mean and includes all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software (in both source code and object code form), databases and data collections, economic rights and mask works; (b) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights; (c) rights associated with trade secrets, know how, inventions (whether patentable or not), invention disclosures, methods, processes, protocols, improvements, specifications, techniques, technical data and customer lists, tangible or intangible proprietary information and other forms of technology; (d) patents and industrial designs and property rights; (e) other proprietary rights in intellectual property of every kind and nature; (f) rights of privacy and publicity; (g) all documentation and media constituting, describing or relating to such Intellectual Property, including memoranda, models, diagrams, manuals, and other records; (h) the right to sue for past, present, or future infringement and to collect and retain all damages and profits related to the foregoing; and (i) all registrations, renewals, extensions, combinations, statutory invention registrations, provisionals, continuations, continuations-in-part, provisionals, divisions, or reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(h)” above (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing; and “Intellectual Property” shall deemed to be construed accordingly.

Exhibit A-4

IRS.  “IRS” shall mean the Internal Revenue Service.

knowledge.  “knowledge” with respect to an Entity shall mean with respect to any matter in question the actual knowledge of such Entity’s executive officers.

Leased Real Property.  “Leased Real Property” is defined in Section 2.7(b) of the Agreement.

Legal Proceeding.  “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement.  “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Made available.  “made available” shall mean, for purposes of the representations and warranties of the Company pursuant to this Agreement, that the Company has made such material(s) available for access by Buyer and its representatives, at least two (2) business days prior to the date of this Agreement, in the Company’s electronic data room established for the purpose of Buyer’s due diligence investigation in connection with this Agreement and the transactions contemplated hereby.

Material Adverse Effect.  An event, occurrence, change, effect, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on the Acquired Corporations if such event, occurrence, change, effect, violation, inaccuracy, circumstance or other matter (whether or not any such matter, considered together with all other matters, would constitute a breach to the representations, warranties, covenants or agreements of the Company set forth in the Agreement) had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (a) the business, assets, liabilities condition (financial or otherwise) or results of operations of the Acquired Corporations taken as a whole or (b) the ability of the Company to consummate the Transactions; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect on the Acquired Corporations: (i) any change in the market price or trading volume of the Company’s stock; (ii) any event, violation, inaccuracy, circumstance or other matter resulting from the announcement of the Transactions (other than for purposes of any representation or warranty contained in Section 2.22 but subject to disclosures in Part 2.22 of the Company Disclosure Schedule), (x) including to the extent so resulting in, any disruption in (or loss of) supplier, distributor, partner, reseller or similar relationships, or any loss of employees or any litigation arising from the allegations of breach of fiduciary duty or violation of Legal Requirements relating to this Agreement or the transactions contemplated by this Agreement, but (y) excluding to the extent so resulting from any loss of one or more customers or any reduction in billings or revenue resulting therefrom; (iii) any event, circumstance, change or effect in the industries in which the Acquired Corporations operate or in the economy generally or other general business, financial or market conditions, except to the extent that the Acquired Corporations are adversely affected disproportionately relative to the other participants in the industries in which the Acquired Corporations operate; (iv) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency; (v) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to any act of terrorism, war, national or international calamity, except to the extent that such event, circumstance, change or effect disproportionately affects the Acquired Corporations relative to other participants in the industries in which the Acquired Corporations operate; (vi) the failure of the Acquired Corporations to meet internal or analysts’ expectations or projections; (vii) any adverse effect arising directly from or otherwise directly relating to any action taken by the Acquired Corporations at the written direction of Buyer or any action specifically required to be taken by the Acquired Corporations under this Agreement; (viii) any change resulting or arising from the identity of Buyer or any of its Affiliates, (ix) any event, circumstance, change or effect relating to any change occurring after the date of this Agreement in, any Legal Requirement or GAAP (or interpretations of any Legal Requirement or GAAP), or (x) any change or prospective change in the Company’s credit ratings occurring after the date of this Agreement; it being

Exhibit A-5

understood that the exceptions in clauses “(i)”, “(vi)” and “(x)” shall not prevent or otherwise affect a determination that the underlying cause of any such decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clauses “(ii)” through “(v)” or “(vii)” through “(ix)” hereof) is a Material Adverse Effect.

Material Contract.  “Material Contract” is defined in Section 2.9(a) of the Agreement.

Merger.  “Merger” is defined in Recital A of the Agreement.

Merger Consideration.  “Merger Consideration” is defined in Section 1.5(a)(v) of the Agreement.

Parties.  “Parties” shall mean Buyer and the Company.

Paying Agent.  “Paying Agent” is defined in Section 1.6(a) of the Agreement.

Payment Fund.  “Payment Fund” is defined in Section 1.6(a) of the Agreement.

Permitted Encumbrance.  “Permitted Encumbrance” shall mean (a) any Encumbrance that arises out of Taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business under the terms of any Contracts to which the relevant party is a party or under general principles of commercial or government contract law (including without limitation mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business), (c) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract, (d) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property or that are otherwise set forth on a title report or (e) Encumbrances that, individually or in the aggregate would not reasonably be expected to interfere in any material respect with the use of the assets or the conduct of normal business operations of the relevant party.

Person.  “Person” shall mean any individual, Entity or Governmental Body.

Pre-Closing Period.  “Pre-Closing Period” is defined in Section 4.1 of the Agreement.

Preferred Consideration.  “Preferred Consideration” is defined in Section 1.5(a)(vi) of the Agreement.

Proxy Statement.  “Proxy Statement” shall mean the proxy or information statement of the Company to be sent to the Company’s stockholders in connection with the Company Stockholders’ Meeting.

Registered IP.  “Registered IP” shall mean all Intellectual Property Rights that are registered or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks, service marks and trade dress, registered domain names, and all applications for any of the foregoing.

Release.  “Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.

Representatives.  “Representatives” shall mean officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives.

Required Company Stockholder Vote.  “Required Company Stockholder Vote” shall mean the affirmative vote of the holders of (i) a majority of the shares of Company Preferred Stock and (ii) a majority

Exhibit A-6

of Company Common Stock and Company Preferred Stock voting together as a single class on an as-converted basis, in each case outstanding on the record date for the Company Stockholders’ Meeting.

SEC.  “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act.  “Securities Act” shall mean the Securities Act of 1933, as amended.

Specified Agreement.  “Specified Agreement” is defined in Section 7.1(f) of the Agreement.

Subsidiary.  An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s Board of Directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

Superior Offer.  “Superior Offer” shall mean a bona fide written Acquisition Proposal that the Board of Directors of the Company determines, in its good faith judgment, after consultation with its outside legal counsel and its financial advisor of nationally recognized reputation, (i) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Company’s Board of Directors deems relevant, (ii) is not subject to a financing condition, and (iii) if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transaction contemplated by this Agreement; provided that for purposes of the definition of “Superior Offer”, the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “100%.”

Surviving Corporation.  “Surviving Corporation” is defined in Recital A of the Agreement.

Takeover Laws.  “Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations.

Tax.  “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), escheat obligation, levy, assessment, tariff, duty (including any customs duty), and any charge or amount (including any fine, penalty or interest) related to any tax, imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return.  “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Termination Fee.  “Termination Fee” is defined in Section 7.3(b) of the Agreement.

Transactions.  “Transactions” shall mean (a) the execution and delivery of the Agreement, and (b) all of the transactions contemplated by this Agreement, including the Merger.

Exhibit A-7

Exhibit B

Surviving Corporation Certificate of Incorporation

CERTIFICATE OF INCORPORATION

OF

LY Acquisition Corp.

FIRST:	The name of this corporation shall be: LY Acquisition Corp. (the “Corporation”).
SECOND:	Its registered office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and its registered agent at such address is The Corporation Trust Company.
THIRD:	The purpose or purposes of the Corporation shall be:
To carry on any and all business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).
FOURTH:	The total number of shares which the Corporation shall have authority to issue is two thousand (2,000) shares of common stock (the “Common Stock”). The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class of capital stock of the Corporation, shall be as provided in this Article Fourth.
COMMON STOCK
1. Ranking. Except as otherwise expressly set forth herein, the shares of Common Stock shall be identical and entitle the holders thereof to the same rights and privileges.
2. Voting.
(a) Election of Directors. The holders of Common Stock shall be entitled to elect a number of the directors of the Corporation equal to a number as may be designated by the stockholders or the Board of Directors in accordance with the applicable provisions of the by laws of the Corporation and applicable law. Such directors shall be the candidates receiving the greatest number of affirmative votes entitled to be cast, with votes cast against such candidates and votes withheld having no legal effect. The election of such directors shall occur at the annual meeting of holders of capital stock or at any special meeting called and held in accordance with the by laws of the Corporation, or by consent in lieu thereof in accordance with the by-laws of the Corporation. If a person elected in accordance with the foregoing provisions should cease to be a director for any reason, the vacancy shall only be filled by the vote of the outstanding shares entitled to vote for such directors, in the manner and on the basis specified above or as otherwise provided by law. If at any time fewer than the number of directors indicated above have been elected, the Board of Directors shall nonetheless be deemed duly constituted.
(b) Other Voting. The holder of each share of Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders as a single class upon any items submitted to a vote of stockholders, except as otherwise provided herein.
3. Dividends. The holders of Common shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion, with holders of Common Stock sharing ratably on a pari passu basis in such dividends.
4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation and its subsidiaries, whether voluntary or involuntary, the holders of Common Stock shall be entitled to share ratably on a pari passu basis in the remaining assets of the Corporation available for distribution.

Exhibit B-1

5. No Fractional Shares. The Corporation shall not issue fractional shares of Common Stock.
FIFTH:	In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.
SIXTH:	Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.
SEVENTH:	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. No amendment, modification or repeal of this Article SEVENTH shall adversely affect the rights and protection afforded to a director of the Corporation under this Article SEVENTH for acts or omissions occurring prior to such amendment, modification or repeal.
EIGHTH:	Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

The remainder of this page is intentionally left blank

Exhibit B-2

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, has executed, signed, and acknowledged this Certificate of Incorporation this      day of         , 2015.

Lyris, Inc.

By:	Name: Title:

Exhibit B-3

Exhibit C

Buyer Common Stockholders

LY Holdco I, LLC

LY Holdco II, LLC

LY Holdco III, LLC

Exhibit C-1

Annex B

May 4, 2015

To:

LY Acquisition Corp.
401 Congress Ave.
Suite 2650
Austin, TX 78701

Ladies and Gentlemen:

This letter agreement (this “Agreement”) sets forth the commitment of ESW Capital, LLC (the “Fund”) to purchase, directly or indirectly, on the terms and subject to the conditions contained herein, certain debt securities of LY Acquisition Corp., a newly-formed Delaware corporation (“Buyer”), which has been formed for the purpose of acquiring Lyris, Inc., a Delaware corporation (the “Company”) through the merger of Buyer with and into the Company, pursuant to that certain Agreement and Plan of Merger dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between Buyer and the Company, on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (to the extent such terms are defined therein).

1. Commitments.  The Fund hereby irrevocably commits to purchase at or prior to the Closing, directly or indirectly, on the terms and subject to the conditions set forth herein, debt securities in an aggregate amount not less than $16,500,000.00 (the “Commitment Amount”), the proceeds of which, will be used, as needed, solely to fund the amounts payable by Buyer pursuant to, and in accordance with, Section 1 of the Merger Agreement, on the terms and subject to the conditions set forth therein. Under no circumstances shall the Fund be obligated pursuant to this Agreement to contribute more than the Commitment Amount. Notwithstanding any other term or condition of this Agreement, the sole and exclusive remedies of Buyer and the Company against the Fund in connection with any breach of the Merger Agreement by Buyer or any breach by the Fund of this Agreement or otherwise shall be (a) the obligation of the Fund to make payment of the Commitment Amount subject to and in accordance with Section 2 of this Agreement, (b) as and to the extent expressly provided in the Guarantee, and (c) the right of the Company to seek specific performance as provided in Section 8.5(b) of the Merger Agreement, and the Fund shall have no other liability with respect to any claim in equity or at law, including, without limitation, for monetary damages (including any loss, deficiency, liability, obligation, suit, action, claim, cost or expense (including court costs, amounts paid in settlement, judgments, reasonable attorneys’ fees or other expenses, including interest and penalties, costs and expenses for investigating, defending and enforcing its rights) relating thereto (collectively, “Losses”)) by Buyer, the Company or any other Person in connection with the Merger Agreement or any breach by the Fund of this Agreement.

2. Conditions.  The Fund’s obligation to fund the Commitment Amount shall be subject to the following conditions: (i) all conditions set forth in Section 6 of the Merger Agreement shall have been satisfied or waived (other than those conditions that, by their terms, cannot be satisfied until Closing but which are capable of being satisfied at Closing and other than by virtue of Buyer’s failure to effectuate the Closing), and (ii) the Merger Agreement shall not have been terminated. The Fund acknowledges and agrees that if the conditions described in this Section 2 are satisfied, the Company may seek specific performance of the Fund’s obligation to fund the Commitment Amount hereunder only pursuant to (and on the terms and subject to the conditions of) Section 8.5(b) of the Merger Agreement (the “Specific Performance Rights”).

3. Guarantee.  Concurrently with the execution and delivery of this Agreement, the Fund is executing and delivering to the Company a guarantee pursuant to which the Fund guarantees certain of Buyer’s payment obligations under the Merger Agreement (the “Guarantee”).

4. Confidentiality.  This Agreement shall be treated as confidential and is being provided to Buyer solely in connection with the Merger. This Agreement may not be circulated, quoted or otherwise referred to by the Company or any third party beneficiary hereunder or its respective Affiliates except with the prior written consent of Buyer in each instance; provided, that no such written consent is required for any disclosure of this Agreement to (i) the extent required by applicable Legal Requirements or in connection with the enforcement of rights under this Agreement or the Guarantee, or (ii) representatives or Affiliates of either Buyer or the Company who need to know of the existence of this Agreement in connection with the transactions contemplated hereby.

5. Representations and Warranties.  The Fund hereby represents and warrants to Parent that (a) it has all requisite limited liability company power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by the Fund has been duly and validly authorized and approved by all necessary action by it, (c) this Agreement has been duly and validly executed and delivered by it and (assuming due execution and delivery of this Agreement, the Merger Agreement and the Guarantee by all the other parties hereto and thereto) constitutes a legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, (d) the Fund has, and will have at all times during which this Agreement is in effect, access to available funds in excess of the sum of the Commitment Amount hereunder and (e) the execution, delivery and performance by the Fund of this Agreement do not violate the Fund’s organizational documents.

6. Parties in Interest; Enforceability; Third Party Beneficiaries.  The parties hereto expressly intend that the Company shall be, and is, a third party beneficiary of this Agreement that may rely on and enforce the terms hereof, subject to the terms and conditions of this Agreement. This Agreement shall only be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may only be enforced by Buyer or by the Company pursuant to the Specific Performance Rights pursuant to Section 8.5(b) of the Merger Agreement. Neither Buyer’s creditors (other than the Company to the extent provided herein) nor any Person claiming by, through, or on behalf or for the benefit of Buyer or the Company, or any Affiliate shall have any right to enforce this Agreement or to cause Buyer or the Company to enforce this Agreement. Notwithstanding anything herein to the contrary, as a material aspect of this Agreement, the parties hereto intend that all Affiliates of the Fund that are not party to this Agreement (“Non-Party Affiliates”) shall be, and such Non-Party Affiliates are, third party beneficiaries of this Agreement solely with respect to Section 14 hereof.

7. Amendment.  Except as set forth in Section 13, no amendment, modification or waiver of any provision of this Agreement will be enforceable unless approved in writing by Buyer, the Fund and the Company.

8. Termination.  This Agreement and all obligations of the Fund to fund the Commitment Amount will terminate automatically and immediately upon the earliest of the following to occur (a) the Closing (at which time all such obligations shall be discharged), (b) any termination of the Merger Agreement pursuant to Section 7.1 thereof, or (c) the Company takes any action to enforce the Guarantee against the Fund thereunder, and/or the Fund makes a payment under the Guarantee. Termination of this Agreement will not relieve the Fund of its obligations under the Guarantee.

9. Headings; Construction.  The descriptive headings contained in this Agreement are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Each party acknowledges that it and its respective counsel have reviewed this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

10. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial.  Sections 8.5(a) and 8.5(c) of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

11. Notice.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted (except if not a Business Day then the next Business Day) via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by such party:

Notices to the Fund:

ESW Capital, LLC
401 Congress Ave., Suite 2650
Austin, Texas 78701
Attention: Joe Liemandt

with copies to (which shall not constitute notice):

Goodwin Procter LLP
53 State Street
Boston, MA 02109
Attention: H. David Henken, Esq. and James A. Matarese, Esq.
Facsimile No.: (617) 523-1231

Notices to Buyer:

If to Buyer, as provided in Section 8.9 of the Merger Agreement.

12. Entire Agreement; Integration.  This Agreement (together with the Merger Agreement, the Guarantee, the Confidentiality Agreement and any other agreement or instrument delivered in connection with the foregoing) constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, understandings and statements, written or oral, between the Fund or any of its Affiliates, the Company and any of its Affiliates and Buyer or any of its Affiliates, with respect to the transactions contemplated hereby.

13. No Assignment.  This Agreement and the Commitment Amount evidenced by this Agreement shall not be assignable; provided, however, that the Fund may assign all or any portion of the Commitment Amount hereunder to any Affiliated investment fund that is advised by the investment manager of the Fund or any Affiliate thereof or to any other Person providing financing to Buyer in connection with the Merger, in each case so long as, after giving effect to such assignment, the aggregate Commitment Amount of the Fund (together with its assignees) shall remain unchanged and provided in connection with such assignment, the assignee shall execute the Guarantee in an amount proportionate to its assigned commitment; and provided, further, that no such assignment shall relieve the Fund from any of its obligations hereunder. Any purported assignment of this Agreement or any Commitment Amount in contravention of this Section 13 shall be void ab initio.

14. No Recourse.  The Company acknowledges the separate corporate existence of Buyer. The Company acknowledges and agrees that the sole asset of Buyer is cash in a de minimis amount and that no additional funds are expected to be contributed to Buyer unless and until the Closing occurs pursuant to the Merger Agreement. Notwithstanding any provision of this Agreement or otherwise, the parties to this Agreement agree on their own behalf and on behalf of their respective Subsidiaries and Affiliates that this Agreement may only be enforced against, and any action, suit or claim for breach of this Agreement may only be made against, the parties to this Agreement, and no Non-Party Affiliates of the Fund shall have any liability relating to this Agreement or any of the transactions contemplated herein.

15. Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

[Remainder of the page intentionally left blank]

[signature page follows]

Sincerely,

ESW CAPITAL, LLC

By:	/s/ Andrew S. Price Name: Andrew S. Price Title: CFO

Agreed to and accepted:

LY ACQUISITION CORP.

By:	/s/ Andrew S. Price Name: Andrew S. Price Title: CFO

Annex C

GUARANTEE

GUARANTEE, dated as of May 4, 2015 (this “Guarantee”), by ESW Capital, LLC (the “Guarantor”), in favor of Lyris, Inc., a Delaware corporation (the “Guaranteed Party”).

1. GUARANTEE.  To induce the Guaranteed Party to enter into the Agreement and Plan of Merger dated on or about the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meanings given to such terms in the Merger Agreement to the extent such terms are defined therein), by and between LY Acquisition Corp., a newly-formed Delaware corporation (“Buyer”) and the Guaranteed Party, the Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees (as a primary obligor and not merely as a surety) to the Guaranteed Party the due and punctual performance and discharge by Buyer of the payment obligations of Buyer to the Guaranteed Party under Section 7.2 of the Merger Agreement, if, as and when those obligations become payable under and in accordance with the terms of the Merger Agreement (and subject to the limitations set forth therein, including the Buyer Liability Cap in Section 8.5(e) of the Merger Agreement) (the foregoing obligations and amounts being referred to herein as the “Guaranteed Obligations”), provided, that in no event shall the Guarantor’s liability for any amount that becomes payable hereunder exceed $1,350,631 (such amount, the “Total Cap”), and this Guarantee may not be enforced against the Guarantor without giving effect to the Total Cap (and to the provisions of Sections 6 and 7 hereof). This Guarantee may be enforced only for the payment of money in satisfaction of the Guaranteed Obligations by the Guarantor up to the Total Cap. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. If Buyer fails to discharge any portion of the Guaranteed Obligations when due, then at the Guaranteed Party’s option, the Guarantor’s liability to the Guaranteed Party hereunder in respect of the Guaranteed Obligations (up to the Total Cap) shall become immediately due and payable, and the Guaranteed Party may at any time and from time to time, at the Guaranteed Party’s option, and so long as the Guaranteed Obligations remain unpaid, take any and all actions available hereunder or under applicable Legal Requirements to collect the Guarantor’s liabilities hereunder in respect of such Guaranteed Obligations, subject to the Total Cap.

2. NATURE OF GUARANTEE.  The Guarantor’s liability hereunder is absolute, unconditional, irrevocable and continuing irrespective of any modification, amendment or waiver of the Merger Agreement or any other agreement or instrument referred to in the Merger Agreement that may be agreed to by Buyer and the Guarantor. In furtherance of the foregoing, the Guaranteed Party may, in its sole discretion, bring and prosecute an action against the Guarantor without bringing any action against Buyer or joining Buyer to such action. The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligations in the event that Buyer becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. This Guarantee is a guarantee of payment and not of collection. A separate action may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against Buyer or whether Buyer is joined in any such action or actions. In the event of any default by Buyer in the performance of any of the Guaranteed Obligations, the Guaranteed Party shall have the right in its sole discretion to proceed first and directly against the Guarantor under this Guarantee without proceeding against Buyer under the Merger Agreement.

3. CHANGES IN OBLIGATIONS, CERTAIN WAIVERS.  The Guarantor agrees that the Guaranteed Party may, in its sole discretion, at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of any of the Guaranteed Obligations, and may also make any agreement with Buyer for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, without in any way impairing or affecting the Guarantor’s obligations under this Guarantee or affecting the validity or enforceability of this Guarantee. Subject to termination of this Guarantee as provided herein, the Guarantor agrees that its obligations hereunder shall not be released or discharged, in whole or in part, and shall be absolute and unconditional to the fullest extent permitted by Legal Requirements, or otherwise affected by: (a) the failure or delay on the part of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Buyer or the Guarantor; (b) any change in the time, place, manner or terms of payment of any of the Guaranteed Obligations, or any rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of the Merger Agreement or any other agreement entered into in connection with the transactions contemplated by the Merger Agreement and made in accordance with the terms thereof; (c) any change in the legal existence, structure or ownership of Buyer or any other Person now or hereafter liable with respect to the Guaranteed Obligations; (d) any insolvency, bankruptcy, reorganization, composition, adjustment, dissolution or liquidation, or other similar proceeding instituted by or against Buyer or any other Person now or hereafter liable with respect to the Guaranteed Obligations, or any action taken with respect to this Guarantee or the Guaranteed Obligations by any trustee or receiver, or by any court or judicial authority, in any such proceeding; (e) the adequacy or potential adequacy of any alternative means the Guaranteed Party may have of obtaining payment related to the Guaranteed Obligations; (f) any other act, omission or defense that may vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity; (g) the existence of any claim, set-off or other right to which the Guarantor may have at any time against Buyer or the Guaranteed Party, whether in connection with the Guaranteed Obligations or otherwise, or (h) any absence of any notice to, or knowledge by, the Guarantor, of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (g) of this sentence. The Guarantor waives notice of the creation, renewal, extension, incurrence or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Guaranteed Party upon this Guarantee or acceptance of this Guarantee (other than notices required to be delivered by the Guaranteed Party to Buyer pursuant to the Merger Agreement).

The Guarantor hereby waives promptness, diligence, notice of the acceptance of this Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, and all other notices of any kind hereunder that would otherwise, for purposes of any Legal Requirement, be a condition precedent to the obligations of the Guarantor under this Guarantee, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of the assets of Buyer, and all suretyship defenses generally (in each case other than defenses to the payment of the Guaranteed Obligations that are available to Buyer under the Merger Agreement (other than capacity or insolvency, bankruptcy, reorganization of Buyer or other similar proceeding) or breach of Section 6 hereof). The Guarantor hereby acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits. The Guaranteed Obligations shall be conclusively presumed to have been created in reliance hereon.

Notwithstanding anything to the contrary contained in this Guarantee or otherwise, the Guaranteed Party hereby agrees that the Guarantor shall have all defenses to the payment of a Guaranteed Obligation under this Guarantee that are available to Buyer under the Merger Agreement with respect to such Guaranteed Obligation (other than capacity or insolvency, bankruptcy, or reorganization of Buyer or other similar proceeding). The Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise by restored by the Guaranteed Party, upon the insolvency, bankruptcy or reorganization of Buyer or otherwise, all as though such payment had not been made.

4. REPRESENTATIONS AND WARRANTIES.  The Guarantor hereby represents and warrants that: (i) it has all requisite limited liability company power and authority to execute, deliver and perform this Guarantee and the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action and do not contravene any provision of the Guarantor’s organizational documents or any Legal Requirement or contractual restriction binding on the Guarantor or its assets; (ii) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Body necessary for the due execution, delivery and performance of this Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Body or regulatory body is required in connection with the execution, delivery or performance of this Guarantee; (iii) assuming due execution and delivery of the Merger Agreement by the Guaranteed Party, this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms; and (iv) the Guarantor has the financial capacity to pay and perform its obligations under this Guarantee, and all funds necessary for the Guarantor to fulfill its obligations under the Guarantee shall be available to the Guarantor for so long as this Guarantee shall remain in effect in accordance with Section 6 hereof.

5. NO ASSIGNMENT.  Neither the Guarantor, nor the Guaranteed Party may assign, transfer or delegate its rights, interests or obligations under or in connection with this Guarantee to any other Person (except by operation of law) without the prior written consent of the Guaranteed Party (in the case of an assignment, transfer or delegation by the Guarantor) or the Guarantor (in the case of an assignment, transfer or delegation by the Guaranteed Party) and any purported assignment, transfer or delegation without such consent shall be null and void ab initio.

6. CONTINUING GUARANTEE; TERMINATION.  Except to the extent terminated pursuant to the provisions of this Section 6, this Guarantee is a continuing one and shall remain in full force and effect until the payment and satisfaction in full of the Guaranteed Obligations (up to the Total Cap), and shall be binding upon and inure to the benefit of the Guaranteed Party, the Guarantor, and their successors and permitted assigns, and also shall inure to the benefit of the Affiliates of the Guarantor that are not a party to this Guarantee (the “Non-Party Affiliates”). This Guarantee shall terminate and the Guarantor shall have no further obligations under or in connection with this Guarantee as of the earliest of: (a) the consummation of the Closing, (b) upon payment in full of the Guaranteed Obligations (subject to the Total Cap), (c) any time when the Guaranteed Party or any of its Affiliates acting on its behalf asserts a claim in any litigation or other proceeding (1) that the provisions of Section 1 hereof limiting the Guarantor’s liability to the Total Cap or the provisions of Section 7 hereof or this Section 6 are illegal, invalid or unenforceable in whole or in part, (2) that the Guarantor is liable in excess of or to a greater extent than the Total Cap or (3) on any theory of liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) against the Guarantor or any Non-Party Affiliates of the Guarantor under or in connection with the Merger Agreement or the Merger, other than (with respect to this clause (3)) (i) a claim against the Guarantor pursuant to this Guarantee (as limited by its terms, including the provisions of Section 1 hereof), or (ii) a claim against Buyer under Section 7.2 of the Merger Agreement, and (d) the termination of the Merger Agreement in accordance with its terms (other than pursuant to Section 7.1(h) thereof), in which case, this Guarantee shall terminate and the Guarantor shall have no further obligations under or in connection with this Guarantee, unless the Guaranteed Party has presented a claim for payment of the Guaranteed Obligations prior to the sixtieth (60th) day following a termination of the Merger Agreement pursuant to Section 7.1(h), in which case this Guarantee shall terminate and the Guarantor shall have no further obligations under or in connection with this Guarantee as of the date such claim is finally satisfied or otherwise resolved.

7. NO RECOURSE.  The Guaranteed Party acknowledges the separate corporate existence of Buyer. The Guaranteed Party acknowledges and agrees that the sole asset of Buyer is cash in a de minimis amount and that no additional funds are expected to be contributed to Buyer unless and until the Closing occurs pursuant to the Merger Agreement. Notwithstanding any provision of this Agreement or otherwise, the Guarantor and the Guaranteed Party agree on their own behalf and on behalf of their respective Subsidiaries and Affiliates that this Agreement may only be enforced against, and any action, suit or claim for breach of this Agreement may only be made against, the parties to this Agreement, and no Non-Party Affiliates of the Guarantor shall have any liability relating to this Agreement or any of the transactions contemplated herein; provided that the foregoing limitation in this sentence shall not apply to, and shall have no effect with respect to proceedings or claims that are expressly permitted to be brought (i) against Buyer under the Merger Agreement, (ii) against the Guarantor under this Guarantee, or (iii) in respect of the Confidentiality Agreement (collectively, the “Retained Claims”); provided, that in the event the Guarantor (a) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (b) transfers or coveys all or a substantial portion of its properties or assets to any Person such that the sum of the Guarantor’s remaining net assets plus its uncalled capital is less than the Total Cap, the Guaranteed Party may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable Legal Requirements, against such continuing or surviving entity or such Person.

8. SUBROGATION WAIVER.  The Guarantor agrees that it shall not assert any rights (direct or indirect) of subrogation, contribution, reimbursement or other rights of payment or recovery from Buyer for any payments made by the Guarantor hereunder until the Guaranteed Obligations have been indefensibly paid in full. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the indefeasible payment in full to the Guaranteed Party of the Guaranteed Obligations, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be indefeasibly paid or delivered to the Guaranteed Party in the same amount as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations, in accordance with the terms hereof and of the Merger Agreement, whether matured or unmatured, or to be held as collateral for the Guaranteed Obligations or other amounts payable under this Guarantee thereafter arising.

9. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.  Sections 8.5(a), and 8.5(c) of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

10. NOTICES.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Guarantee shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted (except if not a Business Day then the next Business Day) via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing by such party:

Notices to the Guarantor:

ESW Capital, LLC
401 Congress Ave., Suite 2650
Austin, Texas 78701
Attention: Joe Liemandt

with a copy to (which shall not constitute notice):

Goodwin Procter LLP
53 State Street
Boston, MA 02109
Attention: H. David Henken, Esq. and James A. Matarese, Esq.
Facsimile No.: (617) 523-1231

Notices to the Guaranteed Party:

Lyris, Inc.
6401 Hollis Street, Suite 125
Emeryville, CA 94608
Attention: John Philpin

with a copy to (which shall not constitute notice):

Cooley LLP
1333 2nd Street, Suite 400
Santa Monica, CA 90401
Attention: C. Thomas Hopkins

11. COUNTERPARTS.  This Guarantee may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Guarantee by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Guarantee.

12. THIRD PARTY BENEFICIARIES.  This Guarantee shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Guarantee is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Guaranteed Party to enforce, the obligations set forth herein; except that as a material aspect of this Guarantee the parties intend that all Non-Party Affiliates of the Guarantor shall be, and such Non-Party Affiliates are, intended express third party beneficiaries of this Guarantee who may rely on and enforce Section 7 hereof.

13. CONFIDENTIALITY.  This Guarantee shall be treated as confidential and is being provided to the Guaranteed Party solely in connection with the transactions contemplated by the Merger Agreement. This Guarantee may not be circulated, quoted or otherwise referred to in any document, except with the written consent of the Guarantor; provided that no such written consent is required for any disclosure of the existence or content of this Guarantee by the Guaranteed Party: (a) to its Affiliates and its representatives; or (b) to the extent required by Legal Requirements or required in connection with the enforcement of rights under this Guarantee and the Merger Agreement.

14. MISCELLANEOUS.

(a) This Guarantee (together with the Merger Agreement and any other agreement or instrument delivered in connection with the foregoing) constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among the Guarantor or any of its Affiliates, on the one hand, and the Guaranteed Party or any of its Affiliates, on the other hand. Except as set forth in Section 5, no amendment, supplementation, modification or waiver of this Guarantee or any provision hereof shall be enforceable unless approved by the Guaranteed Party and the Guarantor in writing.

(b) Any term or provision of this Guarantee that is invalid or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that this Guarantee may not be enforced without giving effect to the limitation of the amount payable by the Guarantor hereunder to the Total Cap as provided in Section 1 hereof and to the provisions of Sections 6 and 7 hereof. Each party hereto covenants and agrees that it shall not assert, and shall cause its respective Affiliates and representatives not to assert, that this Guarantee or any part hereof is invalid, illegal or unenforceable in accordance with its terms.

(c) All parties acknowledge that each party and its counsel have reviewed this Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Guarantee.

(d) No failure or delay on the part of the Guaranteed Party in exercising any power, right or remedy under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies provided in this Guarantee are cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Guarantee shall be effective only in the specific instance and for the specific purpose for which given.

(e) No amendment, supplement, modification or waiver of any provision of this Guarantee nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Guarantor and the Guaranteed Party.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Guarantor and the Guaranteed Party has caused this Guarantee to be executed and delivered as of the date first written above by its officer or representative thereunto duly authorized.

GUARANTOR:

ESW CAPITAL, LLC

By:	/s/ Andrew S. Price Name: Andrew S. Price Title: CFO

IN WITNESS WHEREOF, the Guarantor and the Guaranteed Party has caused this Guarantee to be executed and delivered as of the date first written above by its officer or representative thereunto duly authorized.

GUARANTEED PARTY:

LYRIS, INC.

By:	/s/ John Philpin Name: John Philpin Title: President and CEO

Annex D

FORM OF VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of May 4, 2015 by and among LY Acquisition Corp., a Delaware corporation (“Buyer”), William T. Comfort, III, LDN Stuyvie Partnership, 65 BR Trust, Ltd., Lyr, Ltd. and Meudon Investments (each a “Stockholder” and collectively, the “Stockholders”), stockholders of Lyris, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Buyer and the Company are entering into an Agreement and Plan of Merger as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) providing for, among other things and subject to the terms and conditions of the Merger Agreement, the merger of Buyer with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in such Merger.

WHEREAS, as of the date hereof, each Stockholder is the record and Beneficial Owner of and Controls the number of Shares set forth on Exhibit A hereto (all such shares set forth on Exhibit A, together with any Shares that are hereafter issued to or otherwise acquired or owned and Controlled by any Stockholder prior to the termination of this Agreement being referred to herein as the “Covered Shares”).

WHEREAS, as a condition and material inducement to Buyer’s willingness to enter into and perform its obligations under the Merger Agreement, Buyer has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement pursuant to which such Stockholder is agreeing, among other things, to vote all of his, her or its Covered Shares in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I
GENERAL

1.1 Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

(a) “Acquisition Proposal” means any proposal or offer from any Person (other than Buyer and its Affiliates) or “group”, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, relating to, in a single transaction or series of related transactions, any (A) acquisition of assets of the Company and its Subsidiaries equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) issuance or acquisition of 20% or more of the Company’s outstanding common stock, (C) recapitalization, tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the Company’s outstanding common stock or (D) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person beneficially owning 20% or more of the Company’s outstanding common stock, in each case other than the execution and delivery of the Merger Agreement and the transactions contemplated thereby, including the Merger.

(b) “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

(c) “Applicable Law” means any law, rule, regulation, statute, ordinance, guideline, code, order, ruling, judgment, injunction, pronouncement, decree or other legally enforceable requirement (including common law) of any Governmental Authority,

(d) “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

(e) “Closing Date” means the date of the closing of the Merger.

(f) “Contract” means any indenture, credit agreement, or other agreement, contract, lease, note, permit, concession, franchise, license, or other instrument or undertaking.

(g) “Control” as it relates to Shares, means the possession of sole voting and sole dispositive power with respect thereto.

(h) “Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement), excluding restrictions under securities laws.

(i) “Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

(j) “Governmental Authority” means any nation or government or multinational body, any state, province, territory, municipality, district, agency, commission, or other political subdivision thereof, or any entity (including a court, arbitrator or other tribunal) exercising executive, legislative, judicial, or administration functions of or pertaining to government.

(k) “Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, or other Entity.

(l) “Proxy Statement” means a proxy statement or information statement (together with any supplement or amendment thereto) relating to the special meeting of the stockholders of the Company regarding the Merger.

(m) “Representatives” means directors, officers, employees, agents, accountants, advisors, attorneys, bankers, and other representatives.

(n) “SEC” means the United States Securities and Exchange Commission

(o) “Share” means each share of common stock, par value $0.01 per share, of the Company or preferred stock, par value $0.01 per share, of the Company.

(p) “Subsidiary.” An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities, other voting rights or voting partnership or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s Board of Directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.

(q) “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II
VOTING

2.1 Agreements to Vote.

(a) Until the termination of this Agreement pursuant to Section 5.1 hereof, each of the Stockholders hereby irrevocably and unconditionally agrees that at any meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, the Stockholders shall, in each case, to the fullest extent that such matters are submitted for the vote or written consent of the Stockholders and that the Covered Shares are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or, if applicable, deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (A) in favor of the adoption of the Merger Agreement and any related proposal in furtherance thereof, as reasonably requested by Buyer, submitted for the vote or written consent of stockholders, including in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the stockholders of the Company if there are not sufficient votes for approval of such matters on the date on which the meeting is held, (B) against any action or agreement submitted for the vote or written consent of stockholders that such Stockholder knows or reasonably suspects would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholders contained in this Agreement, and (C) against any Acquisition Proposal and against any other action, agreement or transaction submitted for the vote or written consent of stockholders that such Stockholders knows or reasonably suspects is in opposition to the Merger or would impede, interfere with, delay, postpone, discourage, frustrate the purposes of, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by the Stockholders of their obligations under this Agreement.

(b) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

(c) Each Stockholder hereby irrevocably (until in each case the termination of this Agreement pursuant to Section 5.1 hereof with respect to such Stockholder) grants to, and appoints, Buyer and any senior executive officer thereof, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to attend any meeting of the stockholders of the Company on behalf of such Stockholder with respect to the matters set forth in Section 2.1(a), to include such Covered Shares in any computation for purposes of establishing a quorum at any such meeting of the stockholders of the Company, and to vote all Covered Shares, or to grant a consent or approval in respect of the Covered Shares, in connection with any meeting of the stockholders of the Company or any action by written consent in lieu of a meeting of the stockholders of the Company in a manner consistent with the provisions of Section 2.1(a), in each case, in the event that (i) such Stockholder fails to comply with the obligations of such Stockholder set forth in Section 2.1(a), (ii) any action, claim or proceeding is commenced, or order or judgment entered, which challenges or impairs the enforceability or validity of the obligations of such Stockholder set forth in Section 2.1(a) or (iii) Buyer notifies such Stockholder of its intent to exercise the proxy set forth in this Section 2.1(c).  Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2.1(c) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in Section 5.1, is intended to be irrevocable.

2.2 No Inconsistent Agreements.  Each of the Stockholders hereby represents, covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Covered Shares (other than any such proxy, consent or power of attorney that has been revoked prior to Stockholder’s entry into this Agreement) and (c) has not taken and while this Agreement remains in effect shall not take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing any of his, her or its obligations under this Agreement. Each of the Stockholders hereby represents that all proxies or powers of attorney given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares, if any, are not irrevocable and such Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies or powers of attorney with respect to such Stockholder’s Covered Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Stockholders.  Each Stockholder, as to himself, herself or itself only, hereby represents and warrants to Buyer as follows:

(a) Authorization.  Such Stockholder has the legal capacity, full power and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of such Stockholder’s obligations hereunder and the consummation by him, her or it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder or any manager or partner thereof are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of such Stockholder’s obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Applicable Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). The Covered Shares do not constitute community property under Applicable Law. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

(b) Ownership.  The Covered Shares owned by such Stockholder are as of the date hereof, and will be through the Closing Date, Beneficially Owned and owned of record and Controlled by such Stockholder, free and clear of any Encumbrances. Such Stockholder has and, except in the event of a permitted Transfer pursuant to Section 4.1) will have at all times through the Closing Date the voting power to control the vote and consent as contemplated herein, the power of disposition, the power to issue instructions with respect to the matters set forth in Article II, and the power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of such Stockholder’s Covered Shares.

(c) No Violation.  The execution, delivery and performance of this Agreement by such Stockholder does not and will not (whether with or without notice or lapse of time, or both) (i) if Stockholder is an entity, violate any provision of the certificate of formation or other comparable governing documents, as applicable, of such Stockholder, (ii) violate, conflict with or result in the breach of any of the terms or conditions of, result in any (or the right to make any) modification of or the cancellation or loss of a benefit under, require any notice, consent or action under, or otherwise give any Person the right to terminate, accelerate obligations under or receive payment or additional rights under, or constitute a default under, any Contract to which such Stockholder is a party or by which such Stockholder is bound or (iii) violate any Applicable Law applicable to such Stockholder or by which any of such Stockholder’s assets or properties is bound, except for any of the foregoing as would not, either individually or in the aggregate, impair in any material respect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) Consents and Approvals.  The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of such Stockholder’s obligations under this Agreement and the consummation by him, her or it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any reports with the SEC and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or materially delay the performance by such Stockholder of any of such Stockholder’s obligations hereunder.

(e) Absence of Litigation.  As of the date hereof, there is no action, claim, suit, proceeding, investigation before or by any issued or Governmental Authority or arbitrator or any judgment, order, legal requirement or injunction pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder that would reasonably be expected to impair in any material respect the ability of such Stockholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Finder’s Fees.  No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer or the Company in respect of this Agreement based upon any arrangement or agreement made by or at the direction of such Stockholder in his, her or its capacity as such.

(g) Reliance by Buyer.  Such Stockholder understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

3.2 Representations and Warranties of Buyer.

(a) Authorization.  Buyer has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by Buyer and no other actions or proceedings on the part of Buyer are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

ARTICLE IV
OTHER COVENANTS

4.1 Prohibition on Transfers, Other Actions.  From the date hereof until the termination of this Agreement pursuant to Section 5.1 hereof, each Stockholder hereby agrees not to (i) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest therein (including by tendering into a tender or exchange offer), unless such Transfer is made (A) with Buyer’s prior written consent, or (B) to such Stockholder’s spouse or children (“Immediate Family”), or to a trust for the benefit of such Stockholder or any member of such Stockholder’s Immediate Family, or upon the death of such Stockholder, provided that a Transfer referenced in this sub-clause (B) shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Buyer, to be bound by all of the provisions of this Agreement as a Stockholder hereunder, (ii) enter into any agreement, arrangement or understanding with any Person (other than Buyer), or knowingly take any other action, that violates or conflicts with such Stockholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any action that could restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform his, her or its covenants and obligations under this Agreement. No Transfer of any Covered Shares in violation of this Section 4.1 shall be made or recorded on the books of the Company and any Transfer in violation of this provision shall be void ab initio. During the term of this Agreement, Stockholder shall promptly notify the Company and Buyer if Stockholder is approached or solicited, directly or indirectly, in respect of any Transfer of Shares, and shall provide Buyer with all material information relating thereto as reasonably requested by Buyer.

4.2 Stock Dividends, etc.  In the event of a stock split, stock dividend or distribution, or any change in the Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3 Confidentiality; No Solicitation.

(a) Each Stockholder recognizes that successful consummation of the transactions contemplated by this Agreement (including the Merger) may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, prior to the public disclosure thereof by Buyer or the Company pursuant to the terms of the Merger Agreement, each Stockholder hereby agrees, in his, her or its capacity as a stockholder of the Company only, not to issue any press release or make any other public statement or disclose or discuss such matters with anyone not a party to this Agreement (other than such Stockholder’s counsel and advisors, if any) without the prior written consent of Buyer and the Company, except as required by Applicable Law.

(b) From the date hereof until the termination of this Agreement pursuant to Section 5.1 hereof, each Stockholder (solely in his, her or its capacity as a Stockholder of the Company) hereby agrees that he, she or it shall, and shall direct his, her or its Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal. From the date hereof until the termination of this Agreement pursuant to Section 5.1 hereof, such Stockholder (solely in his, her or its capacity as a Stockholder of the Company) hereby agrees that he, she or it shall not, and he, she or it shall not authorize any of his, her or its Representatives to, directly or indirectly, (i) solicit, initiate, endorse, knowingly encourage or knowingly facilitate (including by way of furnishing information) any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that would lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal, (iii) other than with Buyer or its Representatives, enter into, continue, have or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information in connection with, any Acquisition Proposal or any inquiry with respect thereto, (iv) approve, accept, endorse or recommend any Acquisition Proposal or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal or inquiry with respect thereto; (v) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to an Acquisition Proposal or any proposal or offer that is intended to lead to an Acquisition Proposal or that requires the Company to abandon the Merger Agreement or the transactions contemplated thereby, (vi) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or knowingly influence any Person with respect to the voting of, any Shares in connection with any vote or other action on any of matters set forth in Section 2.1(a), other than to recommend that stockholders of the Company vote in favor of the adoption of the Merger Agreement and as otherwise expressly provided in this Agreement or to otherwise vote or consent with respect to Covered Shares in a manner that would not violate Section 2.1, or (vii) agree to do any of the foregoing.

(c) For purposes of this Section 4.3, the Company will be deemed not to be a Representative of any Stockholder, and no officer, director, employee, agent or advisor of the Company (in each case, solely in their capacities as such) will be deemed to be a Representative of any such Stockholder.

4.4 Notice of Acquisitions; Proposals Regarding Prohibited Transactions.  Each Stockholder hereby agrees to notify Buyer in writing (a) as promptly as practicable (and in any event within 24 hours following such acquisition by each Stockholder) of the number of any additional Shares or other securities of the Company of which such Stockholder acquires Beneficial Ownership and Control on or after the date hereof and (b) within 24 hours after receipt of any Acquisition Proposal, and shall disclose a summary of the material terms of such Acquisition Proposal.

4.6 Waiver of Appraisal Rights; Actions.  Each Stockholder hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that such Stockholder may have, and (ii) agrees not to commence or join in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Buyer, the Company or any of their respective successors (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement.

4.7 Disclosure.  Each Stockholder hereby authorizes the Company and Buyer to publish, disclose in and file any press release or public announcement or in disclosure required by the SEC and in the Proxy Statement such Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

4.8 Notices of Certain Events.  Each Stockholder agrees that he shall promptly notify Buyer of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any of the representations and warranties of the Stockholder set forth in this Agreement to no longer be true and correct.

ARTICLE V
MISCELLANEOUS

5.1 Termination.  In respect of each Stockholder, this Agreement shall remain in effect until the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Closing Date, (c) the delivery of written notice of termination by such Stockholder to Buyer following the date of any modification, waiver, change or amendment of the Merger Agreement executed after the date hereof, in each case, that results in (i) a decrease in the consideration payable to such Stockholder with respect to the Merger (any consideration that is deferred or contingent shall be deemed a decrease for this purpose) or (ii) a change in the form of consideration payable to such Stockholder with respect to the Merger effected without the prior written consent of such Stockholder, and (d) the delivery of written notice by Buyer to such Stockholder of termination of this Agreement, and upon the occurrence of the earliest of such events this Agreement shall terminate and be of no further force and effect; provided that the provisions of this Article V shall survive any termination of this Agreement. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any prior willful and material breach of this Agreement.

5.2 No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership (whether beneficial ownership or otherwise) of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to applicable Stockholder, and Buyer shall have no authority to direct the Stockholders in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first (1st) Business Day following the date of dispatch if delivered by a recognized next-day courier service, (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, or (d) upon actual receipt. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to Buyer, to:

LY Acquisition Corp.
401 Congress Ave., Ste 2650
Austin, TX 78701
Attention: Andrew S. Price

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
53 State Street
Boston, MA 02109
Attention: H. David Henken, Esq. and James A. Matarese, Esq.
Facsimile: (617) 523-1231

with a copy (which shall not constitute notice) to:

(b) if to the Company, to:

Lyris, Inc.
6401 Hollis Street, Suite 125
Emeryville, CA 94608
Attention: John Philpin

with a copy (which shall not constitute notice) to:

Cooley llp
1333 2nd Street, Suite 400
Santa Monica, CA 90401
Attention: C. Thomas Hopkins
Email: thopkins@cooley.com

(c) if to any Stockholder, to:

c/o Lyris, Inc.
6401 Hollis Street, Suite 125
Emeryville, CA 94608
Attention: John Philpin

with a copy (which shall not constitute notice) to:

Sheppard Mullin
Four Embarcadero Center, 17th Floor
San Francisco, CA 94111
Email: KGercken@sheppardmullin.com

5.4 Interpretation.  When a reference is made in this Agreement to a Section or an Exhibit or a Schedule, if any, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” When used herein, the word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such word or phrase shall not simply mean “if.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

5.5 Counterparts; Facsimile or .pdf Signatures.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

5.6 Entire Agreement.  This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

5.7 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  Sections 8.5(a), and 8.5(c) of the Merger Agreement are hereby incorporated herein by reference, mutatis mutandis.

5.8 Specific Performance.  The parties hereby acknowledge and agree that they would suffer irreparable damage in the event that any of the obligations in this Agreement are not performed in accordance with its specific terms or if the Agreement was otherwise breached and that money damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties agree that they shall be entitled to specific performance, an injunction, restraining order and/or such other equitable relief, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond or other security in connection therewith), this being in addition to any other rights and remedies existing at law or in equity, as a court of competent jurisdiction may deem necessary or appropriate to enforce the rights and obligations of the parties hereunder (without posting of bond or other security). These injunctive remedies are cumulative and in addition to any other rights and remedies the parties may have at law or in equity.

5.9 Amendment; Waiver.  This Agreement may be amended, modified or supplemented by a writing executed by each of the parties hereto. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

5.10 Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

5.11 Assignment; Successors; No Third Party Beneficiaries.

(a) This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Buyer may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly-owned subsidiaries of Buyer, provided, however, that no such assignment shall relieve Buyer of any of its obligations under this Agreement.

(b) Subject to the preceding Section 5.11(a), this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

5.12 Stockholder Capacity.  The restrictions and covenants of each Stockholder hereunder shall not be binding, and shall have no effect, in any way with respect to any Affiliate or designee of such Stockholder or such Stockholder in his, her or its capacity as an officer or director of the Company, nor shall any action or inaction taken by such Stockholder in his, her or its capacity as an officer or director of the Company or by any Affiliate or designee of such Stockholder be deemed a breach by such Stockholder of this Agreement (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of the Company).

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, Buyer and each Stockholder have caused to be executed or executed this Agreement as of the date first written above.

LY ACQUISITION CORP.

By:	/s/ Andrew S. Price Name: Andrew S. Price Title: CFO

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, Buyer and each Stockholder have caused to be executed or executed this Agreement as of the date first written above.

STOCKHOLDER:

WILLIAM T. COMFORT, III

By:	/s/ William T. Comfort III Name: William T. Comfort III Title:

LDN STUYVIE PARTNERSHIP

By:	/s/ William T. Comfort III Name: William T. Comfort III Title: General Partner

LYR, LTD.

By:	/s/ William T. Comfort III Name: William T. Comfort III Title: Director

65 BR TRUST

By:	/s/ William T. Comfort III Name: William T. Comfort III Title: Investment Advisor

MEUDON INVESTMENTS

By:	/s/ James A. Urry Name: James A. Urry Title: Managing Member

[Signature Page to Voting Agreement]

EXHIBIT A

STOCKHOLDER INFORMATION

Stockholder	Common Stock	Preferred Stock	Options to Purchase Shares
William T. Comfort, III	1,171,206	0	0
LDN Stuyvie Partnership	2,830,208	0	0
Lyr, Ltd.	0	2,000,000	0
65 BR Trust	1,497,435	0	0
Meudon Investments	670,707	0	0

Annex E

Confidential	May 4, 2015

Special Committee of the Board of Directors
Lyris, Inc.
6401 Hollis Street
Suite 125
Emeryville, California 94608

Ladies and Gentlemen:

Duff & Phelps, LLC (“Duff & Phelps”) has been engaged by the Special Committee of the Board of Directors (the “Special Committee”) (solely in their capacity as members of the Special Committee) of Lyris, Inc. (the “Company”) to serve as an independent financial advisor and to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the Company’s Minority Stockholders (as defined below), of the Per Share Consideration (as defined below) to be received in the Proposed Transaction (as defined below) by such holders (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

Description of the Proposed Transaction

It is Duff & Phelps’ understanding that the proposed transaction (the “Proposed Transaction”) involves the following elements: (1) the Company will merge with LY Acquisition Corp. (“Buyer”), with the Company as the surviving entity in such merger; (2) each issued and outstanding share of Series A Preferred Stock of the Company will be converted into the right to receive $2.50 in cash, and (3) each issued and outstanding share of common stock of the Company will be converted into the right to receive $0.89 in cash (the “Per Share Consideration”).

For the purpose of this Opinion, the term “Minority Stockholders” shall mean all holders of the Company’s common stock other than: William T. Comfort, III; LDN Stuyvie Partnership; 65 BR Trust; Lyr, Ltd. and; Meudon Investments.

Duff & Phelps, LLC	TF +1 424 249 1650	www.duffandphelps.com
10100 Santa Monica Boulevard	+1 424 249 1651
Suite 1100
Los Angeles, CA 90067

Special Committee of the Board of Directors
Lyris, Inc.
May 4, 2015

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:
a.	The Company’s annual reports and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year fiscal ended June 30, 2014, the Company’s unaudited interim financial statements for the six months ended December 31, 2014 included in the Company’s Form 10-Q filed with the SEC;
b.	Unaudited financial information for the Company for the fiscal years ended June 30, 2011 through 2014 and the nine months ended March 31, 2014, which the Company’s management identified as being the most current financial statements available;
c.	Detailed financial projections prepared by management of the Company for the fiscal year ended June 30, 2015 and the 11-month period ended May 31, 2016 (“Management Projections”);
d.	Other internal documents relating to the history, current operations, and probable future outlook of the Company, including financial projections, provided to us by management of the Company; and
e.	Documents related to the Proposed Transaction, including Agreement and Plan of Merger, dated as of May 4, 2015 by and between the Company and the Buyer (the “Merger Agreement”).
2.	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company;
3.	Reviewed the historical trading price and trading volume of the Company’s common stock, and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;
4.	Considered and (to the extent Duff & Phelps deemed appropriate) performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis (based on publically available information) of selected public companies that Duff & Phelps deemed relevant, and an analysis (based on publically available information) of selected transactions that Duff & Phelps deemed relevant; and
5.	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Special Committee of the Board of Directors
Lyris, Inc.
May 4, 2015

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

1.	Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, and did not independently verify such information;
2.	Relied upon the fact that the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;
3.	Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, and Duff & Phelps expresses no opinion with respect to such projections or the underlying assumptions;
4.	Assumed that information supplied and representations made by Company management are substantially accurate regarding the Company and the Proposed Transaction;
5.	Assumed that the representations and warranties made in the Merger Agreement are true and correct as of the date of this Opinion;
6.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;
7.	Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;
8.	Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and
9.	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company.

Special Committee of the Board of Directors
Lyris, Inc.
May 4, 2015

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement and the Proposed Transaction, or (iii) advise the Special Committee or any other party with respect to alternatives to the Proposed Transaction.

Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the public shareholders of the Company in the Proposed Transaction, or with respect to the fairness of any such compensation.

This Opinion is furnished for the use and benefit of the Special Committee in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. This Opinion: (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction or any term or aspect of the Merger Agreement (including, without limitation, the fairness of the consideration to be paid or provided to any constituency other than the Minority Shareholders) except as expressly set forth in this Opinion; (iii) is not a recommendation as to how the Special Committee or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the consideration received is the best possibly attainable under any circumstances; instead, it merely states whether the consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter does not create, and should not be construed to create, any fiduciary duty on the part of Duff & Phelps to any party. Duff & Phelps hereby disclaims any fiduciary duty to any party.

Special Committee of the Board of Directors
Lyris, Inc.
May 4, 2015

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Company dated December 22, 2014 (the “Engagement Letter”). The use and disclosure of this letter is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Special Committee and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ stating to the Special Committee that it is prepared to deliver its Opinion. In addition to providing this Opinion, Duff & Phelps has provided certain valuation services at the request of the Special Committee for which Duff & Phelps is being separately compensated. Other than this engagement and as set forth above, during the two years preceding the date of this Opinion, neither Duff & Phelps nor any of its affiliates has had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the Per Share Consideration to be received by the Minority Stockholders is fair to such stockholders from a financial point of view (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

/s/ Duff & Phelps, LLC
Duff & Phelps, LLC

Annex F

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title and, subject to paragraph (b)(3) of this section, §251(h) of this title), §252, §254, §255, §256, §257, §258, §263 or §264 of this title:

(1) Provided, however, that, except as expressly provided in §363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in §251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §251(h), §253 or §267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by §363(a) of this title, appraisal rights shall be available as contemplated by §363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to §228, §251(h), §253, or §267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to §251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by §251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to §251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by §251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex G

May 4, 2015

LY Acquisition Corp.
401 Congress Ave.
Suite 2650
Austin, TX 78701

Re:  Subscription for Shares of Common Stock

Ladies and Gentlemen:

I hereby subscribe for two hundred ninety-three (293) shares (the “Shares”) of Common Stock, par value $0.0001 per share, of LY Acquisition Corp., a Delaware corporation (the “Corporation”), in exchange for consideration of $10.00 per share or $2,930.00 in the aggregate, which is agreed to be at least 100% of the fair market value of the Shares.

All of the Shares so received will be taken by me for my own account as an investment and not with a view to the distribution thereof.

I am an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

It is understood that you will issue the Shares without their registration under the Act; therefore, the Shares may not be resold or transferred unless they are registered under the Act or unless an exemption from registration is available.

                                  Very truly yours,

                                  LY Holdco I, LLC

By:	/s/ William T. Comfort III Name: William T. Comfort III Title: Member

May 4, 2015

LY Acquisition Corp.
401 Congress Ave.
Suite 2650
Austin, TX 78701

Re:  Subscription for Shares of Common Stock

Ladies and Gentlemen:

I hereby subscribe for seventy-six (76) shares (the “Shares”) of Common Stock, par value $0.0001 per share, of LY Acquisition Corp., a Delaware corporation (the “Corporation”), in exchange for consideration of $10.00 per share or $760.00 in the aggregate, which is agreed to be at least 100% of the fair market value of the Shares.

All of the Shares so received will be taken by me for my own account as an investment and not with a view to the distribution thereof.

I am an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

It is understood that you will issue the Shares without their registration under the Act; therefore, the Shares may not be resold or transferred unless they are registered under the Act or unless an exemption from registration is available.

                                  Very truly yours,

                                  LY Holdco II, LLC

By:	/s/ Stuyvesant P. Comfort Name: Stuyvesant P. Comfort Title: Member

May 4, 2015

LY Acquisition Corp.
401 Congress Ave.
Suite 2650
Austin, TX 78701

Re:  Subscription for Shares of Common Stock

Ladies and Gentlemen:

I hereby subscribe for one hundred thirty-one (131) shares (the “Shares”) of Common Stock, par value $0.0001 per share, of LY Acquisition Corp., a Delaware corporation (the “Corporation”), in exchange for consideration of $10.00 per share or $1,310.00 in the aggregate, which is agreed to be at least 100% of the fair market value of the Shares.

All of the Shares so received will be taken by me for my own account as an investment and not with a view to the distribution thereof.

I am an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

It is understood that you will issue the Shares without their registration under the Act; therefore, the Shares may not be resold or transferred unless they are registered under the Act or unless an exemption from registration is available.

                                  Very truly yours,

                                  LY Holdco III, LLC

By:	/s/ James A. Urry Name: James A. Urry Title: Member

May 4, 2015

LY Acquisition Corp.
401 Congress Ave.
Suite 2650
Austin, TX 78701

Re: Subscription for Shares of Common Stock

Ladies and Gentlemen:

I hereby subscribe for five hundred (500) shares (the “Shares”) of Common Stock, par value $0.0001 per share, of LY Acquisition Corp., a Delaware corporation (the “Corporation”), in exchange for consideration of $10.00 per share or $5,000.00 in the aggregate, which is agreed to be at least 100% of the fair market value of the Shares.

All of the Shares so received will be taken by me for my own account as an investment and not with a view to the distribution thereof.

I am an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

It is understood that you will issue the Shares without their registration under the Act; therefore, the Shares may not be resold or transferred unless they are registered under the Act or unless an exemption from registration is available.

[Signature Page Follows]

                                  Very truly yours,

                                  Aurea Software, Inc.

By:	/s/ Andrew S. Price Name: Andrew S. Price Title: CFO

Annex H

INDEMNIFICATION RIGHTS AGREEMENT

This Indemnification Rights Agreement (the “Agreement”) is made and entered into effective as of May 4, 2015, by and between William T. Comfort III (“Comfort”) and Lyris, Inc., a Delaware corporation (Lyris”; Comfort and Lyris may sometimes herein be referred to collectively as the “Parties” and individually as a “Party”).

RECITALS:

WHEREAS, Comfort is a member of the Board of Directors of Lyris (the “Board”) and has advancement and indemnification rights from Lyris in his capacity as a director under that certain Indemnification Agreement dated as of January 5, 2015 (the “Indemnification Agreement”), under the Company’s governing documents, and under applicable law;

WHEREAS, Comfort is a defendant in that certain lawsuit filed on February 14, 2012, in the United States District Court for the District of Maryland, by David R. and Janet H. Burt (collectively, the “Burts”) against certain current and former directors, officers and stockholders of Lyris, Civil Action No.: 1:12-cv-00464-ELH (the “Burt Lawsuit”);

WHEREAS, Lyris has an insurance policy from Navigators Pro, a Division of Navigators Management Company, Inc. (the “Carrier”), Policy No. PH11DOL604860IV (the “Policy”), which has assumed the defense of the Burt Lawsuit subject to reservation of rights letters dated August 23, 2011, and March 9, 2012 (collectively, the “Reservation of Rights Letters”);

WHEREAS, concurrently with the execution hereof, Lyris is entering into that certain Agreement and Plan of Merger (“Merger Agreement”), dated of even date herewith, by and between LY Acquisition Corp., a Delaware corporation (“Buyer”), and Lyris, pursuant to which and upon the terms and subject to the conditions set forth therein, Buyer shall be merged with and into Lyris, and the separate existence of Buyer shall cease (the “Merger”);

WHEREAS, a Special Committee of the Board has approved the Merger and other transactions contemplated by the Merger Agreement;

WHEREAS, although the risk associated with the Burt Lawsuit is small on account of the false and reckless allegations on which that lawsuit is premised, it is nonetheless appropriate, out of a mere excess of caution, to allocate such risk;

WHEREAS, the Buyer has conditioned its entry into the Merger Agreement on mitigation of the risk (to the extent set forth in this Agreement) that Lyris or any successor (collectively, the “Company”) faces with respect to the Burt Lawsuit, including to the extent that any judgment or settlement of the Burt Lawsuit, together with the costs of defense, exceeds the limits of the Policy, or to the extent that the Carrier denies coverage of one or more claims in the Burt Lawsuit pursuant to the Reservation of Rights Letters, or otherwise, and the Company is thereby obligated to indemnify the current and former director and officer defendants under indemnification agreements, its governing documents, or applicable law;

WHEREAS, Comfort is a significant stockholder of Lyris and will personally benefit from the consummation of the Merger; and

WHEREAS, in order to support the consummation of the Merger, Comfort has agreed to waive his right of indemnification from the Company with respect to the Burt Litigation (as defined in Section 1) and to provide and indemnity and a financial backstop to the Company and certain specified parties in the event that the Company is obligated to indemnify any director or officer defendants with respect to the Burt Litigations under indemnification agreements, its governing documents, or applicable law, or to the extent the Company or such specified parties incurs any cost, expense or liability;

NOW, THEREFORE, in consideration of the foregoing premises, the Parties hereby covenant and agree as follows:

1. Waiver of Indemnity Rights with Respect to Burt Litigation.  Contingent and effective upon the Effective Time (as defined in the Merger Agreement), Comfort, on his own behalf, on behalf of any affiliate, and on behalf of any person or entity having a claim, directly or indirectly, through Comfort, against the Company for indemnification or advancement with respect to the Burt Lawsuit (collectively, the “Comfort Indemnitees”), hereby waives, terminates, relinquishes, releases, forfeits and forever discharges any and all claims for indemnification or advancement that the Comfort Indemnitees may have against the Company, its affiliates, or any of their respective former, current or future directors, officers, managers, equityholders, agents and other representatives (each, a “Released Party”), as a result of the Indemnification Agreement, Lyris’s Certificate of Incorporation, as amended, Lyris’s Bylaws, as amended, applicable law, or otherwise, that would have the effect of obligating any Released Party to indemnify, hold harmless, contribute to the defense of, or pay any expenses, damages, claims, judgments, or settlements to or for the benefit of any Comfort Indemnitee in connection with the Burt Litigation (together, the “Waived Claims”). In connection with this waiver, Section 4(d) of the Indemnification Agreement is hereby terminated as to Comfort, and from and after the date hereof shall have no further force or effect as to Comfort. For purposes of this Agreement, the term “Burt Litigation” shall mean the Burt Lawsuit, including any amendments to or refiling of same, and any other claim, lawsuit, action, arbitration, or other proceeding, including, without limitation, any governmental investigation or proceeding, complaint or other pleading in any jurisdiction, in law or equity (each, an “Action”), that any plaintiff in the Burt Litigation, or any person or entity might bring for similar or related claims as in the Burt Lawsuit or based on conduct alleged in the Burt Lawsuit. Notwithstanding the foregoing, the Parties hereby agree that the waiver of rights set forth in this Section 1 shall not apply to any (a) claim by Comfort post-judgment for contribution or equitable apportionment from any judgment debtor (other than the Company) in any Burt Litigation, and, consequently, any post-judgment claim by Comfort for contribution or equitable apportionment from any judgment debtor (other than the Company) in any Burt Litigation shall not be a Waived Claim hereunder. Notwithstanding the foregoing, the waiver of rights set forth in this Section 1 shall apply to any such claim for contribution or equitable apportionment against any person who has indemnification, contribution or other such rights against the Company, or any Action challenging the Merger, if any conduct alleged in the Burt Action is one of the reasons alleged in such Action. The Parties hereby further acknowledge and agree that the waiver of rights set forth in this Section 1 shall not apply to any lawsuit or litigation against Comfort (a) in which the Company is a non-nominal party-plaintiff (for purposes of clarity, the Company is a “nominal” party if the lawsuit or litigation is a derivative suit filed by a shareholder and the shareholder names the Company as a necessary party), or (b) the prosecution of which the Company voluntarily elects to finance and direct.

2. No Waiver of Other Indemnification Rights.  The Parties hereby acknowledge and agree that the Waived Claims shall not include any rights that a Comfort Indemnitee may have, now or in the future, under the Indemnification Agreement, the Company’s governing documents, applicable law, or otherwise, with respect to any claim other than a claim for indemnification, contribution or reimbursement of expenses that arises out of the Burt Litigation or the conduct alleged in the Burt Litigation.

3. Financial Backstop.  In the event that the Company is obligated to indemnify, hold harmless, contribute to the defense of, or pay or advance any expenses, damages, claims, judgments, or settlements of any person or entity in connection with the Burt Litigation, including without limitation any obligation by the Company to pay into a trust or escrow any amounts in connection with the foregoing, Comfort agrees to immediately pay to the Company, or at the request of the Company, pay to any one or more persons or entities in the Burt Litigation the amount that the Company is legally required to pay in indemnification, hold harmless, contribution, expenses, advances, damages, claims, judgments, or settlements. In addition, Comfort shall indemnify, hold harmless and defend the Company and the Buyer (including Versata, Inc., ESW Capital LLC, Aurea Software, Inc. and LY Acquisition Corp.), and any of the foregoing’s officers, directors and employees (the “Backstop Parties”), against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs or expenses (excluding the salaries of Company employees or similar ordinary overhead expenses) of whatever kind, including attorneys’ and consultants’ fees and other related costs or expenses that are directly incurred by any of them arising out of or relating to the Burt Litigation or any claim or proceeding against any person alleging the same or similar facts whether or not any Backstop Party is a named subject or party in any claim or proceeding. The maximum amount that Comfort shall be required to pay under this Section 3 shall not exceed $8,278,000 in the aggregate (the “Backstop Cap”). The Parties hereby acknowledge and agree that any obligations of Comfort pursuant to this Section 3 are subordinate to any insurance benefits being provided in connection with the Burt Litigation such that any payments actually made under either the Policy or Chartis Specialty Insurance Company policy no. 01-546-80-77 (or any renewal of that policy) shall first be applied and any indemnity under this Paragraph 3 shall be as a supplement to such payments. For the avoidance of doubt, the Parties hereby acknowledge and agree that the Backstop Cap is in addition to, and is not to be reduced by, any such insurance payments.

4. Revocation of Agreement.  The Parties hereby acknowledge and agree that the waiver by Comfort pursuant to Section 1 is expressly premised on the consummation of the Merger, and if the Merger is not consummated, or if the Merger Agreement is terminated pursuant to its terms, this Agreement and Comfort’s waiver hereunder shall be null and void and have no further force or effect.

5. Applicable Law; Venue; WAIVER OF TRIAL BY JURY.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of laws rule or principle that might refer the governance or construction of this Agreement to the laws of another jurisdiction. Subject to the provision for severability of illegal, invalid, or unenforceable terms, this Agreement will in all events be construed as a whole, according to its fair meaning, and not strictly for or against a party. This Agreement is enforceable, in whole or in part, in Wilmington, Delaware, and the Parties agree that any dispute or controversy relating to this Agreement will be heard in Wilmington, Delaware.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.

6. Covenant Not to Sue.  Comfort hereby covenants and agrees not to sue and not to commence, assert, bring or file any Action against any Released Party for any Waived Claim.

7. Advice of Counsel.  Comfort represents and warrants to the Company that he has been fully advised by his counsel of the legal consequences of entering into this Agreement.

8. Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

9. Waiver of Right to Maintain Action.  The Parties acknowledge that the facts relating to this Agreement as currently known to them may turn out to be different from the facts now known to or believed by them to be true. The Parties agree that the Waived Claims include a waiver of any rights pursuant to any applicable law comparable to section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Notwithstanding any such law, the Parties agree that the Waived Claims are intended to include all claims, whether known or unknown, that Comfort has or may have against the Released Parties with respect to the Waived Claims.

10. Waiver as a Defense; Attorneys’ Fees.  Each Party agrees that this Agreement may and shall be pled as a full and complete defense to, and may be used as a basis for an injunction against, any Action commenced, asserted, brought or filed with regard to any Waived Claim. The substantially prevailing Party in any Action to enforce or interpret this Agreement shall be awarded its costs of court, expenses, and attorneys’ fees.

11. Entire Agreement; Amendment; Parties Bound.  This Agreement contains the entire agreement between the Parties concerning the subject matter hereof, and all prior discussions and agreements are merged into this Agreement. This Agreement may be changed only in a writing signed by the Party against whom enforcement of such change is sought. This Agreement will be binding upon, and inure to the benefit of, the Parties and their respective heirs, legal representatives, successors, and assigns, including, with respect to the Company, the Buyer and its affiliates and assigns.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have set their respective hands hereto as of the date first written above.

/s/ William T. Comfort III

William T. Comfort III

Lyris, Inc.

/s/ John Philpin

By: John Philpin,
         Chief Executive Officer

Annex I

Aurea Signs Definitive Agreement to Acquire Lyris

Lyris to be acquired by Aurea for $.89 per common share in cash

Emeryville, CA — May 4, 2015 — Lyris [LYRI] today announced that it has entered into a definitive agreement under which Aurea, a technology solutions provider that enables companies to deliver transformative customer experiences, will acquire Lyris. Under the terms of the agreement, each share of outstanding common stock of Lyris will be exchanged for $.89, payable in cash, and each outstanding share of preferred stock of Lyris will be exchanged for $2.50, payable in cash, in accordance with Lyris’ charter. The transaction has been unanimously approved by the Special Committee of the Lyris Board of Directors, as well as by the entire Lyris Board of Directors.

“This is a significant step forward in the realization of our vision, and a strong validation of our company and strategy,” said John Philpin, CEO of Lyris. “When merged with Aurea, Lyris will form part of a larger well-capitalized company with a broad portfolio of enterprise solutions that will significantly amplify our ability to deliver successful customer experiences. Aurea’s knowledge and resources, combined with the added flexibility we will have as a private company, creates a winning proposition for our customers, partners, employees, and shareholders.”

Aurea provides the technology platform and worldwide delivery capability to enable companies to build, execute, monitor and optimize the end-to-end customer journey across a diverse range of industries. “We are truly excited by the opportunity to bring Lyris into the Aurea family,” said Scott Brighton, CEO of Aurea. “We view engaging individuals across all marketing channels — including email — as essential to delivering transformative customer experiences. The addition of Lyris will vastly expand our capabilities in this area.”

Completion of the acquisition is subject to conditions including the adoption of the merger agreement by Lyris’ stockholders and other customary closing conditions. The parties expect the transaction to be completed in the second half of 2015. Following completion of the transaction, Lyris’ common stock will be delisted from the OTCB and deregistered from the Securities Exchange Act of 1934.

About Lyris

With more than 20 years experience, Lyris is a global leader of innovative email and digital marketing solutions that help companies reach customers at scale and create personalized value at every touch point. Lyris’ products and services empower marketers to design, automate, and optimize experiences that facilitate superior engagement, increase conversions, and deliver measurable business value. The Lyris solutions portfolio is uniquely comprised of award-winning messaging automation software, digital marketing strategy and deliverability services, and a componentized and flexible integration framework that revolutionizes the way marketers can extend digital messaging across the enterprise. More than 5,000 companies worldwide partner with Lyris to manage connected customer communications. Learn more at www.lyris.com.

About Aurea

Aurea enables companies to deliver transformative customer experiences. Our Customer Experience platforms helps customers build, execute, monitor and optimize the end to end customer journey for a diverse range of industries including Energy, Retail, Insurance, Travel and Hospitality and Life Sciences. With over 1,500 customers worldwide including Disney, British Airways, Bank of America, United Healthcare and MetLife, Aurea combines a maniacal focus on customer success with innovative technology and world-class delivery. For more information, visit www.aurea.com.

Important Additional Information

Lyris plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed transaction. Investors and security holders of Lyris are urged to read the proxy statement and the other relevant materials when they become available because such materials will contain important information about Lyris, LY Acquisition and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by Lyris with the SEC, may be obtained free of charge at the SEC’s website at

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www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Lyris files with the SEC by directing a written request to Lyris Technologies, Inc., 6401 Hollis Street, Suite 125, Emeryville, CA 94608, Attention: Secretary. Copies of Lyris’ filings with the SEC may also be obtained at the “Investor Relations” section of Lyris’ website at www.lyris.com.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation

Lyris and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Lyris in connection with the proposed transaction. Information about those directors and executive officers of Lyris, including their ownership of Lyris securities is provided in Lyris’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and will be set forth in the proxy statement regarding the proposed transaction. Investors and security holders may obtain additional information regarding the direct and indirect interests of Lyris and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction, the anticipated results of the transaction, including synergies and market footprint, the timing of the transaction, the impact on Lyris’ stock and Lyris’ plans with regard to the proxy statement. Lyris intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Lyris, may be identified by use of the words “anticipates,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “likely,” “may,” “predict,” “potential,” “projects,” “should,” “will,” “intends,” “plan” or “would” or the negative of these terms or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements. Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the effect of the announcement of the Merger on our business relationships, operating results and business generally, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the payment of any termination fee, the ability to satisfy the closing conditions set forth in the merger agreement, including obtaining the required stockholder approval, the ability of the parties to consummate the proposed transaction and those risks set forth in Lyris’ Annual Report on Form 10-K for the year ended June 30, 2014 under “Risk Factors” and in other reports subsequently filed with the SEC. Except as expressly required by law, Lyris undertakes no obligation to update any forward-looking statements, which speak only as of the date of this news release. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Lyris Investor Relations Contact:
Rich McDonald
Director, Investor Relations
(610) 688-3305

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Annex J

AMENDMENT TO INDEMNIFICATION AGREEMENT

This Amendment to the Indemnification Agreement (the “Amendment”) is made and entered into as of         , 2015 by and between Lyris, Inc., a Delaware corporation (the “Company”) and         , (the “Indemnitee”). The Company and the Indemnitee are referred to individually as a “Party” and collectively as the “Parties.”

Recitals

Whereas, the Company and the Indemnitee are parties to that certain Indemnification Agreement, dated as of         ,    (the “Indemnification Agreement”).

WHEREAS, concurrently with the execution hereof, Lyris is entering into that certain Agreement and Plan of Merger (“Merger Agreement”), dated of even date herewith, by and among LY Acquisition Corp. and the Company pursuant to which and upon the terms and subject to the conditions set forth therein, Buyer shall be merged with and into the Company, and the separate existence of the Company shall cease (the “Merger”);

Whereas, Section 11 of the Indemnification Agreement provides that any provision therein may be amended in writing by both of the parties thereto.

Whereas, the Company and the Indemnitee desire to amend the Indemnification Agreement by deleting in its entirety Section 4(d) of the Indemnification Agreement (the “Indemnification Agreement Provision”).

Now Therefore, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto hereby agree as follows:

Agreement

1. Deletion of Indemnification Provision.  The Parties agree that, upon the execution and delivery of this Amendment, the Indemnification Agreement Provision shall be deleted in its entirety and have no further force or effect, with no further action required by any person or entity. Except as amended by this Amendment, the remainder of the Indemnification Agreement shall continue in full force and effect.

2. Reference to Indemnification Agreement.  From and after the date of this Amendment, references in the Indemnification Agreement to “this Agreement”, “hereof”, or “hereto” or words of like import, and all references to the Indemnification Agreement in any and all agreements, instruments, certificates and other documents shall be deemed to mean the Indemnification Agreement, as amended by this Amendment.

3. Successors and Assigns.  This Amendment shall be binding on the Parties and their respective successors and assigns, and inure to the benefit of the Parties and their respective successors and assigns.

4. Counterparts.  This Amendment may be executed in any number of counterparts (including by facsimile or electronic transmission) and by the Parties in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. The delivery of an executed counterpart of this Amendment by facsimile or electronic transmission shall be equally as effective as the delivery of an original executed counterpart of this Amendment.

5. Revocation.  If the Merger Agreement is terminated pursuant to its terms, this Amendment shall be null and void and have no further force or effect.

6. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without respect to its conflict of law principles.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

LYRIS, INC.

By:	Name: Title:

[NAME OF INDEMNITEE]

By:	Name: Title:

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Annex K

VOTING AGREEMENT AND IRREVOCABLE PROXY

THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) is made and entered into effective as of May 4, 2015 (the “Effective Date”), by and among LY Acquisition Corp., a Delaware corporation (the “Company”), Aurea Software, Inc., a Delaware corporation (“Aurea”), and LY Holdco I, LLC, a Delaware limited liability company, LY Holdco II, LLC, a Delaware limited liability company, LY Holdco III, LLC (collectively, the “Principal Shareholders”) and William T. Comfort III, James A. Urry and Stuyvesant P. Comfort (collectively, the “Principal Shareholder Owners”).

WHEREAS, Aurea proposes to enter into a transaction (such transaction, including the contemplated merger and the effects thereof, the “Transaction”) with Lyris, Inc., a Delaware corporation (“Lyris”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of the date hereof, by and among the Company and Lyris (the “Merger Agreement”);

WHEREAS, pursuant to the terms of the Merger Agreement, the Company shall be merged with and into Lyris and the separate corporate existence of the Company shall cease (the “Merger”) and Lyris shall survive the Merger as a wholly-owned subsidiary of Aurea and the Principal Shareholders (sometimes hereinafter referred to as the “Surviving Corporation”).

WHEREAS, as of the date hereof, the Principal Shareholder Owners collectively own all of the issued and outstanding limited liability company interests of the Principal Shareholders (the “Principal Shareholder LLC Interests”);

WHEREAS, as of the date hereof, the Principal Shareholders collectively own five hundred (500) shares (the “Shares”) of the Common Stock, $0.0001 par value, of the Company (the “Company Common Stock”), which, collectively, represents 50% of all of the issued and outstanding capital stock of the Company;

WHEREAS, as of the date hereof, Aurea owns five hundred (500) shares (the “Aurea Shares”) of the Company Common Stock, which represents 50% of all of the issued and outstanding capital stock of the Company; and

WHEREAS, pursuant to and by virtue of the Merger, each share of Company Common Stock will be converted into and represent the right to receive one share of Common Stock, $0.0001 par value, of the Surviving Corporation and references herein to “Company Common Stock” shall be deemed to include such shares of the Surviving Corporation issued by virtue of the Merger;

WHEREAS, as a material inducement and condition to Aurea’s willingness to enter into the Merger Agreement, the Principal Shareholders and Principal Shareholder Owners have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of covenants, conditions and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Representations and Warranties of Principal Shareholders.  Each of the Principal Shareholders hereby represents and warrants to Aurea as follows:

(a) Ownership.  Such Principal Shareholder is as of the date hereof, the record and beneficial owner (for purposes of this Agreement, such term shall have the meaning set forth in Rule 13d-3 under the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder) (“Beneficial Owner”) of the Shares, and has good and valid and marketable title to the Shares. As of the date hereof, the Principal Shareholders are not the record or Beneficial Owner of any shares of Company Common Stock or other voting securities or instruments of the Company, other than the Shares.

(b) Organization.  Each of the Principal Shareholders is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(c) Authority.  The Principal Shareholders have all requisite power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby and have taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(d) Due Execution.  This Agreement has been duly executed and delivered by the Principal Shareholders and this Agreement constitutes a valid and binding agreement of the Principal Shareholders, enforceable against the Principal Shareholders in accordance with its terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(e) No Transfer.  Other than as required or permitted by this Agreement, the Shares are now and shall at all times during the term of this Agreement be owned of record and beneficially by the Principal Shareholders, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or voting of the Shares, and there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, in each case granted the Principal Shareholders, any of the Shares other than this Agreement; provided that the Principal Shareholders shall be permitted to transfer the Shares (i) to any Permitted Transferees or (ii) to any Person so long as such transfer(s) would not result in a change of control under section 382 of the Internal Revenue Code of 1986, as amended (the “IRC”), provided such Person agrees to be bound by the provisions of this Agreement as if such Person were an original signatory hereto.

The term “Affiliate” means, with respect to any natural person, company, corporation, limited liability company, general or limited partnership, trust, proprietorship, joint venture, or other business entity, unincorporated association, organization or enterprise, or any governmental entity, any other Person directly or indirectly controlling, directly or indirectly controlled by, or under direct or indirect common control with, such Person, or if such Person is a partnership, any general partner of such Person or a Person controlling any such general partner. For purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

The term “Permitted Transferee” means any Affiliate of the Principal Shareholder, provided that such transferee agrees to be bound by the provisions of this Agreement as if such transferee were an original signatory hereto.

The term “Person” means an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity.

(f) No Conflicts.  The execution and delivery of this Agreement by the Principal Shareholders and the performance by the Principal Shareholders of their obligations hereunder will not (including with notice or lapse of time or both):

(i) require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any governmental entity or other party on the part of either Principal Shareholder;

(ii) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which either Principal Shareholder is a party or by which such Principal Shareholder or any of its assets is bound that would, individually or in the aggregate, reasonably be expected to materially impair the ability of either Principal Shareholder to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or

(iii) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to either Principal Shareholder in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of such Principal Shareholder to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

(g) Dissenter’s Rights.  Each Principal Shareholder hereby waives, and agrees not to assert or perfect, any dissenters’ rights and any similar rights that it may have by virtue of ownership of the Shares.

(h) Reliance.  The Principal Shareholders acknowledge receipt and review of the Merger Agreement and understand the terms and conditions thereof. The Principal Shareholders have had the opportunity to review this Agreement and the Merger Agreement with counsel of its own choosing. The Principal Shareholders understand and acknowledge that Aurea is entering into the Merger Agreement in reliance upon the Principal Shareholder’s execution, delivery and performance of this Agreement.

(i) Representations.  Except where expressly stated to be given as of the date hereof only, the representations and warranties contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the date of termination of this Agreement.

2. Representations and Warranties of Principal Shareholder Owners.  Each of the Principal Shareholder Owners hereby represents and warrants to Aurea as follows:

(a) Ownership.  Such Principal Shareholder Owner is as of the date hereof, the record and Beneficial Owner of its respective Principal Shareholder LLC Interests, and has good and valid and marketable title in its respective Principal Shareholder LLC Interests.

(b) Authority.  The Principal Shareholder Owners have all requisite power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby and have taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(c) Due Execution.  This Agreement has been duly executed and delivered by the Principal Shareholder Owners and this Agreement constitutes a valid and binding agreement of the Principal Shareholder Owners, enforceable against the Principal Shareholder Owners in accordance with its terms subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(d) No Transfer.  Other than as required or permitted by this Agreement, the Principal Shareholder LLC Interests are now and shall at all times during the term of this Agreement be owned of record and beneficially by the Principal Shareholder Owners, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances or arrangements whatsoever with respect to the ownership, transfer or voting of the Principal Shareholder LLC Interests, and there are no outstanding options, warrants or rights to purchase or acquire, or agreements or arrangements relating to the voting of, in each case granted the Principal Shareholder Owners, any of the Principal Shareholder LLC Interests other than this Agreement; provided that the Principal Shareholder Owners shall be permitted to transfer the Shares (i) to any Permitted Transferees or (ii) to any Person so long as such transfer(s) would not result in a change of control under section 382 of the IRC.

(e) No Conflicts.  The execution and delivery of this Agreement by the Principal Shareholder Owners and the performance by the Principal Shareholder Owners of their obligations hereunder will not (including with notice or lapse of time or both):

(i) require any consent, approval, order, authorization or permit of, or registration or filing with or notification to, any governmental entity or other party on the part of any Principal Shareholder Owner;

(ii) result in any violation or the breach of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration or any payments under, or result in a loss of a benefit or in the creation or imposition of a lien under, any of the terms, conditions or provisions of any note, lease, mortgage, indenture, license, agreement or other instrument or obligation to which any Principal Shareholder Owner is a party or by which such Principal Shareholder Owner or any of its assets is bound that would, individually or in the aggregate, reasonably be expected to materially impair the ability of any Principal Shareholder Owner to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement; or

(iii) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to any Principal Shareholder Owner in such a manner as would, individually or in the aggregate, reasonably be expected to materially impair the ability of such Principal Shareholder to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

(f) Marital Status.  As of the date hereof, Nathalie Comfort Urry and James A. Urry are legally married to each other.

(g) Representations.  Except where expressly stated to be given as of the date hereof only, the representations and warranties contained in this Agreement shall be made as of the date hereof and as of each date from the date hereof through and including the date of termination of this Agreement.

3. Voting Agreement.  The Principal Shareholders hereby covenant and agree that until this Agreement is terminated pursuant to Section 8, at any and all meetings of shareholders of the Company, or at any adjournment thereof or in any other circumstances upon which a vote, consent (including unanimous written consents), agreement or other approval is sought, the Principal Shareholders shall vote (or cause to be voted) all of the Shares owned by such Principal Shareholder and shall otherwise consent or agree in such manner as may be directed by Aurea in its sole and absolute discretion, including, without limitation, to elect individuals to the Company’s Board of Directors (whether at any annual election of the Board of Directors, in connection with filling any vacancy as a result of any termination, removal or resignation of any member of the Board of Directors or otherwise). The Principal Shareholders, as holders of Shares, shall be present in person or by proxy at all meetings of shareholders of the Company so that all Shares are counted for purposes of determining the presence of a quorum at such meeting. This Agreement is intended to be a voting agreement created under Section 218(c) of the Delaware General Corporations Law. Each Principal Shareholder Owner hereby covenants to cause the Principal Shareholders to comply with this Section 3.

4. Covenants.

(a) Transfers.  Subject to Section 4(b), each Principal Shareholder and Principal Shareholder Owner hereby covenants and agrees that prior to the termination of this Agreement, such Principal Shareholder or Principal Shareholder Owner shall not, without the prior written consent of Aurea (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, transfer, encumbrance or other form of disposition of any kind or nature whatsoever (a “Transfer”)) any of the Shares or Principal Shareholder LLC Interests owned by such Principal Shareholder or Principal Shareholder Owner or any direct or indirect interest therein or enter into any contract, option or other arrangement or understanding with respect to any such transfer; (ii) grant any proxy, power of attorney or other authorization in or with respect to any of the Shares or Principal Shareholder LLC Interests owned by such Principal Shareholder or Principal Shareholder Owner; (iii) deposit any of the Shares or Principal Shareholder LLC Interests owned by such Principal Shareholder or Principal Shareholder Owner into any voting trust or enter into any voting agreement or other understanding or arrangement with respect to such Shares or Principal Shareholder LLC Interests; or (iv) take any other action which would make any representations or warranties of the Principal Shareholders or Principal Shareholder Owners contained herein untrue or incorrect or have the effect of preventing or disabling the Principal Shareholders or Principal Shareholder Owners from performing their respective obligations under this Agreement. Notwithstanding the foregoing, the Principal Shareholders and Principal Shareholder Owners may, without the prior consent of Aurea or any other Person, Transfer the Shares or Principal Shareholder LLC Interests, as applicable, (x) to any Permitted Transferees or (y) to any Person so long as such transfer(s) would not result in a change of control of the Surviving Corporation under section 382 of the IRC (as defined below) and provided such Person agrees to be bound by the provisions of this Agreement as if such Person were an original signatory hereto. Any Transfer in violation of the foregoing shall be null and void and of no force or effect whatsoever.

(b) Prohibited Transfers.  Notwithstanding anything herein to the contrary, in no event may either Principal Shareholder or any Principal Shareholder Owner or any transferee agree to or effect any Transfer of any Share or Principal Shareholder LLC Interests that would (i) be in violation of any applicable law or regulation, (ii) require the registration of any Share or Principal Shareholder LLC Interest, as applicable, under the Securities Act of 1933, as amended, or any applicable securities law or regulation, (iii) subject the Company to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, (iv) subject the Company to the registration requirements of, or limit the availability of any exemptions from registration under, the Investment Company Act of 1940, as amended, or (v) that would result in a change of control of the Surviving Corporation under section 382 of the IRC. Any Transfer in violation of the foregoing shall be null and void and of no force or effect whatsoever.

(c) Worthless Stock Deduction.  Each of the Principal Shareholders and Principal Shareholder Owners agrees that it shall not claim a worthless stock deduction within the meaning of Section 382(g)(4)(D) of the IRC, with respect to any Shares or Principal Shareholder LLC Interests held by such Principal Shareholder or Principal Shareholder Owner (or otherwise treat such Shares or Principal Shareholder LLC Interests as worthless for U.S. federal income tax purposes) for any taxable year of such person(s).

(d) Tax Reporting.  In connection with any IRS Form 1099-DIV that is issued by the Surviving Company (as defined in the Merger Agreement) to any Related Shareholder of Lyris with respect to any proceeds received by such Related Shareholder as a result of the Merger, Aurea shall cause the Surviving Company to reflect such payment in Box 3 of such form as a non-dividend distribution that is described in Section 302(b)(1) of the IRC. For purposes of this Section 4(d), the term “Related Shareholder” means any shareholder of Lyris whose ownership of Lyris stock would be attributed to a Principal Shareholder Owner for purposes of Section 382 of the IRC.

(e) Maintenance of Tax Classification.  Aurea shall cause the Surviving Company to continue to be classified as a C corporation for U.S. federal and applicable state income tax purposes throughout the term of this Agreement.

5. Irrevocable Proxy.  In furtherance of Section 3 hereof:

(a) Grant Of Proxy.  Each Principal Shareholder hereby irrevocably grants to, and appoints, Andrew Price, or such other person as Aurea may designate from time to time, as such Principal Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Principal Shareholder, to vote all of the Shares owned by such Principal Shareholder at any meeting of the shareholders of the Company, or at any adjournment thereof or in any other circumstances upon which a vote, agreement, consent (including unanimous written consents) or other approval is sought, as set forth in Section 3 hereof. Such attorney-in-fact may evidence the taking of any action, giving of any consent or the voting of such Shares by the execution of any document or instrument for such purpose in the name of such Principal Shareholder.

(b) Prior Proxies.  Each Principal Shareholder hereby represents that any proxies given in respect of the Shares owned by such Principal Shareholder prior to the granting of the proxy set forth in this Agreement are not irrevocable, and that any such proxies are hereby revoked.

(c) Irrevocability of Proxy.  Each Principal Shareholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with, and in consideration of, the issuance of Shares by the Company to each Principal Shareholder and that such irrevocable proxy is given to secure the performance of the duties of the Principal Shareholders under this Agreement. Each Principal Shareholder hereby further affirms that this irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Principal Shareholder hereby ratifies and confirms all that the proxy and attorney-in-fact appointed pursuant to this Section 5 may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY IS EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 212(e) OF THE DELAWARE GENERAL CORPORATION LAW.

6. Certain Events.  Each Principal Shareholder and Principal Shareholder Owner agrees that this Agreement and the obligations hereunder shall attach to all of the Shares owned by such Principal Shareholder and all of the Principal Shareholder LLC Interests owned by such Principal Shareholder Owner and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares or Principal Shareholder LLC Interests shall pass, whether by operation of law or otherwise, including, without limitation, each Principal Shareholder’s or Principal Shareholder Owner’s successors and assigns, as applicable. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company or the acquisition of additional shares of the Company stock or other voting securities of the Company by the Principal Shareholders after the date hereof, the number of Shares subject to the terms of this Agreement shall be adjusted automatically as appropriate and this Agreement and the obligations hereunder shall attach automatically to any such additional shares of the Company’s stock or other voting securities of the Company issued to or acquired by such Principal Shareholder.

7. Further Assurances.  Each Principal Shareholder shall, upon request of Aurea, execute and deliver such additional documents and take such further actions as may reasonably be deemed by Aurea to be necessary or desirable to carry out the provisions hereof and to vest the power to vote Shares as contemplated by Section 5 in the attorney-in-fact described therein.

8. Termination.  This Agreement, and all rights and obligations of the parties hereunder, including without limitation, the proxy set forth in Section 5, shall terminate upon the earlier of:

(a) the tenth (10th) anniversary of the Effective Time (as defined in the Merger Agreement); and

(b) the unanimous written consent of all of the parties hereto.

9. Indemnification.  The Company and Aurea agree to indemnify and hold each Principal Shareholder harmless from, against and in respect of all Losses resulting from, or arising out of third party claims brought against each such Principal Shareholder as a result of such Principal Shareholder’s ownership of the Shares; provided, however, the Company and Aurea shall not indemnify either Principal Shareholder for any Losses resulting from (a) any change in the value of the Shares; (b) the disposition of all or a part of the Shares including in connection with a sale of the Company or otherwise; (c) the operation of the Company prior to the closing of the Merger; (d) ownership of capital stock of the Company prior to the closing of the Merger; or (e) for Taxes owed as the result of the receipt of any dividends or distributions by the Company or for any consideration received in connection with a sale of the Company or otherwise; and provided, however, notwithstanding anything herein to the contrary, no indemnification shall be provided under this Section 9 with respect to any matter that is covered by or addressed in that certain Indemnification Rights Agreement, dated as of May 4, 2015, by and between William T. Comfort III and Lyris. For purposes of this Section 9: (a) “Losses” means all damages, losses, Liabilities, Taxes, claims, actions, proceedings, investigations, audits, demands, assessments, fines, judgments, deficiencies, costs or expenses (including reasonable attorney’s fees); (b) “Liability” or “Liabilities” means, with respect to any person, any liability or obligation of such person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, vested or unvested, executor, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such person; and (c) “Tax” or “Taxes” means (i) all federal, national, state, provincial, municipal, local or foreign taxes, including, without limitation, income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, value added, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, social insurance, employment, unemployment, occupational, disability, worker’s compensation, payroll, utility, windfall profit, custom duties, personal property, real property, registration, alternative or add-on minimum, estimated and other taxes, duties, levies, fees or like charges of any kind whatsoever, including any interest, penalties or additions thereto, whether disputed or not, (ii) any Liability to pay amounts due pursuant to clause (i) on behalf of another person, including any predecessor, under any contract, reimbursement or indemnity agreement, as transferee, successor or otherwise (excluding, in all cases, any Liability as a tenant or other user of property to pay property Taxes under a lease or similar agreement), (iii) any Liability arising under escheat or unclaimed property laws, and (iv) any Liability of any person, including any predecessor, to pay amounts described in clause (i) by reason of Liability imposed under Treasury Regulations §1.1502-6 or similar provision imposing Liability by reason of participation in a consolidated, combined, unitary or similar Tax Return or similar filing.

10. Legends.  Each certificate representing Shares, whether now held or hereafter acquired, shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT AND IRREVOCABLE PROXY, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY AND IS AVAILABLE UPON REQUEST), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH VOTING AGREEMENT AND IRREVOCABLE PROXY. ANY ATTEMPTED SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SUCH AGREEMENT AND PROXY SHALL BE VOID AND OF NO FORCE AND EFFECT.”

If the Principal Shareholder LLC Interests are certificated, such certificates shall bear a corresponding legend as set forth in this Section 10. If the Principal Shareholder LLC Interests are not certificated, such restrictions set forth in this Section 10 shall be provided for in the LLC Agreement of each Principal Shareholder.

11. Miscellaneous.

(a) Counterparts; Effect; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

(b) Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(c) Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of law provisions thereof that may require the application of the laws of another jurisdiction.

(d) Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any Principal Shareholder or Principal Shareholder Owner without the prior written consent of Aurea or by Aurea and the Company without the prior written consent of the Principal Shareholders. Any assignment in violation of the foregoing shall be null and void and of no force or effect whatsoever. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

(e) Specific Performance.  Each Principal Shareholder and Principal Shareholder Owner hereby acknowledges and agrees that irreparable damage would occur and that Aurea would not have any adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Each Principal Shareholder and Principal Shareholder Owner further acknowledges and agrees that Aurea shall be entitled to seek an injunction or injunctions to prevent breaches by the Principal Shareholders and/or Principal Shareholder Owners of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which it is entitled at law or in equity.

(f) Severability.  If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, such term, provision, covenant or restriction shall be modified or voided, as may be necessary to achieve the intent of the parties to the extent possible, and the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

(g) Waiver.  Any term or provision of this Agreement may be waived by the party entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement, if, as to any party, it is duly authorized in writing by such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any such other breach.

(h) Amendment.  No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

LY ACQUISITION CORP.

By:	/s/ Andrew S. Price Name: Andrew S. Price Title: CFO

Signature Page to Voting Agreement

PRINCIPAL SHAREHOLDERS LY HOLDCO I, LLC

By:	/s/ William T. Comfort III Name: William T. Comfort III Title: Sole Member

LY HOLDCO II, LLC

By:	/s/ Stuyvesant P. Comfort Name: Stuyvesant P. Comfort Title: Sole Member

LY HOLDCO III, LLC

By:	/s/ James A. Urry Name: James A. Urry Title: Sole Member

Signature Page to Voting Agreement

PRINCIPAL SHAREHOLDER OWNERS

William T. Comfort III

/s/ William T. Comfort III

James A. Urry

/s/ James A. Urry

Stuyvesant P. Comfort

/s/ Stuyvesant P. Comfort

Signature Page to Voting Agreement

AUREA SOFTWARE, INC.

By:	/s/ Andrew S. Price Name: Andrew S. Price Title: CFO

Signature Page to Voting Agreement

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 OF 2

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000250622_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

LYRIS, INC.
Special Meeting of Stockholders
June 29, 2015
6401 Hollis Street, Suite 125
Emeryville, CA 94608

This proxy is solicited by the Board of Directors for use at the Special Meeting of Stockholders of Lyris, Inc. (the "Company") on June 29, 2015.

The shares of stock you hold will be voted as you specify on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. By signing the proxy, you revoke all prior proxies and appoint John Philpin and Deborah Eudaley, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting of Stockholders of the Company and all adjournments or postponements thereof.

See reverse for voting instructions.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000250622_2 R1.0.0.51160